As filed with the Securities and Exchange Commission on June 10, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ITC^DeltaCom, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	4813	58-2301135
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

(For Co-Registrants, see “Table of Co-Registrants” on the following page)

7037 Old Madison Pike

Huntsville, Alabama 35806

(256) 382-5900

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Randall E. Curran

Chief Executive Officer

ITC^DeltaCom, Inc.

7037 Old Madison Pike

Huntsville, Alabama 35806

(256) 382-5900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard J. Parrino, Esq. Kevin K. Greenslade, Esq. Hogan Lovells US LLP 555 Thirteenth Street, N.W. Washington, D.C. 20004 (202) 637-5600	J. Thomas Mullis, Esq. Senior Vice President and General Counsel ITC^DeltaCom, Inc. 7037 Old Madison Pike Huntsville, Alabama 35806 (256) 382-5900

Approximate date of commencement of proposed sale of the securities to the public:    As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☑

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
10.5% Senior Secured Notes due 2016 (2)	$325,000,000	100%	$325,000,000	$23,173
Guarantees of 10.5% Senior Secured Notes due 2016(3)	N/A	N/A	N/A	N/A

(1)	Estimated pursuant to Rule 457(f) under the Securities Act, solely for purposes of calculating the registration fee.
(2)	The 10.5% Senior Secured Notes due 2016 will be the obligations of ITC^DeltaCom, Inc.
(3)	Represents the guarantees of the 10.5% Senior Secured Notes due 2016, to be issued by the Co-Registrants. Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is being paid in respect of the guarantees.

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

Exact Name of Co-Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Interstate FiberNet, Inc.	Delaware	58-1970339
DeltaCom, Inc.	Alabama	63-0832070
DeltaCom Information Systems, Inc.	Alabama	00-0288053
BTI Telecom Corp.	North Carolina	56-2047220
Business Telecom, Inc.	North Carolina	56-1426866
Business Telecom of Virginia, Inc.	Virginia	56-2131188

Address, including zip code, and telephone number, including area code, of each Co-Registrant’s principal executive offices and each Co-Registrant’s agent for service is c/o ITC^DeltaCom, Inc., 7037 Old Madison Pike, Huntsville, Alabama 35806, and the name of each Co-Registrant’s agent for service is Randall E. Curran, Chief Executive Officer, ITC^DeltaCom, Inc.

The Primary Standard Industrial Classification Code Number for each Co-Registrant is 4813.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED JUNE 10, 2010

PROSPECTUS

ITC^DeltaCom, Inc.

Offer To Exchange Up To

$325,000,000

10.5% Senior Secured Notes due 2016

which have been registered under the Securities Act of 1933

for any and all outstanding

10.5% Senior Secured Notes due 2016

The Exchange Offer:

•

The notes offered by this prospectus, or “exchange notes,” have been registered under the Securities Act of 1933, as amended, and are being offered in exchange for the outstanding, unregistered notes, or “original notes,” that we issued on April 9, 2010.

•	We will exchange all original notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer for an equal principal amount of exchange notes.

•	You may withdraw tendered outstanding original notes at any time prior to the expiration of the exchange offer.

•	The exchange offer will expire at 5:00 p.m., New York City time, on , 2010, unless extended by us.

•	The exchange of outstanding original notes for exchange notes pursuant to the exchange offer generally will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

The Exchange Notes:

•

The terms of the exchange notes will be substantially identical to the terms of the original notes, except that the exchange notes are registered under the Securities Act, and the transfer restrictions, registration rights and related additional interest terms applicable to the original notes will not apply to the exchange notes.

•	The exchange notes will mature on April 1, 2016. We will pay interest on the exchange notes semi-annually on April 1 and October 1 of each year, commencing on October 1, 2010.

•	The exchange notes will be guaranteed on a senior secured basis by substantially all of our existing and future subsidiaries located in the United States.

•

The exchange notes and the guarantees will be secured on a first-priority basis along with our obligations under our five-year $30 million senior secured priority revolving credit facility by substantially all of our assets and the assets of the guarantors. In the event of enforcement of the liens securing the exchange notes and the related guarantees, the proceeds thereof will first be applied to repay obligations under our senior secured priority revolving credit facility. The exchange notes will rank equally in right of payment with all of our existing and future senior indebtedness.

•	We do not intend to list the exchange notes on any securities exchange.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal for the exchange notes states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer or for such shorter period during which broker-dealers are required by law to deliver such a prospectus, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution” for additional information.

Investments in the exchange notes involve risks. See “Risk Factors” beginning on page 11.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus, the letter of transmittal and the notice of guaranteed delivery are first being delivered to holders of the original notes on or about                     , 2010.

The date of this prospectus is                     , 2010.

i

SUMMARY

This summary highlights selected information included in this prospectus. This summary is not intended to be a complete description of the matters covered in this prospectus and is subject to, and qualified in its entirety by, reference to the more detailed information and financial statements (including the notes thereto) included in this prospectus.

Unless we specify otherwise or the context indicates otherwise, references in this prospectus to “we,” “us,” “our” and “ITC^DeltaCom” mean ITC^DeltaCom, Inc. and its subsidiaries.

Our Company

We are one of the largest facilities-based providers of integrated communications services to businesses in the southeastern United States. We deliver a comprehensive suite of high-quality data and voice communications services, including high-speed or broadband data communications (which consist of Ethernet and Internet access connectivity), local exchange, long-distance and conference calling, and mobile data and voice services. We offer these services primarily over our advanced fiber optic network, which as of March 31, 2010 consisted of 12,362 route miles deployed from New York to Florida and from Georgia to Texas. We also use additional network facilities obtained from other providers to extend our market coverage and to meet the needs of our customers. Our fiber optic network provides us with significant transmission capacity that we use for our own data and voice traffic and selectively sell to other communications providers on a wholesale basis, enabling us to continue to improve our operating margins.

Although we historically have had many small customers, our current marketing strategy emphasizes medium-sized and enterprise customers who have significant communications needs and purchase high-margin, value-added products and solutions. Enterprise customers are businesses that we believe have the potential to spend over $25,000 per month on our products and services. We are dedicated to providing the level of superior customer support required by our target customers. Our commitment to the customer experience extends from the development of tailored services bundles with the assistance of our sales force through efficient and prompt implementation, installation and issue resolution. These efforts have increased customer satisfaction and retention in our enterprise customer market. In 2009, we retained approximately 93% of our enterprise customers who were purchasing our services at the beginning of the year.

As of March 31, 2010, we had in service 416,488 retail business voice lines for over 33,000 customers. Our retail customers generally sign contracts with terms of one to three years, which generate monthly recurring revenue.

Our Competitive Strengths

We believe our competitive strengths include the following:

Strong market position in attractive markets.    We believe that we derive a competitive advantage from having operations and network coverage in markets ranging from major metropolitan areas to smaller cities and communities across our primary eight-state region. Our principal markets in the southeastern United States provide advantages over other areas in the country based on population density, economic growth and the significant presence of large enterprises with sophisticated telecommunications needs. We have achieved our market share by emphasizing customer service, having a direct sales force in the local markets, and providing service offerings tailored to each customer’s needs.

Diverse facilities-based network infrastructure.    We have deployed network assets in the southeastern United States that have the functionality to meet the complex data and voice demands of our customers and the flexibility to allow us to continue to develop new products and target markets. Our network facilitates the delivery of solutions based on the Internet Protocol which enable the development of next generation services and the migration of our traffic and customers to a more cost-effective and efficient IP-based infrastructure. We have deployed Multiprotocol Label Switching and Ethernet equipment in the core and at the edge of our fiber optic network. We also provide for the delivery of traditional circuit-switched data and voice products. The breadth of our installed infrastructure permits us to control our operating costs and facilitates the expansion of our customer base while improving operating margins and quality and reliability of service.

Strategic focus on providing a superior customer experience.    Our diversified customer base is increasingly focused on cost-effective, reliable data and voice products combined with high-quality customer service. As a result, we have implemented initiatives to improve the experience of our customers while simultaneously enhancing our product offerings at competitive prices. Our customer care model is focused on proactive communication with customers, rapid response times and one-call issue resolution. We believe this distinguishes us from the larger incumbent carriers that provide services in our markets. Our sales force works closely with each existing and prospective customer to tailor a suite of bundled products which meets the customer’s evolving and particular needs. We continue to refine our sales and marketing approach to align further our employees’ incentives with our goals of customer satisfaction and revenue growth. By focusing on our customers’ needs, we enhance our revenue base by limiting customer turnover and increasing our share of the customer’s total expenditures for communications services.

Experienced management team.    Our management team has a proven track record of accomplishment and execution within the telecommunications industry. Some members of the team have worked together for ten years, including prior to joining our company. Our senior officers have an average of 18 years of experience in the telecommunications industry and experience in acquiring and integrating businesses. These highly regarded executives have served in senior management positions at AT&T Inc., Broadwing Corporation, GTE Corporation, ICG Communications, Inc., Level 3 Communications, Inc., MCI, Inc., Teleport Communications Group Inc., Verizon Communications Inc. and other communications companies. Since assuming management of our company in the first quarter of 2005, the executive team has pursued a strategic and operational repositioning of ITC^DeltaCom by introducing new products, strengthening our IT infrastructure, investing in our network, improving operating efficiencies and restructuring our balance sheet.

Our Business Strategy

Our primary objective is to be the leading provider of high-quality integrated communications services in the markets in which we compete. Our goal is to provide our customers with a superior level of customer service in order to enable us to enhance our operating margins, limit customer turnover and grow our revenue base. To accomplish this objective, we seek to:

Focus on attracting new high-margin customers.    We utilize multiple sales channels to attract customers that purchase high-margin services through multi-year contracts that have high retention rates. We focus our sales efforts on business customers with communications-intensive needs that require multiple services and complex communications solutions. We recently expanded our sales force in each of our distribution channels to reach new customers. We believe that these organizations historically have been underserved by the large incumbent carriers and have limited alternatives for high-quality integrated communications products and services. We believe that these customers generally purchase higher-margin services, have lower turnover rates and are more profitable for us than our customers that principally purchase non-core products. We also believe that the demand in this market, combined with our ability to deliver an end-to-end communications solution, presents us with a significant growth opportunity and will offset the managed reduction of our non-core products historically marketed to small customers.

Continue to leverage our network investment.    We continue to invest in expanding our network and reducing costs through the deployment of both local and regional network infrastructure, network grooming and other network optimization initiatives. Our network assets and infrastructure permit us to offer an integrated bundle of services to our customers. As of December 31, 2009, more than 88% of our voice lines in service were provided over our network, representing an increase from approximately 75% as of December 31, 2006. The migration of our customers to our on-net services has contributed to an increase in our gross margin to 54.7% for 2009 from 49.9% for 2006. We are able to increase penetration in our core markets by taking advantage of our extensive deployment of voice and data switches, colocations and transmission equipment, as well as our long-haul fiber optic network facilities. Our network reliability and availability are attractive to high-margin customers, including larger businesses and governmental agencies, that emphasize these features in their purchasing decisions.

Offer a comprehensive suite of high-quality voice and data communications services to our customers.    We provide a broad range of integrated communications services to increase efficiencies for our customers. Our approach provides an attractive service to our customers and should permit us to transition customers from non-core products to higher-margin core products and services. We provide an integrated communications solution through our conveniently bundled package of network and support services. We believe that our bundle of services is an especially attractive means of delivering communications solutions, thereby increasing retention rates and limiting customer turnover.

Provide a superior customer service experience with a consultative sales approach.    We seek to differentiate ourselves from our competitors by building long-term customer relationships based on customized product offerings and personalized customer service. Our collaborative sales approach allows our sales force to offer product bundles that meet the particular needs of each prospective and current customer. We have increased and plan to continue increasing our locally-based sales force to offer more face-to-face sales service on a consistent basis and to increase the number of new customer sales opportunities. We are also seeking to improve customer response times through internal training programs and integrated billing, support and sales systems. We reinforce our strategy through compensation programs that reward our sales and account management staff based on customer retention and revenue growth.

Pursue a disciplined and selective acquisition and market expansion strategy.    We seek to supplement our internal growth by pursuing disciplined and selective acquisition and market expansion opportunities that we believe will enable us to add customers, increase penetration, enhance product capabilities and achieve network efficiencies.

Our Organizational Structure

The chart below depicts the organizational structure of ITC^DeltaCom, Inc. and its six direct and indirect wholly-owned subsidiaries:

Corporate History and Information

ITC^DeltaCom, Inc. is a holding company that was incorporated in Delaware in March 1997 and completed its initial public offering of common stock in October 1997. Our common stock is currently traded on the OTC Bulletin Board under the symbol “ITCD.OB.” Common stock representing approximately half of our outstanding voting power is held by affiliates of Welsh, Carson, Anderson & Stowe, a private equity firm.

In October 2003, we completed our acquisition of BTI Telecom Corp., a facilities-based integrated communications services provider serving markets in the southeastern United States that was generating annualized operating revenues for 2003 in excess of $220 million. This acquisition enabled us to more than double the number of our installed access lines, fiber optic network route miles, colocations and voice switches.

Our Chief Executive Officer, Randall E. Curran, and Chief Financial Officer, Richard E. Fish, Jr., as well as other members of our current senior management team, joined our company in the first quarter of 2005.

In July 2007, we completed a series of transactions in which we significantly strengthened our balance sheet by refinancing or retiring substantially all of our outstanding funded debt primarily with borrowings under the senior secured credit facilities that were repaid with the proceeds of our sale of the original notes, eliminated all of our previously outstanding preferred stock principally in exchange for common stock, and raised additional funds from sales of our capital stock.

Our principal executive offices are located at 7037 Old Madison Pike, Huntsville, Alabama 35806, and our telephone number at that address is (256) 382-5900. We maintain a corporate Internet web site at www.deltacom.com. We make available free of charge through our web site our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, as soon as reasonably practicable after we electronically file or furnish these reports with or to the SEC. The contents of our web site are not a part of this prospectus. The SEC maintains an Internet web site at www.sec.gov that contains reports, proxy statements and other information regarding ITC^DeltaCom.

The Exchange Offer

On April 9, 2010, we completed the offering of $325,000,000 aggregate principal amount of our 10.5% Senior Secured Notes due 2016. The offering was made in transactions not requiring registration under the Securities Act of 1933, as amended, or “Securities Act.” As part of the offering, we entered into a registration rights agreement with the initial purchaser of such notes in which we agreed, among other things, to deliver this prospectus and to complete an exchange offer for such notes. Below is a summary of the exchange offer.

The Exchange Offer	We are offering to exchange each $1,000 principal amount (subject to the restrictions on denomination set forth below) of our 10.5% Senior Secured Notes due 2016, which have been registered under the Securities Act and which we refer to as the “exchange notes,” for each $1,000 principal amount of our outstanding, unregistered 10.5% Senior Secured Notes due 2016, which we issued on April 9, 2010 and which we refer to as the “original notes.” Unless we specify otherwise or the context indicates otherwise, we refer to the exchange notes and the original notes together as the “notes.”

To be exchanged, an original note must be properly tendered and accepted. All original notes that are validly tendered and not withdrawn will be exchanged. The original notes that are tendered and each exchange note issued shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. As of the date of this prospectus, $325,000,000 aggregate principal amount of original notes are outstanding. We will issue exchange notes promptly after the expiration of the exchange offer.

Resales of Exchange Notes	Based on interpretations by the staff of the Securities and Exchange Commission, or “SEC,” in no-action letters issued to third parties with respect to other transactions, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

•	you are acquiring the exchange notes in the ordinary course of your business;

•	you have no arrangement or understanding with any person to participate in a distribution of the exchange notes; and

•

you are not our affiliate within the meaning of Rule 405 under the Securities Act, which defines “affiliate” as a person that, directly or indirectly, controls or is controlled by, or is under common control with, a specified person.

If you do not satisfy the foregoing conditions, in the absence of an exemption, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the exchange notes. If you fail to comply with these requirements, you may incur liabilities under the Securities Act, and we will not indemnify you for such liabilities.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal for the exchange notes states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer or for such shorter period during which broker-dealers are required by law to deliver such a prospectus, we will make this prospectus available to any broker-dealer for use in connection with any such resale. For additional information, see “Plan of Distribution.”

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2010, unless extended by us.

Withdrawal Rights	You may withdraw tenders of the original notes at any time prior to the expiration of the exchange offer. For additional information, see “The Exchange Offer—Terms of the Exchange Offer.”

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may waive in our sole discretion, subject to applicable law. For additional information, see “The Exchange Offer—Conditions to the Exchange Offer.” The exchange offer is not conditioned upon the exchange of any minimum principal amount of original notes.

Procedures for Tendering Original Notes	If you wish to accept the exchange offer, you must (1) complete, sign and date the accompanying letter of transmittal, or a facsimile copy of such letter, in accordance with its instructions and the instructions in this prospectus, and (2) mail or otherwise deliver the executed letter of transmittal, together with the original notes and any other required documents, to the exchange agent at the address set forth in the letter of transmittal. If you are a broker, dealer, commercial bank, trust company or other nominee and you hold original notes through The Depository Trust Company, or “DTC,” and wish to accept the exchange offer, you must do so pursuant to DTC’s procedures. For additional information, see “The Exchange Offer—Procedures for Tendering.”

If you are a beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your original notes in the exchange offer, we urge you to contact promptly the person or entity in whose name your original notes are registered and instruct that person or entity to tender those notes on your behalf. If you wish to tender original notes in the exchange offer on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your original notes, either make appropriate arrangements to register ownership of your original notes in your name or obtain a properly completed bond power from the person or entity in whose name your original notes are registered. The transfer of registered ownership may take considerable time.

Guaranteed Delivery Procedures	If you wish to tender your original notes and your original notes are not immediately available or you cannot deliver your original notes, the letter of transmittal or any other required documents to the exchange agent (or comply with the procedures for book-entry transfer) prior to the expiration date, you must tender your original notes according to the guaranteed delivery procedures set forth in “The Exchange Offer—Guaranteed Delivery Procedures.”

Taxation	The exchange pursuant to the exchange offer generally will not be a taxable event for U.S. federal income tax purposes. For additional information, see “U.S. Federal Income Tax Considerations—Exchange of Original Notes for Exchange Notes.”

Consequences of Failure to Exchange	If you do not exchange your original notes, they will remain entitled to the rights and subject to the limitations contained in the indenture governing the notes. Following the exchange offer, however, all outstanding original notes will continue to be subject to the same restrictions on transfer, and we will have no obligation to register outstanding original notes under the Securities Act or to pay contingent increases in interest based on our original registration obligation.

Use of Proceeds	We will not receive any proceeds from the exchange offer.

Exchange Agent	The Bank of New York Mellon Trust Company, N.A. is serving as the exchange agent in connection with the exchange offer. The address, telephone number and facsimile number of the exchange agent are listed in “The Exchange Offer—Exchange Agent.”

The Exchange Notes

The exchange offer relates to the exchange of up to $325,000,000 principal amount of original notes for an equal principal amount of exchange notes. The terms of the exchange notes will be substantially identical to the terms of the original notes, except the exchange notes are registered under the Securities Act and the transfer restrictions, registration rights and related additional interest terms applicable to the original notes will not apply to the exchange notes. The exchange notes will evidence the same indebtedness as the original notes which they will replace. Both the original notes and the exchange notes will be governed by the same indenture.

Issuer	ITC^DeltaCom, Inc., a Delaware corporation.

Notes Offered	$325,000,000 aggregate principal amount of 10.5% Senior Secured Notes due 2016.

Interest	The exchange notes will bear interest at a rate per annum equal to 10.5%, payable semi-annually, on April 1 and October 1 of each year, commencing on October 1, 2010.

Maturity Date	The exchange notes will mature on April 1, 2016.

Guarantees	The exchange notes will be guaranteed on a senior secured basis by substantially all of our existing and future subsidiaries located in the United States, which we refer to as “guarantors” or “subsidiary guarantors.” Under certain circumstances, subsidiaries may be released from these guarantees without the consent of the holders of the exchange notes. In addition, in certain circumstances the exchange notes will be guaranteed by a future parent of ITC^DeltaCom, Inc. that guarantees any of our indebtedness or any indebtedness of certain of our subsidiaries. For more information about the guarantees, see “Description of the Exchange Notes—Guarantees.”

Collateral	The exchange notes and the guarantees will be secured by a first-priority lien on substantially all of our assets and the assets of the guarantors (subject to certain exceptions and permitted liens). In the event of enforcement of the lien securing the exchange notes and the related guarantees, the proceeds thereof will first be applied to repay obligations under our $30 million senior secured priority revolving credit facility. If the exchange notes are assigned an investment grade rating by Standard & Poor’s Rating Services, or “Standard & Poor’s,” and Moody’s Investors Service, Inc., or “Moody’s,” and no default has occurred or is continuing, ITC^DeltaCom may elect to release the collateral securing the exchange notes. If either rating on the exchange notes should subsequently decline to below investment grade, the liens securing the exchange notes will be reinstated. For more information about the collateral and exclusions from the collateral, see the description of the collateral under the heading “Description of the Exchange Notes—Security.” For information about our revolving credit facility, see “Description of Other Indebtedness—Senior Secured Priority Revolving Credit Facility.”

Ranking	The exchange notes and guarantees will be the senior secured obligations of ITC^DeltaCom, Inc., as the issuer of the exchange notes, and of the guarantors, as the issuers of the guarantees. The indebtedness evidenced by the exchange notes and the guarantees will:

•	rank senior in right of payment to all existing and future indebtedness of ITC^DeltaCom, Inc. and the guarantors that is subordinate in right of payment to the exchange notes and the guarantees;

•

rank equally in right of payment with all existing and future senior indebtedness of ITC^DeltaCom, Inc. and the guarantors but, to the extent of the value of the collateral, will be effectively senior to all of their unsecured senior indebtedness;

•

be effectively subordinate to other existing and future first lien obligations to the extent of the value of assets not constituting collateral for the exchange notes and the guarantees that secures such other first lien obligations; and

•	be structurally subordinate to any existing and future indebtedness and liabilities of subsidiaries, if any, that are not guarantors.

As of March 31, 2010, after giving pro forma effect, as of such date, to the closing of the offering of the original notes on April 9, 2010 and our use of the net offering proceeds to repay outstanding loans under our then-existing senior secured credit facilities (which were terminated upon repayment), we would have had no senior indebtedness outstanding other than the original notes and the guarantees (excluding undrawn commitments).

Optional Redemption	During any twelve-month period prior to April 1, 2013, we may redeem up to 10% of the aggregate principal amount of the notes at a redemption price equal to 103% of the aggregate principal amount of the notes, plus accrued and unpaid interest, if any. Before April 1, 2013, we also may redeem from time to time all or any portion of the notes by paying a special “make-whole” premium specified in this prospectus under “Description of the Exchange Notes—Optional Redemption,” plus accrued and unpaid interest, if any.

Before April 1, 2013, we may redeem up to 35% of the aggregate principal amount of the notes with the net cash proceeds from certain equity offerings at a redemption price equal to 110.5% of the aggregate principal amount of the notes, plus accrued and unpaid interest, if any, provided that at least 65% of the original aggregate principal amount of the notes remains outstanding after the redemption.

At any time on or after April 1, 2013, we may redeem the notes, in whole or in part, at the redemption prices listed in “Description of the Exchange Notes—Optional Redemption.”

For more information about our optional redemption rights, see “Description of the Exchange Notes—Optional Redemption.”

Change of Control	If we experience a change of control, we may be required to offer to purchase the exchange notes at a purchase price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest, if any.

For additional information, see “Description of the Exchange Notes—Certain Covenants—Repurchase of Notes Upon a Change of Control.”

Restrictive Covenants	The indenture that will govern the exchange notes contains covenants that limit our ability and the ability of our restricted subsidiaries to, among other things:

•	sell assets;

•	pay dividends or make other distributions or repurchase or redeem our stock;

•	incur or guarantee additional indebtedness;

•	incur certain liens;

•	make loans and investments;

•	enter into agreements restricting our subsidiaries’ ability to pay dividends;

•	consolidate, merge or sell all or substantially all of our assets; and

•	enter into transactions with affiliates.

If the exchange notes are assigned an investment grade rating by Standard & Poor’s and Moody’s and no default has occurred or is continuing, certain covenants will be suspended. If either rating on the exchange notes should subsequently decline to below investment grade, the suspended covenants will be reinstated.

These covenants will be subject to important exceptions and qualifications, which are described under “Description of the Exchange Notes—Certain Covenants.”

Original Issue Discount	Because the original notes were issued with original issue discount, or “OID,” for U.S. federal income tax purposes, the exchange notes will be treated as having been issued with OID. U.S. holders generally will be required to include such OID in their income as it accrues for U.S. federal income tax purposes in advance of the receipt of any payment on the exchange notes to which the income is attributable. See “U.S. Federal Income Tax Considerations—Consequences to U.S. Holders” for additional information.

RISK FACTORS

Before you participate in the exchange offer, you should carefully consider the various risks of the investment, including the risks described below, together with all of the other information included in this prospectus. If any of these risks actually occurs, our business, financial condition or operating results could be adversely affected. These risks also could materially affect our ability to meet our obligations under the exchange notes. You could lose all or part of your investment in, and the expected return on, the exchange notes.

Risks Related to Investing in the Exchange Notes

Our significant level of debt and interest payment obligations may limit our ability to compete and prevent us from meeting our obligations under the exchange notes.

As of March 31, 2010, after giving pro forma effect, as of such date, to the closing of the offering of the original notes on April 9, 2010 and our use of the net proceeds to repay outstanding loans under our then-existing senior secured credit facilities (which were terminated upon repayment), our total senior indebtedness outstanding (excluding undrawn commitments) would have consisted solely of the $325 million aggregate principal amount of the notes and the guarantees of the notes. This substantial level of indebtedness, together with other indebtedness we may incur in the future, could have important consequences. For example, it may:

•	make it more difficult for us to satisfy our financial obligations, including those relating to the exchange notes;

•	increase our vulnerability to general adverse economic, regulatory and industry conditions;

•

require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

•	limit our ability to borrow additional funds to alleviate liquidity constraints, as a result of financial and other restrictive covenants in our indebtedness;

•	limit our ability to refinance all or a portion of our indebtedness on or before maturity;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

•	place us at a competitive disadvantage relative to companies that have less indebtedness.

Covenants under the exchange notes and our senior secured priority revolving credit facility may restrict our future operations.

Our $30 million senior secured priority revolving credit facility and the indenture that will govern the exchange notes impose operating and financial restrictions that will limit our discretion on some business matters, which could make it more difficult for us to expand, finance our operations and engage in other business activities that may be in our interest. These restrictions include compliance with or maintenance of specified financial tests and ratios and will limit our ability and that of our subsidiaries to:

•	sell assets;

•	pay dividends or make other distributions or repurchase or redeem our stock;

•	incur or guarantee additional indebtedness;

•	incur certain liens;

•	make loans and investments;

•	enter into agreements restricting our subsidiaries’ ability to pay dividends;

•	consolidate, merge or sell all or substantially all of our assets; and

•	enter into transactions with affiliates.

We may incur indebtedness in addition to the foregoing indebtedness. Any additional indebtedness we may incur in the future may subject us to similar or even more restrictive conditions.

We may not be able to repay the exchange notes and our other indebtedness if we do not generate sufficient cash from operations or financings.

Our ability to make payments on or to refinance our indebtedness, including the exchange notes, will depend on our ability in the future to generate cash flows from operations, which is subject to all the risks of our business, and to raise additional funds, including through the offering of equity or debt securities. We may not be able to generate sufficient cash flows from operations for us to repay our indebtedness when such indebtedness becomes due and to meet our other cash needs. If we are unable to generate such cash flows, we may be required to adopt one or more alternatives, such as selling assets, restructuring indebtedness or obtaining additional capital on terms that may be burdensome to our company or unfavorable to the holders of the exchange notes. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time and could be limited by the restrictive covenants in our senior secured priority revolving credit facility, in the indenture that will govern the exchange notes and in any other debt agreements then in effect. We may not be able to engage in any of these activities or engage in these activities on advantageous terms, which could cause us to default on our debt obligations.

Despite our significant level of debt, we and our subsidiaries may still be able to incur more debt, which could intensify the risks described above.

We and our subsidiaries may be able to incur significant amounts of debt in the future, subject to compliance with our existing debt agreements. Although our senior secured priority revolving credit facility and the indenture that will govern the exchange notes contain restrictions on our incurrence of additional debt, we could still incur substantial debt in compliance with these restrictions. For example, the indenture that will govern the exchange notes allows us to incur additional debt if our consolidated leverage ratio, after giving effect to the incurrence, is less than 4.75 to 1.0. If we incur additional debt in the future, the related risks that we face would be increased. In addition, under our revolving credit facility, we may incur up to $30 million aggregate principal amount of revolving loans outstanding at any time.

We will not have obtained all necessary regulatory approvals for all of our subsidiaries to guarantee the exchange notes before the issuance of the exchange notes.

Our subsidiaries are required by the communications laws of many of the states in which they operate to obtain regulatory approval of their entry into guarantees of the notes. Although our subsidiaries have applied for such regulatory approvals, some of the subsidiaries will not have obtained regulatory approvals from certain of those states before the closing of this exchange offering. We estimate that we derive less than 1% of our total revenues from our operations in those states. If any subsidiary fails to obtain required regulatory approval in any state after the exchange notes are issued with the subsidiary’s guarantee, such subsidiary may have to pay fines or monetary penalties and face other sanctions.

The indenture permits us to form a holding company that would be permitted to take actions that may not be consistent with the best interests of the holders of the exchange notes.

The indenture that will govern the exchange notes permits us to form a separate holding company that would be the parent company of ITC^DeltaCom, Inc. and its subsidiaries. If such a holding company were formed, some of the restrictive covenants contained in the indenture would apply only to ITC^DeltaCom, Inc. and its subsidiaries and not to the new holding company. As a result, the new holding company could take actions, such as using cash for purposes unrelated to debt service, which may not be consistent with your best interests.

We may be unable to repurchase the exchange notes in the event of a change of control of the company.

Upon the occurrence of certain kinds of change of control events, you will have the right, as a holder of the exchange notes, to require us to repurchase all of your exchange notes at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. We may not be able to pay you the required price for your exchange notes at that time, because we may not have available funds to pay the repurchase price. Under our senior secured priority revolving credit facility, a change of control will be an event of default that would require us to repay all amounts outstanding under the facility. In addition, the terms of our future indebtedness may prevent us from paying you if there is a change of control of our company.

Federal and state fraudulent conveyance laws may permit a court to void the exchange notes and the guarantees, and, if that occurs, you may not receive any payments on the exchange notes or the guarantees.

The issuance of the exchange notes and the subsidiary guarantees and any guarantee by any future parent of ITC^DeltaCom, Inc. may be subject to review under federal and state fraudulent conveyance statutes. While the relevant laws may vary from state to state, under such laws the payment of consideration generally will be a fraudulent conveyance if:

•	it was paid with the intent of hindering, delaying or defrauding creditors; or

•	we or any guarantor received less than reasonably equivalent value or fair consideration in return for issuing either the exchange notes or a guarantee, as applicable, and either:

•	we or the guarantor was insolvent or rendered insolvent by reason of the incurrence of the debt;

•	payment of the consideration left us or the guarantor with an unreasonably small amount of capital to carry on the business; or

•	we or the guarantor intended to, or believed that we or it would, incur debts beyond our or its ability to pay the debt.

If a court were to find that the issuance of the exchange notes or a guarantee was a fraudulent conveyance, the court could void the payment obligations under the exchange notes or such guarantee or subordinate the exchange notes or such guarantee in right of payment to presently existing and future debt, or require the holders of the exchange notes to repay any amounts received with respect to the exchange notes or such guarantee. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the exchange notes, may not have a claim against the guarantor and may only be a general unsecured creditor of the company.

The guarantees also could be subject to the claim that, because they were incurred for our benefit (and only indirectly for the benefit of the guarantors), the obligations of the guarantors were incurred for less than reasonably equivalent value or fair consideration. A court could then void a guarantor’s obligation under its guarantee, subordinate the guarantee in right of payment to other debt of the guarantor or take other action detrimental to your interests as a holder of exchange notes.

We are a holding company and conduct all of our operations exclusively through our subsidiaries. Our only significant assets are the capital stock of our subsidiaries. If the subsidiary guarantees are unenforceable, your interests would be effectively subordinate in right of payment to all of our subsidiaries’ debt and other liabilities, including liabilities to trade creditors.

The value of the collateral securing the exchange notes may not be sufficient to satisfy our obligations under the notes.

No appraisal of the value of the collateral has been made in connection with this offering, and the fair market value of the collateral is subject to fluctuations based on factors that include, among others, general economic conditions and similar factors. The amount to be received upon a sale of the collateral would be dependent on numerous factors, including, but not limited to, the actual fair market value of the collateral at such time, the timing and the manner of the sale and the availability of buyers. By their nature, portions of the collateral may be illiquid and may have no readily ascertainable market value. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, the collateral may not be sold in a timely or orderly manner and the proceeds from any sale or liquidation of the collateral may not be sufficient to pay our obligations under the exchange notes.

To the extent that pre-existing liens, liens permitted under the indenture that will govern the exchange notes and other rights, including liens on excluded assets, such as those securing purchase money obligations and capital lease obligations granted to other parties, encumber any of the collateral securing the exchange notes and the guarantees, the parties with rights under such liens have or may exercise rights and remedies with respect to the collateral that could adversely affect the value of the collateral and the ability of the collateral agent, the trustee under the indenture or the holders of the exchange notes to realize or foreclose on the collateral.

There may not be sufficient collateral to pay off all amounts we may owe under our senior secured priority revolving credit facility, the exchange notes and, subject to restrictions on our ability to incur debt and liens under our senior secured priority revolving credit facility and the indenture that will govern the exchange notes, additional debt that we may incur that would be secured on the same basis as the exchange notes. Consequently, liquidating the collateral securing the exchange notes may not result in proceeds in an amount sufficient to pay any amounts due under the exchange notes. In the event of an enforcement of the liens in respect of the exchange notes, in the event of any insolvency proceeding, upon acceleration of payment or satisfaction of our obligations under the senior secured priority revolving credit facility or if our obligations under our senior secured priority revolving credit facility otherwise become due, the proceeds from the sale of the assets securing the exchange notes may not be sufficient to satisfy our obligations under the exchange notes or the obligations of the guarantors under the related guarantees. The security documents provide that, in the event of any distribution of the proceeds from the sale due to an enforcement action of any collateral securing the exchange notes in an insolvency proceeding or upon acceleration, the lenders under our senior secured priority revolving credit facility will be entitled to receive from such distribution payment in full in cash (including interest) before the holders of the liens securing the exchange notes will be entitled to receive any payment from such distribution with respect to the exchange notes or the related guarantees. If the proceeds of any sale of collateral are not sufficient to repay all amounts due on the exchange notes, the holders of the exchange notes (to the extent not repaid from the proceeds of the sale of the collateral) would have only a senior unsecured, unsubordinated claim against our and the subsidiary guarantors’ remaining assets.

Your right to take enforcement action with respect to the liens securing the exchange notes is limited in certain circumstances, and you will receive the proceeds from such enforcement after lenders under our senior secured priority revolving credit facility and holders of certain other priority claims.

The terms of the security documents contain provisions restricting the rights of holders of the exchange notes to take enforcement action with respect to the liens securing the exchange notes in certain circumstances. These provisions generally provide that the trustee for the exchange notes and the agent for the lenders under our senior secured priority revolving credit facility generally must engage in certain consultative processes before enforcing the liens securing the exchange notes. In addition, disagreements between the holders of the exchange notes, or between the trustee acting on behalf of the holders of the exchange notes and the agent for the lenders under the senior secured priority revolving credit facility, could limit or delay the ability of the holders of the exchange notes to enforce their liens. Delays in the enforcement could decrease or eliminate recovery values. In addition, the holders of the exchange notes will not have any independent power to enforce, or have recourse to,

any of the security documents or to exercise any rights or powers arising under the security documents except through the collateral agent. By accepting a exchange note, you will be deemed to have agreed to these restrictions. As a result of these restrictions, holders of the exchange notes will have limited remedies and recourse against us and the guarantors in the event of a default.

Under the terms of the security documents, the net proceeds from the enforcement of the security for the exchange notes and the guarantees thereof from any insolvency proceeding, upon acceleration of payment or satisfaction of our obligations under the senior secured priority revolving credit facility pursuant to applicable law or if our obligations under the senior secured priority revolving credit facility otherwise become due, will be applied first to repay amounts due, including interest, under our senior secured priority revolving credit facility. If you (or the applicable trustee on your behalf) receive any proceeds of an enforcement of security or the guarantees prior to the satisfaction of the claims of those that are superior or ratable with those of the applicable exchange notes you (or the applicable trustee on your behalf) will be required to turn over such proceeds until superior claims are satisfied and until ratable claims are ratably satisfied. Accordingly, you will recover less from the proceeds of an enforcement of the security than you otherwise would have. As a result of these and other provisions governing the guarantees and the security and in the security documents, you may not be able to recover any amounts under the guarantees or the security in the event of a default on the exchange notes.

Upon enforcement against any collateral, in insolvency, upon acceleration or if our obligations under the senior secured priority revolving credit facility otherwise become due under the terms of the security documents, the claims of the holders of the exchange notes to the proceeds of such enforcement or insolvency proceeding will rank behind the claims, including claims to payment of interest, of the lenders under our senior secured priority revolving credit facility.

The assets of our subsidiaries that are not guarantors of the exchange notes will be subject to prior claims by creditors of those subsidiaries.

You will not have any claim as a creditor against our subsidiaries that are not guarantors of the exchange notes. All of our subsidiaries initially will guarantee the exchange notes. Although we will not have any unrestricted subsidiaries as of the issue date, any future unrestricted subsidiaries will not guarantee the exchange notes. The assets of our non-guarantor subsidiaries will be subject to prior claims by creditors of those subsidiaries, whether secured or unsecured, including trade claims, so the exchange notes and the guarantees will be structurally subordinate to those claims. Unrestricted subsidiaries under the indenture that will govern the exchange notes also will not be subject to the covenants in the indenture.

In most cases we have control over the collateral, and the sale of particular assets by us could reduce the pool of assets securing the exchange notes and the guarantees.

The documents relating to the collateral securing the exchange notes and the guarantees allow us to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from, the collateral.

In addition, we will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act of 1939, or “Trust Indenture Act,” if we determine that, under the terms of that section or any SEC regulation or rule or any interpretation as to the meaning thereof by the SEC or its staff, including in “no action” or interpretive letters or exemptive orders (whether issued to us or to any other person), all or such portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released collateral. For example, so long as no default or event of default under the indenture would result therefrom and such transaction would not violate the Trust Indenture Act, we may, among other things, without any release or consent by the indenture trustee, conduct ordinary course activities with respect to collateral, such as selling, factoring, abandoning or otherwise disposing of collateral and making ordinary course cash payments, including repayments of indebtedness.

There are circumstances other than repayment or discharge of the exchange notes under which the collateral securing the exchange notes and guarantees will be released automatically, without your consent or the consent of the trustee.

Under various circumstances, collateral securing the exchange notes will be released automatically, including:

•	upon a sale, transfer or other disposition of such collateral in a transaction not prohibited under the indenture that will govern the exchange notes;

•	with respect to collateral held by a guarantor, upon the release of such guarantor from its guarantee; and

•	with respect to collateral that is capital stock, upon the dissolution of the issuer of such capital stock in accordance with the indenture.

In addition, as described below, although the exchange notes will initially be secured by the pledge of the capital stock of our subsidiaries, the pledge of any such subsidiary will be released to the extent that separate financial statements of the subsidiary would be required pursuant to Rule 3-16 of Regulation S-X under the Securities Act in connection with the filing of a registration statement related to the notes. Further, the guarantee of a subsidiary guarantor will be released in connection with a sale of such subsidiary guarantor in a transaction not prohibited by the indenture.

If the exchange notes are assigned an investment grade rating by Standard & Poor’s and Moody’s and no default has occurred or is continuing, ITC^DeltaCom may elect to release the collateral securing the exchange notes. If either rating on the exchange notes should subsequently decline to below investment grade, the liens securing the exchange notes will be reinstated.

The indenture also permits us to designate one or more of our restricted subsidiaries that is a guarantor of the exchange notes as an unrestricted subsidiary. If we designate a subsidiary guarantor as an unrestricted subsidiary for purposes of the indenture, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the exchange notes by such subsidiary or any of its subsidiaries will be released under the indenture. Designation of an unrestricted subsidiary will reduce the aggregate value of the collateral securing the exchange notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of any such unrestricted subsidiary and its subsidiaries will have a claim on the assets of the unrestricted subsidiary and its subsidiaries that is senior to the claim of holders of the exchange notes.

Some categories of property and assets will be excluded from the collateral securing the exchange notes and the guarantees.

The indenture that will govern the exchange notes permits us to incur liens in favor of third parties to secure additional debt, including purchase money indebtedness and capital lease obligations, and any assets subject to such liens will be automatically excluded from the collateral securing the exchange notes and the guarantees. Our ability to incur purchase money indebtedness and capital lease obligations is subject to the limitations under the indenture. In addition, certain categories of assets are excluded from the collateral securing the exchange notes and the guarantees. If an event of default occurs and payment of the exchange notes is accelerated, the exchange notes and the guarantees will rank equally in right of payment with the other unsubordinated and unsecured indebtedness of the affected entity with respect to such excluded assets.

The capital stock of any subsidiary that will secure the exchange notes will automatically be released from the lien on such capital stock and no longer constitute collateral for so long as the pledge of such capital stock would require the filing of separate financial statements with the SEC for that subsidiary.

The exchange notes and the guarantees will be secured by a pledge of the capital stock of each of our domestic restricted subsidiaries in existence on the issue date and by all of our future domestic restricted subsidiaries, other than certain excluded subsidiaries. Under SEC regulations in effect as of the issue date of the original notes, if the par value, book value as carried by us or market value (whichever is greatest) of the capital stock or other securities of a subsidiary pledged as part of the collateral is greater than or equal to 20% of the aggregate principal amount of the notes then outstanding, separate financial statements of the subsidiary would have to be filed with the SEC. Therefore, the indenture and the collateral documents that will govern the exchange notes provide that any capital stock and other securities of any of our subsidiaries will be excluded from the collateral for so long as the pledge of such capital stock or other securities to secure the notes would require separate financial statements of the subsidiary to be filed with the SEC pursuant to Rule 3-16 of Regulation S-X under the Securities Act, as in effect from time to time.

As a result, holders of the exchange notes could lose a portion or all of their security interest in the capital stock or other securities of those subsidiaries during such period. It may be more difficult, costly and time-consuming for holders of the exchange notes to foreclose on the assets of a subsidiary than to foreclose on its capital stock or other securities. As a result, the proceeds realized upon any such foreclosure could be significantly less than those that would have been received upon any sale of the capital stock or other securities of such subsidiary.

The rights of holders of exchange notes to the collateral securing the exchange notes may be adversely affected by the failure to perfect security interests in the collateral and other issues generally associated with the realization of security interests in collateral.

Your rights in the collateral may be adversely affected by the failure to perfect security interests in certain collateral in the future. Applicable law requires that certain property and rights acquired after the grant of a general security interest, such as real property, equipment subject to a certificate and certain proceeds, can be perfected only at the time at which such property and rights are acquired and identified. The trustee or the collateral agent for the exchange notes may not monitor, or we may not inform the trustee or the collateral agent of, the future acquisition of property and rights that constitute collateral, and necessary action may not be taken properly to perfect the security interest in such after-acquired collateral. The collateral agent for the exchange notes has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest in favor of the exchange notes against third parties. A failure to do so may result in the loss of the security interest in such collateral or of the priority of the security interest in favor of the exchange notes against third parties.

The perfection of security interests in some existing collateral securing the notes may not occur until after the closing of this exchange offer. The failure to perfect any such security interest after the closing for any reason may result in the loss of the security interest in such collateral or of the priority of the security interest in favor of the exchange notes against third parties.

The security interest of the collateral agent for the exchange notes will be subject to practical challenges generally associated with the realization of security interests in collateral. For example, the collateral agent may need to obtain the consent of third parties and make additional filings. If we are unable to obtain these consents or make these filings, the security interests may be invalid and the holders of the exchange notes will not be entitled to the collateral or any recovery with respect to the collateral. The collateral agent may not be able to obtain any such consent. Further, the consents of any third parties may not be given when required to facilitate a foreclosure on such collateral. Accordingly, the collateral agent may not have the ability to foreclose upon those assets, and the value of the collateral may significantly decrease.

The collateral securing the exchange notes may be diluted under certain circumstances.

The collateral that will secure the exchange notes also secures our obligations under our senior secured priority revolving credit facility. This collateral also may secure on a first-priority basis additional senior indebtedness that we incur in the future, subject to restrictions on our ability to incur debt and liens under our senior secured priority revolving credit facility and under the indenture that will govern the exchange notes. Your rights to the collateral would be diluted by any increase in the indebtedness secured on a first-priority basis by this collateral.

The collateral is subject to casualty risks.

We intend to continue to maintain insurance or otherwise insure against hazards in a manner appropriate and customary for our business. There are, however, certain losses that may be either uninsurable or not economically insurable, in whole or in part. Insurance proceeds may not compensate us fully for our losses. If there is a complete or partial loss of any of the collateral, the insurance proceeds may not be sufficient to satisfy all of the secured obligations, including the exchange notes and the guarantees.

In the event of our bankruptcy, the ability of the holders of the exchange notes to realize upon the collateral will be subject to bankruptcy law limitations.

The ability of holders of the exchange notes to realize upon the collateral will be subject to certain bankruptcy law limitations in the event of our bankruptcy. Under applicable U.S. federal bankruptcy laws, secured creditors are prohibited from repossessing their security from a debtor in a bankruptcy case without bankruptcy court approval and may be prohibited from disposing of security repossessed from such a debtor without such approval. Moreover, applicable federal bankruptcy laws generally permit the debtor to continue to retain collateral, including cash collateral, even though the debtor is in default under the applicable debt instruments, so long as the secured creditor is given “adequate protection.”

The meaning of the term “adequate protection” may vary according to the circumstances, but generally is intended to protect the value of the secured creditor’s interest in the collateral at the commencement of the bankruptcy case, and may include cash payments or the granting of additional security if and at such times as the court, in its discretion, determines that a diminution in the value of the collateral occurs as a result of the stay of repossession or the disposition of the collateral during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a U.S. bankruptcy court, we cannot predict whether or when the trustee under the indenture that will govern the exchange notes could foreclose upon or sell the collateral or whether or to what extent holders of the exchange notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of “adequate protection.”

If the exchange notes are assigned an investment grade rating by Standard & Poor’s and Moody’s and no default has occurred or is continuing, ITC^DeltaCom may elect to release the collateral securing the exchange notes. If either rating on the exchange notes should subsequently decline to below investment grade, the liens securing the exchange notes will be reinstated. In the event of any such reinstatement, the obligations under the exchange notes may be considered antecedent debt and such liens could be deemed to be a preferential transfer under applicable U.S. federal bankruptcy laws.

The collateral agent and the trustee for the exchange notes may need to evaluate the impact of the potential liabilities before determining to foreclose on collateral consisting of real property, if any, because, for example, secured creditors that hold a security interest in real property may be held liable under environmental laws for the costs of remediating or preventing the release or threatened release of hazardous substances at such real property. Consequently, the collateral agent may decline to foreclose on such collateral or exercise remedies available in respect of the collateral if it does not receive indemnification to its satisfaction from the holders of the exchange notes.

The exchange notes will be treated as having been issued with original issue discount for U.S. federal income tax purposes.

The exchange notes will be treated as having been issued with original issue discount for U.S. federal income tax purposes because the stated principal amount of the original notes exceeded their issue price by more than a de minimis amount. As a result, U.S. holders, as defined under “U.S. Federal Income Tax Considerations” elsewhere in this prospectus, will be required to include such original issue discount in gross income (as ordinary income) for U.S. federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash payments attributable to this income and regardless of the U.S. holder’s method of tax accounting.

If a bankruptcy petition were filed by or against us under the U.S. Bankruptcy Code after the issuance of the original notes, the claim by any holder of the exchange notes for the principal amount of the exchange notes may be limited to an amount equal to the sum of (1) the original issue price for the original notes, and (2) that portion of the original issue discount that does not constitute “unmatured interest” for purposes of the U.S. Bankruptcy Code. Any original issue discount that was not amortized as of the date of the bankruptcy filing would constitute unmatured interest. Accordingly, holders of the exchange notes under these circumstances may receive a lesser amount than they would be entitled to receive under the terms of the indenture that will govern the exchange notes, even if sufficient funds are available.

You may find it difficult to sell your exchange notes because no active trading market for the exchange notes exists. If an active trading market does not develop for the exchange notes, you may not be able to resell them.

The exchange notes are a new issue of securities with no established trading market, and we do not intend to list them on any securities exchange. The initial purchaser of the original notes has informed us that it intends to make a market in the exchange notes after the completion of this offering. The initial purchaser, however, is not obligated to do so and may cease its market-making at any time. In addition, the liquidity of the trading market in the exchange notes, and the market price quoted for the exchange notes, may be adversely affected by changes in the overall market for fixed income securities or in prevailing interest rates, changes in our financial performance or prospects or in the prospects for companies in our industry in general, and other factors, including general economic conditions. As a result, an active trading market may not develop for the exchange notes. If no active trading market develops, you may not be able to resell your exchange notes at their fair market value or at all.

The market for non-investment grade debt historically has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. The market for the exchange notes, if any, may be subject to similar disruptions. Any such disruption could adversely affect the value of the exchange notes.

Many of the covenants in the indenture that will govern the exchange notes will not apply if and so long as the exchange notes are rated investment grade by both Moody’s and Standard & Poor’s.

Many of the covenants in the indenture that will govern the exchange notes will not apply to us if the exchange notes are rated investment grade by both Moody’s and Standard & Poor’s, so long as at such time no default or event of default has occurred and is continuing. These covenants restrict, among other things, our ability to pay dividends, incur debt and to enter into certain other transactions.

There can be no assurance that the exchange notes will ever be rated investment grade, or that if they are rated investment grade, that the exchange notes will maintain these ratings. Suspension of some of the covenants in the indenture that will govern the exchange notes, however, would allow us to engage in certain transactions that would not be permitted while these covenants were in force. We also would be able to release any or all of the collateral from liens securing the exchange notes and the guarantees in these circumstances. To the extent the covenants are subsequently reinstated, any such actions taken while the covenants were suspended would not result in an event of default under the indenture.

Changes in the public debt ratings of the exchange notes may materially and adversely alter the availability, the cost and the terms and conditions of our debt.

We expect that the exchange notes will be, and any of our future debt instruments may be, publicly rated by Standard & Poor’s and Moody’s, which are independent rating agencies. These public debt ratings may affect our ability to incur debt in the future. Any future downgrading of the exchange notes or our other debt instruments by either rating agency may affect the cost and terms and conditions of our financings and could adversely affect the value and trading of the exchange notes.

Risks Related to Our Business

Adverse developments in the credit and capital markets and a general slowdown in business activity have had, and may continue to have, a negative impact on our business.

Adverse conditions in the debt and equity capital markets continue to affect the global financial system. These conditions and other factors, coupled with a slowdown of business activity across a broad range of industries, have had, and may continue to have, a negative impact on our business and our financial condition. A protracted recessionary environment could continue to affect adversely overall demand for our services, which would have a negative effect on our revenues. In addition, our ability to access the debt and equity markets may be severely restricted at a time when we would like, or need, to access such markets, which could have a negative effect on our flexibility to react to changing economic and business conditions. The disruptions in the financial markets have had, and may continue to have, an adverse effect on the market value of our common stock, which could make it more difficult or costly for us to raise capital through an offering of our equity securities.

Decisions by the Federal Communications Commission removing regulation of AT&T and other incumbent telephone companies, and possible further deregulation in the future, may restrict our ability to provide local services and may increase the costs we incur to provide these services.

We rely in significant part on purchasing wholesale services and leasing network facilities from AT&T Inc. and other incumbent local exchange carriers. Over the past several years, the Federal Communications Commission, or “FCC,” has reduced or eliminated a number of regulations governing the incumbent carriers’ offerings, including removal of local switching and other network elements from the list of elements that the incumbent carriers must provide on an unbundled basis at rates based on the Total Element Long Run Incremental Cost standard, as well as the grant of broad pricing flexibility for special access service in many areas. If the incumbent carriers do not continue to cooperate by permitting us to purchase these services from them under commercial arrangements at reasonable rates, our business could be adversely affected and our cost of providing local exchange service could increase. This can have a significant adverse impact on our operating results and cash flows. If the FCC, Congress, or state regulators were to adopt measures further reducing the local competition-related obligations of incumbent local exchange carriers or allowing those carriers to increase further the rates we must pay, we could experience additional increases in operating costs that would negatively affect our operating results and cash flows.

Our integrated communications services business is subject to significant competitive pressures that could restrict our ability to achieve or sustain operating profitability.

Our industry is highly competitive, and the level of competition, particularly with respect to pricing, is increasing. As a result of competitive pressures, we may not be able to achieve or sustain operating profitability, adequate market share or significant revenue growth in any of our markets. We also may not be able to attract new customers or retain our existing customers. The prices we charge for our retail local, long distance and data services have declined significantly in recent years. AT&T and the other incumbent local telephone companies in our markets offer substantially the same services we offer, in some cases at lower prices. These companies have substantially greater infrastructures, financial, personnel, technical, marketing and other resources, larger numbers of established customers and more prominent name recognition than we do. As a result of the financial strength and benefits of scale enjoyed by some of our competitors, they may be able to offer services at lower prices than we can. These advantages may increase as a result of recent and future consolidations in our industry. We expect to continue to face significant pricing and product competition from AT&T and the other large, established telephone companies that currently are the dominant providers of telecommunications services in our markets. We also will continue to face significant competitive product and pricing pressures from other types of communications businesses, including cable companies providing broadband Internet access and other integrated services providers, and from other companies like us that attempt to compete in the local services market.

We may be required to reduce further some or all of the prices we charge for our retail local, long distance and data services for the following reasons, which could adversely affect our ability to generate positive cash flows from operations:

•	AT&T, our principal competitor in many of the markets we serve, is authorized to offer the same bundle of local, long distance and data services that we offer;

•

the acquisitions of BellSouth Corporation, our principal competitor and supplier of last-mile connectivity to our customers, by AT&T and of MCI, Inc. by Verizon Communications Inc. have increased substantially their respective market power in many of the geographic markets we serve and in the market for business customers, and these acquisitions may accelerate consolidations among our other competitors;

•

cable companies, wireless carriers, and providers of alternative forms of communication that rely on Voice over Internet Protocol, or “VoIP,” or on similar applications are increasingly attracting customers and are expected to expand their target customer base from primarily residential customers to the types of businesses we serve;

•

recent regulatory decisions have decreased regulatory oversight of incumbent local telephone companies, which may increase the benefits that these companies could experience from their long-standing customer relationships and their ability to subsidize local services with revenue from unrelated businesses; and

•

new broadband providers with cost structures lower than ours as a result of governmental subsidies may attract customers away from us or may attract customers in our market territories as a result of their subsidized infrastructure.

The foregoing competitive pressures have contributed to customer attrition over the past three years. We expect that these pressures will continue to affect adversely our ability to maintain existing customers and win new customers.

We are subject to a significant number of legal proceedings that could result in our payment of substantial monetary damages and could adversely affect our ability to provide services.

To maintain our fiber optic network, we have obtained easements, rights-of-way, franchises and licenses from various third parties, including actual and potential competitors, local governments, private landowners and others. We may not be able to continue to use or have access to all of our existing easements, rights-of-way, franchises and licenses or to renew or replace them after they expire. Since 2001, numerous third parties have initiated legal proceedings in a number of states challenging some of our licenses to use the rights-of-way of others, including our licenses to use the rights-of-way of Mississippi Power Company. Proceedings and disputes pending as of March 31, 2010 affected approximately 40 route miles of our network and, if resolved in a manner adverse to us, could affect additional portions of our network. We cannot predict whether additional portions of our network will become subject to similar legal proceedings in the future. If some of these or similar future challenges are successful, or if we are otherwise unsuccessful in maintaining or renewing our rights to use our network easements, rights-of-way, franchises and licenses, we may be compelled to abandon significant portions of our network, which would require us to incur additional expenditures, and to pay substantial monetary damages.

Our ability to use net operating loss carryforwards to offset future taxable income for U.S. federal income tax purposes is subject to limitation.

Under Section 382 of the Internal Revenue Code of 1986, a corporation that undergoes an “ownership change” generally is subject to limitations on its ability to utilize its pre-change net operating losses, or “NOLs,” to offset future taxable income. In general, an ownership change occurs if the aggregate stock ownership of certain stockholders, generally stockholders with stock ownership of 5% or more, increases by more than 50 percentage points over such stockholders’ lowest percentage ownership during the testing period, which is generally three years. As of December 31, 2009, we reported a consolidated federal NOL carryforward of approximately $934 million. We experienced an ownership change in the year ended December 31, 2002. Section 382 will limit our ability to use pre-ownership change losses of approximately $152 million and pre-merger losses of BTI Telecom Corp. totaling approximately $213 million against future taxable income. Limitations imposed on the ability to use NOLs to offset future taxable income could cause us to pay U.S. federal income taxes earlier than we otherwise would pay such taxes if such limitations were not in effect and could cause such NOLs to expire unused, in each case reducing or eliminating the benefit of such NOLs. Similar rules and limitations may apply for state income tax purposes.

Our wholesale services, including our broadband transport services, continue to be adversely affected by pricing pressure, network overcapacity, service cancellations and other factors.

We have continued to experience adverse trends related to our wholesale service offerings, including our broadband transport services and local interconnection business, which have resulted primarily from a reduction in rates charged to our customers due to overcapacity in the broadband services business and from service cancellations by some customers. Pending or contemplated consolidations in our industry also may continue to affect adversely our wholesale services business by improving the resources of the consolidating companies and reducing their demand for our services as those companies upgrade their own networks and consolidate their voice and data traffic on those networks. We expect that these factors will result in continued declines in revenues and cash flows from our wholesale service offerings. Such declines will have a disproportionately adverse effect on our operating results, because of the higher gross margins associated with our wholesale services.

Our operating performance will suffer if we are not offered competitive rates for the access services we need to provide our long distance services.

We depend on other communications companies to originate and terminate a significant portion of the long distance traffic initiated by our customers. Our operating performance will suffer if we are not offered these access services at rates that are substantially equivalent to the costs of, and rates charged to, our competitors and that permit profitable pricing of our long distance services. The charges for access services historically have made up a significant percentage of our overall cost of providing long distance service. Some of our Internet- based competitors generally have been exempt from these and other regulatory charges, which could give them a significant cost advantage over us in this area. The FCC currently is considering what charges, if any, should be assessed on long distance and other interconnected voice services provided over the Internet.

We have experienced reductions in switched access and reciprocal compensation revenue, and we may experience further such reductions in the future.

Over the past several years, we have experienced a decline in our revenue for switched access and reciprocal compensation. Various factors have contributed to this trend, such as a lower volume of traditional long distance voice minutes and FCC and state regulations compelling a reduction of switched access and reciprocal compensation rates. The FCC has been considering proposals for an integrated intercarrier compensation regime under which all traffic exchanged between carriers would be subject to a unified rate. Such changes could materially reduce our switched access revenue from other carriers. We cannot predict the outcome of pending FCC rulemaking related to inter-carrier compensation. In addition, some states have adopted, and other states are considering, rules that lower or cap the switched access rates of competitive carriers. Switched access and reciprocal compensation together have been declining over time. There can be no assurance that we will be able to compensate for the reduction in intercarrier compensation revenue with other revenue sources or increased volume.

Our inability to maintain our network infrastructure, portions of which we do not own, could adversely affect our operating results.

We have effectively extended our network with minimal capital expenditures by entering into marketing and management agreements with public utility companies to sell long-haul private line services on the fiber optic networks owned by these companies. Under these agreements, we generally earn a commission based upon a percentage of the gross revenues generated by the sale of capacity on the utility’s networks. Any cancellation or non-renewal of any of these agreements, any adverse legal ruling with respect to our rights under any of these agreements, or any future failure by us to acquire and maintain similar network agreements in these or other markets as necessary could materially adversely affect our operations. In addition, some of our agreements with the public utility companies are non-exclusive, and our business would suffer from any reduction in the amount of capacity they make available to us.

Our ability to provide service also could be materially adversely affected by a cable cut, switch failure or other equipment failure along our fiber optic network or along any other fiber optic network on which we lease transmission capacity. A significant portion of our fiber optic network is not protected by electronic redundancy or geographically diverse routing. Lack of these safeguards could result in our inability to reroute traffic to another fiber in the same fiber sheath in the event of a partial fiber cut or electronics failure or to an entirely different fiber optic route, assuming capacity is available, if there occurs a total cable cut or if we fail to maintain our rights-of-way on some routes. Our ability to use network infrastructure and continue to provide services also may be affected by regulatory or legislative developments in connection with net neutrality, which refers to the non-discriminatory treatment of data that traverse broadband networks. We cannot predict the outcome of any such developments.

If we are unable to interconnect with AT&T and other incumbent carriers on acceptable terms, our ability to offer competitively priced local telephone services will be adversely affected.

To provide local telephone services, we must interconnect with and resell the services of the incumbent carriers to supplement our own network facilities, pursuant to interconnection agreements between us and the incumbent carriers. As the original term of each of our interconnection agreements expires, it typically will be renewed on a month-to-month basis until it is replaced by a successor agreement. The regulatory conditions to the merger of AT&T and BellSouth that provided additional options for entering into new agreements will expire in 2010, and we may not be able to enter into new interconnection agreements with AT&T or other carriers on acceptable terms or in a timely manner. Further, federal regulators have adopted substantial modifications to the requirements that obligate AT&T and other former monopoly local telephone companies to provide to us at cost-based rates the elements of their telephone networks that enable us to offer many of our services at competitive rates. Among the incumbent companies other than AT&T and CenturyTel, Inc. on which we rely for access to our customers is Verizon, which currently operates in a limited number of our service areas. Verizon has agreed to sell some of these properties to Frontier Communications Corporation in North Carolina, South Carolina and West Virginia. We are currently in discussions with Verizon over the assignment to Frontier of our agreements with Verizon. If we are unable to enter into or maintain favorable interconnection agreements in our markets, our ability to provide local services on a competitive and profitable basis may be adversely affected. Any successful effort by the incumbent carriers to deny or substantially limit our access to their network elements or wholesale services also would harm our ability to provide local telephone services.

We may not be able to retain the few large customers on which we depend for a significant percentage of our revenues.

We may not be able to retain our large customers, or we may be required to lower our prices significantly to retain them. Our ability to retain these customers may be adversely affected by pending or contemplated consolidations in our industry, adverse changes in our financial condition, increased competition, customer service issues and other events that may occur. The table below sets forth the approximate percentages of our total consolidated revenues generated in 2007, 2008 and 2009 by our five largest integrated communications services customers and our three largest wholesale services customers:

	Year Ended December 31,
	2007	2008	2009
Five largest integrated communications services customers	4.6%	6.0%	6.6%
Three largest wholesale services customers	6.2%	4.5%	5.6%

If we were to lose any of these customers or were compelled to lower our prices to retain these customers, our operating revenues and business could be adversely affected.

The local and long distance industries are subject to significant government regulation, which may change in a manner that is harmful to our business.

We are required to comply with telecommunications regulations implemented by federal, state and local governments. We are required to obtain authorizations from the FCC and state public utility commissions to offer some of our communications services, to file tariffs for many of our services and to comply with local license, franchise or permit requirements relating to installation and operation of our network. Many of these regulations continue to change. Any of the following events related to the manner in which our business is regulated could limit the types of services we provide or the terms on which we provide these services:

•	our failure to make proper payments for federal Universal Service Fund assessments, FCC regulatory fees or other amounts mandated by federal and state regulations;

•	our failure to maintain proper state tariffs and certifications;

•	our failure to comply with federal, state or local laws and regulations;

•	our failure to obtain and maintain required licenses, franchises and permits;

•	the imposition of burdensome license, franchise or permit requirements for us to operate in public rights-of-way; and

•	the occurrence of burdensome or adverse regulatory requirements or developments.

We are subject to laws and regulations that may increase our costs of providing service, require changes in our services or require us to incur significant costs and liabilities, any of which could impair our financial performance.

Our operations are subject to varying degrees of regulation by the FCC, the Federal Trade Commission, the Environmental Protection Agency, and the Occupational Safety and Health Administration, as well as by state and local regulatory agencies. Action by these regulatory bodies could negatively affect our operations and our costs of doing business. For example, changes in policies or regulations mandating new environmental standards could increase our operating costs, such as utility costs at our switch sites, and changes in tax laws or the interpretation of existing tax laws by state and local authorities could increase our income, sales, property or other tax costs. In addition, our operations are subject to a variety of laws and regulations relating to the protection of the environment, including those governing the cleanup of contamination and the management and disposal of hazardous substances and wastes. As an owner or operator of property, we could incur significant costs as a result of violations or liabilities under such laws and regulations, including fines, penalties, cleanup costs and third-party claims.

We may not benefit from our acquisition strategy.

As part of our business strategy, we regularly evaluate opportunities to enhance the value of our company by pursuing acquisitions of other businesses. Before the completion of our recapitalization transactions in July 2007, such efforts were hindered in part due to our high levels of outstanding debt and our complicated capital structure. Following the completion of the recapitalization transactions, however, we believe that we are better positioned to pursue, and therefore we intend to pursue, such strategic acquisition opportunities as they arise. We cannot provide any assurance, however, with respect to the timing, likelihood, size or financial effect of any potential transaction involving our company, as we may not be successful in identifying and consummating any acquisition or in integrating any newly acquired business into our operations.

The evaluation of business acquisition opportunities and the integration of any acquired businesses pose a number of significant risks, including the following:

•

acquisitions may place significant strain on our management, financial and other resources by requiring us to expend a substantial amount of time and resources in the pursuit of acquisitions that we may not complete, or to devote significant attention to the various integration efforts of any newly acquired businesses, all of which will require the allocation of limited management resources;

•

acquisitions may not have a positive impact on our cash flows or financial performance, even if acquired companies eventually contribute to an increase in our profitability, because the acquisitions may adversely affect our operating results in the short term as a result of transaction-related expenses we will have to pay or the higher operating and administrative expenses we may incur in the periods immediately following an acquisition as we seek to integrate the acquired business into our operations;

•	we may not be able to eliminate as many redundant costs as we anticipate;

•

our operating and financial systems and controls and information services may not be compatible with those of the companies we may acquire and may not be adequate to support our integration efforts, and any steps we take to improve these systems and controls may not be sufficient;

•	growth through acquisitions will increase our need for qualified personnel, who may not be available to us or, if they were employed by a business we acquire, remain with us after the acquisition; and

•	acquired businesses may have unexpected liabilities and contingencies, which could be significant.

We have been approached from time to time by companies that have expressed an interest in discussing strategic transactions involving a potential acquisition of our company. Depending upon the proposed terms of any such potential transaction, we may consider pursing a business combination in which ITC^DeltaCom would not be the acquiring corporation and in which the combined company would not be managed by our officers.

Our failure to maintain adequate information and processing systems could limit our ability to increase our services and could increase our operating costs and expose us to potential liability.

We depend on sophisticated information and processing systems to grow, monitor costs, bill customers, provision customer orders and achieve operating efficiencies. Our inability to identify adequately all of our information and processing needs, to process the information effectively or accurately, to upgrade our systems as necessary or to manage confidential customer data could limit our ability to increase our services.

We also depend on operations support systems and other carriers to order and receive network elements and wholesale services from the incumbent carriers. These systems are necessary for carriers like us to provide local service to customers on a timely and competitive basis. FCC rules, together with rules adopted by state public utility commissions, may not be implemented in a manner that will permit us to order, receive, provision and maintain network elements and other facilities in the manner necessary for us to provide many of our services. Existing and future federal and state laws and regulations also may affect the manner in which we are required to protect confidential customer data and other information, which could increase the cost of our operations and our potential liability if the security of our confidential customer data is breached.

We may be subject to damaging and disruptive intellectual property litigation.

We may be subject to future claims that we have infringed patents or other intellectual property rights of third parties. We may be unaware of filed patent applications and of issued patents that could relate to our products and services. Some of the largest communications providers, such as AT&T, Sprint Nextel Corporation and Verizon, have substantial patent holdings. These providers have successfully asserted their claims against some communications companies, and have filed pending lawsuits against various competitive carriers. Parties successfully making claims of infringement against us may be able to obtain injunctive or other equitable relief that could prevent or impede delivery of some of our services. If an infringement claim were successfully asserted or settled by us, we could have to pay significant damages or obtain one or more licenses from third parties, which could require us to pay substantial royalties and licensing fees. Further, the defense of any claims could be time-consuming and expensive, regardless of the merits of such claims.

We are subject to risks associated with rapid changes in technology and customer preferences.

Our business could suffer from unexpected developments in technology, or from our failure to adapt to these changes. The communications industry is subject to rapid and significant changes in technology, and we may be required to select one emerging technology over another. We may not have or be able to raise the significant capital that a conversion to a new technology may require, or be able to complete the installation of additional network equipment and the conversion to more advanced technology in a timely manner, at a commercially reasonable cost or at all. New technologies also could lead to the development of new, more convenient and cost-effective services. In addition, the preferences and requirements of customers can change rapidly. For example, telecommunications customers are increasingly using wireless forms of communication, such as handheld Internet-access devices and mobile IP phones. The development and offering of new services in response to new technologies or consumer demands may require us to increase our capital expenditures significantly. Moreover, new technologies may be protected by patents or other intellectual property laws and therefore may be available only to the company’s competitors and not to us. We will be unable to predict with any certainty, at the time we are required to make our investments, whether the technology we have chosen will prove to be the most economic, efficient or capable of attracting customer usage. If we choose the wrong technology, or if our competitors develop or select a superior technology, we could lose our existing customers and be unable to attract new customers, which would harm our business and operations.

Our business could suffer if we are unable to attract and retain key personnel.

The loss of the services of our key personnel, or our inability to attract, recruit and retain sufficient or additional qualified personnel, could hurt our business. Our business is currently managed by a small number of key management and operating personnel, including our executive officers. Many members of our senior management team have extensive experience in the telecommunications industry. We do not maintain “key man” insurance on these employees. Because of current market conditions for our industry, our stock incentive program may not provide an adequate incentive to current or potential key employees to remain or become employed by us.

Our business could suffer if our existing suppliers for certain equipment are unable because of their financial distress to meet our equipment needs.

We are dependent for certain equipment used in our network on a limited number of suppliers, some of which are experiencing financial distress. If these suppliers are unable because of their financial distress to meet our needs, we would be required to obtain this equipment from other suppliers. Any acquirers of these distressed suppliers may not continue to upgrade technology associated with the type of equipment we use in our network. If we were required to purchase another manufacturer’s equipment, we could incur significant initial costs to integrate the equipment into our network and to train personnel to use the new equipment, which could have an adverse effect on our financial condition and results of operations.

Our network or other ground facilities could be damaged by natural catastrophes or terrorism.

A major earthquake, tornado, hurricane, fire, terrorist attack on the United States, or other catastrophic event could damage our network, network operations center, central offices or corporate headquarters. Such an event could interrupt our service and harm our business in the affected areas. We do not have replacement or redundant facilities that we can use to provide alternative means of service to all customers or under every circumstance in the event of a catastrophic event. Any damage to our network could result in degradation of our service for some customers and could result in complete loss of service in affected areas.

Affiliates of Welsh, Carson, Anderson & Stowe own securities representing approximately half of our voting power, which gives them the ability to exercise controlling influence over major corporate actions by us.

The controlling affiliates of the investment funds that constitute Welsh, Carson, Anderson & Stowe, a private equity firm, have reported in SEC filings that such affiliates and the funds, as a group, beneficially owned common stock representing approximately 48.8% of the voting power of our common stock outstanding as of March 31, 2010. Based upon their existing common stock ownership, the members of this group currently have the ability to exercise controlling influence over the outcome of actions involving our company or its assets that require stockholder approval. In addition, three of our eight directors are members of, or affiliated with members of, this group.

The Welsh, Carson, Anderson & Stowe group may have interests with respect to our company that differ from those of our other stockholders as a result of significant investments by the group in other communications companies.

Future sales of our common stock in the public market could lower the price of our common stock and impair our ability to raise funds in future securities offerings.

Future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales could occur, could adversely affect the prevailing market price of our common stock and could make it more difficult for us to raise funds through a public offering of our equity securities. We and some of our securityholders are parties to registration rights agreements under which those securityholders are entitled, subject to some limitations and qualifications, to shelf, demand and piggy-back registration rights with respect to our common stock owned by such securityholders from time to time. As of the date of this prospectus, up to approximately 54,400,000 outstanding shares of our common stock, which constitute up to approximately 64% of our outstanding shares of common stock, may be entitled to these registration rights.

Our investment portfolio is subject to market risks that may adversely affect our financial condition.

Declines in the market values of our cash, cash equivalents and short-term investments could have an adverse impact on our financial condition and operating results. Historically, we have invested our cash balances primarily in AAAm- and Aaa-rated money market funds. Investments in these funds are subject to general credit, liquidity, market and interest rate risks, which may be directly or indirectly affected by the sub-prime mortgage defaults and other developments that have adversely affected the financial markets and the credit quality and liquidity of such investments. If any issuer defaults on its obligations or its credit ratings are negatively affected by liquidity problems, losses or other factors, the value of our cash equivalents and short-term investments could decline.

If we fail to maintain proper and effective internal control over financial reporting or fail to implement any required changes, our ability to produce accurate financial statements could be impaired, which could increase our operating costs and adversely affect our ability to operate our business.

We may be required to provide annual management assessments of the effectiveness of our internal control over financial reporting and to provide reports by our independent registered public accounting firm addressing these assessments. Ensuring that we have adequate internal control over financial reporting so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort. Implementing any required changes to our internal controls may require modifications to our existing accounting systems or the engagement of additional accounting personnel. Any failure by us to maintain adequate internal controls, or our inability to produce accurate financial statements on a timely basis, could increase our operating costs and impair our ability to operate our business.

FORWARD-LOOKING STATEMENTS

This prospectus may contain certain statements that are not historical facts, including information concerning our possible or assumed future results of operations. Those statements, as well as statements preceded by, followed by, or that include the words “may,” “believes,” “plans,” “expects,” “anticipates,” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, or the “Reform Act.” All statements that address our future operating, financial or business performance, strategies or expectations, future synergies, efficiencies or overhead savings, anticipated costs or charges, future capitalization, and anticipated financial impacts of recent or pending transactions are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on our expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. Our actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by our forward-looking statements. For all of our forward-looking statements, we claim the protection of the safe harbor for forward-looking statements afforded by the Reform Act. The risks described in the section entitled “Risk Factors” in this prospectus and in the other information included in this prospectus provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations that we describe in the forward-looking statements. Such risks, uncertainties and events, all of which are difficult or impossible to predict accurately, and many of which are beyond our control, include, but are not limited to, the following:

•	our dependence on new product development;

•	rapid technological and market changes;

•	our dependence upon rights of way and other third-party agreements;

•	debt service and other cash requirements, liquidity constraints and risks related to future growth and rapid expansion;

•	customer attrition;

•	delays or difficulties in deployment and implementation of colocation arrangements and facilities;

•	appeals of or failures by third parties to comply with rulings of governmental entities;

•	inability to meet installation schedules;

•	general economic and business conditions;

•	failure to maintain underlying service or vendor arrangements;

•	competition; and

•	adverse changes in the regulatory or legislative environment.

New risks, uncertainties and events arise from time to time, and it is impossible for us to predict these risks, uncertainties and events or how they may affect us. We assume no obligation to update any forward-looking statements after the date of this prospectus as a result of new information, future events or developments, except as required by federal securities laws.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. In consideration for issuing the exchange notes, we will receive in exchange the original notes in the same principal amount. The terms of the exchange notes will be substantially identical to the terms of the original notes, except that the transfer restrictions, registration rights and related additional interest terms applicable to the original notes will not apply to the exchange notes. The original notes surrendered in exchange for the exchange notes will be retired and canceled and may not be reissued. Accordingly, issuance of the exchange notes will not result in any increase in our outstanding indebtedness or in the obligations of the guarantors of the notes.

For information about our application of the proceeds from our sale of the original notes, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Indebtedness.”

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratios of earnings to fixed charges for the periods indicated.

	Year Ended December 31,					Three Months Ended March 31,
	2005	2006	2007	2008	2009	2009	2010
Ratio of Earnings to Fixed Charges	(1)	(1)	(1)	(1)	(1)	(1)	1.4
Pro Forma Ratio of Earnings to Fixed Charges	—	—	—	—	(2)	—	(2)

(1)	Earnings for the years ended December 31, 2005, 2006, 2007, 2008 and 2009 were insufficient by $49.8 million, $52.4 million, $176.0 million, $21.9 million and $10 million, respectively, to cover fixed charges. Earnings for the three months ended March 31, 2009 were insufficient by $2.4 million, respectively, to cover fixed charges.
(2)	Our pro forma ratio of earnings to fixed charges gives effect to our use of the proceeds from our sale on April 9, 2010 of the original notes as described below under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Indebtedness.” On such pro forma basis, earnings for the year ended December 31, 2009 were insufficient by $16.7 million to cover fixed charges, and earnings for the three months ended March 31, 2010 were insufficient by $1.1 million to cover fixed charges.

For purposes of calculating the ratio of earnings to fixed charges for each period, earnings consists of the sum of pre-tax income (loss) from continuing operations, fixed charges, and amortization of capitalized interest, all less capitalized interest. Fixed charges for each period consist of the sum of interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness, and the estimated portion of rental expense deemed by us to be representative of the interest factor of rental payments under operating leases.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA

The following tables show the selected consolidated statements of operations data, consolidated balance sheet data and other financial data of ITC^DeltaCom as of and for each of the years ended December 31, 2005, 2006, 2007, 2008 and 2009 and as of and for each of the three months ended March 31, 2009 and 2010. The selected consolidated statements of operations data and other financial data for the years ended December 31, 2007, 2008 and 2009 and the selected consolidated balance sheet data as of December 31, 2008 and 2009 are derived from ITC^DeltaCom’s audited consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America, or “GAAP,” and included in this prospectus. The selected consolidated statements of operations data and other financial data for the years ended December 31, 2005 and 2006 and the selected consolidated balance sheet data as of December 31, 2005, 2006 and 2007 are derived from ITC^DeltaCom’s audited consolidated financial statements prepared in accordance with GAAP, which are not included in this prospectus. The summary financial data as of March 31, 2009 and March 31, 2010 and for the three months ended March 31, 2009 and March 31, 2010 are derived from our unaudited consolidated interim financial statements prepared in accordance with GAAP, which are included in this prospectus and include, in the opinion of our management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of such data. Our historical results are not necessarily indicative of our results for any future period.

You should read the data set forth below together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes included in this prospectus.

	Year Ended December 31,					Three Months Ended March 31,
	2005	2006	2007	2008	2009	2009	2010
	(in thousands, except per share data)
Operating Statement Data:
Operating revenues:
Integrated communications services	$414,969	$384,132	$399,135	$413,981	$394,156	$102,076	$93,118
Wholesale services	85,232	81,785	70,590	65,798	59,401	15,618	14,289
Equipment sales and related services	20,200	21,723	22,423	18,084	15,767	4,281	3,733

Total operating revenues	520,401	487,640	492,148	497,863	469,324	121,975	111,140

Cost and expenses:
Cost of services and equipment, excluding depreciation and amortization	268,123	244,278	232,192	232,899	212,630	56,477	49,144
Selling, operations and administration expense	195,496	182,873	192,085	183,123	171,579	43,670	40,100
Depreciation and amortization	53,187	59,832	74,166	73,514	69,064	16,919	14,822
Restructuring and merger-related expenses	135	—	—	—	—	—	—
Asset impairment loss(a)	13,373	—	—	—	—	—	—

Total operating expenses	530,314	486,983	498,443	489,536	453,273	117,066	104,066

Operating income (loss)	(9,913)	657	(6,295)	8,327	16,051	4,909	7,074
Interest expense	(40,508)	(57,625)	(50,598)	(32,538)	(27,441)	(7,539)	(4,842)
Prepayment penalties on debt extinguished	—	—	(8,208)	—	—	—	—
Debt issuance cost write-off	(3,948)	—	(7,298)	—	—	—	—
Loss on extinguishment of debt	—	—	(105,269)	—	—	—	—
Cost of unused equity commitment	—	—	(1,620)	—	—	—	—
Interest and other income (expense), net	3,520	3,509	2,262	1,314	415	34	157

Total other expenses, net	(40,936)	(54,116)	(170,731)	(31,224)	(27,026)	(7,505)	(4,685)

Income (loss) before income taxes	(50,849)	(53,459)	(177,026)	(22,897)	(10,975)	(2,596)	2,389
Income tax expense (benefit)	—	—	—	—	—	—	—

Net income (loss)	(50,849)	(53,459)	(177,026)	(22,897)	(10,975)	(2,596)	2,389
Preferred stock dividends and accretion(b)	(6,957)	(7,445)	(39,306)	(7,073)	—	—	—
Charge due to preferred stock redemption and conversion	—	—	(44,250)	—	—	—	—

Net income (loss) applicable to common stockholders	$(57,806)	$(60,904)	$(260,582)	$(29,970)	$(10,975)	$(2,596)	$2,389

Basic and diluted net income (loss) per share applicable to common stockholders	$(3.11)	$(3.25)	$(6.68)	$(0.38)	$(0.14)	$(0.03)	$0.03

	Year Ended December 31,					Three Months Ended March 31,
	2005	2006	2007	2008	2009	2009	2010
	(in thousands)

Balance Sheet Data (at period end):
Cash and cash equivalents	$69,360	$67,643	$57,505	$56,683	$67,786	$65,748	$73,874
Working capital	44,806	24,009	42,179	33,902	40,371	39,525	39,910
Total assets	456,758	435,582	398,366	382,661	368,494	379,602	373,495
Long-term debt and capital lease obligations	317,597	335,339	300,492	307,088	302,059	305,793	301,588
Convertible redeemable preferred stock	68,473	74,170	34,351	—	—	—	—
Stockholders’ equity (deficit)	(31,654)	(91,039)	(23,924)	(12,401)	(16,724)	(12,662)	(15,986)

Other Financial Data:
Capital expenditures	28,325	46,880	49,046	64,776	56,679	8,329	11,217

(a)	In 2005, we recorded asset impairment loss consisting of a write-down of impaired property, plant and equipment of $7.2 million and a write-off of indefinite life intangibles of $6.2 million.
(b)

Represents the accretion of costs related to our 8% Series A convertible redeemable preferred stock, 8% Series B convertible redeemable preferred stock and 6% Series H convertible redeemable preferred stock, accretion of beneficial conversion feature discount related to the Series H preferred stock in 2007, and accrued dividends on preferred stock at an annual rate of 8% on the Series A preferred stock and Series B preferred stock and at an annual rate of 6% on the Series H preferred stock. All such dividends paid on the Series A and Series B preferred stock were paid in additional shares of such series of preferred stock valued at $100 per share solely for purposes of such dividends. All shares of the Series A, Series B and Series H preferred stock were either converted into common stock or redeemed for cash in connection with the recapitalization transactions we completed on July 31, 2007 and the rights offering of our common stock we completed on January 29, 2008. For a discussion of these transactions, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion together with our consolidated financial statements, including the notes thereto, appearing elsewhere in this prospectus.

Overview

General.    We are one of the largest facilities-based competitive providers of integrated communications services, principally to businesses, in our primary eight-state market, which encompasses Alabama, Florida, Georgia, Louisiana, Mississippi, North Carolina, South Carolina and Tennessee. We deliver a comprehensive suite of high-quality data and voice communications services, including high-speed or broadband data communications (which consist of Ethernet and Internet access connectivity), local exchange, long-distance and conference calling, and mobile data and voice services. We often offer these services as bundled solutions, including our Simpli-BusinessSM complete office communications solution that conveniently packages our managed network services and communications devices for business customers. We also sell customer premises equipment to our business customers.

We offer our services primarily over our advanced fiber optic network, which as of March 31, 2010 consisted of 12,362 route miles deployed from New York to Florida and from Georgia to Texas, and principally covered portions of our primary eight-state market. We also use additional network facilities obtained from other providers to extend our market coverage and to meet the needs of our customers. Our fiber optic network provides us with significant transmission capacity that we use for our own data and voice traffic and selectively sell to other communications providers on a wholesale basis.

Although we historically have had many small customers, our current marketing strategy emphasizes medium-sized and enterprise customers who have significant communications needs and purchase high-margin, value-added services and solutions. Enterprise customers are businesses that we believe have the potential to spend over $25,000 per month on our services.

Operating Revenues.    We currently derive operating revenues from our offering of integrated communications services, wholesale services and equipment sales and related services.

Integrated Communications Services.    We deliver integrated voice and data communications services to end-users on a retail basis. We refer to these services, which are described in more detail in this prospectus under “Business—Services—Integrated Communications Services,” as our “integrated communications” services. Revenues from these services accounted for approximately 84% of our total operating revenues for 2009, 83% of our total operating revenues for 2008 and 81% of our total operating revenues for 2007. We derive most of our operating revenues from recurring monthly charges that are generated by these services. Over the past five years, we have generated an increasing percentage of our operating revenues from local services, primarily local services provided under our interconnection agreements with other local telephone companies, and from data and Internet services.

Long distance services revenues, which are included in operating revenues from integrated communications services, accounted for approximately 10% of our total operating revenues for 2009, 11% of our total operating revenues for 2008 and 12% of our total operating revenues for 2007. The decreases in long distance services revenues resulted in part from a decrease in our average rate per billable minute. We have increased the total of our long distance minutes of use bundled within our local service product offering, which also contributed to the decline in long distance services revenues. We expect that pricing pressure on long distance services revenues will continue to have a negative impact on our long distance services and revenues in 2010.

We expect to continue expanding portions of our integrated communications services business. Although we have experienced success in obtaining increased market share in the markets where we provide these services, we generally do not expect that our integrated communications services will command a significant share of the market for communications services in the southeastern United States. We conduct strategic reviews of the profitability of all our service offerings and, as a result of these reviews, have increased our sales efforts in some offerings and decreased our sales efforts in others. In 2010, we will continue to focus on development of our more profitable markets and products.

The customer agreements for our integrated communications services provide for payment in arrears based on minutes of use for switched services and payment in arrears of a flat fee billed in advance for local exchange, data and Internet services, or payment for all services in arrears of a flat fee billed in advance based on a fixed fee agreement. The contracts also typically provide that the customer must use at least a minimum dollar amount of services per month for the term of the contract. We offer our switched long distance services bundled together with some of our other integrated communications services under agreements providing for a recurring fixed monthly fee and a specified maximum number of long distance minutes of use.

Wholesale Services.    We deliver wholesale communications services to other communications businesses, as discussed in this prospectus under “Business—Services—Wholesale Services.” Our wholesale services include regional communications transmission capacity over our fiber optic network, which we refer to as our “broadband transport” services, local interconnection services to Internet service providers, operator and directory assistance services, and limited amounts of switched termination services for other communications companies. Revenues from these services are generated from sales to a limited number of other communications companies and accounted for approximately 13% of our total operating revenues for 2009, 13% of our total operating revenues for 2008 and 14% of our total operating revenues for 2007.

We provide our broadband transport services to other communications companies on a “take or pay” basis, on an individual circuit basis, or on a month-to-month basis after the initial term of the “take or pay” or individual circuit contract has expired. We generally provide our broadband transport services under master lease agreements that have initial terms ranging from one year to three years. Our broadband transport customers then purchase the amount of capacity they require from time to time under the terms specified in the master agreements. A substantial portion of our broadband transport circuits are provided on a month-to-month basis, as the industry has moved over the past several years to initial contract terms followed by month-to-month terms.

Broadband transport services also include commission revenues from the marketing, sale and management of capacity on the portions of our network that are owned by utilities but managed and marketed by us. Negligible incremental costs are associated with these commissions, because we use the same marketing and sales force to service the utility-owned portions of the network that we use to service the owned portions of the network. Our commission revenues from these arrangements amounted to approximately $2.9 million for 2007, $2.5 million for 2008 and $2.0 million for 2009. See Note 2 to our audited consolidated financial statements appearing elsewhere in this prospectus for additional information regarding these commissions.

Broadband transport revenues have declined since 2007 due to the transfer by other carriers of traffic from our network to unused portions of their networks, as well as due to increased pricing pressures.

We provide local interconnection services throughout our primary eight-state market to Internet service providers that enable the customers of the Internet service providers to connect to their providers by dialing a local number. To acquire these services, our customers interconnect to our network either by colocating their communications equipment within one of our facilities or by purchasing our broadband transport services to connect their remote equipment with our equipment. To provide the local dial tone to their customers, our Internet service provider customers generally purchase primary rate interface, or “PRI,” circuits from us that are the functional equivalent of approximately 23 local telephone lines. In connection with our provision of the local dial tone, we generate revenues from sales of PRIs to the Internet service providers and from reciprocal compensation we receive from AT&T (following its acquisition of BellSouth) and other carriers that provide the local services to the customers of the Internet service providers. We generated total local interconnection revenues of $1.4 million for 2009, $4.7 million for 2008 and $6.3 million for 2007. These revenues have declined over the past three years because fewer PRI circuits were provided and lower reciprocal compensation revenues were earned on the circuits, as dial-up services by Internet service providers continue to be replaced with broadband applications.

We sell nationwide directory assistance services to other communications providers. These communications providers route directory assistance requests of their own customers to one or both of our operator services centers that are located on our regional fiber optic network. The communications providers typically purchase our broadband transport services to interconnect with our operator services centers. We also offer, on a nationwide basis, enhanced assistance services such as movie listings, stock quotes, weather information, horoscopes and yellow pages. Revenues from our operator and directory assistance services were $4.0 million for 2009, $4.5 million for 2008 and $5.6 million for 2007.

We derive some of our wholesale revenues from the sale of limited amounts of switched termination services as well as data and colocation services for other communications companies. Revenues from our wholesale customers for these services were $4.2 million for 2009, $3.7 million for 2008 and $3.9 million for 2007. Because we are investing limited capital in this part of our wholesale business, our revenues from these services are not expected to increase, and may decline, in future periods.

Equipment Sales and Related Services.    We derive non-recurring revenues from selling, installing and providing maintenance services for customer premises equipment. We refer to these services as our “equipment sales and related services.” Revenues from these services, which are primarily generated from sales to our integrated communications services customers, represented approximately 3% of our total operating revenues for 2009, 4% of our total operating revenues for 2008 and 5% of our total operating revenues for 2007. We believe the relationships we have developed with these customers through non-recurring sales and the infrastructure we have developed to support these sales have positioned us to expand our sales of recurring service offerings to such customers.

Our five largest retail customers combined represented 6.6% of our total operating revenues for 2009, 6% of our total operating revenues for 2008 and 4.6% of our total operating revenues for 2007. One retail customer represented 3% of our total operating revenues for 2009 and 3.1% of our total operating revenues for 2008. No single customer represented 3% or more of our total operating revenues for 2007.

Core and Non-Core Services Revenue.    Our management differentiates between “core revenue,” which is derived from sales of services that are considered to be key to our business strategy, and “non-core revenue.”

We consider our core revenue to include the following:

•

Core retail revenue.     We define our core retail revenue as revenue we generate from sales of our integrated digital T-1 transmission line-based services, including local, data, long distance and mobile services which are bundled according to customer service requirements. Our core retail revenue increased 1% in 2009 over 2008 and 14% in 2008 over 2007. Our core retail revenue decreased $4.7 million, or 6.9%, to $63.8 million for the three months ended March 31, 2010, or the “2010 quarter,” from $68.5 million for the three months ended March 31, 2009, or the “2009 quarter.”

•

Enterprise revenue.    We define enterprise revenue to include revenue generated by customers which we believe have the potential to spend over $25,000 per month on our products and services. Services provided to our enterprise customers typically include in-bound and out-bound voice services as well as data and local services. Our enterprise revenue increased 6% in 2009 over 2008 and 11% in 2008 over 2007. Our enterprise revenue increased $1.2 million, or 14.3%, to $9.6 million for the 2010 quarter from $8.4 million for the 2009 quarter.

•

Core wholesale revenue.    Our core wholesale revenue consists of revenue from sales of our broadband capacity services, which we provide to other communications companies. Our wholesale core revenue decreased 6% in 2009 from 2008 and 4% in 2008 from 2007. Our wholesale core revenue decreased $746,000, or 5.9%, to $11.9 million for the 2010 quarter from $12.7 million for the 2009 quarter.

•

Equipment sales and services revenue.    We derive non-recurring revenue from selling, installing and providing maintenance services for customer premises equipment. Revenue from equipment sales and services decreased 13% in 2009 from 2008 and 19% in 2008 from 2007. Revenue from equipment sales and services decreased $548,000, or 12.7%, to $3.7 million for the 2010 quarter from $4.3 million for the 2009 quarter.

Within both our retail and wholesale customer bases, we recently have defined revenue from certain traditional telecommunication products to be “non-core revenue” because technological changes have led to the development of competing solutions for the types of customers that typically purchase such products. We consider our non-core revenue to include the following:

•

Non-core retail revenue.     We define our non-core retail revenue as revenue generated from sales of our basic telephone services supplying standard single line telephones, telephone lines and access to the public switched network, or “POTS,” as well as resale local service. Our non-core retail revenue also includes outbound long distance usage-based revenue and revenue from access usage related to products which we no longer consider to be key to our business. Non-core retail revenue decreased 20% in 2009 from 2008 and 16% in 2008 from 2007. Non-core retail revenue decreased $5.4 million, or 21.4%, to $19.8 million for the 2010 quarter from $25.2 million for the 2009 quarter.

•

Non-core wholesale revenue.     Non-core wholesale revenue includes revenue from our sales of dial-up Internet services, wholesale long distance and operator and directory-assisted traffic. We consider revenue generated by dial-up Internet access services to be non-core revenue due to the expansion of substitute broadband Internet services. The decline in demand for usage-based services at the retail level has contributed to the same decline in wholesale long distance services, as well as to declines in operator and directory-assisted traffic. Revenues from our non-core wholesale services decreased 25% in 2009 from 2008 and 16% in 2008 from 2007. Revenues from our non-core wholesale services decreased $583,000, or 19.7%, to $2.4 million for the 2010 quarter from $3 million for the 2009 quarter.

The following table sets forth, for the periods presented, the portions of our total operating revenues represented by our (1) core and non-core retail revenue, (2) core and non-core wholesale revenue, (3) enterprise revenue and (4) equipment sales and services revenue (in thousands):

	Year Ended December 31,				Three Months Ended March 31,
	2006	2007	2008	2009	2009	2010
Retail revenue:
Core retail revenue	$200,985	$231,797	$265,345	$266,831	$68,525	$63,793
Non-core retail revenue	153,213	137,440	115,337	91,996	25,176	19,776

Total retail revenue	354,198	369,237	380,682	358,827	93,701	83,569
Wholesale revenue:
Core wholesale revenue	59,470	54,867	52,666	49,511	12,664	11,917
Non-core wholesale revenue	22,315	15,723	13,132	9,890	2,954	2,372

Total wholesale revenue	81,785	70,590	65,798	59,401	15,618	14,289
Enterprise revenue	29,934	29,898	33,299	35,329	8,375	9,549
Equipment sales and services revenue	21,723	22,423	18,084	15,767	4,281	3,733

Total operating revenue:	$487,640	$492,148	$497,863	$469,324	$121,975	$111,140

Operating Expenses.     Our principal operating expenses consist of cost of services and equipment, selling, operations and administration expense, and depreciation and amortization.

Cost of Services and Equipment.    We currently provide our integrated communications services by using our network facilities and by reselling the services of other telephone companies. The cost of services related to our integrated communications services consists primarily of access charges and local facility charges that we are required to pay to other telephone companies when we use a portion of their network or facilities in providing services to our customers, as well as charges that we are required to pay to other telephone companies when they originate, terminate or transport messages sent by our customers. The provision of local services over our network generally reduces the amounts we otherwise would be required to pay to other telephone companies to use their networks and facilities in order to provide local services. Beginning in the second quarter of 2005 and continuing through 2009, we undertook a variety of significant cost-saving initiatives, including capital investment in our network to reduce the amount we pay other telephone companies to use their networks and facilities, renegotiation of our contracts, implementation of new DS1 and DS0 central office colocations with AT&T, audits of invoices, and use of alternative local providers, market profitability analysis and least-cost routing of interexchange carrier calls. Largely as a result of these initiatives, our cost of services and equipment decreased in 2009 in both absolute terms and as a percentage of our total operating revenues. We will continue to pursue a number of initiatives in 2010 targeted at reducing our overall cost of services, including continuing assessment of the implications for our existing and future cost of services of FCC actions that significantly limit Unbundled Network Element-Platform, or “UNE-P,” and the availability of Unbundled Network Elements, or “UNEs,” as a provisioning alternative.

The cost of services related to our wholesale broadband transport services principally reflects costs attributable to the leasing of intercity fiber under long-term operating leases and the leasing of intracity capacity to meet customer requirements within each of our markets. These costs generally are fixed in the short to intermediate term. The cost of services related to our wholesale directory assistance services primarily reflects variable costs attributable to the cost of listing and enhanced data, which we purchase from a third party. The costs of broadband transport services and directory assistance services as a percentage of our total operating revenues are low relative to the cost of providing integrated communications services.

Our cost of services also includes charges for labor and inventory sold related to our sale, installation and repair of telephone systems and related equipment.

Selling, Operations and Administration Expense.    Selling, operations and administration expense consists of expenses of selling and marketing, field personnel engaged in direct network maintenance and monitoring, customer service and corporate administration.

Asset Revaluations.     As events or circumstances change that could affect the recoverability of the carrying value of our property, plant and equipment, we conduct a comprehensive review of the carrying value of our property and equipment to determine if the carrying amount of our assets are recoverable. Recoverability of assets to be held and used is measured by comparing the carrying amount of an asset to the future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized to the extent that the carrying amount of the asset exceeds the fair value of the asset. Historically, for purposes of our impairment review, we have determined our retail group and our wholesale group as two separate asset groups with identifiable cash flows. Our retail group consists of those assets and liabilities associated with servicing our retail customer base, and our wholesale group consists of those assets and liabilities associated with servicing our wholesale customer base.

We conducted an annual review of our long-lived assets, consisting of property and equipment and finite-lived intangible assets, in conjunction with our current business plans and operating trends in the third and fourth quarters of 2008 and the third quarter of 2009 for possible impairment of those assets. Based upon these reviews and our evaluation of our current and projected results of operating performance, we concluded that our long- lived assets associated with our two separate asset groups were not impaired as of December 31, 2009,

December 31, 2008 or December 31, 2007. We will continue to assess our assets for impairment as events occur or as industry conditions warrant.

Depreciation and Amortization.    Our depreciation and amortization expense was $69.1 million for 2009, $73.5 million for 2008 and $74.2 million for 2007.

Adjusted EBITDA.    Adjusted EBITDA, as defined by us, represents net income (loss) before interest income and expense, net, provision for income taxes, depreciation and amortization, stock-based compensation, non-cash loss on extinguishment of debt, debt issue cost write-off, prepayment penalties on debt, equity commitment fees, restructuring expenses, merger-related expenses, asset impairment loss and other income or loss. Not all of these adjustments are applicable in every period. Adjusted EBITDA is not a financial measurement under GAAP. Our management uses adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance. Management uses adjusted EBITDA to enhance its understanding of ITC^DeltaCom’s core operating performance, which represents management’s views concerning ITC^DeltaCom’s performance in the ordinary, ongoing and customary course of its operations.

In the future, we expect that we may again report adjusted EBITDA excluding the items discussed below and may incur expenses similar to the excluded items discussed below. Accordingly, the exclusion of these and other similar items in our non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual.

Our management also uses adjusted EBITDA to evaluate ITC^DeltaCom’s core operating performance relative to that of its competitors. This financial measure permits a comparative assessment of ITC^DeltaCom’s operating performance relative to the company’s performance based on its GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within the communications industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense) and differences in taxation and book depreciation of facilities and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. In addition, increased merger and acquisition activity and financial restructurings have resulted in significant non-operating changes to earnings of communications companies that may not be reflective of their core operating performance. Management believes that adjusted EBITDA facilitates company-to-company comparisons within ITC^DeltaCom’s industry by eliminating some of the foregoing variations. ITC^DeltaCom’s adjusted EBITDA, however, may not be directly comparable to similarly titled measures reported by other companies due to differences in accounting policies and items excluded or included in the adjustments, which limits its usefulness as a comparative measure.

ITC^DeltaCom provides information relating to its adjusted EBITDA so that analysts, investors and other interested persons have the same data that management uses to assess ITC^DeltaCom’s core operating performance. Management believes that providing this information permits the foregoing persons to obtain a better understanding of ITC^DeltaCom’s core operating performance and to evaluate the efficacy of the methodology and information used by management to evaluate and measure that performance on a standalone and a comparative basis.

Our management recognizes that adjusted EBITDA has limitations as an analytical financial measure, including the following:

•	adjusted EBITDA does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments to purchase equipment;

•	adjusted EBITDA does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, associated with ITC^DeltaCom’s indebtedness;

•

adjusted EBITDA does not reflect depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, nor does adjusted EBITDA reflect any cash requirements for such replacements;

•

adjusted EBITDA does not reflect the effect of earnings or charges resulting from matters that we consider as not indicative of ITC^DeltaCom’s ongoing operations, but which may recur, including non-cash loss on extinguishment of debt, debt issue cost write-off, prepayment penalties on debt, equity commitment fees, restructuring expenses, merger-related expenses, asset impairment loss and other income or loss; and

•

to the extent that ITC^DeltaCom changes its accounting of certain transactions or other items from period to period, ITC^DeltaCom’s adjusted EBITDA may not be directly comparable from period to period.

Our management compensates for these limitations by using adjusted EBITDA only as a supplemental measure of ITC^DeltaCom’s operating performance and by considering independently the economic effects of the foregoing items that are or are not reflected in adjusted EBITDA. As a result of the foregoing limitations, adjusted EBITDA should not be considered as an alternative to net income (loss), as calculated in accordance with GAAP, as a measure of operating performance, nor should it be considered as an alternative to cash flows, as calculated in accordance with GAAP, as a measure of liquidity.

Information About Our Business

The following table presents, as of the dates indicated, information about our business:

	December 31, 2007	December 31, 2008	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010
Colocations(1)	267	268	269	271	272	279	281
Voice and data switches, Nortel Call Server 2000 IP, Nortel DMS500 and Lucent 5E	22	21	21	21	21	20	20
Number of employees(2)	1,800	1,565	1,511	1,452	1,437	1,398	1,365

(1)	Two colocations in the same physical facility are reflected as one location.
(2)	Includes full-time and part-time employees.

The following table presents, as of the dates indicated, information about our retail voice lines in service (in thousands):

	December 31, 2006	December 31, 2007	March 31, 2008	June 30, 2008	Septem- ber 30, 2008	December 31, 2008	March 31, 2009	June 30, 2009	Septem- ber 30, 2009	December 31, 2009	March 31, 2010
Retail business voice lines in service(1)
UNE-T and UNE lines(2)	296	340	350	362	369	369	370	372	370	367	367
Resale and commercial agreement lines(3)	99	79	74	70	66	63	59	56	53	52	49
Total retail business voice lines in service	395	419	424	432	435	432	429	428	423	419	416
Wholesale voice lines in service(4)	48	40	41	41	38	26	12	9	7	8	9
Total business voice lines in service(5)	443	459	465	473	473	458	441	437	430	427	425

(1)	Lines in services includes only voice lines in service. Conversion of data services provided to customers to a voice line equivalent is excluded.
(2)	Facilities-based service offering in which we provide local service through our owned and operated switching facilities.
(3)	Represent voice lines for local and mobile services provided under commercial agreements and by reselling incumbent local exchange carrier tariff offerings.
(4)	Represents primary rate interface circuits provided as part of our local interconnection services for Internet service providers.
(5)	Reported net of lines disconnected or canceled.

The following table presents, for the periods presented, the average monthly line churn rates (as defined below) for our retail business voice lines:

	Year Ended December 31,
	2006	2007	2008	2009
Resale lines, commercial agreement lines and UNE lines	2.0%	2.2%	2.0%	2.1%
UNE-T lines	1.0%	1.4%	1.4%	1.6%

	Three Months Ended
	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010
Resale lines, commercial agreement lines and UNE lines	2.0%	2.1%	1.9%	1.8%	2.0%	2.0%	2.2%	2.0%	1.9%
UNE-T lines	1.5%	1.3%	1.3%	1.5%	1.5%	1.6%	1.7%	1.5%	1.5%

We define our average monthly line churn rate as the average of monthly line churn for a given period. Monthly line churn is defined as the total number of lines disconnected in a particular month divided by the total number of lines on the network at the beginning of that month. Service (line) disconnects occur as part of the normal course of business and are primarily associated with competition from other providers, customer financial difficulties, discontinuance of certain non-core products, business contractions, cost cutting and industry consolidation. We believe that the economic downturn contributed to an increase in our monthly line churn beginning in late 2007 and continuing through the first quarter of 2010.

The following table presents, for the periods presented, information about our revenues (in thousands):

	Year Ended December 31,			Three Months Ended
	2007	2008	2009	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010
Integrated communications services revenues	$399,135	$413,981	$394,156	$102,076	$100,053	$97,668	$94,359	$93,118

Wholesale services revenues:
Broadband transport	54,862	52,666	49,511	12,664	12,237	12,284	12,327	11,917
Local interconnection	6,257	4,672	1,356	740	308	181	127	120
Directory assistance and operator services	5,562	4,520	3,960	1,029	1,019	986	925	919
Other	3,909	3,940	4,574	1,185	1,061	1,113	1,215	1,333

Total wholesale services revenues	70,590	65,798	59,401	15,618	14,625	14,564	14,594	14,289

Equipment sales and related services revenues	22,423	18,084	15,767	4,281	3,925	4,167	3,394	3,733

Total operating revenues	$492,148	$497,863	$469,324	$121,975	$118,603	$116,399	$112,347	$111,140

Results of Operations

Three Months Ended March 31, 2010 Compared to Three Months Ended March 31, 2009

Operating Revenues.    Total operating revenues decreased $10.9 million, or 8.9%, to $111.1 million for the 2010 quarter from $122 million for the 2009 quarter.

Integrated communications services revenues decreased $9 million, or 8.8%, to $93.1 million for the 2010 quarter from $102.1 million for the 2009 quarter. The decrease resulted primarily from a decline of $7.1 million in local, data service and mobile service revenues and a decrease of $1.9 million in carrier access and long distance revenues. Long distance revenues decreased to approximately 9.9% of our total operating revenues for the 2010 quarter from 10.3% of our total operating revenues for the 2009 quarter as a result of a 16% decline in our average rate billed per minute, the effect of which was offset in part by a 5.4% increase in billable minutes.

We experienced a decrease of approximately 3,000 facilities-based local lines and a decrease of approximately 9,300 in resale and commercial agreement lines from the end of the 2009 quarter to the end of the 2010 quarter. During the 2010 quarter, we experienced a decrease in billable local lines of approximately 2,500 lines from the disconnection of approximately 700 facilities-based local lines and from a decrease of approximately 1,800 resale and commercial agreement lines that were disconnected or converted to facilities-based lines. We continue to pursue a strategy to improve profitability by reducing the proportion of our local lines provided through higher cost resale and commercial agreements for UNE-P services.

Revenues generated by sales of wholesale services for the 2010 quarter decreased $1.3 million, or 8.3%, to $14.3 million from $15.6 million for the 2009 quarter. Local interconnection revenues declined $620,000 from the 2009 quarter as a result of the continued contraction of the dial-up Internet business. For the 2010 quarter, revenues from broadband transport services decreased $746,000 as a result of competitive market pressures and industry consolidation, while other wholesale services revenues increased $148,000. Directory assistance and operator services revenues for the 2010 quarter decreased $111,000 from the 2009 quarter.

Revenues from equipment sales and related services decreased $548,000, or 12.7%, to $3.7 million for the 2010 quarter from $4.3 million for the 2009 quarter as a result of reduced demand for telephone systems in the 2010 quarter compared to the 2009 quarter. Revenues from equipment sales and related services for the 2010 quarter increased $339,000 over the fourth quarter of 2009.

Cost of Services and Equipment.    Total cost of services and equipment of $49.1 million, which represented 44.2% of total operating revenues for the 2010 quarter, decreased $7.4 million from total cost of services of $56.5 million, which represented 46.3% of total operating revenues for the 2009 quarter. The decrease in cost of services and equipment both in absolute terms, and as a percentage of total operating revenues, reflected a reduction in revenue and the successful implementation of our cost-saving initiatives. The effects of these factors were partially offset by the increased cost of new facilities required to support services to existing and new customers for our integrated communications services.

We have been reducing our network cost structure by continuing to decrease the number of high-cost commercial agreement and resale lines in both absolute numbers and as a percentage of total lines and by continuing to pursue initiatives to reduce our cost of services. The cost-saving initiatives includes actions to reduce the amount we pay other telephone companies to use their networks and facilities through renegotiation of our contracts, implementation of new DS1 and DS0 central office colocations with AT&T, audits of invoices, use of alternative local providers, market profitability analysis and least-cost routing of interexchange carrier calls.

Selling, Operations and Administration Expense.    Selling, operations and administration expense of $40.1 million for the 2010 quarter decreased $3.6 million from $43.7 million for the 2009 quarter. As a percentage of total operating revenues, selling, operations and administration expense increased to 36.1% for the 2010 quarter from 35.8% for the 2009 quarter. The decrease in selling, operations and administration expense for the 2010 quarter was primarily attributable to a $2.7 million decrease resulting from reduced compensation-related cost and reduced commissions paid to independent sales agents. The $900,000 balance of the reduction resulted from decreases in bad debt expenses, facilities and maintenance, and data processing costs, which were offset in part by increases in professional fees and advertising expenses.

The total number of our employees decreased to 1,365 at March 31, 2010 from approximately 1,398 at December 31, 2009. Our investment in automating provisioning and other support functions has allowed us to take advantage of attrition in those functions, obviating the need to replace some personnel. We supplement our work force by partnering with specialized vendors to provide some functions in the fulfillment of customer orders. As a result of the decline in business demand for our services, we have experienced attrition in sales positions in some markets since 2009. We are focused in 2010 on recruiting and retaining sales employees to sell our products and provide services to new and existing customers.

Depreciation and Amortization.    Depreciation and amortization expense decreased $2.1 million from $16.9 million for the 2009 quarter to $14.8 million for the 2010 quarter. The decrease in depreciation and amortization expense was primarily attributable to the decreased cost of capital asset investments we placed in service after 2002 compared to prior years, as we continue to maximize the use of our existing network investments.

Interest Expense.    Interest expense decreased $2.7 million from $7.5 million for the 2009 quarter to $4.8 million for the 2010 quarter. The decrease was attributable to reductions in the weighted average interest rates that accrued on our outstanding borrowings from 8.6% at March 31, 2009 to 5.2% at March 31, 2010. Interest expense resulting from amortization of debt discount and debt issuance costs was $607,000 for the 2009 quarter compared to $601,000 for the 2010 quarter.

Adjusted EBITDA.    The following table sets forth, for the 2009 and 2010 quarters, a quantitative reconciliation of adjusted EBITDA to net income (loss), as net income (loss) is calculated in accordance with GAAP (in thousands):

	Three Months Ended March 31,
	2009	2010
Net income (loss)	$(2,596)	$2,389
Add: non-EBITDA items included in net income (loss):
Depreciation and amortization	16,919	14,822
Interest income and expense, net	7,524	4,837
Stock-based compensation	529	934
Other (income) loss	(19)	(152)

Adjusted EBITDA	$22,357	$22,830

Adjusted EBITDA increased $473,000, or 2.1%, from the 2009 quarter to $22.8 million for the 2010 quarter. The increase in adjusted EBITDA resulted from a decrease of $4 million in selling, operations and administration expense (excluding stock-based compensation) and a decrease of $7.3 million in the cost of services and equipment, which were offset in part by a decrease of $10.8 million in total operating revenues.

2009 Compared to 2008

Operating Revenues.    Total operating revenues decreased $28.6 million from $497.9 million for 2008 to $469.3 million for 2009.

During 2009, we experienced declining business demand and competitive pricing pressures that have adversely affected most of our markets and products since the latter half of 2008. These conditions have negatively affected our operations by accelerating attrition of retail customers that have sustained business declines and that exhibit increased cost sensitivity and by slowing the rate at which we add new customers.

Operating revenues from our integrated communications services for 2009 decreased $19.8 million, or 4.8%, to $394.2 million from $414 million for 2008. The decrease in these operating revenues resulted from a decrease of $6.3 million in local and mobile service and bundled revenues, a decrease of $3.7 million in data revenues, a decrease of $3.7 million revenue generated by access billings to other carriers, and a decrease of $6.1 million in long distance services revenues.

Long distance services revenues decreased to approximately 10% of our total operating revenues for 2009 from 11% of our total operating revenues for 2008. Although total billable minutes increased approximately 2.7% over 2008, our average rate per billable minute decreased approximately 11% from the prior year. Our long distance minutes of use bundled within our local service product offering increased approximately 2% over 2008, which also contributed to the decline in long distance services revenues. We also experienced increased competition in long distance services from VoIP and wireless competitive offerings. We expect additional declines in our revenues from long distance services in 2010 because of the foregoing factors and because we will continue to emphasize other service offerings that generate fixed monthly recurring service charges.

Our local services revenues from recurring monthly charges continued to increase as a percentage of total revenues derived from integrated communications services. Revenues from our bundled services offerings for 2009 increased to 68% of total integrated communications services revenues for 2008 from 67% for 2008. When we sell a bundled product with fixed monthly recurring charges that include long distance minutes and data services together with local services, we attribute all of the revenues from this product to local services. Our local services revenues for 2009 decreased due to a net decrease of 3% in billable lines at December 31, 2009 from December 31, 2008.

We experienced a decrease of approximately 2,100 facilities-based local lines and a decrease of approximately 11,000 resale and UNE-P lines from December 31, 2008 to December 31, 2009, for a net decrease of 3%, or 13,100, total lines. We continue to pursue a strategy to improve the profitability of our integrated communications services by reducing the proportion of our local lines provided through higher cost resale and UNE-P services. At December 31, 2009, approximately 88% of our retail business lines were provided on our own network compared to 86% at December 31, 2008.

Operating revenues from our wholesale services for 2009 decreased $6.4 million, or 9.7%, to $59.4 million from $65.8 million for 2008. The decrease was primarily attributable to a decline in broadband transport services revenues of $3.2 million. Local interconnection lines installed decreased 69.4% from 26,151 at December 31, 2008 to 8,004 at December 31, 2009, resulting in a decrease of $3.3 million in local interconnection revenues primarily associated with our dial-up Internet access business. Revenues from our operator and directory assistance services decreased $561,000, or 12.5%, from $4.5 million for 2008 to $4.0 million for 2009.

Operating revenues from communication equipment sales and related services for 2009 decreased $2.3 million, or 12.7%, to $15.8 million from $18.1 million for 2008. The decrease resulted from reduced demand for telephone systems.

Cost of Services and Equipment.    Total cost of services and equipment for 2009 totaled $212.6 million, or 45.3% of total operating revenues, which represented a decrease of $20.3 million from total cost of services and equipment of $232.9 million, or 46.8% of total operating revenues, for 2008. The reduction in cost of services and equipment both in absolute terms and as a percentage of total operating revenues reflected the successful implementation of our cost-saving initiatives and a reduction in demand for our services. The cost-saving initiatives include capital investments in our network to reduce the amount we pay other telephone companies to use their networks and facilities, renegotiation of our contracts, implementation of new DS1 and DS0 central office colocations with AT&T, audits of invoices, and use of alternative local providers, market profitability analysis and least-cost routing of interexchange carrier calls.

The cost of services and equipment associated with equipment sales and related services revenues decreased approximately $800,000 from 2008 on declining revenues of approximately $2.3 million.

The cost of services and equipment associated with providing wholesale services in 2009 remained relatively constant on declining revenues. These network infrastructure costs are generally fixed in the short to intermediate term.

Selling, Operations and Administration Expense.    Total selling, operations and administration expense decreased $11.5 million, or 6.3%, to $171.6 million, or 36.6% of total operating revenues, for 2009 from $183.1 million, or 36.8% of total operating revenues, for 2008. The decrease was primarily attributable to a decrease in cash compensation of $6.5 million, a decrease in employee benefits of $1.9 million, a decrease in data processing and other corporate overhead expenses of $1.6 million, a decrease in professional fees of $1.4 million, a decrease in facilities and maintenance costs of $1.4 million and a decrease in property tax of $422,000. These decreases were offset in part by increases of $1.2 million in bad debt expense and $742,000 in non-cash stock-based compensation expense.

We experienced a reduction in the total number of our employees from 1,565 at December 31, 2008 to 1,398 at December 31, 2009. The reductions were due primarily to voluntary attrition in full-time positions occurring over the year. We have automated various provisioning functions and operations formerly conducted by employees in some of those positions. As a result of the decline in business demand for our services, we experienced attrition in sales positions in some markets. We will continue to focus on recruiting and retaining sales employees to maintain a strong presence in our local branches to serve our customers.

Depreciation and Amortization.    Total depreciation and amortization expense decreased $4.4 million to $69.1 million for 2009 from $73.5 million for 2008. Depreciation expense on equipment assets which were impaired in December 2004 and depreciated thereafter on a five-year remaining life basis will decline approximately $4.0 million in the quarter ended March 31, 2010 and thereafter as compared to depreciation expense for 2009.

Interest Expense.    Total interest expense decreased $5.1 million to $27.4 million for 2009 from $32.5 million for 2008. The decrease was attributable to reductions in the weighted average interest rates that accrued on our outstanding borrowings. At December 31, 2009, our overall weighted average annual interest rate (excluding deferred financing costs and including debt discount) was 5.1% compared to 8.7% at December 31, 2008 and 9.8% at December 31, 2007. Of our interest expense for 2009 and 2008, we paid no in-kind interest in 2009 or 2008. Interest expense resulting from the amortization of debt discount and debt issuance costs was $2.4 million for both 2009 and 2008.

Interest Income.    Total interest income from the temporary investment of available cash balances decreased $1.2 million to $46,000 for 2009 from $1.2 million for 2008.

Adjusted EBITDA.    The following table sets forth, for 2008 and 2009, a quantitative reconciliation of adjusted EBITDA to net loss, as net loss is calculated in accordance with GAAP (in thousands):

	Year Ended December 31,
	2008	2009
Net loss	$(22,897)	$(10,975)
Add: non-EBITDA items included in net loss:
Interest income and expense, net	31,305	27,395
Depreciation and amortization	73,514	69,064
Stock-based compensation	2,227	2,969
Other (income) loss	(81)	(369)

Adjusted EBITDA	$84,068	$88,084

Adjusted EBITDA increased $4 million to $88.1 million for 2009 from $84.1 million for 2008. The increase in adjusted EBITDA for 2009 resulted from a decrease of $20.2 million in cost of services and equipment and a decrease in selling, operations and administration expense, excluding stock-based compensation of $12.3 million, the effects of which were partially offset by a decrease of $28.5 million in total operating revenues.

2008 Compared to 2007

Operating Revenues.    Total operating revenues increased $5.8 million from $492.1 million for 2007 to $497.9 million for 2008.

Operating revenues from our integrated communications services for 2008 increased $14.9 million, or 3.7%, to $414 million from $399.1 million for 2007. The increase in these operating revenues resulted from an increase of $18.6 million in local service and bundled revenues and an increase of $3 million in data revenues. The increases were partially offset by a decrease of $4.2 million in long distance services revenues and a decrease of $2.5 million in revenues generated by access billings to other carriers.

Long distance services revenues decreased to approximately 11% of our total operating revenues in 2008 from 12% of our total operating revenues in 2007. Total billable minutes decreased approximately 3.5% and our average rate per billable minute decreased approximately 3.9% in 2008 from 2007. Our long distance minutes of use bundled within our local service product offering increased approximately 18% in 2008 over 2007 and contributed to the decline in long distance services revenues. We also experienced increased competition from VoIP and wireless competitive offerings in long distance services.

Our local services revenues from recurring monthly charges continued to increase as a percentage of total revenues derived from integrated communications services. Revenues from our bundled services offerings for 2008 increased to 67% of total integrated communications services revenues for 2008 from 64% for 2007. When we sell a bundled product with fixed monthly recurring charges that include long distance minutes and data services together with local services, we attribute all of the revenues from this product to local services. Our local services revenues for 2008 increased due to a net increase of 3.3% in billable lines at December 31, 2008 from December 31, 2007 as a result of sales to new customers.

We continue to pursue a strategy to improve the profitability of our integrated communications services by reducing the proportion of our local lines provided through higher cost resale and UNE-P services. As a result, we experienced an increase of approximately 30,000 facilities-based local lines and a decrease of approximately 16,400 resale and UNE-P lines from December 31, 2007 to December 31, 2008, for a net increase of 3.3%, or 13,600, total lines. At December 31, 2008, approximately 86% of our retail business lines were provided on the own network compared to 81% at December 31, 2007.

Operating revenues from our wholesale services for 2008 decreased $4.8 million, or 6.8%, to $65.8 million from $70.6 million for 2007. The decrease was primarily attributable to a decline in broadband transport services revenues of $2.2 million. Local interconnection lines installed decreased 35.1% from 40,319 at December 31, 2007 to 26,151 at December 31, 2008, resulting in a decrease of $1.6 million in local interconnection revenues primarily associated with our dial-up Internet access business. Revenues from our operator and directory assistance services decreased $1.1 million, or 19.6%, from $5.6 million for 2007 to $4.5 million for 2008.

Operating revenues from communication equipment sales and related services for 2008 decreased $4.3 million, or 19.2%, to $18.1 million from $22.4 million for 2007. The decrease resulted from reduced demand for telephone systems.

Cost of Services and Equipment.    Total cost of services and equipment for 2008 totaled $232.9 million, or 46.8% of total operating revenues, which represented an increase of $707,000 from total cost of services and equipment of $232.2 million, or 47.2% of total operating revenues, for 2007. The modest change in cost in absolute dollars and as a percentage of revenue was attributable to an increase in the cost of providing integrated services to new and existing customers and in the cost of providing long distance services. The effect of these increases was partially offset by the successful implementation of ongoing cost-saving initiatives described above and a reduction in the cost of equipment sales. The cost of services and equipment associated with equipment sales and related services revenues decreased approximately $2 million from 2007 on declining revenues.

The cost of services and equipment associated with providing wholesale services in 2008 remained relatively constant on declining revenues. These network infrastructure costs are generally fixed in nature.

Selling, Operations and Administration Expense.    Total selling, operations and administration expense decreased $9 million, or 4.7%, to $183.1 million, or 36.8% of total operating revenues, for 2008 from $192.1 million, or 39% of total operating revenues, for 2007. The decrease was primarily attributable to a decrease in non-cash stock-based compensation expense of $6.9 million, a decrease in cash compensation of $4.8 million and a decrease in data processing and other corporate overhead expenses of $994,000. These decreases were offset in part by increases of $1.5 million in facilities and maintenance costs, $1.3 million in commissions paid to independent sales agents, $444,000 in license expenses, $332,000 in bad debt expense and $261,000 in professional services fees.

Stock-based compensation expense for 2007 primarily reflected our recognition of $2.4 million of stock-based compensation expense as the result of our modification of the stock incentive awards we originally granted to three senior officers in March 2005, and from our recognition of $3.6 million of stock-based compensation expense as the result of a modification of those stock incentives. Our board of directors approved the modification in connection with the refinancing and recapitalization transactions we completed on July 31, 2007, which we refer to as the “2007 refinancing and recapitalization.” The modification provided for the vesting as of December 31, 2007 of the portion of the awards that previously were subject to vesting based on our future attainment of at least $90 million of earnings before interest, taxes, depreciation, amortization, and other specified items during a period of four consecutive quarters. Because achievement of the performance objective was not expected to be satisfied at the modification date, we recognized stock-based compensation expense in an amount equal to the cumulative compensation cost related to the modified awards based on the $3.6 million fair value of the awards at that date. For additional information about modification of the awards, see Note 9 to the audited consolidated financial statements appearing elsewhere in this prospectus.

We experienced a reduction of approximately 230 employees in the total number of our employees from December 31, 2007 to December 31, 2008. The reductions were due primarily to voluntary attrition in full-time positions occurring over the year. We have automated various provisioning functions and operations formerly conducted by employees in some of those positions.

Depreciation and Amortization.    Total depreciation and amortization expense decreased $700,000 to $73.5 million for 2008 from $74.2 million for 2007.

Interest Expense.    Total interest expense decreased $18.1 million to $32.5 million for 2008 from $50.6 million for 2007. The decrease was attributable to reductions in our average balances of outstanding borrowings resulting from the 2007 refinancing and recapitalization, in which we reduced our total long-term debt from $373.1 million to $305.1 million, and to reductions in the weighted average interest rates that accrued on our outstanding borrowings. At December 31, 2008, our overall weighted average annual interest rate (excluding deferred financing costs and including debt discount and the effect of the cash flow hedge of interest rates in effect from September 30, 2007 to December 31, 2008) was 8.7% compared to 9.8% at December 31, 2007 and 15.6% at December 31, 2006. Of our interest expense for 2008 and 2007, we paid no in-kind interest in 2008, compared to $3.9 million in 2007. In connection with the 2007 refinancing and recapitalization, we also exchanged common stock valued at $332,000 to pay interest in 2007. Interest expense resulting from the amortization of debt discount and debt issuance costs decreased $3.5 million from $5.9 million for 2007 to $2.4 million for 2008.

Interest Income.    Total interest income from the temporary investment of available cash balances decreased $1.1 million to $1.2 million for 2008 from $2.3 million for 2007.

Adjusted EBITDA.    The following table sets forth, for 2007 and 2008, a quantitative reconciliation of adjusted EBITDA to net loss, as net loss is calculated in accordance with GAAP (in thousands):

	Year Ended December 31,
	2007	2008
Net loss	$(177,026)	$(22,897)
Add: non-EBITDA items included in net loss:
Interest income and expense, net	48,305	31,305
Depreciation and amortization	74,166	73,514
Stock-based compensation	9,169	2,227
Non-cash loss on extinguishment of debt	105,269	—
Debt issue cost write-off	7,298	—
Prepayment penalties on debt	8,208	—
Equity commitment fees	1,620	—
Other (income) loss	72	(81)

Adjusted EBITDA	$77,081	$84,068

Adjusted EBITDA increased $7 million to $84.1 million for 2008 from $77.1 million for 2007. The increase in adjusted EBITDA for 2008 resulted from an increase of $5.8 million in total operating revenues and a decrease of $2 million in selling, operations and administration expense, excluding stock-based compensation, the effects of which were partially offset by an increase of $707,000 in cost of services and equipment.

Critical Accounting Policies, Estimates, Risks and Uncertainties

Our audited consolidated financial statements are prepared in accordance with generally accepted accounting principles, which require us to make estimates and assumptions. We believe that, of our significant accounting policies described in Note 2 to the audited consolidated financial statements appearing elsewhere in this prospectus, the following policies may involve a higher degree of judgment and complexity.

The policies discussed below are not intended to constitute a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by generally accepted accounting principles, with no need for us to judge their application. There are also areas in which our judgment in selecting any available alternative would not produce a materially different result. See our consolidated financial statements and related notes appearing elsewhere in this prospectus, which contain accounting policies and other disclosures required by generally accepted accounting principles.

Revenue Recognition.    We generate recurring or multi-year operating revenues, as well as non-recurring operating revenues. We recognize operating revenues as services are rendered to customers in accordance with Revenue Recognition Topic 605 of the Accounting Standards Codification, or “ASC,” which requires that the following four basic criteria must be satisfied before revenues can be recognized:

•	there is persuasive evidence that an arrangement exists;

•	delivery has occurred or services have been rendered;

•	the fee is fixed and determinable; and

•	collectibility is reasonably assured.

We base our determination of the third and fourth criteria above on our judgment regarding the fixed nature of the fees we have charged for the services rendered and products delivered, and the prospects that those fees will be collected. If changes in conditions should cause us to determine that these criteria likely will not be met for future transactions, revenue recognized for any reporting period could be materially adversely affected.

We generate recurring revenues from our integrated communications services and our wholesale services. Revenues from these sources are recognized as services are provided. Advance billings or cash payments received in advance of services performed are recorded as deferred revenue.

We generate nonrecurring revenues from the sale of telephone systems, other equipment and services. Revenues from these sources are recognized upon installation or as services are performed. Nonrecurring revenues, such as the sale of telephone systems, may be part of multiple element arrangements. For example, we may provide for the sale of equipment and installation of that equipment or, alternatively, may sell these products separately without installation. We identify the sale and installation of equipment as separate elements in the earnings process, and if a separate element, such as installation, is essential to the functionality of another element, such as an equipment sale, we recognize revenue for a delivered element only when the remaining elements in the arrangement are delivered.

We recognize some revenues net as an agent versus gross as principal. We apply the guidance provided in Revenue Recognition Topic 605 of the ASC to classify and record such amounts. We recorded revenues net as an agent of $3.1 million for 2007, $2.6 million for 2008 and $2 million for 2009. See Note 2 to the audited consolidated financial statements appearing elsewhere in this prospectus for additional information regarding revenues we recognize net as an agent.

Allowance for Doubtful Accounts.    We record an allowance for doubtful accounts based on specifically identified amounts that we believe to be uncollectible. We also record an additional allowance based on certain percentages of our aged receivables, which are determined based on our experience and assessment of the general financial conditions affecting our customer base. If our actual collections experience changes, revisions to our allowance may be required. We have a large number of customers with individually small amounts due at any given balance sheet date. Any unanticipated change in the creditworthiness of any such customer or other matters affecting the collectibility of amounts due from such customers would not have a material effect on our results of operations in the period in which such changes or events occur. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Our bad debt expense increased to $5.3 million for 2009 from $4.1 million for 2008, while our write-offs of bad debts were $6.2 million for 2009 compared to $4.3 million for 2008. The trend in our days sales outstanding improved by 3.5 days from December 31, 2008 to December 31, 2009 and is reflected in the balance of our allowance for doubtful accounts at December 31, 2009. We do not have any off-balance sheet credit exposure related to our customers.

The following table identifies the total allowances recorded as of the dates indicated:

	December 31,
	2007	2008	2009
Total allowances	$4,757,000	$4,549,000	$3,631,000

In addition to the allowances shown above, we maintain customer receivable reserves related to exposure for customer credits. These reserves are originally established as reductions to revenues and are accounted for in “Other current liabilities” in the audited consolidated balance sheets appearing elsewhere in this prospectus. These reserves totaled $1 million as of December 31, 2007, $1 million as of December 31, 2008 and $1.1 million as of December 31, 2009. We also consider these reserves in our analysis of our required provision for bad debts.

We have attempted to reserve for expected losses based on the foregoing factors and believe our reserves are adequate. It is possible, however, that the accuracy of our estimation process could be materially affected as the composition of our receivables changes over time. We regularly review and refine the estimation process to take account of these changes, but we cannot guarantee that we will be able to estimate accurately credit losses on our receivables.

Cost of Services.    Cost of services includes direct expenses associated with providing services to our customers and the cost of equipment sold. These costs include the cost of leasing facilities from incumbent local exchange carriers and other telecommunications providers that provide us with access connections to our customers, to some components of our network facilities, and between our various facilities. In addition, we use other carriers to provide services where we do not have facilities. We use a number of different carriers to terminate our long distance calls outside the southern United States. These costs are expensed as incurred. Some of these expenses are billed in advance and some expenses are billed in arrears. Accordingly, we are required to accrue for expected expenses irrespective of whether these expenses have been billed. We use internal management information to support these required accruals. Experience indicates that the invoices that are received from other telecommunications providers are often subject to significant billing disputes. We typically accrue for all invoiced amounts unless there are contractual, tariff or operational data that clearly indicate support for the billing dispute. Experience also has shown that these disputes can require a significant amount of time to resolve given the complexities and regulatory issues surrounding the vendor relationships. We maintain reserves for any anticipated exposure associated with these billing disputes. We believe our reserves are adequate. The reserves are reviewed on a monthly basis, but are subject to changes in estimates and management judgment as new information becomes available. In view of the length of time it historically has required to resolve these disputes, disputes may be resolved or require adjustment in future periods and relate to costs invoiced, accrued or paid in prior periods.

Non-Cash Compensation.    We recognize the compensation cost associated with equity instruments based on grant-date fair value of the award. The fair value of stock options is estimated using a Black-Scholes option pricing model. The cost of equity awards granted to employees is recognized over the period on a straight-line basis during which an employee is required to provide service in exchange for the award, which is the vesting periods of the award. Although the recognition of the value of the instruments results in compensation in our financial statements, the expense differs from other compensation in that these charges are typically settled through the issuance of common stock, which would have a dilutive effect upon earnings per share, if and when the instruments are exercised or vest. The determination of the estimated fair value used to record the compensation associated with the equity instruments issued requires management to make a number of assumptions and estimates that can change or fluctuate over time.

Generally, the restricted stock units and stock options awarded are classified as equity. We have awarded equity instruments, including certain restricted stock units and stock options, that we classified as a liability in the three months ended December 31, 2009. We determined that our practice during 2009 of withholding an amount of shares upon the exercise of options and vesting of restricted stock units by certain officers to satisfy our statutory withholding requirements of an amount greater than the minimum statutory requirement, causes liability classification for awards to those officers. See Note 9 to the audited consolidated financial statements appearing elsewhere in this prospectus for additional information regarding this classification.

Valuation of Long-Lived and Intangible Assets and Goodwill.    We assess the impairment of identifiable intangibles, long-lived assets and related goodwill at least annually or when events or changes in circumstances indicate that we may not be able to recover the carrying value of the identifiable intangibles, long-lived assets or related goodwill. We make our assessments in accordance with ASC 350, “Intangibles—Goodwill and Other,” and ASC 360, “Property, Plant and Equipment.” Factors we consider important and that could trigger an impairment review include the following:

•	significant underperformance of our assets relative to expected historical or projected future operating results;

•	significant changes in the manner in which we use our assets or in our overall business strategy;

•	significant negative industry or economic trends;

•	a significant decline in our common stock price for a sustained period; and

•	our market capitalization relative to net book value.

When we determine that we may not be able to recover the carrying value of intangibles, long-lived assets or goodwill based upon the existence of one or more of the foregoing indications of impairment, we measure impairment based on an estimate of fair value. We may base these estimates on the projected discounted cash flow method using a discount rate we determine to be commensurate with the risk inherent in our current business model, or on other methods. Net intangible assets, long-lived assets and goodwill amounted to $274.8 million as of December 31, 2007, $260.2 million as of December 31, 2008 and $246.7 million as of December 31, 2009.

We did not record charges for the impairment of long-lived assets or goodwill in 2009, 2008 or 2007.

Concentrations of Credit Risk, Significant Customers and Key Suppliers.    Of our cash and cash equivalents as of December 31, 2009, approximately $17.4 million of cash and cash equivalents were deposited in operating cash funds in one financial institution which are insured by the Federal Deposit Insurance Corporation up to $250,000. Approximately $23.3 million of our cash and cash equivalents as of December 31, 2009 were deposited in an operating cash fund in another financial institution insured by the Federal Deposit Insurance Corporation up to the balance in the account. Approximately $27.1 million of our cash and cash equivalents as of December 31, 2009 consisted of U.S. Treasury money market funds held in our accounts at two financial institutions.

Our short-term investments at December 31, 2009 and 2008, and investments held for sale at December 31, 2008, consisted of an investment in the Primary Fund of The Reserve Fund, a registered money market fund that was substantially liquidated as of December 31, 2009. On September 16, 2008, which was the date on which withdrawals from the Primary Fund were suspended, we had invested $25.4 million at cost in the Primary Fund. Through December 31, 2008, we received cash payments from the Primary Fund totaling $20 million and recognized a pro rata share of estimated losses totaling $753,000 in connection with our investment. During 2009, through October 2, 2009, we received cash payments from the Primary Fund totaling $3.3 million. On November 25, 2009, the United States District Court for the Southern District of New York issued an order sought by the SEC to provide for a pro rata distribution of the remaining assets of the Primary Fund which, together with prior distributions, represented at least 98.75% of the Primary Fund’s assets as of September 16, 2008. As a result of this court order and our subsequent receipt of a cash payment of $1.7 million on January 29, 2010, we recognized in December 2009, a $405,000 recovery of our previously recognized losses, excluding our pro rata share of the loss in the approximate amount of $348,000 attributable to securities of Lehman Brothers formerly held by the Primary Fund.

Our accounts receivable subject us to credit risk, as collateral is generally not required. We conduct our business with a large base of customers and limit our risk of loss by billing most customers in advance for services and by terminating access on delinquent accounts. Our large number of customers mitigates the concentration of credit risk. No customer represented more than 10% of our consolidated operating revenues for any of the three years in the period ended December 31, 2009.

We lease colocation space and loops from the incumbent local exchange carriers that are major competitors. We are dependent upon the availability of this space owned by the incumbent carriers. We are exposed to risks associated with failing to obtain favorable renewal contract terms with these suppliers, which include rates that are subject to industry regulation, and to risk regarding the timeliness of supplier processing of our orders for customers.

We are dependent for certain equipment used in our network on a limited number of suppliers, some of which are experiencing financial distress. If these suppliers were unable because of their financial distress to meet our needs or if the acquirers of these distressed suppliers do not continue to upgrade technology associated with the type of equipment we use in our network, management believes that we could obtain equipment from other suppliers on comparable terms and that our operating results would not be materially adversely affected. If we were required to purchase another manufacturer’s equipment, it is possible, however, that we could incur significant initial costs to integrate the equipment into our network and to train personnel to use the new equipment, which could have a material adverse effect on our financial condition and results of operations.

Contingencies.    We are a party to a variety of legal proceedings, as either plaintiff or defendant, and are engaged in other disputes that arise in the ordinary course of business. We are required to assess the likelihood of any adverse judgments or outcomes for these matters, as well as potential ranges of probable losses for some of these matters. The determination of the liabilities to be recognized, if any, for loss contingencies is made after analysis of each matter based on the facts and circumstances. However, it is reasonably possible that the liabilities reflected in our consolidated balance sheets for loss contingencies and business disputes could change in the near term due to new facts and circumstances, the effects of which could be material to our financial position, results of operations or cash flows.

Liquidity and Capital Resources

2007 Refinancing and Recapitalization Transactions.    On July 31, 2007, we completed refinancing and recapitalization transactions in which we refinanced or retired substantially all of our outstanding funded debt primarily with the proceeds of new senior secured credit facilities, eliminated all series of our previously authorized preferred stock and substantially all related stock warrants principally in exchange for common stock, and raised additional funds from sales of our capital stock. Immediately after the completion of the transactions, our outstanding capital stock consisted of approximately 66,970,000 shares of common stock and 412,215 shares of a new issue of our Series H preferred stock convertible into a maximum of 13,063,095 shares of common stock. Upon the completion of the transactions, we had outstanding funded debt under new senior secured credit facilities in the aggregate principal amount of $305 million, a $10.0 million available but unutilized revolving credit facility and approximately $50 million in unrestricted cash. For additional information about the 2007 refinancing and recapitalization, see Notes 7 and 9 to the audited consolidated financial statements appearing elsewhere in this prospectus.

On January 29, 2008, pursuant to our agreement with the purchasers of the Series H preferred stock, we completed a rights offering for our common stock in which we received gross proceeds of approximately $30.1 million. On that date, a total of 300,842 shares of Series H preferred stock were redeemed with these proceeds, and the remaining 111,373 shares of Series H preferred stock were converted into common stock. For additional information about the rights offering, see Note 9 to the audited consolidated financial statements appearing elsewhere in this prospectus.

Sources and Uses of Cash

Three Months Ended March 31, 2010 and March 31, 2009.    During the 2010 and 2009 quarters, we funded our operating and capital requirements and other cash needs through cash from operations and cash on hand. Cash provided by operating activities was $19.0 million in the 2010 quarter and $17.3 million in the 2009 quarter. Changes in working capital were $(459,000) in the 2010 quarter and $154,000 in the 2009 quarter. The decrease in working capital in the 2010 quarter resulted primarily from increases of $6.8 million in trade accounts payable and $565,000 in inventory and a reduction of $1.1 million in accounts receivable, which were offset in part by an increase of $1.5 million in prepaid expenses and decreases of $598,000 in unearned revenue and $5.8 million in accrued liabilities. The increase in trade accounts payable was due to the timing of payments made to major vendors. The increase in working capital in the 2009 quarter resulted primarily from a reduction of $1.6 million in accounts receivable, an increase of $4.8 million in trade accounts payable and a reduction of $390,000 in inventory, which were offset in part by an increase of $708,000 in prepaid expenses, a decrease of $333,000 in unearned revenue and a decrease of $5.6 million in accrued liabilities. The increase in trade accounts payable was due to the timing of payments made to major vendors.

Cash used in investing activities was $10.3 million in the 2010 quarter and $6.8 million in the 2009 quarter. In the 2010 quarter, we used $11.2 million to fund capital expenditures, $375,000 to pay accrued restructuring costs related to prior years, and $563,000 for other expenditures. We also received $1.7 million of proceeds from the sale of short-term investments and $183,000 of proceeds from the sale of fixed assets in the 2010 quarter. In the 2009 quarter, we used $8.3 million to fund capital expenditures and $293,000 to pay accrued restructuring costs related to prior years. We also received $1.7 million of proceeds from the sale of short-term investments and $153,000 of proceeds from the sale of fixed assets in the 2009 quarter.

Cash used in financing activities in the 2010 quarter of $2.7 million consisted of $573,000 applied to repayments of long-term debt and $2.1 million for taxes paid on vested restricted shares. Cash used in financing activities in the 2009 quarter totaling $1.4 million was applied to repayment of long-term debt and capital lease obligations.

Years Ended December 31, 2009, 2008, and 2007.    During 2009, we funded our operating and capital requirements and other cash needs from operations and cash on hand. During 2008, we funded our operating and capital requirements and other cash needs from operations, cash on hand and $8.5 million of borrowings under our revolving credit facility. During 2007, we funded our operating and capital requirements and other cash needs through cash from operations, cash on hand and the net proceeds from our sale on July 31, 2007 of $20.6 million of common stock, net of issuance costs and $39.3 million of Series H preferred stock, net of issuance costs. Cash provided by operating activities was $68.9 million in 2009, $62.7 million in 2008 and $23.2 million in 2007. The $6.2 million increase in cash provided by operating activities in 2009 compared to 2008 was attributable to a $5.2 million increase in operating income excluding non-cash components of operating income, and $5.0 million decrease in interest paid in cash, the effects of which were partially offset by a $2.8 million change in working capital excluding accrued interest and a $1.2 million decrease in interest income. The $39.5 million increase in cash provided by operating activities in 2008 compared to 2007 was attributable to a $7.4 million increase in operating income excluding non-cash components of operating income, a $20.4 million decrease in interest paid in cash in 2008, a $3.2 million change in working capital excluding accrued interest, a $9.6 million decrease in prepayment penalties and cost of unused equity commitment, and a $1.1 million decrease in interest income. Of the decrease in interest paid in cash, a decrease of $10.6 million reflected reductions in our average balances of outstanding borrowings and weighted average interest rates accrued on those borrowings in 2008 and $9.8 million was attributable to payment of accrued interest on the extinguished debt and payment on December 31, 2007 of the accrued interest on our new first and second lien credit facilities. Working capital increased $597,000 in 2009 and $3.4 million in 2008 and decreased $10.0 million in 2007.

•

The increase in working capital in 2009 was primarily attributable to reductions in accounts receivable of $3.4 million and in other current assets of $262,000 and increases in accrued compensation, other accrued liabilities and accrued interest totaling $343,000. These changes were offset by decreases of $2.2 million in accounts payable and of $1.2 million in unearned revenue.

•

The increase in working capital in 2008 was primarily attributable to reductions in accounts receivable of $710,000, increases in accrued compensation and other accrued liabilities, accrued interest and unearned revenue totaling $2.9 million. These changes were offset by increases in other current assets of $147,000 and decreases in accounts payable of $20,000.

•

The decrease in working capital in 2007 was primarily attributable to payment of accrued interest on the extinguished debt and payment of the accrued interest on our new first and second lien debt on December 31, 2007, which resulted in a decrease of $9.8 million in accrued interest, a $787,000 increase in accounts receivable, and a $6.0 million decrease in accounts payable. These changes were offset by a reduction in other current assets of $1.9 million, an increase in accrued compensation and other accrued liabilities of $3.8 million and an increase in unearned revenue of $946,000.

Cash used for investing activities was $54.7 million in 2009, $69.5 million in 2008 and $50.7 million in 2007. We used the cash in these periods primarily to fund capital expenditures. Of cash used for investing activities, we used $1.2 million in 2009, $1.3 million in 2008 and $1.3 million in 2007 to fund costs related to our acquisitions of other businesses in prior years. We made capital expenditures of $56.7 million in 2009, $64.8 million in 2008 and $49 million in 2007. We used cash of $408,000 in 2007 to increase restricted funds, while cash of $461,000 was provided by restricted funds in 2008. In 2008, our redesignation of our Primary Fund cash equivalent to short-term investments used cash of $25.4 million. We received payments from the Primary Fund of $3.3 million in 2009 and $20 million in 2008. We received proceeds from the sale of fixed and intangible assets of $435,000 in 2009 and $1.3 million in 2008.

•

Of the $56.7 million of capital expenditures in 2009, we invested $43.8 million in our integrated communications services business and $12.9 million in our wholesale services business. Assets in our wholesale services business are used primarily for our own data and voice traffic associated with our enterprise and retail customer base, while also enabling us to sell services to other communications providers on a wholesale basis. We applied $25.7 million of the expenditures to expansion of our network and customer base, $9.6 million to network maintenance, $10.1 million to strategic initiatives for network cost efficiencies and $11.3 million for strategic product and network initiatives, including $4.1 million for completion of our Infinera optical networking systems, or “DTN,” and the build-out of a number of metropolitan markets which we began in the third quarter of 2008.

•

Of the $64.8 million of capital expenditures in 2008, we invested $42.4 million in our integrated communications services business and $22.4 million in our wholesale services business. We applied $50 million of the expenditures to expansion of our network and customer base, including $15.4 million as part of a planned $20 million network upgrade that we began in the third quarter of 2008 and completed in 2009. The upgrade included deployment of additional Infinera optical networking systems in key markets to enable high capacity dense wavelength division multiplexing, or “DWDM,” services, synchronous optical network, or “SONET,” equipment and the build-out of a number of metropolitan markets, bringing on-net services closer to our customer base. We applied $5.5 million of the expenditures to network maintenance and $9.3 million to strategic initiatives.

•

Of the $49 million of capital expenditures in 2007, we invested $42 million in our integrated communications services business and $7 million in our wholesale services business. We applied $40.9 million of the expenditures to expansion of our network and customer base, $6.1 million to network maintenance and $2 million to strategic initiatives, which primarily involved investment in assets to facilitate migration of customers to our network to reduce our cost of services.

Cash provided (used) by financing activities was $(3.1) million in 2009, $6 million in 2008 and $17.4 million in 2007.

•	Cash used by financing activities in 2009 of $3.1 million reflected repayment of long-term debt, capital leases and other long-term obligations.

•

Cash provided by financing activities in 2008 of $6 million reflected proceeds from our rights offering of common stock, net of issuance cost of $29.9 million, and proceeds of $8.5 million from our issuance of long-term debt through draws on our revolving credit facility. We used $30.1 million to redeem 300,842 shares of our Series H preferred stock and $2.3 million for repayment of long-term debt, capital leases and other long-term obligations.

•

Cash provided by financing activities in 2007 of $17.4 million reflected proceeds of $59.9 million from the sale of common stock and Series H preferred stock, net of issuance costs, and proceeds of $290.7 million from the first lien and second lien credit facilities, net of issuance costs, we received in our 2007 refinancing and recapitalization. We used $11.0 million of cash to redeem 50% of our Series A preferred stock and $321.2 million to repay substantially all of our outstanding long-term debt in our 2007 refinancing and recapitalization, in addition to approximately $476,000 which we had applied to capital lease payments earlier in 2007. We also used $358,000 to pay costs associated with our common stock rights offering,

Indebtedness

Senior Secured Notes.    On April 9, 2010, we closed our sale of the original notes described in this prospectus. We sold the original notes at an offering price of 97.857% of the principal amount of the notes. We applied the gross proceeds of approximately $318 million we received from the sale of the original notes to repay $305.5 million aggregate amount of indebtedness, including all principal and accrued and unpaid interest, outstanding under our first lien and second lien senior secured credit facilities and our former revolving credit facility, which were terminated upon repayment. We have used or expect to use approximately $9.5 million of the proceeds from that offering to pay offering fees and expenses and to use the remainder of the proceeds from that offering for general corporate purposes.

Revolving Credit Facility.    On April 9, 2010, we closed the $30 million five-year senior secured revolving credit facility described under “Description of Other Indebtedness—Senior Secured Priority Revolving Credit Facility.”

Total Long-Term Indebtedness.    At March 31, 2010, before repayment of all amounts outstanding under our senior secured credit facilities in full on April 9, 2010, we had approximately $306.2 million of total long-term indebtedness, net of unamortized discount, including the current portion, which had an overall weighted average annual interest rate of 5.2%, including debt discount and excluding deferred financing costs.

Compliance with Financial Covenants.    Our first lien and second lien credit facility agreements that terminated on April 9, 2010 required us to comply with financial covenants limiting our annual capital expenditures and specifying (as defined for the purposes of the agreements) the maximum ratio of our total consolidated indebtedness to our consolidated EBITDA for each measurement period. Our first lien credit facility agreement also contained financial covenants specifying (as defined for purposes of the agreement) the minimum ratio of our consolidated EBITDA to our consolidated interest expense and the maximum ratio of our first lien consolidated indebtedness to our consolidated EBITDA for each measurement period. As of March 31, 2010, we were in compliance with all of our financial covenants under each of the foregoing credit facilities.

Cash Requirements.    We have various contractual obligations and commercial commitments. We do not have off-balance sheet financing arrangements other than our operating leases.

The following table sets forth, as of December 31, 2009, our contractual obligations and commercial commitments (in thousands):

Contractual Obligations as of December 31, 2009

	Payments Due by Period
	Total	Less than 1 year	1-3 years	4-5 years	More than 5 years
Long-term debt(1)	$308,075	$4,614	$13,036	$290,425	$—
Interest on debt(2)	81,017	16,184	41,849	22,984	—
Operating leases(3)	48,578	14,411	19,964	8,462	5,741
Purchase obligations(4)	6,200	6,200	—	—	—
Withholding tax obligation(5)	2,200	2,200	—	—	—

Totals	$446,070	$43,609	$74,849	$321,871	$5,741

(1)	Includes the principal amount of our long-term debt, which is also included in our consolidated balance sheet.
(2)

Includes the interest payments related to our long-term debt. Estimated amounts for future interest are based on variable interest rates specified in the debt agreements using estimates on variable rate interest calculated using projections of the applicable three-month London interbank offered rate, or “LIBOR.”

(3)	Includes our noncancelable operating leases. We were not a party to any capital leases at December 31, 2009.
(4)

Primarily includes purchase obligations pursuant to which we are required to make minimum payments for goods and services, including obligations related to marketing, maintenance, technology and other third-party services.

(5)

Represents a contractual obligation approved by our board of directors to withhold restricted shares of common stock to satisfy the federal, state and local tax obligations anticipated to be incurred by three senior officers upon the scheduled delivery to them on March 31, 2010 of common stock subject to vested, deferred-delivery, restricted stock units. The withholding of such restricted shares will result in our payment of such tax obligations to the applicable tax authorities. We computed the estimated tax withholding obligation by multiplying the applicable tax rates by the estimated value on March 31, 2010 of the approximately 2.9 million shares subject to the awards, which we determined by estimating the value of our common stock at $2.00 per share based on the recent trading value of the common stock on the OTC Bulletin Board.

The following table sets forth, as of March 31, 2010, our contractual obligations and commercial commitments as adjusted to give pro forma effect, as of such date, to the issuance and sale of the original notes and the application of the proceeds of such issuance as described above (in thousands):

Contractual Obligations as of March 31, 2010

(As Adjusted)

	Payments Due by Period
	Total	Less than 1 year	1-3 years	4-5 years	More than 5 years
Long-term debt(1)	$325,000	$—	$—	$—	$325,000
Interest on debt(2)	204,750	34,125	68,250	68,250	34,125
Operating leases(3)	50,607	14,411	20,621	9,158	6,417
Purchase obligations(4)	9,300	9,300	—	—	—

Totals	$589,657	$57,836	$88,871	$77,408	$365,542

(1)	Includes the principal amount of our 10.5% Senior Secured Notes due 2016.
(2)	Includes the interest payments related to our 10.5% Senior Secured Notes due 2016.
(3)	Includes our noncancelable operating leases. We were not a party to any capital leases at March 31, 2010.
(4)

Primarily includes purchase obligations pursuant to which we are required to make minimum payments for goods and services, including obligations related to marketing, maintenance, technology and other third-party services.

In addition to the contractual obligations shown above, we have significant cash obligations that are not included in the table. Such obligations include required payment of wages and salaries to employees, purchase of network capacity and access under contracts, and payment of fees for other goods and services, including maintenance and commission payments. Although we are parties to legally binding contracts requiring payment for these goods and services, the actual amounts of such payments are contingent upon such factors as volume and/or variable rates that are uncertain or unknown as of March 31, 2010. We are obligated under contracts for network facilities and access that require us to pay a penalty, acquire equipment specific to us or purchase contract specific equipment, as defined by each contract, if we terminate the contract without cause prior to its expiration date. Because these payment obligations are contingent on our termination of the contract, no obligation will exist unless such a termination occurs.

See Note 7 to the audited consolidated financial statements and Note 5 to the unaudited condensed consolidated financial statements appearing elsewhere in this prospectus for additional information regarding our debt, capital lease obligations and operating leases.

At March 31, 2010, we had entered into agreements with vendors to purchase approximately $9.3 million of services and property, plant and equipment during 2010 related primarily to the maintenance and improvement of communications facilities and technology services.

We expect that we will not experience significant changes over the next year in the aggregate amount of our total capital expenditures, in the amount of capital expenditures that we will apply for network and facilities maintenance, or in the type of capital expenditures that we believe will enable us to acquire additional customers within the markets covered by our existing network to generate increased operating revenues. We currently estimate that our aggregate capital requirements for 2010 will total approximately $60 million to $65 million, including $4.5 million of commitments at March 31, 2010. We made $11.2 million of capital expenditures in the first quarter of 2010. The actual amount and timing of our capital requirements may differ materially from our expectations as a result of constraints on our liquidity and regulatory, technological, economic and competitive developments, including market developments and new opportunities.

We believe that our cash on hand and the cash flows we expect to generate from operations under our current business plan will provide us with sufficient funds to enable us to fund our planned capital expenditures, satisfy our debt service requirements, and meet our other cash needs under our current business plan for at least the next 12 months. Our ability to meet all of our cash needs during the next 12 months and thereafter could be adversely affected by various circumstances, including an increase in customer attrition, employee turnover, service disruptions and associated customer credits, acceleration of critical operating payables, lower than expected collections of accounts receivable, and other circumstances outside of our immediate and direct control. We may determine that it is necessary or appropriate to obtain additional funding through new debt financing or the issuance of equity securities to address such contingencies or changes to our business plan or to complete acquisitions of other businesses. We cannot provide any assurance as to whether, or as to the terms on which, we would be able to obtain such debt or equity financing, which would be subject to limitations imposed by covenants contained in our senior secured notes indenture and new senior secured revolving credit facility agreement and would be negatively affected by the continuation of adverse conditions in the credit and capital markets.

Recent Accounting Pronouncements

Fair Value Measurements

The fair value measurement and disclosure guidance of the Financial Accounting Statements Board, or “FASB,” for all nonrecurring fair value measurements of nonfinancial assets and liabilities became effective for us as of January 1, 2009. Our adoption of this guidance effective January 1, 2009 for nonfinancial assets and liabilities other than those that are recognized or disclosed at fair value in the financial statements on a recurring basis did not have a material effect on our results of operations or financial position.

In April 2009, the FASB issued authoritative guidance clarifying that fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants under current market conditions. This new guidance requires an evaluation of whether there has been a significant decrease in the volume and level of activity for the asset or liability in relation to normal market activity for the asset or liability. If there has occurred such a decrease, transactions or quoted prices may not be indicative of fair value and an adjustment may need to be made to those prices to estimate fair value. Additionally, an entity must consider whether the observed transaction was orderly (i.e. not distressed or forced). If the transaction was orderly, the obtained price can be considered to constitute a relevant observable input for determining fair value. If the transaction is not orderly, other valuation techniques must be used when estimating fair value. This guidance was adopted by us for the period ended June 30, 2009. The adoption of this guidance did not have a material effect on our results of operations or financial position.

In August 2009, the FASB issued authoritative guidance clarifying the measurement of the fair value of a liability in circumstances when a quoted price in an active market for an identical liability is not available. The guidance emphasizes that entities should maximize the use of observable inputs in the absence of quoted prices when measuring the fair value of liabilities. This guidance became effective for us as of October 1, 2009 and did not have a material effect on our results of operations or financial position.

Fair Value of Financial Instruments Disclosures

In April 2009, the FASB issued revised authoritative guidance requiring disclosures about fair value of financial instruments, currently provided annually, to be included in interim financial statements. This guidance was adopted by us for the period ended June 30, 2009. Since this guidance provides only disclosure requirements, the adoption of this standard did not have a material effect on our results of operations or financial position.

Noncontrolling Interests in Consolidated Financial Statements

In December 2007, the FASB issued authoritative guidance which establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. This guidance requires recognition of a noncontrolling interest as equity in the consolidated financial statements and separate from the parent’s equity. Net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement. Changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest. This guidance requires a parent to recognize a gain or loss in net income when a subsidiary is deconsolidated. Such gain or loss will be measured using the fair value of the noncontrolling equity investment on the deconsolidation date. We adopted the guidance effective as of January 1, 2009. Adoption of this guidance did not have a material effect on our results of operations or financial position.

Derivative Instrument and Hedging Activity Disclosures

In March 2008, the FASB amended and expanded the disclosure requirements related to derivative instruments and hedging activities by requiring enhanced disclosures about how and why an entity uses derivative instruments, how an entity accounts for derivative instruments and related hedged items and how derivative instruments and related hedged items affect an entity’s financial position, financial performance and cash flows. The revised guidance requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments and disclosures about credit-risk-related contingent features in derivative agreements. This guidance was effective for us as of January 1, 2009. Since this guidance provides only disclosure requirements, the adoption of this standard did not have an effect on our results of operations or financial position.

Determination of the Useful Life of Intangible Assets

In April 2008, the FASB issued guidance that amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under authoritative literature thereby resulting in improved consistency in accounting treatment of useful lives of recognized intangible assets. We adopted this guidance effective as of January 1, 2009. Adoption of this guidance did not have a material effect on our results of operations or financial position.

Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities

In June 2008, the FASB issued guidance that provides that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method. Upon adoption, a company is required to retrospectively adjust its earnings per share data (including any amounts related to interim periods, summaries of earnings, and selected financial data) to conform with the provisions of this guidance. We adopted this guidance effective as of January 1, 2009. Adoption of this guidance did not have a material effect on our results of operations or financial position.

Subsequent Events

In May 2009, the FASB issued authoritative guidance which sets forth general standards of accounting for, and disclosure of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued. We are required to evaluate subsequent events through the date the financial statements are issued. This guidance was effective for the period ended June 30, 2009. This guidance did not have an effect on our results of operations or financial position.

Accounting Standards Codification

In June 2009, the FASB issued authoritative guidance which replaced the previous hierarchy of GAAP and establishes the FASB Codification as the single source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities. SEC rules and interpretive releases are also sources of authoritative GAAP for SEC registrants. This guidance modifies the GAAP hierarchy to include only two levels of GAAP: authoritative and nonauthoritative. The FASB will issue Accounting Standards Updates, which will serve only to update the ASC, provide background information about the guidance and provide the bases for conclusions on the changes in the ASC. This guidance was effective for us as of September 30, 2009. This guidance did not have a material effect on our results of operations or financial position.

Revenue Arrangements with Multiple Deliverables

In October 2009, the FASB issued authoritative guidance that amends existing guidance for identifying separate deliverables in a revenue-generating transaction where multiple deliverables exist, and provides guidance for allocating and recognizing revenue based on those separate deliverables. The guidance is expected to result in more multiple-deliverable arrangements being separable than under current guidance. This guidance is effective for us beginning on January 1, 2011 and is required to be applied prospectively to new or significantly modified revenue arrangements. We do not expect that adoption of the guidance will have a material effect on our results of operations or financial position.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Not applicable.

Quantitative and Qualitative Disclosures About Market Risk

We seek to minimize our exposure to market risks. We maintain investments consisting primarily of short-term, interest-bearing securities. We enter into long-term debt obligations with appropriate pricing and terms. We do not hold or issue derivative, derivative commodity or other financial instruments for trading purposes. We do not have any material foreign currency exposure.

Our major market risk exposure has been changing interest rates on borrowings we used to fund our business. We applied the proceeds of our sale and issuance on April 9, 2010 of our 10.5% Senior Secured Notes due 2016 to repay all $306.2 million principal amount of our variable-rate debt outstanding as of March 31, 2010.

Management’s Annual Report on Internal Control Over Financial Reporting

The management of ITC^DeltaCom, Inc. (the “Company”) is responsible for establishing and maintaining an adequate system of internal control over financial reporting. This system is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with the accounting principles generally accepted in the United States of America.

The Company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company, (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company, and (3) provide reasonable assurance regarding the prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, a system of internal control over financial reporting can provide only reasonable assurance and may not prevent or detect misstatements. Further, because of changes in conditions, effectiveness of internal control over financial reporting may vary over time. The Company’s system contains self-monitoring mechanisms, and actions are taken to correct deficiencies as they are identified.

Management conducted an evaluation of the effectiveness of the system of internal control over financial reporting based on the framework in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commissions (COSO). Based on this evaluation, management concluded that the Company’s system of internal control over financial reporting was effective as of December 31, 2009.

BDO Seidman, LLP, an independent registered public accounting firm which has audited the Company’s consolidated financial statements included in this annual report, has audited the effectiveness of the Company’s internal control over financial reporting, as stated in its report set forth following management’s report.

ITC^DeltaCom, Inc.

March 22, 2010	By:	/s/ RANDALL E. CURRAN
	Name:	Randall E. Curran
	Title:	Chief Executive Officer (Principal Executive Officer)

March 22, 2010	By:	/s/ RICHARD E. FISH, JR.
	Name:	Richard E. Fish, Jr.
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Report of Independent Registered Public Accounting Firm on Internal Control Over Financial Reporting

Board of Directors and Stockholders

ITC^DeltaCom, Inc.

Huntsville, Alabama

We have audited ITC^DeltaCom, Inc.’s internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). ITC^DeltaCom, Inc.’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Item 9A, Management’s Annual Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, ITC^DeltaCom, Inc. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2009, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the related consolidated balance sheets of ITC^DeltaCom, Inc. as of December 31, 2009 and 2008, and the related consolidated statements of operations and comprehensive loss, stockholders’ deficit, and cash flows for each of the three years in the period ended December 31, 2009 and our report dated March 22, 2010 (except Note 13(b) as to which the date is June 10, 2010) expressed an unqualified opinion thereon.

/s/ BDO Seidman, LLP

Atlanta, Georgia

March 22, 2010

BUSINESS

We are one of the largest facilities-based competitive providers of integrated communications services, principally to businesses, in our primary eight-state market, which encompasses Alabama, Florida, Georgia, Louisiana, Mississippi, North Carolina, South Carolina and Tennessee. We deliver a comprehensive suite of high-quality data and voice communications services, including high-speed or broadband data communications (which consist of Ethernet and Internet access connectivity), local exchange, long-distance and conference calling, and mobile data and voice services. We often offer these services as bundled solutions, including our Simpli-BusinessSM complete office communications solution that conveniently packages our managed network services and communications devices for business customers. We also sell customer premises equipment to our business customers. Although we historically have had many small customers, our current marketing strategy emphasizes medium-sized and enterprise customers who have significant communications needs and purchase high-margin, value-added services and solutions.

We offer our services primarily over our advanced fiber optic network, which as of March 31, 2010 consisted of 12,362 route miles deployed from New York to Florida and from Georgia to Texas, and principally covered portions of our primary eight-state market. We also use additional network facilities obtained from other providers to extend our market coverage and to meet the needs of our customers. Our fiber optic network provides us with significant transmission capacity that we use for our own data and voice traffic and selectively sell to other communications providers on a wholesale basis.

See “Summary” for information about our competitive strengths and our business strategy.

Services

We deliver integrated voice and data communications services to end-user business customers and other communications providers in the southeastern United States.

Bundled Services Approach.    We offer our integrated communications services in a high-quality bundle to business customers at attractive prices. When financially advantageous for us to do so, we seek to bundle our integrated communications services together with communications devices and related installation and maintenance services. Our targeted customers often will have multiple vendors for voice and data communications services, as well as additional vendors for communication devices, each of which may bill the customer separately. Unlike many of these vendors, we are able to provide a single digital T-1 transmission line over which we offer a comprehensive package of local telephone, long distance, Internet access and other integrated communications services. We are able to leverage our experience in providing and maintaining customer premises equipment as well as relationships with leading manufacturers to provide our customers with access to a range of remotely managed office communication devices. We believe that our bundle of services provides an especially attractive means of delivering communications solutions.

Integrated Communications Services.    We offer integrated data, voice and equipment services to end-users, targeting retail and enterprise business customers. We refer to these services, which we describe in more detail below, as our “integrated communications” services. Revenues from these services represented approximately 84% of our total operating revenues for 2009.

Ethernet Private Line Services.    We offer private line services that provide dedicated communications connections between two end-user customer locations using an Ethernet interface to transmit voice, video or data in a variety of bandwidths.

Internet Access.    We offer dedicated Internet access via private line, Ethernet and frame relay connectivity at speeds ranging from DS-1, or 1.544 million bits per second, to 1Gbps, or 1 billion bits per second, that provides cost-efficient interconnection to a combination of multiple tier-one national Internet service providers.

ATM Services.    We offer high-bandwidth, low-delay, connection-oriented switching and multiplexing techniques for data transfer, which are known as asynchronous transfer mode, or “ATM,” services. ATM allows for the efficient, simultaneous high-speed transfer of voice, data and video, meeting a variety of “Quality of Service” objectives.

MPLS IP-VPN Services.    We offer MultiProtocol Label Switching, or “MPLS,” based IP-VPN services by equipping our core Internet Protocol, or “IP,” network with the ability to provide IP-VPN standard services. A VPN, or virtual private network, is a secure, outsourced network that links multiple customer locations by using computer software to create virtual circuits over the Internet solely for the customer’s use, instead of building a physical circuit to the customer. This service offering enables us to provide prioritized traffic based on customer-specific requirements with multi-tiered service levels, such as for voice, Internet and data.

Local Services.    In addition to basic local dial tone service, we offer a wide range of local services, including premium local voice services, such as voicemail, universal messaging and directory assistance. We also offer all local CLASS (Custom Local Area Signaling Services) features, such as call forwarding, return call, hunting, call pick-up, repeat dialing and speed dialing services. We provide our local services primarily over digital T-1 transmission lines, which have 24 available channels. We also provide various protocol options, including primary rate interface, or “PRI,” lines, which have 24 channels, of which 23 are voice channels. In response to regulatory developments, we have de-emphasized our single-line local services offerings in all markets.

Access Trunks.    We offer access trunks to customers that own and operate switching equipment on their own premises. The trunks enable the switching equipment of our customers to be connected to our network over a digital T-1 transmission line. These connections provide customers with local and long distance calling capacity on any of the T-1’s 24 available channels.

Long Distance Services.    We offer both domestic and international switched and dedicated long distance services, including “1+” outbound dialing, inbound toll-free and calling card services. Many of our small and medium-sized business customers prefer to purchase our long distance services as part of a bundle that includes our other integrated communications services offerings.

Enhanced Services.    We offer conference calling services, including toll-free and operator-assisted access, sub-conferencing and transcription services, and enhanced calling card services, which provide features such as voicemail and faxmail, voice-activated speed dialing, conference calling and network voice messaging. We also provide customized solutions tailored to the customer’s needs through a network system, referred to as an “intelligent peripheral,” that facilitates flexible interactions between the user and a network.

Frame Relay Services.    We offer frame relay services on various network elements and switching platforms. These services offer customers an efficient method of data transport at speeds equivalent to those available over a digital T-1 transmission line. Our frame relay services frequently allow customers to meet their data transfer needs more efficiently for applications that include Internet access, local area network interconnection and complex systems network architectures.

Private Line Services.    We offer private line services that provide dedicated communications connections between two of our end-user customer’s locations to transmit voice, video or data in a variety of bandwidths.

Simpli-Business Services.    We combine our data and voice network offerings discussed above with a range of communications devices and technology solutions that we maintain and generally manage remotely, providing a convenient single point of contact for our customer’s communications needs for a single monthly charge.

Simpli-MobileSM Services.    We provide mobile data and voice services as a mobile virtual network operator, or “MVNO,” using the network of a nationwide wireless services provider that employs code division multiple-access, or “CDMA,” technology. Our mobile services provide nationwide mobile access to voice, e-mail, text and Internet connectivity. Our customers can select cell phones and personal digital assistants, or “PDAs,” from leading manufacturers and use our hosted e-mail exchange services to integrate office-based e-mail, calendar and contacts programs with the mobile devices. We offer the service only to customers who also purchase one of our other integrated communications services, providing a convenient single point of contact for our customer’s communications needs with a single monthly statement.

Wholesale Services.    We offer wholesale communications services to other wire line and wireless communications service providers. We refer to these services as our “wholesale services.” Revenues from these services represented approximately 13% of our total operating revenues for 2009, and are generated from sales to a limited number of other communications companies, including incumbent local exchange carriers, competitive local exchange carriers, wireless service providers, cable companies, Internet service providers and other carriers.

Broadband Transport Services.    Our broadband transport services include private line services, Ethernet private line services and wavelength services. These services allow other communications providers to transport the traffic of their end-user or wholesale customers across our local and intercity network. Some of the customers own transmission facilities, such as fiber optic networks and telecommunications equipment, and use our broadband transport services as an extension of those facilities. Other customers do not own any facilities or equipment and resell our broadband services to their end-user business customers as their own branded services. We offer our broadband transport services in a wide range of speeds, also referred to as “bandwidth” or “capacity,” ranging from DS-1 to 10Gbps, or 9.953 billion bits per second. Our customers use some of our services for very high capacity, inter-city connectivity and specialized high-speed data networking. We connect our network to the facilities of our customers or their end-user customer either by local carrier or by a direct connection utilizing time division multiplex, or “TDM,” interfaces or Ethernet interfaces. We typically bill our broadband transport services customers a fixed monthly rate that generally is based upon the capacity, term and length of the circuit we provide, regardless of the amount of provided capacity actually used by the customer.

Local Interconnection Services.    We provide local communications services to Internet service providers on a wholesale basis. These services include primary rate interface connectivity between our network and the network of the Internet service provider, as well as equipment colocation services that permit the Internet service provider to colocate its modems, routers or network servers with our network equipment. We also provide local dial tone communications services to other competitive exchange carriers to enable them to sell local voice services to their end-user consumer and business customers or other wholesale customers.

Operator and Directory Assistance Services.    We provide nationwide live and automated operator and directory assistance services to a number of other communications companies through our redundant call centers connected to our fiber optic network.

Dedicated Internet Access Services.    We provide dedicated Internet access services that enable our wholesale customers to deliver access to the global Internet to their end-user consumer or business customers through our IP network and our direct connectivity to the IP networks of other Internet service providers. Our customers connect to our IP network over TDM or Ethernet interfaces at speeds ranging from DS-1 to 1Gbps. We typically bill customers of our dedicated Internet access services a fixed monthly rate that generally is based upon the capacity of the circuit we provide, regardless of the Internet destination or amount of capacity actually used by the customer.

Other Services.    Our wholesale services also include a limited amount of switched voice termination services that we provide to other communications companies. These services primarily include wholesale reselling of our domestic long distance services.

Equipment Sales and Related Services.    We sell, install and perform on-site maintenance of equipment, such as telephones and private branch exchanges, or “PBX.” We offer these services, which we refer to as our “equipment sales and related services,” in all of the markets in which we offer integrated communications services.

Revenues from these services represented approximately 3% of our total operating revenues for 2009 and are primarily generated from sales to our integrated communications services customers.

Facilities

Our fiber optic network, switching facilities and related electronics enable us to offer our integrated communications services and our wholesale services at competitive prices tailored to the customer’s specific needs.

Fiber Optic Network.    As of March 31, 2010, our advanced fiber optic network consisted of 12,362 route miles that extended from New York to Florida and from Georgia to Texas, and principally covered portions of our primary eight-state market. We have built or acquired our network through direct construction and long-term dark fiber leases or indefeasible rights-of-use agreements. We extend the geographic reach of our network and seek to reduce our dependence on incumbent local telephone companies in some markets through strategic relationships with regional public utilities pursuant to which we market, sell and use transmission capacity on networks that are owned and operated by the utilities. As of March 31, 2010, our network extended to over 200 points of presence. These points of presence are located in most major population centers in the areas covered by our fiber optic network and in a significant number of smaller towns and communities. Our network included 30 completed metro fiber rings and five metro fiber rings which were under construction at March 31, 2010. We intend to focus most of our future capital expenditures on investments that we believe will enable us to acquire additional customers and generate increased operating revenues.

We have implemented electronic redundancy, which enables traffic to be rerouted to another fiber in the same fiber sheath in the event of a partial fiber cut or electronic failure, over a portion of our network. In addition, as of March 31, 2010, approximately 74% of our network traffic was protected by geographically diverse routing, a network design also called a “self healing ring,” which enables traffic to be rerouted in the event of a total cable cut to an entirely different fiber optic cable.

Switching Facilities.    Our networking design, together with our interconnection agreements with the incumbent local telephone companies, such as AT&T, has enabled us to be a facilities-based provider of local and long distance telephone services in all of our markets.

Our switches are the primary electronic components that connect customers to our network and transmit data and voice communications over our network. As of March 31, 2010, our primary switching facilities for voice communications consisted of 11 Nortel DMS-500 switch sites, two Nortel Call Server 2000 IP switch sites and seven Alcatel-Lucent 5E switch sites. All of our switches are capable of handling both data and local and long distance voice traffic. Our Nortel DMS-500 switches are installed in the following locations:

•	Gulfport, Mississippi;

•	Montgomery, Birmingham and Anniston, Alabama;

•	Nashville, Tennessee;

•	Atlanta, Georgia;

•	Columbia, South Carolina;

•	Greensboro, North Carolina; and

•	Jacksonville, Ocala and West Palm Beach, Florida.

Our Nortel Call Server 2000 IP switches are installed in the following locations:

•	Birmingham, Alabama; and

•	Orlando, Florida.

Our Alcatel-Lucent 5E switches are installed in the following locations:

•	Greenville and Charleston, South Carolina; and

•	Charlotte, Greensboro, Raleigh, Greenville and Wilmington, North Carolina;

In addition to our switching platform, we have colocated communications equipment within the central offices of incumbent local telephone companies in various markets in the southern United States. Colocation enables us to provide remote facilities-based local and long distance services in markets where we do not have switches, by using our switches in other locations as hosts. To provide these remote services, we use our fiber optic network and leased facilities to connect our remote equipment to our switches when it is economically and operationally advantageous for us to do so.

Our network backbone enables us to offer high-quality wavelength, Ethernet, synchronous optical network, or “SONET,” Internet access and virtual private networking services. The packet-switching portion of our network backbone is based upon Internet Protocol, which is a broadly deployed standards-based protocol that allows for the exchange of data between computer networks. The network infrastructure is built on our high speed Infinera-based wavelength division multiplexing, or “WDM,” platform and Cisco core routers.

Sales and Marketing

Integrated Communications Services and Equipment Sales and Related Services.    We provide our integrated communications services and our equipment sales and related services through two primary sales channels, which consist of our direct sales force and our network of independent dealers and sales agents.

Although we historically have had many small customers, our current marketing strategy emphasizes medium-sized and enterprise customers who have significant communications needs and purchase high-margin, value-added services and solutions. Enterprise customers are businesses that we believe have the potential to spend over $25,000 per month on our products and services. We are dedicated to providing the level of superior customer support required by our target customers. Our commitment to the customer experience extends from the development of tailored services bundles with the assistance of our sales force through efficient and prompt implementation, installation and issue resolution. These efforts have increased customer satisfaction and retention in our enterprise customer market. In 2009, we retained approximately 93% of our enterprise customers who were purchasing our services at the beginning of the year as the result of an attrition rate associated with our enterprise customers that averaged less than 0.6% per month.

Direct Sales.    We focus our sales efforts for our integrated communications services and our equipment sales and related services on businesses in the southeastern United States. As of March 31, 2010, we served our markets, primarily in our eight-state region, through more than 40 branch office locations.

We market our integrated communications services and our equipment sales and related services through a direct sales force composed of sales personnel, technical consultants and technicians. We derive the vast majority of our revenues for our integrated communications services and our equipment sales and related services from our direct sales efforts. We base our marketing strategy upon the conviction that customers prefer to have one company accountable for all of their communications services. Our customers are assured they will have a point of contact, 24 hours a day and seven days a week, to support all of the services they receive from us. We generally support the addition of new services and transfer of existing services, as well as the management of network and communications devices, remotely. When we are unable to do so, technicians located in each of our markets are deployed by our centralized call centers.

Our sales personnel make direct calls to prospective business customers, conduct an analysis of each prospect’s usage history and forecasts, and their service needs and, based on consultations with the prospect, present a tailored service package intended to improve the prospect’s communications capabilities and costs. Sales personnel locate potential business customers principally through customer referrals, market research, telemarketing, and networking alliances, such as endorsement agreements with trade associations and local chambers of commerce. Our sales personnel work closely with our network engineers and information systems consultants to design new service products and applications. Technicians survey customer premises to assess power and space requirements and to coordinate delivery, installation and testing of equipment.

Our integrated communications services agreements generally provide for payment of a flat monthly fee billed in advance for local telephone, data and Internet services. The agreements are generally for terms of one, two or three years. We charge a fee for the early termination of contracts. The agreements for long distance services generally provide that the customer must use a minimum amount, measured by dollars or minutes of use, of switched long distance services per month for the term of the agreement. We also offer our switched long distance services bundled together with some of our other integrated communications services under agreements providing for a recurring fixed monthly fee, and a specified maximum number of long distance minutes of use. For example, our Simplici-TSM Plus service provides local, long distance and dynamically allocated Internet services over one digital T-1 transmission line for a fixed monthly fee that is invoiced on a single bill.

Independent Dealer and Agent Sales.    We have an established network of independent dealers and agents to market our integrated communications services and equipment sales and related services. We employ dealer sales management strategically located in our direct sales offices to manage our independent dealer and agent sales forces. Our dealer sales management is responsible for recruiting new dealers to market our services and supporting new sales made by the dealers. As with our direct sales force, our independent dealers and agents have access to our technical consultants and technicians for sales support, as well as to our dedicated dealer support team, which provides order management and issue resolution services to our dealers. This access enables our dealers and agents to be more effective in their sales efforts and ultimately to present a more attractive bundle of services for the customer. Our authorized dealers and agents receive commissions based on services sold, usage volume and customer retention.

In 2010, we will emphasize our new exclusive agent program, which promotes a consultative agent sales model with a focus on delivering full service, cost-effective, reliable communications solutions to our business customers. Under the program, value-added resellers, equipment vendors, computer vendors and integrators become full service telecommunications consultants as our exclusive agents, offering in-depth knowledge of our services while benefiting from upfront commission payments with no quota or contract sales commitments.

Wholesale Services.    We market our broadband transport and other wholesale services through a dedicated direct sales force. We generally enter into master service agreements with our broadband transport services customers that have terms ranging from one to five years. Our broadband transport customers purchase the capacity they require under the terms specified in the master agreements.

Competition

The communications industry is highly competitive. We compete primarily on the basis of the price, availability, reliability, variety and quality of our offerings and on the quality of our customer service. Our ability to compete effectively depends on our ability to maintain high-quality services at prices generally equal to or below those charged by our competitors. Price competition in the integrated communications services and broadband transport services markets generally has been intense and is expected to increase. Our competitors include, among others, various “competitive carriers” like us, as well as larger integrated providers such as AT&T, CenturyTel, Inc. (which, after its acquisition of Embarq Corporation, refers to itself as “CenturyLink”), Verizon Communications Inc. and Windstream Corporation (which acquired Nuvox, Inc. in 2010. The larger providers have substantially greater infrastructures, financial, personnel, technical, marketing and other resources, larger numbers of established customers and more prominent name recognition than our company. These companies also operate more extensive transmission networks than we do. Companies such as Level 3 Communications, Inc., Global Crossing Limited and Qwest Communications International Inc. have constructed nationwide fiber optic systems, including routes through portions of the southern United States in which we operate our fiber optic network.

A continuing trend toward consolidation, mergers, acquisitions and strategic alliances in the communications industry has strengthened our primary competitors. The 2006 mergers of AT&T with BellSouth Corporation and of Verizon with MCI, Inc. resulted in the combination of some of the largest carriers in the telecommunications industry and significantly enhanced the competitive resources of AT&T within the former BellSouth territory. During 2007 and 2008, substantial consolidation among competitive carriers continued, following the trend set by acquisitions in previous years. Significant mergers and acquisitions also have occurred within the wireless industry over the past few years. These transactions are likely to lead to a consolidation of market power within the wireless industry and could strengthen the major wireless carriers’ ability to compete against wireline services. We expect these trends to continue. We expect market power for U.S. telecommunications services to be further consolidated among the incumbent carriers and for business customer choice to be significantly reduced in many areas.

We face significant competition from competitive carriers that are similar to us, principally in terms of size, structure and market share. Some of these carriers already have established local operations in some of our current and target markets. Others are not as well situated as we are in the markets in which we offer service. Many competitive carriers are struggling financially, and we expect further consolidation of such carriers in the markets we serve. We cannot predict which of these carriers will be able to continue to compete effectively against us.

The convergence of local and long distance marketing has resulted in other carriers offering integrated communications services. For example, competitive carriers typically offer bundled local, long distance and Internet services to their customers. Cable companies also have entered the market for these services, primarily by using VoIP applications. In addition, cable companies and other providers are expected to increase their competitive position through the offering of wireless broadband and other services. Electric utilities are investigating the delivery of broadband services over power lines. We cannot predict whether or how quickly these new offerings will penetrate the markets we serve or the rate at which wireless services will substitute for wireline service in business markets. We also compete with numerous direct marketers, telemarketers and equipment vendors and installers with respect to portions of our business.

We compete in the provisioning of local services against the incumbent local telephone company in each of our markets, which is AT&T in a large majority of those markets. By offering bundled services in our markets, AT&T is able to offer substantially the same integrated local and long distance services that we offer. Incumbent carriers enjoy substantial competitive advantages arising from their historical monopoly position in the local telephone market, including pre-existing customer relationships with substantially all end-users. We are highly dependent on incumbent carriers for local network facilities and wholesale services required for us to provide our own local services. We will face increased competition to the extent that AT&T and other incumbent carriers compete in each other’s markets. Wireless communications providers are competing with wireline local telephone service providers, which further increases competition. The acquisition of BellSouth by AT&T has enhanced the competitiveness of AT&T’s wireless business (formerly Cingular Wireless) both as a replacement for wireline service and as a component of bundled services provided by AT&T.

A recent trend toward deregulation, particularly in connection with incumbent carriers and service providers that use VoIP applications, could increase the level of competition we face in our markets and, in turn, adversely affect our operating results. AT&T and other incumbent carriers continue to seek deregulation for many of their services at both the federal and state levels. These efforts have been successful in some states and in connection with certain services at the federal level. To the extent these efforts continue to be successful, these companies will gain additional pricing flexibility, which could affect our ability to compete with them. The recent emergence of service providers that use VoIP applications also could present a competitive challenge. Because key aspects of the regulatory status of VoIP applications remain unsettled, providers of such applications may be able under some circumstances to avoid costly regulatory requirements, including the payment of access charges and other intercarrier compensation. This could impede our ability to compete with these providers on the basis of price.

Two of the largest incumbent carriers, AT&T and Verizon, have announced that they are continuing to invest substantial funds in upgrading their networks and deploying fiber-optic cable to accommodate the transmission of video content in real-time and other data-rich applications, such as interactive gaming. These carriers are using their investments to compete against cable companies in the provisioning of bundled voice, video and high-speed data services. Although we understand that this strategy is directed principally toward the provisioning of services to residential customers, any increase in the market power of these carriers in this segment could improve their ability to increase their efforts to attract the types of business customers we serve. We cannot predict the extent to which additional investments by these carriers will affect our competitive position in our markets.

The growing availability of wireless Internet access and the use of IP-enabled services for voice and data transmissions will continue to increase the number of services with which we must compete. For example, some municipal authorities are providing, or have enlisted third parties to provide, wireless Internet access, or “Wi-Fi,” service, throughout their jurisdictions. These Wi-Fi services, when combined with VoIP or other advanced applications, can enable users to communicate by phone, access the Internet or engage in other broadband activities, typically at a minimal flat-rate charge. We cannot predict the extent to which municipal Wi-Fi networks will succeed or replace services that today are provided by carriers such as our company. In addition, major national wireless carriers, including AT&T, Verizon Wireless, Sprint Nextel Corporation and Clearwire Corp., as well as regional carriers, have acquired additional wireless spectrum resources and announced plans to upgrade their networks or deploy new network facilities to provide high speed broadband wireless services using technologies referred to as fourth generation, or “4G,” technologies. Other entities are using unlicensed spectrum resources to provide broadband wireless services. Additional wireless spectrum may become available for the provisioning of broadband wireless services in the near future through additional spectrum auctions and other regulatory changes. We cannot predict the extent to which increased competition from broadband wireless services will affect our competitive position in the markets we serve.

Regulation

Overview.    Our services are subject to federal, state and local regulation. Through our wholly-owned subsidiaries, we hold numerous federal and state regulatory authorizations. The FCC exercises jurisdiction over telecommunications common carriers to the extent that they provide, originate or terminate interstate or international communications. The FCC also establishes rules and has other authority over some issues related to local telephone competition. State regulatory commissions retain jurisdiction over telecommunications carriers to the extent that they provide, originate or terminate intrastate communications. State commissions also have authority to review and approve interconnection agreements between incumbent telephone carriers and competitive carriers, and to conduct arbitration of disputes arising in the negotiation of such agreements. Local governments may require us to obtain licenses, permits or franchises to use the public rights-of-way necessary to install and operate our network.

Federal Regulation.    We are classified as a non-dominant carrier by the FCC and, as a result, the prices, terms and conditions of our interstate and international services are subject to relatively limited FCC regulation. Like all common carriers, we are subject to the general requirement that our charges, practices and classifications for communications services must be “just and reasonable,” and that we refrain from engaging in any “unjust or unreasonable discrimination” with respect to our charges, practices or classifications. The FCC must grant its approval before any change in control of any carrier providing interstate or international services, or of any entity controlling such a carrier, and before the assignment of any authorizations held by such a carrier. We possess the operating authority required by the FCC to conduct our long distance business as it is currently conducted. As a non-dominant carrier, we may install and operate additional facilities for the transmission of domestic interstate communications without prior FCC authorization, except to the extent that radio licenses are required. The following discussion summarizes some specific areas of federal regulation that directly or indirectly affect our business.

Local Competition.    The Communications Act of 1934, as amended by the Telecommunications Act of 1996, preempts state and local laws to the extent that they prevent competition in the provisioning of any telecommunications service. The Communications Act imposes a variety of duties on local carriers, including competitive carriers such as us, to promote competition in the provisioning of local telephone services. These duties include requirements for local carriers to:

•	interconnect with other telecommunications carriers;

•	complete calls originated by customers of competing carriers on a reciprocal basis;

•	permit the resale of their services;

•	permit users to retain their telephone numbers when changing carriers; and

•	provide competing carriers access to poles, ducts, conduits and rights-of-way at regulated prices.

Incumbent carriers are subject to additional duties. These duties include obligations of incumbent carriers to:

•	offer interconnection at any feasible point in their networks on a non-discriminatory basis;

•	offer colocation of competitors’ equipment at their premises on a non-discriminatory basis;

•	make available some of their network facilities, features and capabilities, referred to as Unbundled Network Elements, or “UNEs,” on non-discriminatory, cost-based terms; and

•	offer wholesale versions of their retail services for resale at discounted rates.

Collectively, these requirements recognize that local telephone service competition is dependent upon cost-based and non-discriminatory interconnection with, and use of, some elements of incumbent carrier networks and facilities under specified circumstances. Failure to achieve and maintain such arrangements could have a material adverse effect on our ability to provide competitive local telephone services.

Over the past six years, decisions of federal courts and the FCC have narrowed significantly the scope of the facilities that incumbent telephone companies must make available as UNEs to competitive carriers such as us at rates based on the Total Element Long Run Incremental Cost, or “TELRIC,” standard. Incumbent carriers must offer access to their copper loops and subloops, but must offer access to certain higher-capacity DS1 and DS3 transmission facilities only in wire center serving areas with relatively few business lines and colocated competitive carriers, as defined by detailed FCC regulations. In general, incumbent companies are not required to offer as UNEs at TELRIC-based rates fiber loops, DS1 and DS3 transmission facilities in relatively large or competitive wire center areas, optical speed transmission facilities, or dark fiber. Further, incumbent companies no longer are required to provide local switching as a UNE, which means that we can no longer rely on the Unbundled Network Element-Platform, or “UNE-P,” to provide local services to customers at TELRIC-based rates. The FCC imposed conditions on AT&T when it acquired BellSouth obligating AT&T not to seek rate increases for the UNEs it continues to offer, or seek forbearance of any of its remaining UNE obligations, before June 29, 2010. The financial impact of those commitments on us is unclear. In some circumstances, AT&T and other incumbent carriers are making available some of these facilities and services, either as lightly regulated special access services or under unregulated “commercial agreements,” at significantly higher rates.

Interconnection Agreements.    Under the Communications Act, incumbent carriers are required to negotiate in good faith with competitive carriers such as us for interconnection, colocation, reciprocal compensation for local traffic, and access to UNEs. If the negotiating carriers cannot reach agreement within a prescribed time, either carrier may request binding arbitration of the disputed issues by a state regulatory commission. In addition, carriers are permitted to “adopt” in their entirety agreements reached between the incumbent carrier and another carrier. Merger conditions agreed to by AT&T when it acquired BellSouth permitted a competitive carrier to extend its current interconnection agreement with AT&T, or duplicate any existing interconnection agreement involving incumbent AT&T in a different state, subject to an exception for state-approved pricing.

We have operated under interconnection agreements with AT&T and its predecessor, BellSouth, since at least 1999. Our retail operating companies, Deltacom, Inc. and Business Telecom, Inc., each maintain interconnection agreements with the incumbent in each state and for each service territory within which we offer local service. In conjunction with terms of the AT&T and BellSouth merger conditions, Deltacom entered into extensions of AT&T interconnection agreements for Alabama, Florida, Georgia, Louisiana, Mississippi, South Carolina and Tennessee that will expire in January 2011 and for North Carolina that will expire in May 2013. Business Telecom has entered into extensions to January 2011 of its regional interconnection agreement for Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, South Carolina, North Carolina and Tennessee. We expect, but cannot assure, that each new AT&T interconnection agreement to which we are or will be a party will provide us with the ability to provide local service in the nine states in the former BellSouth territory on a reasonable commercial basis.

We opted into interconnection agreements with Embarq for Florida, North Carolina, South Carolina and Tennessee with initial terms that expire in March 2010 and for Virginia with an initial term that expires in October 2010. Once the initial term of each of these agreements expires, we will extend the renewal term of our existing agreements or opt into or negotiate new agreements with CenturyLink, which acquired Embarq. We are unable to predict the outcome of any such negotiations. We may not be able to agree with CenturyLink on mutually acceptable terms. In addition, new agreements could result in less favorable rates, terms and conditions than our prior agreements.

Congress and the FCC also have considered in the past, and may consider in the future, proposals that would further deregulate aspects of facilities-based wireline and wireless broadband networks, whether provided by incumbent local carriers, cable companies or other entities. We may be at a significant competitive disadvantage if we are unable to meet the future demands of our customers for broadband local access on a timely basis at competitive rates.

Internet Protocol-Enabled Services.    The FCC is considering clarifications and changes to the regulatory status of services and applications using IP, including VoIP offerings. The FCC has issued a series of rulings in connection with the regulatory treatment of interconnected VoIP service, but many of the rulings have been narrowly tailored and others have addressed only discrete issues. The FCC has held that state utility regulatory commissions may not impose pricing and entry regulations on “nomadic” interconnected VoIP services such as that offered by Vonage, concluding that Vonage’s VoIP application, and others like it, is an interstate service subject only to federal regulation. The FCC also has concluded that providers of interconnected VoIP service are subject to regulatory obligations such as local number portability and E-911 rules, the provisioning of network access to authorized law enforcement personnel, Customer Proprietary Network Information rules, and the payment of Universal Service Fund assessments and other regulatory fees. Reviewing courts have affirmed these FCC decisions. The FCC has not yet clarified definitively whether and to what extent providers of interconnected VoIP service are required to pay access charges to local exchange carriers, and broader questions on the regulatory status of VoIP remain to be resolved. We cannot predict how these matters will be resolved or the impact on companies with which we compete or interconnect.

Intercarrier Compensation.    The FCC regulates the interstate access rates charged by local carriers for the origination and termination of interstate long distance traffic. These access rates make up a significant portion of the cost of providing long distance service. The FCC has adopted policy changes that over time are reducing incumbent carriers’ access rates, which has the effect of lowering the cost of providing long distance service, especially to business customers. In addition, the FCC has adopted rules that require competitive carriers to reduce gradually the levels of their tariffed access charges until those charges are no greater than those of the incumbent carriers with which they compete. Facilities-based carriers operating in a local market area must pay one another “reciprocal compensation” for terminating traffic over one another’s local networks. Reciprocal compensation rates are generally much lower than access charges. The FCC also has adopted rules changing the compensation mechanism for traffic exchanged between telecommunications carriers that is destined for dial-up Internet service providers and requiring rates equal to or below the relatively low reciprocal compensation rates.

In March 2005, the FCC initiated a proceeding designed to examine and reform comprehensively all of these types of intercarrier compensation, including access charges, in the telecommunications market. Further FCC action in this area may reduce most access charges in the future or shift all forms of intercarrier compensation to flat rate pricing. We cannot predict at this time the result of this proceeding, the full impact of the FCC’s decisions in this area, or the effect these decisions will have on our business or industry.

Special Access.    Special access is a service offered by incumbent local telephone companies that consists of dedicated transmission facilities or private lines used by wireline and wireless telecommunications carriers, Internet-based service providers, and large enterprise end-users. In 1999, the FCC adopted rules that enable incumbent carriers to obtain pricing flexibility for their interstate special access services in various metropolitan areas depending on the level of competition present in an area. We purchase interstate special access services from AT&T and other incumbent carriers in many metropolitan areas where pricing flexibility has been granted. Depending on the degree of pricing flexibility for which the incumbent carrier qualifies in particular areas, the incumbent carrier may be entitled to impose contracts with minimum revenue commitments and bundles of purportedly discounted and non-discounted services that, in effect, enable the carrier to charge substantially greater prices for special access services in those areas, while making it more difficult for competitive carriers to offer substitute services. In some cases, the FCC has granted petitions by AT&T and other incumbent carriers for forbearance from any regulation of some special access services. Although the FCC adopted conditions on AT&T’s merger with BellSouth that constrain AT&T’s ability to raise prices on its wholesale special access services for existing customers, that require AT&T to reduce its prices for certain of these services under specified circumstances in some areas, and that limit AT&T’s ability to impose minimum revenue commitments in special access contracts, these additional constraints will remain effective only until July 2010.

The FCC currently is considering whether and how to reform its special access rules. We rely to a considerable extent on interstate special access services purchased from AT&T and other incumbent carriers in order to connect to our customers. We cannot predict when the FCC will issue a decision regarding special access prices or how any such decision will affect our business. A significant increase in the price for special access could materially increase our cost of services. Additional pricing flexibility for special access service offered by AT&T and other incumbent carriers could place us at a competitive disadvantage, both as a purchaser of access for our long distance and local services and as a vendor of access to other carriers or end-user customers.

Universal Service.    The Communications Act and the FCC’s rules provide for a federal Universal Service Fund, which is intended to subsidize communications services in rural and high-cost areas, services for low-income consumers, and services for schools, libraries and rural health care providers. Currently, the FCC assesses all providers of telecommunications, including us, a percentage of interstate revenues received from retail customers as their contribution to the Universal Service Fund. The FCC is currently considering changing the method by which such contributions are assessed to per-telephone number or per-line charges, or possibly adopt a different assessment methodology. The FCC may revise or clarify the manner in which telecommunications carriers, like us, contribute to the fund based on their purchases of the underlying telecommunications component of their wholesale inputs. The FCC also is considering changes to the fund distribution rules that could either reduce or increase the total size of the fund, and thereby affect the amount of assessments we must pay. Any changes in the rules may affect our revenues and our competitive position in relation to other service providers, but it is not possible at this time to predict the extent we would be affected by any such rule changes, if at all. Separately, various states maintain, or are in the process of implementing, their own universal service programs, and the rules governing these state programs are also subject to changes. The FCC and state regulatory commissions are continuing to make changes to their universal service rules and policies, and it is difficult to predict how those changes might affect the telecommunications industry or us.

National Broadband Plan.    As part of the American Recovery and Reinvestment Act of 2009, Congress directed the FCC, in coordination with the National Telecommunications and Information Administration, to develop a national broadband plan to ensure that Americans have access to broadband capability and to establish benchmarks in service of that goal. After concluding its analysis of the mechanisms for ensuring broadband access to all Americans, the FCC delivered the plan to Congress on March 16, 2010. The plan outlines the FCC’s policies concerning middle mile transport, intercarrier compensation, the Universal Service Fund, pole attachments, rights-of-way, spectrum allocation and broadband adoption.

The plan contains numerous recommendations for future actions by the FCC and Congress to further the goal of nationwide broadband access. We anticipate that the FCC will propose rule changes consistent with the plan and will seek additional comments before any final rules are adopted. The development of the FCC’s plan may lead to changes in the legal and regulatory environment in which we operate. We cannot predict the nature and extent of the impact which the outcome of these proceedings will have on us or our operations.

Customer Proprietary Network Information and Privacy.    The Communications Act and the FCC’s rules require carriers to implement measures to prevent the unauthorized disclosure of Customer Proprietary Network Information, or “CPNI.” In April 2007, the FCC revised its CPNI rules to impose new restrictions on telecommunications carriers and providers of interconnected VoIP service. Additional measures to protect CPNI and consumer privacy are proposed from time to time, and both Congress and the FCC currently are considering such additional measures. These developments appear to be part of a broader trend to protect consumer information as it continues increasingly to be transmitted in electronic formats. We cannot predict whether additional requirements governing CPNI or other consumer data will be enacted, or whether such additional requirements will affect our ability to market or provide our services to current and future customers.

Network Management and Internet Neutrality.    The FCC, the Administration and Congress have expressed interest in adopting so-called “net neutrality” requirements on broadband Internet access providers, which address whether, and the extent to which, owners of network infrastructure should be permitted to engage in network management practices that prioritize data packets on their networks through commercial arrangements or based on other preferences. The FCC in 2005 adopted a policy statement expressing its view that consumers are entitled to access lawful Internet content and to run applications and use services of their choice, subject to the needs of law enforcement and reasonable network management. In an August 2008 decision, the FCC characterized these net neutrality principles as binding and enforceable and stated that network operators have the burden to prove that their network management techniques are reasonable. In that order, the FCC imposed sanctions on a broadband Internet access provider for managing its network by blocking or degrading some Internet transmissions and applications in a way that the FCC found to be unreasonably discriminatory. This FCC decision has been appealed, and other proceedings before the FCC present related issues. Moreover, it is not possible to determine what other broadband network management techniques or related business arrangements may be deemed reasonable or unreasonable in the future. In October 2009, the FCC proposed to adopt a modified version of the net neutrality principles as specific regulations. We cannot predict how any future legislative or regulatory decisions relating to net neutrality might affect our ability to manage our broadband network or develop new products or services.

Other Federal Regulation.    In addition to the specific matters listed above, we are subject to a variety of other FCC filing, reporting, record-keeping and fee payment requirements. The FCC has the authority generally to condition, modify, cancel, terminate, revoke or decline to renew licenses and operating authority for failure to comply with federal laws and the FCC’s rules, regulations and policies. Fines or other penalties also may be imposed for such violations. The FCC or third parties may raise issues with regard to our compliance with applicable laws and regulations.

State Regulation.    We are subject to various state laws and regulations. Most state public utility commissions require providers such as us to obtain authority from the commission before initiating service in the state. In most states, we also are required to file tariffs or price lists setting forth the terms, conditions and prices for specified services that are classified as intrastate and to update or amend our tariffs when we adjust our rates or add new products. We also are subject to various reporting and record-keeping requirements.

We have authority to offer intrastate long distance services in all 50 U.S. states and the District of Columbia. We have obtained authority to provide long distance service in states outside of our current and target markets to enhance our ability to attract business customers that maintain offices, or have employees who travel, outside of our markets.

We provide local services in our region by reselling the retail local services of the incumbent carrier in a given territory and, in some established markets, using incumbent carriers’ network elements and our own local switching facilities. As of March 31, 2010, we possessed authority to provide local telephone services in Arkansas, Alabama, Delaware, Florida, Georgia, Kansas, Kentucky, Louisiana, Maryland, Mississippi, New Jersey, New York, North Carolina, Oklahoma, Pennsylvania, South Carolina, Tennessee, Texas, Virginia, West Virginia and the District of Columbia.

State public utility commissions have responsibility under the Communications Act to oversee relationships between incumbent carriers and their new competitors with respect to such competitors’ use of the incumbent carriers’ network elements and wholesale local services. Public utility commissions arbitrate interconnection agreements between the incumbent carriers and competitive carriers such as us when necessary. Under the Communications Act, the decisions of state public utility commissions with regard to interconnection disputes may be appealed to federal courts. There remain important unresolved issues regarding the scope of the authority of public utility commissions and the extent to which the commissions will adopt policies that promote local telephone service competition.

States also regulate the intrastate carrier access services of incumbent carriers. We are required to pay access charges to incumbent carriers when they originate or terminate our intrastate long distance traffic. Our business could be harmed by high access charges, particularly to the extent that incumbent carriers do not incur the same level of costs with respect to their own intrastate long distance services or to the extent that they are able to offer their long distance affiliates better access pricing. States may regulate or legislate changes to the level of intrastate access charges assessed by competitive local exchange carriers. Some states have ordered maximum rate caps for intrastate access charges of competitive carriers that could result in a decrease in access charge revenues and the inability of competitive carriers to recover fully the costs of providing these services. In one such action, which was effective in March 2008, Virginia capped the intrastate access charges of competitive carriers at the rates charged by the incumbent in whose territory the competitive carrier provides service.

States also may be developing intrastate universal service charges parallel to the interstate charges created by the FCC. In addition, state legislatures are considering, and in some cases enacting, new laws that remove some issues from state regulatory authority and, in general, apply less regulation and oversight to incumbent carriers. Our business could be harmed by these actions.

We will be affected by how states regulate the retail prices of the incumbent carriers with which we compete. As the degree of intrastate competition increases, states are offering incumbent carriers increased pricing flexibility and deregulation of particular services deemed to be competitive. This flexibility and deregulation may present the incumbent carriers with an opportunity to subsidize services that compete with our services with revenues generated from their non-competitive services, thereby allowing them to offer competitive services at prices lower than most or all of their competitors. AT&T has obtained authority to create affiliates that would operate on a much less regulated basis and, therefore, could provide significant competition in addition to the local services historically offered by AT&T. We cannot predict the extent to which these developments may affect our business.

Many states require prior approval for transfers of control of certified carriers, corporate reorganizations, acquisitions of telecommunications operations, assignment of carrier assets, carrier stock offerings and incurrence by carriers of significant debt obligations. Certificates of authority generally can be conditioned, modified, canceled, terminated or revoked by state regulatory authorities for failure to comply with state law or the rules, regulations and policies of state regulatory authorities. State regulators also may impose fines or other penalties for such violations. Public utility commissions or third parties may raise issues with regard to our compliance with applicable laws or regulations.

Local Government Authorizations and Related Rights-of-Way.    We are required to obtain street use and construction permits and licenses or franchises to install and expand our fiber optic network using municipal rights-of-way. In some municipalities where we have installed network equipment, we are required to pay license or franchise fees based on a percentage of gross revenues or a per linear foot basis. Following the expiration of existing franchises, these fees may not remain at their current levels. In many markets, incumbent carriers do not pay these franchise fees or pay fees that are substantially less than those required to be paid by us, although the Communications Act requires that, in the future, such fees be applied in a competitively neutral manner. To the extent that our competitors do not pay the same level of fees that we do, we could be at a competitive disadvantage. Termination of the existing franchise or license agreements before their expiration dates, or a failure to renew the franchise or license agreements, and a requirement that we remove the corresponding portion of our facilities or abandon the corresponding portion of our network, could harm our business. In addition, we would be adversely affected if we are unable to obtain additional authorizations for any new network construction on reasonable terms.

A number of states are considering reforming their laws and regulations governing the issuance of franchises and permits by local governmental authorities, and some states already have enacted laws authorizing some types of entities to secure a state-wide franchise. Congress also has considered from time to time, and may consider in the future, various proposals intended to reform the relationship between federal, state and local governments in connection with the franchising process. We cannot predict how these issues will be resolved, or the extent to which these developments will affect our ability to compete. Unresolved issues also exist regarding the ability of new local service providers to gain access to commercial office buildings to serve tenants.

Intellectual Property

Our ability to compete depends in part upon our proprietary rights in our technology and business procedures and systems. We rely on a combination of contractual restrictions and copyright, trademark and trade secret laws to establish and protect these proprietary rights. We require employees, consultants and, if warranted based on the service to be provided, vendors to execute confidentiality agreements upon the commencement of their relationships with us. These agreements provide that confidential information developed or made known during the course of a relationship with us must be kept confidential and not disclosed to third parties except in specific circumstances.

The U.S. Patent and Trademark Office has granted us federal registrations for some of our trademarks. Federal registration of trademarks is effective for as long as we continue to use the trademarks and renew their registrations.

Employees

As of March 31, 2010, we had approximately 1,365 employees, of whom approximately 1,302 were full-time employees. None of our employees is represented by a union or covered by a collective bargaining agreement. We believe that our relationship with our employees is good. In connection with the construction and maintenance of our fiber optic network and the conduct of our other business operations, we use third-party contractors, some of whose employees may be represented by unions or covered by collective bargaining agreements.

Legal Proceedings

Regulatory Proceedings

We are a party to numerous regulatory proceedings affecting the segments of the communications industry in which we operate, including regulatory proceedings before various state public utility commissions and the FCC, particularly in connection with actions by AT&T, and other incumbent local telephone companies. Some of these proceedings are discussed above under “—Regulation.” We anticipate that these companies will continue to pursue arbitration, litigation, regulation and legislation in states within our primary eight-state market to reduce regulatory oversight and state regulation over their rates and operations. These companies also are actively pursuing major changes in the federal communications laws through litigation and legislation that would adversely affect competitive carriers, including us. We may not succeed in our challenges to these or other similar actions that would prevent or deter us from successfully competing with the incumbent carriers.

Legal Proceedings

We are a party to litigation and other legal proceedings in the ordinary course of our business, including proceedings involving disputes with contractors or vendors. Management does not believe that there are any legal proceedings pending against us, other than the proceedings relating to rights-of-way described below, that, if determined in a manner adverse to us, could have a material adverse effect on our financial position or results of operations.

To maintain our fiber optic network, we have obtained easements, rights-of-way, franchises and licenses from various third parties, including actual and potential competitors, local governments, private real property owners and others. We may not be able to continue to use or have access to all of our existing easements, rights-of-way, franchises and licenses or to renew or replace them after they expire. Since 2001, numerous third parties have initiated legal proceedings in a number of states challenging some of our licenses to use the rights-of-way of others, including our licenses to use the rights-of-way of Georgia Power Company, Gulf Power Company and Mississippi Power Company. The plaintiffs’ lawsuits claim that we may not use some or all of the fiber optic communications lines on the rights of way that cross the plaintiffs’ properties and that such actions exceed the easements or other property rights held by us or our co-defendants, Georgia Power Company, Gulf Power Company and Mississippi Power Company. The plaintiffs assert claims for, among other things, trespass and unjust enrichment and seek compensatory and punitive damages and injunctive relief. We believe that we have complied with applicable laws and that the plaintiffs’ claims are without merit. The lawsuits relating to the easement rights in Georgia were resolved in 2006 in favor of Georgia Power Company and us. As of the date of prospectus, we, together with our co-defendants, Gulf Power Company and Mississippi Power Company, as applicable, have entered into agreements with plaintiffs in a substantial number of the actions pending against us to clarify the easement rights in Florida and Mississippi. These agreements have been approved by the Circuit Court of Gadsden County, Florida and the Circuit Courts of Harrison County and Jasper County, Mississippi (First Judicial Circuit), and dismissals of the related cases have occurred or are in progress. These agreements, and the payment of settlement amounts thereunder, did not have a material adverse effect on our financial position or results of operations. As of March 31, 2010, pending proceedings or disputes that had not been settled or otherwise resolved affected approximately 40 route miles of our network. If some of these or similar future challenges are successful, or if we otherwise are unsuccessful in maintaining or renewing our rights to use our network easements, rights-of-way, franchises and licenses, we may be compelled to abandon significant portions of our network, which would require us to incur additional expenditures and to pay substantial monetary damages.

In August 2001, we filed suit in the Superior Court of Troup County, Georgia, against Southern Telecom, Inc., Alabama Power Company, Georgia Power Company, Mississippi Power Company, Gulf Power Company and related entities from which we have obtained by agreement use of rights-of-way for our fiber optic telecommunications networks. We seek a declaratory judgment that the defendants are legally required to use their best efforts to defend us against any claims that we do not have the right to use the rights-of-way granted to these entities and to defend, indemnify and hold us harmless against all such claims. We filed for summary judgment in December 2001, and the defendants subsequently filed a motion for summary judgment. The defendants also have filed a counterclaim requesting, among other relief, that we reimburse them for the cost of perfecting the applicable rights-of-way. In September 2004, the court issued an order denying our motion and the defendants’ motion for summary judgment and staying the proceeding pending a final determination of the property owner proceedings that form the basis for our claims. In January 2005, the Georgia Court of Appeals denied our appeal of this order on procedural grounds. The proceeding remains stayed pending developments in the various proceedings described above or previously resolved affecting the rights-of-way of Mississippi Power Company, Gulf Power Company and Georgia Power Company used by us. An adverse outcome on the counterclaim, or an adverse outcome against us in one or more of the rights-of-way lawsuits, individually or in the aggregate, could have a material adverse effect on our financial position or results of operations.

MANAGEMENT

Directors and Executive Officers

The table below shows information about our directors and executive officers as of March 1, 2010:

Name	Age	Position
Randall E. Curran	55	Chief Executive Officer and Director
Richard E. Fish, Jr.	44	Executive Vice President and Chief Financial Officer
J. Thomas Mullis	66	Senior Vice President-Legal and Regulatory, General Counsel and Secretary
Sara L. Plunkett	60	Senior Vice President-Finance
John Almeida, Jr.	39	Director
John J. DeLucca	66	Director
Clyde A. Heintzelman	71	Director
Michael E. Leitner	42	Director
Thomas E. McInerney	68	Chairman of the Board of Directors
Sanjay Swani	43	Director
Philip M. Tseng	33	Director

See “Board of Directors—Director Qualifications” for a discussion of the director qualifications set forth below as part of each director’s business history.

Randall E. Curran has served as our Chief Executive Officer since February 2005. He previously served as Chairman and Chief Executive Officer of ICG Communications, Inc., a competitive telecommunications company, from September 2000 until December 2003. Before joining ICG Communications, Mr. Curran served as Chairman, President and Chief Executive Officer of Thermadyne Holdings Corporation, a global manufacturer of welding and cutting products. During 2004, he was engaged in management consulting with both FTI Consulting, Inc. and his own firm. Mr. Curran served with Thermadyne and its predecessor companies since 1981 in various positions, including Chief Operating Officer and Senior Vice President-Chief Financial Officer. Early in his career, he worked at Cooper Industries and with the accounting firm of Arthur Andersen & Co. Mr. Curran formerly served as a director of Airspan Networks, Inc.

Director qualifications:

•	Leadership, industry, technology and marketing experience—current CEO of ITC^DeltaCom and former chairman/CEO of competitive telecommunications carrier and global manufacturer
•	Finance experience—former CFO
•	Financial reporting experience—former accountant at Arthur Andersen & Co.

Richard E. Fish, Jr. has served as our Chief Financial Officer since April 2005 and as an Executive Vice President since February 2006. Mr. Fish previously served as our Chief Administrative Officer from February 2005 until April 2005. Before joining our company, Mr. Fish served from November 2000 to October 2004 as Executive Vice President and Chief Financial Officer for ICG Communications, Inc. Before assuming that position, Mr. Fish served from September 1999 to November 2000 as ICG Communication, Inc.’s Senior Vice President of Finance. Before his service with ICG Communications, Inc., Mr. Fish served from 1994 to 1999 in various finance, regulatory, operational and business development positions with AT&T Local Services and Teleport Communications Group, a telecommunications service provider which became a subsidiary of AT&T. Before his service with AT&T and Teleport Communications Group, Mr. Fish served from 1987 to 1994 with the accounting firm of Arthur Andersen & Co.

J. Thomas Mullis has served as our Senior Vice President-Legal and Regulatory, General Counsel and Secretary since March 1997. Mr. Mullis served as General Counsel and Secretary of DeltaCom, Inc., the

predecessor of one of our wholly-owned subsidiaries, which was a provider of long distance telecommunications services, from May 1985 to March 1997 and as Executive Vice President of DeltaCom, Inc. from January 1994 to November 1996. From November 1996 to March 1997, he also served as Senior Vice President of DeltaCom, Inc. From January 1990 to December 1993, Mr. Mullis was President, General Counsel and Secretary of Southern Interexchange Services, Inc., a switched services carrier, and Southern Interexchange Facilities, Inc., a private line carriers’ carrier.

Sara L. Plunkett has served as our Senior Vice President-Finance since July 2005 and as our Vice President-Finance from March 1997 until July 2005. She also served as our Treasurer from March 1997 through March 2000. Ms. Plunkett served as Vice President-Finance of DeltaCom, Inc., the predecessor of one of our wholly-owned subsidiaries, which was a provider of long distance telecommunications services, from October 1996 until March 1997. From May 1989 through October 1996, she served as Chief Financial Officer of DeltaCom, Inc.

John Almeida, Jr. joined Welsh, Carson, Anderson & Stowe, a private equity firm, in 1999 and currently is a General Partner with that firm. Before joining Welsh, Carson, Anderson & Stowe, Mr. Almeida worked at Lehman Brothers, a global financial services firm, in the investment banking department from 1997 to 1999 and at Westbury Capital Partners, a private equity firm, from 1995 to 1997. Mr. Almeida served as a director of BTI Telecom Corp. from 2001 to 2003 until our acquisition of that company. Mr. Almeida also serves as a director of Local Insight Media, Inc. and Titan Outdoor Holdings, Inc. Mr. Almeida formerly served as a director of Dex Media, Inc.

Director qualifications:

•	Industry experience—former director of a telecommunications company
•	Finance experience—principal of a leading private equity firm

John J. DeLucca has served as Executive Vice President and Chief Financial Officer of REL Consultancy Group, a provider of financial consulting services to businesses, from 2003 until 2004. Mr. DeLucca previously served as Executive Vice President, Finance and Administration, and Chief Financial Officer of Coty Inc., a manufacturer and marketer of personal fragrances, from 1999 to February 2002 and as Senior Vice President and Treasurer of RJR Nabisco Inc., an international consumer products company, from 1993 to 1998. Mr. DeLucca also has served, among other positions, as Managing Director and Chief Financial Officer of Hascoe Associates, President and Chief Financial Officer of the Lexington Group, and Senior Vice President-Finance and Managing Director of The Trump Group. Mr. DeLucca currently serves as a director, as chairman of the audit committee and as a member of the compensation committee of Endo Pharmaceuticals, Inc., as a director and as a member of each of the audit and the governance and nominating committees of Tier Technologies, Inc., and as a director of a private company. Mr. DeLucca formerly served as a director of Enzo Biochem, Inc. and British Energy plc.

Director qualifications:

•	Leadership experience—former senior executive positions at public and private companies
•	Technology experience—director of a technology company
•	Finance experience—former CFO and other senior finance positions for over two decades
•	Marketing experience—former senior executive positions with consumer product companies with leading brands
•	Financial reporting experience—audit committee financial expert

Clyde A. Heintzelman has served as the Chairman of the Board of Optelecom, Inc. from February 2000 to June 2003 and as its interim President and Chief Executive Officer from June 2001 to January 2002. From November 1999 to May 2001, he was President of Net2000 Communications, Inc. From December 1998 to November 1999, Mr. Heintzelman served as the President and Chief Executive Officer of Savvis, Inc. (formerly Savvis Communications Corporation), a networking and Internet solutions company. Mr. Heintzelman currently serves as a director and chairman of the audit committee of Savvis, Inc., as a director and a member of the audit committee of Telecommunication Systems, Inc. and as Principal of CSMS, a private investment company. Mr. Heintzelman formerly served as a director of Citel plc.

Director qualifications:

•	Leadership, industry, technology and marketing experience—former chairman, CEO and/or president of telecommunications and technology companies
•	Finance experience—principal of a private investment company
•	Financial reporting experience—audit committee financial expert

Michael E. Leitner is a Managing Partner of Tennenbaum Capital Partners, LLC, a private investment firm, where he has worked since 2005. Before joining Tennenbaum Capital Partners, he served as a Senior Vice President of Corporate Development for WilTel Communications from 2004 to 2005. From 2000 to 2003, Mr. Leitner served as Vice President of Corporate Development of 360networks Corporation and Chief Executive Officer of its subsidiary, GlobeNet Communications. From 1998 to 2000, Mr. Leitner was a Senior Director of Corporate Development for Microsoft Corporation. Mr. Leitner served as a Vice President in the Technology Mergers & Acquisitions group at Merrill Lynch, a global financial services firm, from 1994 to 1998. Mr. Leitner currently serves as a director of Online Resources Corporation, Anacomp, Inc. and Integra Telecom, Inc.

Director qualifications:

•	Leadership, industry and technology experience—former senior executive positions at telecommunications and technology companies
•	Finance experience—senior executive of a leading investment firm

Thomas E. McInerney has served as our Chairman of the Board since February 2005. Mr. McInerney has been a General Partner of Welsh, Carson, Anderson & Stowe, a private equity firm, since 1986 and is a Managing Member or General Partner of the sole general partners of Welsh, Carson, Anderson & Stowe VIII, L.P. and other associated investment partnerships. Previously, Mr. McInerney co-founded and served as President and Chief Executive Officer of Dama Telecommunications Corp., a communications services company. Before co-founding Dama Telecommunications, Mr. McInerney worked in the financial services area at Automatic Data Processing, Inc. and was previously with the American Stock Exchange. Mr. McInerney served as a director of BTI Telecom Corp. from 2001 to 2003 until our acquisition of that company and is currently a director of Savvis, Inc. and various private companies. Mr. McInerney formerly served as a director of Centennial Communications Corporation and Broadridge Financial Solutions, Inc.

Director qualifications:

•	Leadership, industry and technology experience—former chairman, CEO and/or president of telecommunications and technology companies
•	Finance experience—principal of a leading private equity firm

Sanjay Swani joined Welsh, Carson, Anderson & Stowe, a private equity firm, in 1999 and has been a General Partner of that firm since 2001. Mr. Swani is a Managing Member or General Partner of the sole general partners of Welsh, Carson, Anderson & Stowe VIII, L.P. and other associated investment partnerships. From 1998 to 1999, Mr. Swani was a Principal at Fox Paine & Company, a San Francisco-based buyout firm. From 1994 to 1998, he served with Morgan Stanley & Co., a global financial services firm, in the mergers and acquisitions area. Mr. Swani is currently a director of various private companies, including Ozburn-Hessey Logistics, LLC, Mobile Storage Group, Inc., Global Knowledge Network, Inc. and Venture Transport Logistics, LLC. Mr. Swani formerly served as a director of Valor Communications Group, Inc.

Director qualifications:

•	Industry and technology experience—former director of telecommunications companies and current director of technology companies
•	Finance experience—principal of a leading private equity firm

Philip M. Tseng is a Managing Director of Tennenbaum Capital Partners, LLC, a private investment firm, where he has worked since July 2004. Immediately before joining Tennenbaum Capital Partners, Mr. Tseng pursued graduate studies at Harvard University. From January 2000 to June 2002, Mr. Tseng was employed with Credit Suisse First Boston, an international investment banking firm, in the technology group and, from August 1998 to January 2000, with Deutsche Bank Alex Brown, an international investment banking firm, in the telecommunications group.

Director qualifications:

•	Industry and technology experience—former investment banking positions in telecommunications and technology sectors
•	Finance experience—senior executive of a leading investment firm

Board of Directors

Director Qualifications

We believe our directors should possess the highest personal and professional ethics, display mature judgment, be free of conflicts of interest that might impede the proper performance of their responsibilities, be able to work effectively and collegially with other board members, and be committed to building long-term stockholder value. We seek board members that represent a diversity of professional viewpoints, background and experience in areas that are relevant to our activities.

We identify and describe below the key experience, qualifications, attributes or skills our directors bring to the board that are important in light of our business and structure. Our directors’ experience, qualifications, attributes or skills are included in their individual biographies above.

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Leadership experience.    We seek directors with experience in significant leadership positions because these individuals generally possess extraordinary leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management and the methods to promote change and growth.

•	Industry experience. We seek directors with experience as executives or directors, or in other leadership positions, in the telecommunications industry in which we participate.

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Technology experience.    We seek directors with backgrounds in technology, because our ability to compete effectively requires that we develop and offer communications services in response to new technologies.

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Finance experience.    We historically have financed much of our growth by raising funds in the capital and credit markets. We seek directors with experience and expertise in evaluating the diverse financing options available to us.

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Marketing experience.    We seek to grow organically by identifying and developing new markets for our services. Therefore, it is important to us to have directors with marketing expertise and experience in building a brand.

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Financial reporting experience.    Accurate financial reporting is important to our success. We seek a number of directors who qualify as audit committee financial experts, and we expect all of our directors to be financially knowledgeable.

Composition of Board of Directors

Some of our directors were nominated to serve on our board of directors in accordance with the governance agreement we originally entered into in connection with our acquisition by merger of BTI Telecom Corp. on October 6, 2003 and amended in connection with refinancing transactions we completed on July 26, 2005.

We completed our acquisition of BTI Telecom and related transactions under a merger agreement dated as of July 2, 2003, as amended, among ITC^DeltaCom, BTI Telecom and individuals and entities we refer to as the “WCAS securityholders.” The WCAS securityholders include stockholders indentified as the “WCAS Group” under “Security Ownership” and certain affiliates thereof, including Welsh, Carson, Anderson & Stowe VIII, L.P., which we refer to as “WCAS VIII,” and WCAS Capital Partners III, L.P., which we refer to as “WCAS Capital Partners.” Effective as of October 6, 2003, as required by the merger agreement, we entered into a governance agreement with the WCAS securityholders. The governance agreement contained provisions concerning the composition of ITC^DeltaCom’s board of directors and other governance matters.

We amended and restated the governance agreement on July 26, 2005 in connection with a series of related transactions we completed on that date. In those transactions, we issued and sold to institutional investors $30 million principal amount of third lien, senior secured notes and warrants to purchase our capital stock. We and the WCAS securityholders entered into the amended and restated governance agreement with the note purchasers, including Special Value Bond Fund II, LLC and Special Value Absolute Return Fund, LLC, which are investment funds managed by Tennenbaum Capital Partners, LLC, which we refer to as “TCP.” We refer to Special Value Absolute Return Fund, LLC, Special Value Continuation Partners, LP, an investment fund managed by TCP, and their permitted transferees that become parties to the governance agreement from time to time as the “TCP fund holders.”

Immediately before our 2010 annual meeting of stockholders on May 11, 2010, our board of directors was constituted in accordance with terms of the governance agreement which provided, as of the date on which such directors were nominated for election by stockholders at our 2009 annual meeting, that the board will consist of the following directors:

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up to two directors designated for appointment or for nomination for election to the board of directors by WCAS VIII and WCAS Capital Partners, so long as the WCAS securityholders and their affiliates beneficially own voting securities representing a majority of our outstanding “primary voting power,” as defined in the governance agreement;

•

up to two directors, whom we refer to as the “TCP designees,” designated for appointment or for nomination for election to the board of directors by the TCP fund holders during the applicable board membership periods described below;

•	a minimum of three directors who qualify as “independent directors,” as defined in the governance agreement;

•	our Chief Executive Officer; and

•	the additional directors, if any, nominated for election by the board of directors as a whole.

After our 2009 annual meeting of stockholders, effective in November 2009, the WCAS securityholders and their affiliates ceased to own beneficially a majority of our outstanding primary voting power. Accordingly, the board representation rights of WCAS VIII and WCAS Capital Partners were no longer in effect as of February 10, 2010, which was the date on which the nominees were nominated by the board of directors for election at the 2010 annual meeting. Further, in connection with the resignation from the board, effective on December 31, 2009, of Mr. McCarley, who had served as an “independent director” under the governance agreement, the governance agreement was amended effective as of January 1, 2010 to reduce from three to two directors the minimum number of directors required to qualify as “independent directors” for purposes of the governance agreement.

Following our 2010 annual meeting of stockholders, in accordance with the governance agreement as currently in effect, our board of directors consists of:

•	Michael E. Leitner and Philip M. Tseng, who were designated for appointment to the board of directors by the TCP fund holders and who serve as TCP designees;

•	Randall E. Curran, who serves as our Chief Executive Officer;

•	John J. DeLucca and Clyde A. Heintzelman, who qualify as “independent directors” under the governance agreement; and

•	John Almeida, Jr., Thomas E. McInerney and Sanjay Swani, each of whom is a member of the WCAS Group.

Under the governance agreement, the TCP fund holders are entitled to designate two members of our board of directors until such time as they no longer beneficially own at least 1,333,334 shares of common stock. Thereafter, the TCP fund holders will be entitled to designate one director until such time as they and other parties to the governance agreement identified therein as “TCP securityholders” cease to own beneficially common stock representing at least 1% of our outstanding voting power.

The governance agreement generally defines an “independent director” for purposes of the agreement as a director who is not an affiliate or an associate of, among other specified persons, any WCAS securityholder or TCP securityholder or an officer or employee of ITC^DeltaCom or any subsidiary of ITC^DeltaCom. For purposes of the governance agreement, the terms “affiliate” and “associate” generally have the meanings set forth in SEC rules, except that portfolio companies of the WCAS securityholders and the TCP securityholders and their respective affiliates are excluded from the affiliate definition. In addition, if our securities are listed on any national securities exchange, such a director must qualify as an independent director within the meaning of the rules and regulations of the securities exchange. If our securities are not so listed, such a director may not have any relationship with us which, in the opinion of the board of directors and a determination of the committee of independent directors described below, at the time of such director’s nomination, appointment or election, would interfere with such director’s exercise of independent judgment in carrying out the director’s responsibilities as a director. Our common stock is not currently listed on a national securities exchange.

In addition to the foregoing independence requirements, a director will not qualify as an independent director for purposes of the governance agreement if the director has had, during the fiscal year in which the independence determination is made or during any of our three preceding fiscal years, any disqualifying relationship enumerated in the governance agreement. Such disqualifying relationships include the following:

•	employment with ITC^DeltaCom or any parent or subsidiary of ITC^DeltaCom;

•	subject to specified exceptions, receipt of any annual payments in excess of $60,000 from ITC^DeltaCom or any parent or subsidiary of ITC^DeltaCom;

•	employment of any family member as an executive officer of ITC^DeltaCom or any parent or subsidiary of ITC^DeltaCom;

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participation as a partner in, or a controlling stockholder or executive officer of, any organization to which we made, or from which we received, payments in any fiscal year (other than payments arising solely from investments in our securities) that exceed the greater of $200,000 or 5% of the recipient’s consolidated gross revenues for that fiscal year;

•	employment as an executive officer of any entity on whose compensation committee any of our executive officers serves; and

•	service as a partner or employee of our independent registered public accounting firm and participation by such director in the audit of our financial statements.

Composition of Board Committees.    The governance agreement provides that at least one director who is a WCAS securityholder or who is designated by or affiliated with a WCAS securityholder will serve on all committees of the board of directors, other than the audit committee and the committee of independent directors established in accordance with the governance agreement, and that one TCP designee will serve on the compensation committee and the corporate development committee. The remaining members of each such committee are required to qualify as independent directors as defined in the governance agreement.

The board of directors is required to maintain a committee of independent directors in accordance with the governance agreement. This committee is composed exclusively of independent directors, as defined in the governance agreement. In connection with any specific determination of any matter to be made by the committee of independent directors, as described below, a director serving on the committee will not be deemed to be an independent director for purposes of participating in such determination, and will not be entitled to participate in such determination, if, in the judgment of the committee (other than such director), such director has an interest in such matter that would interfere with such director’s exercise of independent judgment in carrying out his responsibilities as a director.

Voting Agreement.    We, the WCAS securityholders and the TCP securityholders have agreed to vote or act by written consent, and to take all other necessary or desirable actions, to implement the foregoing provisions of the governance agreement relating to the board of directors and committees of the board of directors, and to use reasonable best efforts to cause our respective affiliates to take these actions.

Director Independence

Our common stock is currently traded on the OTC Bulletin Board. Accordingly, we are not subject to the rules of any national securities exchange which require that a majority of a listed company’s directors meet independence standards prescribed by such rules. For purposes of preparing the disclosures in this prospectus regarding director independence, we have used the definition of “independent director” and related independence standards set forth in the Marketplace Rules of The NASDAQ Stock Market LLC. This definition is different from the definition of “independent director” under our governance agreement.

Our board of directors has determined that the following five of our eight directors meet the “independent director” standards in the NASDAQ Marketplace Rules: John Almeida, Jr., John J. DeLucca, Clyde A. Heintzelman, Thomas E. McInerney and Sanjay Swani. In making its independence determination, the board of directors concluded that none of the foregoing directors has or had any relationship that, in the opinion of the board, would interfere with such director’s exercise of independent judgment in carrying out the responsibilities of a director.

The NASDAQ Marketplace Rules require that a listed company maintain an audit committee composed solely of at least three independent directors and that the company’s independent directors exercise oversight responsibilities with respect to executive compensation and director nominations, whether as a group or through committees of the board composed solely of at least three independent directors. As of the date of this prospectus, our audit committee, which was operating with one vacancy, consisted solely of two independent directors, Messrs. DeLucca and Heintzelman, and our compensation committee consisted of two independent directors, Messrs. Heintzelman and Swani, and a third director, Mr. Leitner, whom the board did not determine to be independent. We do not currently maintain a nominating committee composed of independent directors or operate under a policy requiring that our independent directors exercise oversight with respect to director nominations. However, our governance committee, which consists solely of three independent directors, Messrs. Almeida, DeLucca and Heintzelman, assists the board of directors in identifying and evaluating qualifying director candidates.

Compensation Committee Interlocks and Insider Participation

The compensation committee currently consists of Mr. Swani, who serves as chairman, Mr. Leitner and Mr. Heintzelman. The members of the compensation committee throughout 2009 were Mr. Swani, Mr. Leitner and, until his resignation from the board of directors effective on December 31, 2009, Mr. McCarley, who served as chairman. Effective as of December 31, 2009, Mr. Heintzelman was appointed by the board of directors to the compensation committee to fill the vacancy created by Mr. McCarley’s resignation and Mr. Swani was appointed by the board of directors to succeed Mr. McCarley as the committee’s chairman. No member of the compensation committee during 2009 is or has been an officer or employee of ITC^DeltaCom or any subsidiary of ITC^DeltaCom and no member of the compensation committee is an executive officer of another entity on whose board of directors an ITC^DeltaCom executive officer serves. For a description of transactions in 2007, 2008 and 2009 between ITC^DeltaCom and entities with which committee members Mr. Swani and Mr. Leitner are affiliated, see “Transactions With Related Persons.”

Compensation of Directors

The following table presents information regarding compensation paid to our three qualifying independent directors for their service in 2009.

2009 Director Compensation Table

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)	Total($)
John Almeida, Jr.	—	—	—
John J. Delucca(2)	85,000	55,000	140,000
Clyde A. Heintzelman(3)	85,000	55,000	140,000
Michael E. Leitner	—	—	—
R. Gerald McCarley(4)	85,000	55,000	140,000
Thomas E. McInerney	—	—	—
Sanjay Swani	—	—	—
Philip M. Tseng	—	—	—

(1)

Represents the aggregate grant date fair value of the restricted stock units granted to each non-employee director, as computed pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation—Stock Compensation,” or “ASC Topic 718,” without any reduction for risk of forfeiture. On November 11, 2009, Messrs. Delucca, Heintzelman and McCarley were each granted restricted stock awards for 36,667 shares which vest in two equal installments on November 11, 2010 and November 11, 2011. The grant date fair market value of the restricted stock was $1.50 per share, or $55,000 for the total award value.

(2)

As of December 31, 2009, Mr. Delucca held (a) outstanding unvested awards of restricted stock units for 61,667 shares of common stock and (b) outstanding vested options to purchase 3,334 shares of common stock.

(3)	As of December 31, 2009, Mr. Heintzelman held outstanding unvested awards of restricted stock units for 61,667 shares of common stock.
(4)

As of December 31, 2009, Mr. McCarley held (a) outstanding unvested awards of restricted stock units for 61,667 shares of common stock which were vested effective December 31, 2009 by our board of directors upon Mr. McCarley’s resignation as a director as of that date and (b) outstanding vested options to purchase 3,334 shares of common stock.

Non-employee directors of ITC^DeltaCom, Inc. who are not members of or affiliated with the WCAS securityholders or with TCP, whom we refer to for purposes of this policy as “qualifying independent directors,”

receive cash fees for their service on the board of directors and on committees of the board. All such qualifying independent directors are eligible to receive equity-based fees under the ITC^DeltaCom, Inc. Amended and Restated Stock Incentive Plan, which we refer to as the “stock incentive plan,” for their board and committee service. Of our current directors, Messrs. DeLucca and Heintzelman are eligible to receive such fees. Mr. McCarley resigned from our board of directors effective as of December 31, 2009.

Beginning on January 1, 2008, qualifying independent directors receive annual fees of $75,000 and the chairman of each of the audit committee, the compensation committee and, so long as the chairman is a qualifying independent director, the governance committee receives an additional annual fee of $10,000. All such fees are paid in cash.

Each qualifying independent director also receives an annual award under the stock incentive plan of restricted stock units with a grant date fair value of up to $55,000. Each award of restricted stock units vests ratably over a term of approximately two years. In accordance with this policy, each qualifying independent director received an award of restricted stock units for 36,667 shares of common stock in November 2009 for his board service in 2009. Previously, each qualifying independent director received an award of restricted stock units for 50,000 shares of common stock in November 2008 for his board service in 2008. The award for 2008 board service had a grant date fair value of less than the historical target of $55,000. At the time, due in part to the volatility of the price of our common stock, the board of directors determined that it would evaluate the value of this award during 2009 and, if it deemed such action to be appropriate, make an additional cash or equity payment in an amount necessary to ensure that the total annual award to each qualifying independent director for 2008 board service would approximate a value of $55,000. In November 2009, the board determined that no additional cash or equity payment would be made as the value at that time of each 2008 award exceeded $55,000.

Directors who are employees of ITC^DeltaCom or who are affiliated with the WCAS securityholders or TCP receive no fees for their service on the board of directors or committees of the board. All directors are entitled to reimbursement for their reasonable out-of-pocket expenditures incurred in connection with their board or committee service.

Compensation Discussion and Analysis

The purpose of this Compensation Discussion and Analysis is to provide material information about our compensation philosophy, objectives, programs and policies and to explain to our stockholders how we arrived at the levels and forms of compensation that was earned by or paid to the executive officers identified under “Summary Compensation Table” following this Compensation Discussion and Analysis for their service in 2009.

Compensation Principles and Policies

We have designed our senior executive compensation program primarily to:

•	motivate our existing executive leadership to enhance stockholder value by fostering strong operating results;

•	reward superior short-term and long-term performance;

•	align the interests of our senior executives with the interests of our stockholders;

•	avoid the loss of our senior executives to competitors and other employment opportunities; and

•	attract high-quality executive candidates in accordance with the company’s needs.

The compensation committee of our board of directors applies these principles in determining the amount and forms of compensation paid to our senior executives, including each of the named executive officers, or “NEOs,” identified in the Summary Compensation Table.

Each of the named executive officers, together with the other members of our senior management team, is critically important to our efforts to create value for our stockholders by promoting and sustaining improved operating performance. Our named executive officers for 2009 are Randall E. Curran, our Chief Executive Officer; Richard E. Fish, Jr., our Chief Financial Officer; J. Thomas Mullis, our Senior Vice President-Legal and Regulatory; and Sara L. Plunkett, our Senior Vice President-Finance.

A fundamental objective of our compensation program is to motivate our senior executives to enhance stockholder value by improving our financial condition and operating results. In early 2005, we sought to promote this objective in part by incorporating significant equity-based compensation elements into the employment agreements we signed with Mr. Curran and Mr. Fish at that time to induce them to accept employment and manage our recapitalization, the final stage of which we completed in 2007, and to formulate and implement other strategies to enhance our operating results. These negotiated arrangements, which were approved by the compensation committee, constitute a part of our compensation program for Messrs. Curran and Fish and distinguish the form and amount of the compensation we pay these executives from the compensation we pay our other two named executive officers.

Competitive Market Information

In making compensation decisions, the compensation committee considers, among other factors, the form and amount of compensation paid to senior executives at other telecommunications companies. The committee in recent years has engaged Towers Perrin, a human resource services consulting firm that specializes in executive compensation consulting support, to provide the committee with an analysis of executive compensation trends within the telecommunications industry. The last market compensation trend analysis was conducted in 2008. Beginning in 2010, and not less frequently than every other year thereafter, the committee plans to re-evaluate the competitive compensation landscape as it affects the company’s named executive officers and other senior executives.

In 2009, the committee engaged its consultant to update the compensation analysis from 2008 for consideration in fixing the compensation of our CEO for 2009. Employing a methodology similar to that used in 2008, the consultant provided the committee with its analysis based on data relating to telecommunications companies which the consultant and the committee considered comparable to ITC^DeltaCom in size and general operating characteristics based on their annual revenue. The data were derived from an analysis of publicly available information relating to the following ten companies:

Abovenet, Inc.

Alaska Communications Systems Group, Inc.

Cbeyond, Inc.

Consolidated Communications Holdings, Inc.

General Communication, Inc.

Knology, Inc.

NTELOS Holdings Corp.

RCN Corp.

Savvis, Inc.

Vonage Holdings Corp.

The compensation committee determined that these companies were appropriate for comparative purposes as they generally reported annual revenue in the range of one-half to two times ITC^DeltaCom’s annual revenue of approximately $500 million for 2008 and generally operate in the services sector of the telecommunications industry that includes competitive local exchange carriers and regional local exchange carriers. Based on these criteria, three companies were added to the 2008 list of comparable companies (Abovenet, Inc., Savvis Inc. and Vonage Holdings Corp.) and four companies were removed from that list (Fairpoint Communications, Inc., PAETEC Holding Corp., XO Holdings, Inc. and tw telecom inc.).

The compensation committee generally considers competitive market information as one factor in evaluating levels of annual CEO and other NEO compensation, which at our company principally consists of base salaries, annual cash bonuses and long-term equity awards. Although the committee generally reviews most closely the market data for annual cash compensation that falls between the 50th and 75th percentiles as represented by survey information, the committee does not specifically “benchmark” or target payment of compensation within this range. Instead, each named executive officer’s actual compensation is determined taking into consideration the competitive data along with the other factors and considerations described in this Compensation Discussion and Analysis. Although the committee considered data relating to the companies included in the survey information and was aware of the general characteristics of the companies, the committee did not consider data with respect to any individual company, but rather focused on the aggregated compensation information presented in the survey.

Compensation Elements

The compensation program for our named executive officers has three primary elements:

•	annual compensation, which consists of base salaries and executive benefits;

•	incentive compensation payable in the form of annual cash bonuses; and

•	incentive compensation payable in the form of long-term equity awards.

Other than our 401(k) plan, which is generally available to all of our employees, we do not provide pension or other retirement compensation programs for our named executive officers.

In negotiating and structuring the compensation packages of Messrs. Curran and Fish in early 2005, the compensation committee sought to ensure that a significant portion of each executive’s total compensation opportunity would be performance-based, reflecting both upside potential and downside risk. The performance elements are incorporated into the performance-based vesting provisions of a portion of the equity awards that we granted to Messrs. Curran and Fish upon the commencement of their employment with ITC^DeltaCom and that are described below.

Annual Compensation

Base salaries and executive benefits are intended to afford our executives some degree of compensation certainty by providing them with a reasonable amount of compensation for their services which is not dependent on future performance. Annual cash bonuses (if any), equity compensation grants, 401(k) plan contributions and some general employee benefits are determined with reference to annual base pay.

Base Salaries.    The compensation committee establishes the base salaries of our named executive officers by evaluating the responsibilities of the position, the executive’s performance over the prior year and Mr. Curran’s recommendations concerning the compensation of the other executives. In setting 2009 base salaries for the NEOs, the committee took into consideration the performance of the CEO and the other named executive officers for 2008 in relation to the company’s budget objectives and the corporate performance objectives that were defined by reference to ITC^DeltaCom’s strategic plan, some of which are discussed below under “Incentive Compensation—Annual Cash Bonuses.” The committee also considered the expected contribution of the NEOs to the achievement of corporate performance objectives for 2009, which emphasized a continued annual increase in stockholder value based on growth in revenue, “adjusted EBITDA” and “gross unlevered cash flow,” which were defined in the same manner as for purposes of the 2009 cash bonus plan discussed below. The individual and corporate performance factors affecting base salary levels are not assigned specific weights, but are subject to adjustment by the compensation committee in its discretion as part of the annual evaluation. In addition, in fixing our CEO’s base salary for 2009, the committee, with the assistance of its compensation consultant, evaluated the competitiveness of the base salary paid to our CEO in relation to the base salaries paid to the CEOs of the ten companies in the market group identified above.

In February 2009, the compensation committee approved an increase in Mr. Curran’s annual base salary by $17,199, or 3%, over the annual base salary rate for 2008. The committee also approved annual base salary increases of $11,179 for Mr. Fish, $7,500 for Mr. Mullis, and $6,614 for Ms. Plunkett, each of which represented a 3% increase over the prior year’s annual base salary rate. The committee determined that a 3% increase in base salary rate was appropriate based on its review of the market survey data for similarly situated executives discussed above.

In August 2009, the compensation committee approved a conditional increase in Mr. Curran’s base salary rate by 10%, from $590,499 to $649,549, from the base salary rate fixed earlier in the year. The additional increase was approved to be effective at such date in February, 2010 as the committee acted on its next annual review of NEO base salaries, but only if we achieved at least 98% of the adjusted EBITDA objective for our 2009 annual cash bonus plan described below. The committee approved the increase to provide an additional performance incentive for the executive officer with the most significant role in determining our company’s financial results. As a result of our achievement of at least 98% of our adjusted EBITDA objective for 2009, Mr. Curran’s annual base salary rate was increased to the approved level in February 2010.

Executive Benefits.    We provide our named executive officers with limited executive benefits that are not generally available to more junior employees. For 2009, the value of these benefits for all of the named executive officers totaled $208,197. The benefits are considered part of the total compensation package and are evaluated in this light as part of the compensation committee’s review of each executive’s annual total compensation. For information about these benefits, see the 2009 Supplemental All Other Compensation Table and related footnotes following this Compensation Discussion and Analysis.

Executive benefits for 2009 included an automobile allowance, which is generally available to other senior officers and some other employees, and estate and financial planning services generally offered to all senior officers. In addition, in 2009, we decided to terminate an agreement between the company and Mr. Mullis that provided Mr. Mullis with a split dollar life insurance policy benefit. This decision was part of a determination made by the company in 2009 to terminate all legacy benefits providing split dollar life insurance policies for several executives, including Mr. Mullis. As a result, we elected to distribute the cash value of the policies to Mr. Mullis and all other participating executives. The distribution also included reimbursement for federal and state income tax payments related to payment of the life insurance benefit. The company’s tax payment on behalf of Mr. Mullis and the other executives was made in consideration for their agreement to terminate this benefit.

Incentive Compensation—Annual Cash Bonuses

Our compensation philosophy is based, in part, on the conclusion that annual bonuses motivate executives by providing tangible benefits related to the achievement of specific, shorter-term company goals that will lead to enhanced operating performance. Accordingly, we pay annual cash bonuses to our named executive officers based primarily on corporate performance, as measured by reference to factors that reflect objective performance criteria over which management generally has the ability to exert some degree of control.

We offer an annual cash bonus plan under which the named executive officers, as well as other senior executives, generally are entitled to receive a cash bonus in an amount up to a specified maximum percentage of the executive’s annual base salary rate, which we refer to as the “bonus opportunity,” subject to our achievement of tiered financial performance goals. If we achieve the financial performance goals at the highest tier, the executive will be entitled to receive a cash bonus that is equal to the executive’s bonus opportunity. If we achieve the financial performance goals at a lower tier, the percentage of the bonus opportunity which the executive will be entitled to receive as a cash bonus will be reduced to the percentage attributed to that tier.

In February 2009, the compensation committee initially fixed the bonus opportunities for 2009 for Messrs. Curran and Fish at 100% of their respective annual base salary rates as of February 2009, which is the minimum level required by their employment agreements, and for each of Mr. Mullis and Mr. Plunkett at 60% of their respective annual base salary rates as of February 2009. The committee set a 60% bonus opportunity for each of Mr. Mullis and Ms. Plunkett based primarily on consideration of salaries and bonuses paid to other officers within the company and competitive market compensation indicators. The financial performance tiers were based on the committee’s decision to continue with a tiered structure consistent with a practice which it believed had worked well in the past. In August 2009, as an additional bonus incentive, the committee approved an increase in Mr. Curran’s bonus opportunity from 100% to 120% of his adjusted annual base salary rate. This increase was effective for performance beginning with 2009 and was first used to calculate bonus payments in February 2010.

The payment of annual bonuses under the plan for 2009 was based on our attainment of specified levels of “adjusted EBITDA,” subject to upward or downward adjustment based on our achievement of “gross unlevered cash flow” and total revenue targets. Adjusted EBITDA and gross unlevered cash flow are not financial measures prepared under generally accepted accounting principles. For purposes of the 2009 bonus plan, the compensation committee defined “adjusted EBITDA” to mean total revenue less cost of sales and sales, general and administrative expenses, excluding the expense impact of the 2009 bonus accrual, non-cash stock compensation expense, restructuring expense, any extraordinary and non-recurring items, and interest, income tax, depreciation and amortization expense. Adjusted EBITDA as defined for these purposes is not the same as the adjusted EBITDA measure we report in our earnings releases and in our other public disclosures. “Gross unlevered cash flow” was defined in the 2009 bonus plan to mean adjusted EBITDA for plan purposes less capital expenditures, including capital expenditures associated with the network upgrade initiative we began in 2008.

Under the 2009 bonus plan, payment of the minimum cash bonus, or 25% of the bonus opportunity, required achievement of at least $83.754 million in adjusted EBITDA for 2009. If adjusted EBITDA for 2009 was at least $85.024 million, bonus awards would increase by an additional 25% of the bonus opportunity. To the extent that adjusted EBITDA for 2009 exceeded $85.024 million, bonus awards would increase proportionately up to 100% of the bonus opportunity. Payment of 100% of the bonus opportunity required achievement of $88.049 million in adjusted EBITDA. In each case, these percentages of bonus opportunity the executive was eligible to achieve, which we refer to as “bonus achievement percentages,” were then subject to adjustment based on 2009 levels of gross unlevered cash flow and total revenue.

The foregoing bonus achievement percentages were subject to downward adjustment if we did not achieve gross unlevered cash flow for 2009 of at least $35 million. If gross unlevered cash flow for 2009 was less than $35 million, the bonus achievement percentages would be reduced by the percentage shortfall from $35 million represented by such gross unlevered cash flow.

The bonus achievement percentages were further subject to upward or downward adjustment based on the amount of total revenue we achieved for 2009 in relation to a budgeted total revenue target range of $477 million to $482 million. If actual total revenue was greater than $482 million, the bonus achievement percentage would be increased by 0.5% for each $1 million by which actual total revenue exceeded $482 million. If actual total revenue was less than $477 million, the bonus achievement percentage would be reduced by 0.5% for each $1 million by which total revenue fell below $477 million.

For 2009, we achieved over $88.0 million in adjusted EBITDA, over $35.0 million in gross unlevered cash flow and approximately $469.3 million in total revenue. Based on those results, in accordance with the terms of the 2009 bonus plan, the compensation committee approved the payment of cash bonuses for 2009 equal to 92% of each named executive officer’s bonus opportunity. Accordingly, in February 2010, we paid cash bonuses under the 2010 plan of $651,911 to Mr. Curran, $353,119 to Mr. Fish, $142,140 to Mr. Mullis and $125,356 to Ms. Plunkett.

Incentive Compensation—Long-Term Equity Awards

The portion of NEO compensation consisting of equity-based compensation is designed to reward longer-term performance, promote executive retention and align the interests of our executives with the interests of our stockholders. All of these goals are intended to support the creation of long-term stockholder value. Consistent with the emphasis on long-term incentives, all of our equity awards to the named executive officers are subject to vesting restrictions, so they are not immediately payable and are at risk of forfeiture based upon the executive’s continued service with us or, in the case of some of the awards made to Messrs. Curran and Fish, achievement of corporate performance objectives.

The compensation committee believes that, in view of industry conditions affecting competitive communications carriers, our company’s capital structure, and other factors such as recent adverse economic conditions that have negatively affected prospects for meaningful and sustained appreciation in our stock price, stock options are generally not as effective as restricted stock units in providing performance incentives for our executives. Market analysis of our industry also confirms that restricted stock units are commonly used to provide long-term incentives and promote retention of executive talent. Accordingly, in recent years, stock options, which reward the holder only if the stock price increases, largely have been supplanted by restricted stock unit awards as our preferred form of executive long-term equity compensation. Our named executive officers did not receive any stock option awards in fiscal 2007 or 2008 or, except for Mr. Curran, in 2009. The compensation committee has determined that, because the value of restricted stock units to the holder is affected by both increases and decreases in stock price, this type of equity compensation can provide an effective incentive for a multi-year focus on financial and operational performance. To accomplish this objective, vesting of restricted stock units generally occurs ratably over a term of three years based on continued service and, in the case of some of the awards made to Messrs. Curran and Fish, is subject to achievement of corporate performance objectives.

We structured the 2005 long-term equity grants to Messrs. Curran and Fish to incorporate both time-based and performance-based vesting requirements. When we retained Messrs. Curran and Fish in early 2005, we agreed, pursuant to their employment agreements, to grant each officer awards of a specified percentage of each class or series of our equity securities that were outstanding immediately following the completion of an initial restructuring of our capital structure upon terms approved by the board of directors. We completed this initial restructuring in transactions that were consummated in March and July 2005. Accordingly, in December 2005, we granted Messrs. Curran and Fish restricted stock units for a total of 1,723,674 shares of common stock, 12,083 shares of Series A preferred stock and 36,326 shares of Series B preferred stock. We also approved the award of 606,469 Series D warrants to purchase shares of our Series C preferred stock or common stock. Consistent with the terms of each employment agreement, these awards represented approximately 5%, in the case of Mr. Curran, and approximately 1.25%, in the case of Mr. Fish, of each class or series of our equity securities outstanding immediately following the 2005 capital restructuring, calculated on a fully-diluted basis.

Of the awards, 60% of the restricted stock units and warrants awarded to each executive vested ratably over three years. The vesting of the other 40% of the awards was directly linked to the achievement of operational goals and was not subject to potential acceleration. Under the original grants, 20% of the awards would vest, if at all, upon our achievement of EBITDA of at least $90 million during a period of four consecutive fiscal quarters, and 20% of the awards would vest, if at all, upon our achievement of EBITDA of at least $105 million during a period of four consecutive fiscal quarters. For purposes of the agreement, the definition of “EBITDA” is substantially the same as the definition of adjusted EBITDA used for the determination of annual cash bonuses, as described above under “Incentive Compensation—Annual Cash Bonuses.”

On July 31, 2007, we completed refinancing and recapitalization transactions described in our contemporaneous public filings. One effect of our recapitalization was to eliminate each series of our previously authorized preferred stock and substantially all related stock warrants, including the Series D warrants described above. To adjust the original awards to Messrs. Curran and Fish for the recapitalization transactions, our board of directors, upon the recommendation of the compensation committee, approved the conversion of those awards into restricted stock units for a total of 1,086,326 shares of common stock for Mr. Curran and restricted stock units for a total of 271,581 shares of common stock for Mr. Fish.

On December 21, 2007, upon the recommendation of the compensation committee, the board of directors approved amendments to outstanding restricted stock unit awards for Messrs. Curran and Fish. Under the amendments, each officer agreed to defer, until March 31, 2010, the issuance and delivery to him of 1,479,159 and 369,790 shares of common stock, respectively, under restricted stock unit awards subject to time-based vesting that otherwise would have been issued and delivered to the executives on March 31, 2008. In partial consideration for the two-year extension of the share delivery date, the directors approved additional amendments to the awards that provided for the vesting, as of December 31, 2007, of the awards that were originally to be vested, if at all, upon our achievement of EBITDA of at least $90 million. Accordingly, on December 31, 2007, Mr. Curran and Mr. Fish became entitled to receive 493,053 and 123,263 shares of common stock, respectively, under these awards. The vesting of the awards, however, was conditioned upon the deferral of the issuance and delivery of such shares of common stock until March 31, 2010. The other performance-based awards held by Mr. Curran and Mr. Fish remain subject to vesting upon our achievement of EBITDA of at least $105 million.

In early 2009, based on the achievement of financial and operational goals for 2008 and based in part on the committee’s review of the compensation market data provided by its compensation consultant in 2008, the compensation committee approved grants of restricted stock units to Mr. Fish for 103,431 shares, to Mr. Mullis for 66,127 shares and to Ms. Plunkett for 58,319 shares. The restricted stock units vest in three equal annual installments beginning on the first anniversary of the grant date subject to the executive’s continued service with us. The committee’s decision to approve the grants was based in part on its consideration of the survey data discussed above indicating that officers in positions comparable to those of our named executive officers commonly receive on an annual basis long-term incentive awards consisting of either stock options or restricted stock as part of their total target compensation. The committee decided to postpone an equity award to Mr. Curran in light of adverse conditions in the general economy and the credit and capital markets. Those conditions had resulted in a significant decline in the market price of our company’s common stock, which negatively affected our ability to make meaningful equity awards to Mr. Curran without substantially reducing the number of shares available for future grants under our equity compensation plan. For similar reasons, the committee recommended that the equity award for Mr. Fish should not exceed his award for 2008. The compensation committee currently anticipates that it will make annual grants of restricted stock units to the named executive officers, as well as other senior executives of our company, in future fiscal periods.

In August 2009, the compensation committee granted a stock option award to Mr. Curran under our stock incentive plan to purchase a total of 2,000,000 shares of common stock at a purchase price of $1.25 per share, which was the closing sale price of our common stock on the OTC Bulletin Board on the grant date. The committee considered that its approval of a four-year vesting period for all of the options and performance-based vesting requirements for 80% of the award would encourage an appropriate focus by our CEO on enhancing multi-year operating results. Under Mr. Curran’s award, options to purchase 1,600,000 shares of common stock will vest up to 25% following each of calendar years 2009 through 2012 based on achievement of the performance objectives specified for that calendar year by the terms of the grant. Any portions of the options that do not vest following any calendar year due to a failure by us to achieve the performance objectives specified for that calendar year will vest following a subsequent calendar year in which the performance objective is achieved. Otherwise, in any event, if Mr. Curran continues in employment with us, the options will vest on the six-year anniversary of the grant date with respect to any share for which the options have not previously vested. The remaining options to purchase 400,000 shares of common stock will vest ratably over four years on the related anniversaries of the grant date. Unvested options will be forfeited upon any termination of Mr. Curran’s employment and will vest in some instances following a corporate transaction, as defined by the plan, involving our company.

See the 2009 Grants of Plan-Based Awards Table and the 2009 Outstanding Equity Awards at Fiscal Year-End Table and related footnotes and “Termination and Other Payments” following this Compensation Discussion and Analysis, for additional information about our long-term equity awards.

Timing of Equity Awards

The grant date of equity awards for our executive officers is either the date of the compensation committee meeting at which the award determinations are made or a specified date after the committee approval date. We could, however, grant equity awards to executive officers and other employees while material developments have not been disclosed if the compensation committee were to determine that doing so would be in the best interests of our stockholders. The compensation committee could, for example, grant awards in advance of announcing an acquisition or other corporate transaction, as a retention tool or to provide an incentive to accomplish the transaction. The exercise price of stock options issuable under our stock incentive plan is the closing price of our common stock as reported on the OTC Bulletin Board on the grant date.

Deferred Compensation Arrangements

As noted above, Messrs. Curran and Fish elected to defer payment of the common stock subject to their 2005 restricted stock unit awards until March 31, 2010 with respect to the 60% of the awards that were subject to time-based vesting and the 20% of the awards that vested on December 31, 2007. The common stock subject to those awards was delivered on March 31, 2010. The executives further deferred payment of the remaining performance-based incentive awards that vest, if at all, after December 31, 2007 generally until the first anniversary of the vesting date of such performance-vesting awards. For additional information about these arrangements, see the 2009 Nonqualified Deferred Compensation Table and related footnotes following this Compensation Discussion and Analysis.

Termination Payments

Under their employment agreements, Messrs. Curran, Fish and Mullis are entitled to receive payments from us in specified circumstances upon their termination of employment with our company. These provisions were negotiated with each executive in connection with our retention of the executive’s services and were determined based on arms-length negotiations and the business judgment of the compensation committee and the board of directors. See “Termination and Other Payments” following this Compensation Discussion and Analysis for a description of the circumstances that would trigger such payments and the estimated amounts that would be payable by us to each such named executive officer if the triggering event took place on December 31, 2009.

Accounting Considerations

The effects that some types of equity awards have on our financial statements have affected the types of equity incentives we award. Effective on January 1, 2006, the first day of our 2006 fiscal year, we adopted the fair value recognition provisions of ASC Topic 718 (formerly SFAS 123R, “Share-Based Payments”), using the modified prospective transition method. Under this transition method, stock-based compensation costs recognized in the income statement include (1) compensation costs for all unvested stock-based awards that were granted before January 1, 2006 based on the grant date fair value estimated in accordance with the original provisions of ASC Topic 718 and (2) compensation expense for all share-based payments granted on or after January 1, 2006 based on the grant date fair value estimated in accordance with the provisions of ASC Topic 718. In structuring equity-based awards, the compensation committee has considered, and we anticipate will continue to consider, along with other factors, the accounting impact of granting such awards after the adoption of ASC Topic 718.

Summary Compensation Table

The following table presents information for our last three fiscal years about compensation paid to, or accrued on behalf of, our Chief Executive Officer, our Chief Financial Officer and our other two named executive officers who were serving with us on December 31, 2009.

Name and Principal Position	Year	Salary($)	Stock Awards($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total($)
Randall E. Curran	2009	588,514	—	1,600,000	651,911	35,742	2,876,167
Chief Executive Officer	2008	570,756	991,872	—	553,235	79,950	2,195,813
	2007	548,221	—	—	551,250	121,185	1,220,656

Richard E. Fish, Jr.	2009	382,535	65,162	—	353,119	16,960	817,776
Executive Vice President and	2008	370,992	351,665	—	359,603	25,826	1,108,086
Chief Financial Officer	2007	356,334	—	—	358,313	37,230	751,877

J. Thomas Mullis	2009	256,635	41,660	—	142,140	139,314	579,749
Senior Vice President-Legal	2008	246,596	139,828	—	144,750	19,825	550,999
and Regulatory	2007	219,288	—	—	132,300	31,798	383,386

Sara L. Plunkett	2009	226,331	36,740	—	125,356	16,181	404,608
Senior Vice President-Finance	2008	219,502	134,443	—	127,658	15,385	496,988
	2007	212,000	48,000	—	127,200	17,446	404,646

(1)

Represents the aggregate grant date fair value of the restricted stock units granted to the named executive officers determined pursuant to ASC Topic 718 without any reduction for risk of forfeiture. On February 11, 2009, Messrs. Fish and Mullis and Ms. Plunkett were awarded stock units with a grant date fair market value of $0.63 per share. On March 26, 2008, Messrs. Curran, Fish and Mullis and Ms. Plunkett were awarded stock units with a grant date fair market value of $3.40 per share. On February 6, 2007, Ms. Plunkett was awarded stock units with a grant date fair market value of $2.40 per share. The assumptions we used in calculating grant date fair value of stock awards are set forth in Note 9 to the audited consolidated financial statements appearing elsewhere in this prospectus.

(2)

Represents the aggregate grant date fair value of stock option awards as computed using a Black-Scholes model pursuant to ASC Topic 718 without any reduction for risk of forfeiture. The amount shown for Mr. Curran for 2009 reflects the award on August 11, 2009 of options to purchase 1,600,000 shares of common stock that vest up to 25% following each of calendar years 2009 through 2012 based on achievement of the performance objectives specified for that calendar year by the terms of the grant, as described in the Compensation Discussion and Analysis section of this prospectus. The grant date fair value of these options was $0.80 per share, or an aggregate of $1,280,000. The amount shown for Mr. Curran for 2009 also reflects the award on August 11, 2009 of options to purchase 400,000 shares that vest ratably over four years on the related anniversaries of the grant date. The grant date fair value of these options was $0.80 per share, or an aggregate of $320,000. The assumptions we used in calculating grant date fair value of option awards are set forth in Note 9 to the audited consolidated financial statements appearing elsewhere in this prospectus.

(3)

Represents the amounts earned under our annual cash bonus plan in the year indicated. For additional information about the 2009 awards, see the Compensation Discussion and Analysis section of this prospectus and the 2009 Grants of Plan-Based Awards Table below.

(4)	Additional information about the amounts set forth in the “All Other Compensation” column for 2009 appears in the 2009 Supplemental All Other Compensation Table below.

2009 Supplemental All Other Compensation Table

The following table presents information concerning perquisites and other personal benefits and all other compensation items paid to or earned by the named executive officers for 2009.

Name	Perquisites and Other Personal Benefits($)(1)	Tax Reimbursements($)(2)	Contributions to 401(k) Plan($)(3)	Life Insurance Premiums($)(4)	Other Compensation($)
Randall E. Curran	27,054	1,415	4,900	2,373	—
Richard E. Fish, Jr.	11,469	—	4,900	591	—
J. Thomas Mullis	8,469	46,953	—	6,299	77,593	(5)
Sara L. Plunkett	8,569	—	4,900	2,712	—

(1)

Reflects the total incremental cost to us of providing personal benefits to the named executive officers for 2009. The amounts shown include $23,469 in automobile allowance and $3,585 for estate and financial planning services for Mr. Curran, $8,569 in automobile allowance and $100 for a health reward for Ms. Plunkett, and automobile allowance in the amounts shown for the other two named executive officers.

(2)

Represents reimbursements for taxes due on income imputed to the named executive officer (as required by the Internal Revenue Code) with respect to our payment, on the officer’s behalf, of withholding payments with respect to our payment for estate and financial planning services for Mr. Curran and with respect to distribution of the net surrender value of a split-dollar life insurance policy to Mr. Mullis.

(3)	Represents company contributions to our 401(k) retirement savings plan.
(4)	Represents term life insurance premiums.
(5)	Represents distribution of the net surrender value of a split-dollar life insurance policy.

As discussed in the Compensation Discussion and Analysis section of this prospectus, we have entered into employment agreements with each of Mr. Curran, Mr. Fish and Mr. Mullis.

Employment Agreements With Messrs. Curran and Fish.    On March 28, 2005, the board of directors approved employment agreements with Messrs. Curran and Fish. Each agreement is dated as of the effective date of the executive’s employment with us, which was February 3, 2005 for Mr. Curran and February 21, 2005 for Mr. Fish. Each employment agreement was amended as of December 20, 2005.

Each agreement had an initial term of two years, which was and will be automatically extended for successive one-year periods unless ITC^DeltaCom or the executive provides notice of non-renewal at least one year prior to the next scheduled renewal date, unless the executive is otherwise terminated by us, or unless the executive resigns from his employment.

Under the respective agreements, Mr. Curran is entitled to an initial base salary payable at an annual rate of $500,000 and Mr. Fish is entitled to an initial base salary payable at an annual rate of $325,000. These base salaries are subject to increase in accordance with our normal business practices and, if increased, may not subsequently be reduced unless there is a proportionate reduction of the salaries of all other senior executives. Each executive is eligible to earn an annual cash bonus (non-equity incentive plan compensation) for 2009 and subsequent years of up to 100% of his annual base salary then in effect, based upon the achievement of performance goals determined by the board of directors or compensation committee. In the discretion of the compensation committee, each executive also may receive an additional annual cash bonus in an amount not to exceed 25% of the executive’s annual base salary then in effect. Each executive also is entitled to reimbursement for reasonable out-of-pocket business expenses and, upon relocation, if any, of his principal residence, to reimbursement for reasonable relocation expenses not to exceed $250,000, before any tax gross-up. All reimbursed expenses that are subject to income tax will be grossed up so that the state and federal tax effect to the executive is zero.

Each employment agreement provides that the executive will be entitled to participate in any offerings by us of our equity securities in capital-raising transactions that are exempt from registration under the Securities Act of 1933 on substantially the same terms as other offering participants.

For a discussion of the severance provisions of these agreements, see “Termination and Other Payments” below.

Employment Agreement With J. Thomas Mullis.    We entered into our employment agreement with Mr. Mullis as of August 13, 2004. The agreement with Mr. Mullis has an indefinite term, which will continue until his employment terminates because Mr. Mullis dies or becomes disabled, is terminated by us, or resigns from his employment. Under the agreement, Mr. Mullis is entitled to receive a base salary in an amount which is not less than $184,000, which was his base salary immediately before the date of effectiveness of the agreement. The agreement further provides that, in addition to Mr. Mullis’s annual base salary, Mr. Mullis may earn an annual bonus in cash and stock-based incentives in an amount to be established from time to time by us. Mr. Mullis’s base salary and annual bonus may be reduced, but not by more than a total of 10% during Mr. Mullis’s term of employment, as a result of a general reduction of the compensation of our senior management in connection with a financial restructuring or other company-wide plan to reduce materially our costs of operations or improve materially our financial condition.

For a discussion of the severance provisions of this agreement, see “Termination and Other Payments” below.

2009 Grants of Plan-Based Awards Table

The following table presents information about the cash and equity incentive compensation awarded to the named executive officers for or in 2009.

Name	Grant Date	Action Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options(#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)(2)	Maximum (#)
Randall E. Curran	(1)	—		177,150	708,599	(1)	—	—	—	—	—	—	—
	8/11/09	8/5/09	(6)	—	—	—	—	1,600,000	—	—	—	1.25	1,280,000
	8/11/09	8/5/09	(6)	—	—	—	—	—	—	—	400,000	1.25	320,000
Richard E. Fish, Jr.	(1)	—		95,956	383,825	(1)	—	—	—	—	—	—	—
	2/11/09	2/11/09		—	—	—	—	—	—	103,431	—	—	65,162
J. Thomas Mullis	(1)	—		38,625	154,500	(1)	—	—	—	—	—	—	—
	2/11/09	2/11/09		—	—	—	—	—	—	66,127	—	—	41,660
Sara L. Plunkett	(1)	—		34,064	136,256	(1)	—	—	—	—	—	—	—
	2/11/09	2/11/09		—	—	—	—	—	—	58,319	—	—	36,740

(1)

Represents possible cash payouts under our annual bonus plan with respect to 2009. The actual amounts paid to each named executive officer are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. As described in the Compensation Discussion and Analysis section of this prospectus, payouts under the annual cash bonus plan may exceed the target based upon our total revenue for the applicable year. The plan does not impose a maximum limit on payouts.

(2)

Represents award of stock options to purchase 1,600,000 shares of common stock under our stock incentive plan that vest up to 25% following each of calendar years 2009 through 2012 based on achievement of the performance objectives specified for that calendar year by the terms of the grant, as described in the Compensation Discussion and Analysis section of this prospectus. Of this award, options to purchase 400,000 shares vested in February 2010 upon certification of achievement of the 2009 performance objective.

(3)	Represents awards of restricted stock units under our stock incentive plan that vest in three equal annual installments beginning on February 11, 2010.
(4)	Represents award of stock options under our stock incentive plan. The options vest ratably over four years on the related anniversaries of the grant date beginning on August 11, 2010.
(5)

Represents the aggregate grant date fair value of the awards calculated pursuant to ASC Topic 718. The assumptions we used in calculating this amount are set forth in Note 9 to the audited consolidated financial statements appearing elsewhere in this prospectus.

(6)

On August 5, 2009, the compensation committee approved the stock option grants effective on the second business day following ITC^DeltaCom’s release of its of financial results for the quarter ended June 30, 2009, which was August 11, 2009.

2009 Outstanding Equity Awards at Fiscal Year-End Table

The following table presents information about equity awards that were outstanding and held by the named executive officers as of December 31, 2009. The market value of the equity awards is determined by multiplying the closing price of the common stock as reported on the OTC Bulletin Board on December 31, 2009, which was $1.85 per share, by the number of shares of common stock subject to the awards.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)		Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)
Randall E. Curran	—	400,000	(1)	1,600,000	(2)	1.25	8/11/19	194,485	(3)	359,797	493,053	(4)	912,148
Richard E. Fish, Jr.	—	—		—		—	—	172,385	(5)	318,912	123,263	(4)	228,037
J. Thomas Mullis	—	—		—		—	—	93,544	(6)	173,057	—		—
Sara L. Plunkett	4,445	—		—		15.84	11/20/12	91,347	(7)	168,992	—		—
	6,667	—		—		7.80	11/20/12	—		—	—		—

(1)	Represents stock options awarded on August 11, 2009 for the number of shares shown. The options vest ratably over four years on the related anniversaries of the grant date beginning August 11, 2010.
(2)

Represents the stock options awarded on August 11, 2009 subject to performance-based vesting that may vest up to 400,000 options per year following each of calendar years 2009 through 2012. Any portions of the options that do not vest following any calendar year due to failure to achieve the performance objectives specified for that calendar year will vest following a subsequent calendar year in which the performance objective is achieved. Otherwise, in any event, if Mr. Curran continues in our employ, the options will vest on August 11, 2015 with respect to any shares for which the options have not previously vested. Upon certification of achievement of the 2009 performance objective in February 2010, options to purchase 400,000 shares vested.

(3)

Represents restricted stock units awarded on March 26, 2008 for the number of shares of common stock shown. The restricted stock units vest in three equal installments on March 12, 2009, March 12, 2010 and March 12, 2011.

(4)

Represents the shares underlying the restricted stock units granted in May 2005 and held by the NEO as of December 31, 2009 that are subject to performance-based vesting. These units will vest, if at all, upon our achievement of a target of at least $105 million of adjusted EBITDA, or earnings before interest, taxes, depreciation, amortization and other specified items, during a period of four consecutive fiscal quarters.

(5)

Of the awards shown, restricted stock units for 68,954 shares awarded on March 26, 2008 vest in two equal installments on March 12, 2010 and March 12, 2011 and restricted stock units for 103,431 shares awarded on February 11, 2009 vest in three equal installments on February 11, 2010, February 11, 2011 and February 11, 2012.

(6)

Of the awards shown, restricted stock units for 27,417 shares awarded on March 26, 2008 vest in two equal installments on March 12, 2010 and March 12, 2011 and restricted stock units for 66,127 shares awarded on February 11, 2009 vest in three equal installments on February 11, 2010, February 11, 2011 and February 11, 2012.

(7)

Of the awards shown, restricted stock units for 6,667 shares awarded on February 6, 2007 vest on February 6, 2010, restricted stock units for 26,361 shares awarded on March 26, 2008 vest in two equal installments on March 12, 2010 and March 12, 2011 and restricted stock units for 58,319 shares awarded on February 11, 2009 vest in three equal installments on February 11, 2010, February 11, 2011 and February 11, 2012.

2009 Option Exercises and Stock Vested Table

The following table presents information about NEO stock awards that vested in 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)		Value Realized on Vesting($)(1)
Randall E. Curran	—	—	97,242	(2)	43,759
Richard E. Fish, Jr.	—	—	34,477	(3)	15,515
J. Thomas Mullis	—	—	29,876	(4)	28,404
Sara L. Plunkett	—	—	34,099	(5)	27,117

(1)

The value realized on vesting is determined by multiplying the closing price of the common stock as reported on the OTC Bulletin Board on the vesting date by the number of shares of common stock acquired on vesting.

(2)

Restricted stock units for the number of shares shown vested in 2009. Under the terms of the applicable award agreements, delivery of the shares will occur on the third anniversary of the restricted stock unit grant date, or March 12, 2011. See the 2009 Nonqualified Deferred Compensation Table below for additional information.

(3)

Restricted stock units for the number of shares shown vested in 2009. Under the terms of the applicable award agreements, delivery of the shares will occur on the third anniversary of the restricted stock unit grant date, or March 12, 2011. See the 2009 Nonqualified Deferred Compensation Table below for additional information.

(4)

Restricted stock units for the number of shares shown vested in 2009. Under the terms of the applicable award agreement, delivery of the shares will occur on the third anniversary of the restricted stock unit grant date, or March 12, 2011, for 13,709 of the shares shown. See the 2009 Nonqualified Deferred Compensation Table below for additional information.

(5)

Restricted stock units for the number of shares shown vested in 2009. Under the terms of the applicable award agreements, delivery of the shares occurred on the third anniversary of the restricted stock unit grant date, or February 10, 2010, for 6,667 of the shares shown and will occur on the third anniversary of the restricted stock unit grant date, or March 12, 2011, for 13,181 of the shares shown. See the 2009 Nonqualified Deferred Compensation Table below for additional information.

2009 Nonqualified Deferred Compensation Table

The following table presents information about compensation deferred by the named executive officers in 2009 and the aggregate balance as of December 31, 2009. The deferrals with respect to Mr. Curran and Mr. Fish relate to (a) their election to defer payment of the common stock subject to their 2005 restricted stock unit awards until March 31, 2010 with respect to the portion of the awards that were subject to time-based vesting and to the portion of the awards that vested on December 31, 2007 and (b) deferral of payment of the common stock subject to restricted stock unit awards until the third anniversary of the grant date under the applicable award agreements. The deferrals with respect to Mr. Mullis and Ms Plunkett relate to the deferral of payment of the common stock subject to restricted stock unit awards until the third anniversary of the grant date under the applicable award agreements. The market price of our common stock on any date was the closing price of the common stock as reported on the OTC Bulletin Board on that date.

Name	Executive Contributions in Last FY($)(1)		Registrant Contributions in Last FY($)	Aggregate Earnings in Last FY($)		Aggregate Withdrawals/ Distributions($)		Aggregate Balance at Last FYE($)(2)
Randall E. Curran	43,759	(3)	—	2,798,625	(4)	—		3,828,491	(5)
Richard E. Fish, Jr.	15,515	(6)	—	713,888	(7)	—		975,929	(8)
J. Thomas Mullis	6,169	(9)	—	48,714	(10)	47,105	(11)	25,361	(12)
Sara L. Plunkett	10,265	(13)	—	58,168	(14)	40,757	(15)	49,051	(16)

(1)

Executive contributions in the last fiscal year are calculated by multiplying the number of shares deferred by each executive which were represented by restricted stock units that vested in 2009 by the market price of our common stock on the vesting date. These amounts differ from the 2009 compensation cost of the restricted stock unit awards related to these contribution amounts included in the amounts shown for 2009 in the “Stock Awards” column of the Summary Compensation Table, which is presented in such table as the aggregate grant date fair value of the restricted stock units granted to the named executive officers determined pursuant to ASC Topic 718 without any reduction for risk of forfeiture

(2)

Aggregate balance at the last fiscal year end is calculated by multiplying the total number of shares deferred by each executive which were represented by restricted stock units that had vested as of December 31, 2009 by the market price of our common stock on December 31, 2009. These amounts differ from the 2009 compensation cost of the restricted stock unit awards related to these contribution amounts included in the amounts shown for 2009 in the “Stock Awards” column of the Summary Compensation Table, which is presented in such table as the aggregate grant date fair value of the restricted stock units granted to the named executive officers determined pursuant to ASC Topic 718 without any reduction for risk of forfeiture

(3)

Represents the aggregate value, based on the market price of our common stock on the vesting date, of restricted stock unit awards for 97,242 shares which vested on March 12, 2009 with a value of $0.45 per share. Under the terms of the award agreements, the shares subject to the vested awards will not be delivered until the third anniversary of the grant date.

(4)

Represents the change in value of the deferred common stock. Amount was calculated based on 2,069,454 deferred shares attributable to Mr. Curran as of December 31, 2009 multiplied by the market price of our common stock on December 31, 2009 of $1.85 per share, less the sum of (a) the product of the 1,972,212 deferred shares attributable to Mr. Curran as of December 31, 2008 multiplied by the market price of our common stock of $0.50 per share on December 31, 2008 and (b) the amount in the “Executive Contributions in Last FY” column.

(5)

Represents the aggregate value as calculated by multiplying the 2,069,454 deferred shares attributable to Mr. Curran as of December 31, 2009 by the market price of our common stock on December 31, 2009 of $1.85 per share.

(6)

Represents the aggregate value, based on the market price of our common stock on the vesting date, of restricted stock unit awards for 34,477 shares which vested on March 12, 2009 with a value of $0.45 per share. Under the terms of the award agreements, the shares subject to the vested awards will not be delivered until the third anniversary of the grant date.

(7)

Represents the change in value of the deferred common stock. Amount was calculated based on 527,529 deferred shares attributable to Mr. Fish as of December 31, 2009 multiplied by the market price of our common stock on December 31, 2009 of $1.85 per share, less the sum of (a) the product of the 493,052 deferred shares attributable to Mr. Fish as of December 31, 2008 multiplied by the market price of our common stock of $0.50 per share on December 31, 2008 and (b) the amount in the “Executive Contributions in Last FY” column.

(8)

Represents the aggregate value as calculated by multiplying the 527,529 deferred shares attributable to Mr. Fish as of December 31, 2009 by the market price of our common stock on December 31, 2009 of $1.85 per share.

(9)

Represents the aggregate value, based on the market price of our common stock on the vesting date, of restricted stock unit awards for 13,709 shares which vested on March 12, 2009 with a value of $0.45 per share. Under the terms of the award agreements, the shares subject to the vested awards will not be delivered until the third anniversary of the grant date.

(10)

Amount reflects the gain on deferred shares during 2009, calculated as the sum of (a) with respect to previously deferred shares delivered in 2009, the change in the aggregate market price of such shares from December 31, 2008 to May 12, 2009 with respect to 8,501 shares delivered on such date, and to November 13, 2009 with respect to 26,667 shares delivered on such date, and (b) with respect to the 13,709 shares deferred on March 12, 2009, the change in the aggregate market price of such shares from March 12, 2009 to December 31, 2009.

(11)

Represents the value of deferred common stock which was delivered, as calculated by multiplying the market price of our common stock as reported on the date of delivery by the number of shares of common stock delivered.

(12)

Represents the aggregate value as calculated by multiplying the 13,709 deferred shares attributable to Mr. Mullis as of December 31, 2009 by the market price of our common stock on December 31, 2009 of $1.85 per share.

(13)

Represents the aggregate value, based on the market price of our common stock on the vesting date, of restricted stock unit awards for 6,667 shares which vested on February 6, 2009 with a value of $0.65 per share and 13,181 shares which vested on March 12, 2009 with a value of $0.45 per share. Under the terms of the award agreements, the shares subject to the vested awards will not be delivered until the third anniversary of the grant date.

(14)

Amount reflects the gain on deferred shares during 2009, calculated as the sum of (a) with respect to previously deferred shares delivered in 2009, the change in the aggregate market price of such shares from December 31, 2008 to May 12, 2009 with respect to the 22,751 shares delivered on such date, and to November 13, 2009 with respect to the 13,333 shares delivered on such date, and (b) with respect to the deferred shares attributable to Ms. Plunkett as of December 31, 2009, the sum of (x) the change in the aggregate market price from March 12, 2009 to December 31, 2009 of 13,181 shares deferred on March 12, 2009, plus (y) the change in the aggregate market price from February 6, 2009 to December 31, 2009 of 6,667 shares deferred on February 6, 2009 plus (z) the change in the aggregate market price from December 31, 2008 to December 31, 2009 of 6,666 shares deferred before December 31, 2008.

(15)

Represents the value of deferred common stock which was delivered, as calculated by multiplying the market price of our common stock on the date of delivery by the number of shares of common stock delivered.

(16)

Represents the aggregate value as calculated by multiplying the 26,514 deferred shares attributable to Ms. Plunkett as of December 31, 2009 by the market price of our common stock on December 31, 2009 of $1.85 per share.

Termination and Other Payments

Our named executive officers are entitled to receive payments or benefits from ITC^DeltaCom under special circumstances, which generally relate to termination of the NEO’s employment.

This section describes the circumstances that would trigger such payments or benefits and quantifies their estimated value. In accordance with SEC rules, the quantitative disclosures in this section assume that the triggering event took place on December 31, 2009. In fact, no NEO’s employment terminated on that date. If a triggering event were to occur in the future, actual payments likely would be different from the payments presented below.

The market value of the equity awards we show below is determined by multiplying the closing price of the common stock reported on the OTC Bulletin Board on December 31, 2009, which was $1.85 per share, by the number of shares of common stock subject to the awards. This valuation does not take into account the diminution in value attributable to the restrictions applicable to the common stock subject to the restricted stock units.

The amounts shown in the tables below exclude obligations due from us to the named executive officer following a triggering event for (1) any earned and vested but unpaid base salary, annual incentive compensation and long-term incentive compensation through the date of termination, (2) vested benefits under our employee 401(k) plan and all other benefit plans applicable to all of our employees in accordance with their terms and conditions, (3) accrued vacation pay, (4) reimbursement of reasonable business expenses incurred and unpaid before the date of termination and (5) any other compensation or benefits to which the named executive officer may be entitled under and in accordance with our generally applicable non-discriminatory plans or employee benefit programs.

Employment Agreements

Employment Agreements With Mr. Curran and Mr. Fish.    We have agreed to provide specified severance benefits to Messrs. Curran and Fish under their employment agreements.

Each employment agreement provides for the payment of severance benefits to the executive if we terminate the executive’s employment without “cause,” if the executive resigns for “good reason” or if we provide notice of non-renewal of the agreement. Upon such a termination, the executive will be entitled to receive an amount equal to 18 months of the executive’s annual base salary at the rate then in effect and a pro rata portion of any bonus payable in respect of the fiscal year in which the termination date occurs. The executive also will be entitled to continued participation in all health and welfare plans generally with no increase in cost to the executive for 18 months following the termination date if the executive complies with non-competition, non-solicitation, confidentiality and non-disparagement covenants in his employment agreement.

Each employment agreement defines “cause” to mean any of the following events:

•

the executive’s willful and continued failure substantially to perform his duties under the agreement, other than any such failure arising from his disability, so long as the executive first receives notice from the board of directors specifying in reasonable detail the alleged failures and providing the executive a reasonable opportunity to cure such alleged failures;

•	the executive’s conviction of, or plea of guilty or nolo contendere to, a misdemeanor involving theft or moral turpitude or any felony; or

•	any act of intentional dishonesty or intentional misconduct resulting in demonstrable harm to us.

Under each employment agreement, “good reason” includes any material adverse change in the executive’s duties or responsibilities, any reduction of the executive’s base salary (unless there is a proportionate reduction of the salaries of all other senior executives) or bonus opportunities, the failure, in the case of Mr. Curran, to be appointed or nominated for election to the board of directors, or any directive by us requiring the executive to relocate more than 50 miles from our headquarters, in each case if the executive notifies us of the occurrence of such an event and we fail to remedy the event within ten days.

Assuming a December 31, 2009 termination event as described above, we estimate that the total payments to Messrs. Curran and Fish would be as follows:

Name	Salary Due	Bonus Due	Benefits and Health Programs(1)	Total Due
Randall E. Curran	$885,749	$708,599	$19,917	$1,453,167
Richard E. Fish, Jr.	$575,738	$383,825	$19,917	$951,532

(1)	The value of the continued health and benefit programs is based on the cost to us, as of December 31, 2009, of the premiums for the programs for 18 additional months.

Employment Agreement With Mr. Mullis.    Our agreement with Mr. Mullis provides for the payment of severance benefits to Mr. Mullis if we terminate his employment without “cause” or if Mr. Mullis resigns for “good reason.” Upon such a termination, Mr. Mullis will be entitled to receive the following:

•

a lump-sum cash payment for accrued obligations equal to the sum of (1) Mr. Mullis’s annual base salary through the termination date to the extent not previously paid, (2) an amount equal to the higher of the last annual cash bonus paid to Mr. Mullis (annualized in the case of any partial year) and Mr. Mullis’s target annual cash bonus opportunity then in effect, which we refer to as the “higher annual bonus,” pro-rated to the termination date, and (3) any compensation previously deferred by Mr. Mullis and any accrued vacation pay to the extent not previously paid;

•	a lump-sum cash payment equal to the sum of (1) Mr. Mullis’s annual base salary as in effect at the termination date and (2) the higher annual bonus; and

•

continued medical, prescription, dental and life insurance benefits for a minimum of one year, unless, in the case of medical benefits, Mr. Mullis is eligible to receive such benefits from a new employer.

Mr. Mullis’s employment agreement defines “cause” to mean any of the following events:

•

Mr. Mullis’s willful and continued failure to perform substantially his duties after a written demand for substantial performance is delivered to Mr. Mullis by the board of directors which specifically identifies such failure;

•	Mr. Mullis’s conviction of, or Mr. Mullis’s a plea of nolo contendere to, a felony or to any criminal violation involving dishonesty, fraud or breach of trust; or

•	willful misconduct by Mr. Mullis which causes harm to, or which could reasonably be expected to diminish the value of, our assets or property or violate our value system or code of conduct.

Under Mr. Mullis’s employment agreement, “good reason” includes a material reduction in Mr. Mullis’s position, authority, duties or responsibilities, a reduction in Mr. Mullis’s compensation in violation of the agreement, and notification to Mr. Mullis that his employment will be terminated other than as permitted by the agreement.

Assuming a December 31, 2009 termination event as described above, we estimate that the total payments to Mr. Mullis would be as follows:

Salary Due	Bonus Due	Benefits and Health Programs(1)	Total Due
$257,500	$309,000	$12,994	$579,444

(1)	The value of the continued health and benefit programs is based on the cost of these premiums to us, as of December 31, 2009, for one additional year.

In addition, upon such termination, any stock options, stock appreciation rights, awards of restricted stock and restricted stock units, and other equity-based awards granted to Mr. Mullis will vest and become exercisable, and all restrictions and conditions applicable to such awards will be deemed to have lapsed or been fully satisfied. As of December 31, 2009, all equity-based awards held by Mr. Mullis were restricted stock units.

Assuming a December 31, 2009 termination event, the number and value of awards of restricted stock units held by Mr. Mullis that would vest would be as follows:

Restricted Stock Units
Number	Value(1)
93,544	$173,056

(1)

The value of restricted stock units is determined by multiplying the closing price of the common stock reported on the OTC Bulletin Board on December 31, 2009, which was $1.85 per share, by the number of shares of common stock subject to such restricted stock units.

Conditions to Receipt of Payments and Benefits Under Employment Agreements.    Our obligation to pay any form of severance to Messrs. Curran, Fish and Mullis is subject to the executive’s execution of a full and unconditional release in favor of us and our directors, officers and other affiliates of all obligations, other than those set forth in the employment agreement.

Accelerated Vesting of Equity Awards Under Stock Incentive Plan

Except as otherwise provided in the award agreements, our stock incentive plan provides for accelerated vesting of equity awards made under the plan, including awards of restricted stock units for common stock and of options to purchase common stock, upon the occurrence of specified events. The specified events triggering accelerated vesting differ depending on the type of equity award. As of December 31, 2009, no named executive officer held any unvested equity award under the stock incentive plan other than (1) restricted stock units for common stock held by each named executive officer and (2) options to purchase common stock held by Mr. Curran.

Events triggering the accelerated vesting of restricted stock units and stock options under the stock incentive plan include the death or disability of the holder of the award. The stock incentive plan provides that if the holder of unvested restricted stock units or stock options dies while employed by the company, all such awards will fully vest on the date of death unless otherwise provided in the award agreement. The stock incentive plan also provides that if the employment of a holder of restricted stock units or stock options is terminated by reason of disability, all such awards will fully vest. For these purposes, “disability” means permanent and total disability as defined in section 22(e)(3) of the Internal Revenue Code. In addition to these circumstances, the stock incentive plan provides that our board of directors may, in its sole discretion, shorten or terminate the vesting period for, or make other specified modifications to, any outstanding award of restricted stock units or stock options.

Assuming the occurrence on December 31, 2009 of the death or disability of a named executive officer, the number and value of awards of restricted stock units that would vest would be as set forth in the table below. No stock options would vest for the reasons set forth in the discussion following this table.

	Restricted Stock Units
Name	Number	Value(1)
Randall E. Curran	194,485	$359,797
Richard E. Fish, Jr.	172,385	$318,912
J. Thomas Mullis	93,544	$173,057
Sara L. Plunkett	91,347	$168,992

(1)

The value of restricted stock units subject to accelerated vesting is determined by multiplying the closing price of the common stock reported on the OTC Bulletin Board on December 31, 2009, which was $1.85 per share, by the number of shares of common stock subject to such restricted stock units.

Events triggering the accelerated vesting of stock options, but not restricted stock units, under the stock incentive plan also include the termination of the stock options upon the occurrence of any “corporate transaction” other than in specified circumstances such as an assumption by the company of a successor company of the awards. The plan provides that, in such circumstances, the vesting of options will be accelerated as if each individual holding an outstanding option had been employed or provided services for an additional 12 months at the time of such termination of the options. Under the plan, “corporate transaction” means any of the following transactions:

•	the dissolution or liquidation of ITC^DeltaCom;

•	a merger, consolidation or reorganization of ITC^DeltaCom in which ITC^DeltaCom is not the surviving corporation;

•	a sale of all or substantially all of the assets of ITC^DeltaCom; or

•

any other transaction that results in any person or entity, other than certain excluded stockholders, beneficially owning more than 50% of the combined voting power of all classes of voting securities of ITC^DeltaCom.

The plan also provides that our board of directors may provide for additional accelerated vesting in the event of a corporate transaction, and that the treatment of performance awards in the case of a corporate transaction shall be set forth in the applicable award agreement.

As permitted under the stock incentive plan, the award agreements entered into with Mr. Curran in August 2009 for the grant to Mr. Curran of options to purchase 400,000 shares of common stock and options to purchase 1,600,000 shares of common stock, subject to conditions, provide that any such unvested options will not accelerate upon Mr. Curran’s death or disability. The award agreement relating to the options to purchase 1,600,000 shares also provides, however, that any such unvested options will become fully vested upon the consummation of a corporate transaction (1) if the options are not assumed, or equivalent options are not substituted for the options, by ITC^DeltaCom or its successor, or (2) if the options are assumed or substituted, upon Mr. Curran’s “involuntary termination” within the 12-month period following the consummation of the corporate transaction. For these purposes, “involuntary termination” means termination of Mr. Curran’s service by reason of (a) Mr. Curran’s involuntary dismissal by ITC^DeltaCom or its successor for reasons other than “cause” (where “cause” is defined in a manner substantially similar to the definition in Mr. Curran’s employment agreement) or (b) Mr. Curran’s voluntary resignation for “good reason” (where “good reason” is defined by reference to the definition in Mr. Curran’s employment agreement).

Assuming the occurrence on December 31, 2009 of an involuntary termination of Mr. Curran in the circumstances described immediately above, the number and value of awards of stock options that would vest would be as follows:

	Option Awards
Name	Number	Value(1)
Randall E. Curran	1,600,000	$960,000

(1)

The value of stock options subject to accelerated vesting is determined by multiplying the number of shares subject to such options by the difference between (a) the closing price of the common stock reported on the OTC Bulletin Board on December 31, 2009, which was $1.85 per share, and (b) the exercise price of the stock options, which is $1.25 per share.

Assuming the occurrence on December 31, 2009 of a corporate transaction following which the stock options were not assumed or substituted, the number and value of awards of stock options that would vest would be as follows:

	Option Awards
Name	Number	Value(1)
Randall E. Curran	1,700,000	$1,020,000

(1)

The value of stock options subject to accelerated vesting is determined by multiplying the number of shares subject to such options by the difference between (a) the closing price of the common stock reported on the OTC Bulletin Board on December 31, 2009, which was $1.85 per share, and (b) the exercise price of the stock options, which is $1.25 per share.

Transactions With Related Persons

The following is a summary of certain transactions during 2007, 2008 and 2009 and the three months ended March 31, 2010 in which ITC^DeltaCom and its subsidiaries participated and in which our directors, director nominees and beneficial owners of more than 5% of any class of our voting securities had a direct or indirect material interest. We refer to all such persons and the other persons referred to in Item 404(a) of the SEC’s Regulation S-K as “related persons.”

Refinancing and Recapitalization Transactions

On July 31, 2007, we completed transactions, which we refer to collectively as the “2007 refinancing and recapitalization,” in which we refinanced or retired substantially all of our previously outstanding funded debt, eliminated all series of our previously authorized preferred stock and substantially all related stock purchase warrants principally in exchange for common stock, and raised additional funds from sales of our capital stock.

In connection with the 2007 refinancing and capitalization, we entered into agreements with various holders of our Series A preferred stock, Series B preferred stock, stock purchase warrants and third lien, senior secured notes, pursuant to which we issued shares of common stock upon the conversion or exchange of those securities. Concurrently with the completion of these conversion and exchange transactions, we sold for cash shares of common stock and a new issue of our 6% Series H convertible redeemable preferred stock. Also in connection with the 2007 refinancing and recapitalization, we entered into a first lien credit facility in an aggregate principal amount of $240 million and a second lien credit facility in an aggregate principal amount of $75 million, and used the proceeds of these facilities to repay our first lien, senior secured notes and other indebtednesses.

Transactions With WCAS Group and Other Related Persons

At the time of the transactions in 2007 described below, the stockholders identified as the WCAS Group under “Security Ownership” beneficially held securities representing a majority of the voting power represented by all of our outstanding voting securities. Three of our directors during 2007, 2008, 2009 and the three months ended March 31, 2010, John Almeida, Jr., Thomas E. McInerney and Sanjay Swani, are General Partners of Welsh, Carson, Anderson & Stowe. In addition, Messrs. McInerney and Swani are members of the WCAS Group. For additional information about the WCAS Group and Messrs. Almeida, McInerney and Swani, including their beneficial ownership of our common stock, see “Security Ownership” below and “—Directors and Executive Officers” and “—Board of Directors” above. The information presented below about shares we issued and payments we made to or received from the WCAS Group includes shares that we issued or amounts we paid to or received from each of Messrs. McInerney and Swani as members of the WCAS Group, which we also separately show below.

Payment and Exchange of Third Lien Notes.    In 2007, members of the WCAS Group, including Messrs. McInerney and Swani, and Mr. Almeida held our third lien, senior secured notes due 2009, which we refer to as “third lien notes.” The third lien notes accrued interest, payable quarterly, at an annual rate equal to the specified London interbank offered rate, or “LIBOR,” plus 7.5%, with the portion of any interest in excess of a 12% annual rate payable in-kind at our option, and accrued additional payment-in-kind interest, payable on a quarterly basis, at an annual rate of 4.5%. No scheduled principal payments were due on the third lien notes before the maturity date of September 26, 2009.

The following table presents information about the third lien notes held by the WCAS Group and each of Messrs. Almeida, McInerney and Swani during 2007 and about the shares of common stock and cash prepayment penalty we issued and paid to each of them in exchange for these notes in connection with the 2007 refinancing and recapitalization:

Holder	Interest Paid During 2007($)	Largest Principal Amount Outstanding During 2007($)	Shares of Common Stock	Cash Prepayment Penalty Paid($)
WCAS Group	2,281,584	22,895,697	7,710,594	221,680
John Almeida, Jr.	230	2,304	775	22
Thomas E. McInerney	17,560	176,218	59,345	1,706
Sanjay Swani	459	4,607	1,551	45

The interest amounts presented in the first column of the table above include both cash and in-kind interest. For the shares of common stock they received, the WCAS Group and Messrs. Almeida, McInerney and Swani exchanged third lien notes with outstanding principal balances in the amounts shown in the second column above. We issued a total of 7,757,524 shares of common stock to the WCAS Group and the other WCAS securityholders in exchange for $22.9 million aggregate principal amount of third lien notes (consisting of $19.7 million net of debt discount) and paid in cash a prepayment penalty expense of 2% of the principal prepaid, or approximately $223,000. For financial reporting purposes, we valued the shares of common stock exchanged for such third lien notes at approximately $65.9 million, or $8.50 per share based on the closing price of our common stock on July 31, 2007 as reported on the OTC Bulletin Board.

Exchange of Series B Warrants.    In connection with the 2007 refinancing and recapitalization, we issued a total of 5,789 shares of common stock in exchange for all 3,000,000 of our outstanding Series B warrants to purchase approximately 1,000,000 shares of common stock at an exercise price of $25.50 per share. In this transaction, we issued 5,276 shares to the WCAS Group in exchange for 2,731,995 warrants, 32 shares to Mr. McInerney in exchange for 17,014 warrants and one share to Mr. Swani in exchange for 791 warrants. For financial reporting purposes, we recognized the exchange of all Series B warrants for common stock at the book value of $4.8 million.

Exchange of Series C Warrants.    In connection with the 2007 refinancing and recapitalization, we issued a total of 4,902,557 shares of common stock in exchange for all 20,000,000 of our outstanding Series C warrants to purchase approximately 6,600,000 shares of common stock at an exercise price of $1.80 per share. In this transaction, we issued 4,872,898 shares to the WCAS Group in exchange for 19,879,000 warrants, 490 shares to Mr. Almeida in exchange for 2,000 warrants, 37,504 shares to Mr. McInerney in exchange for 153,000 warrants and 980 shares to Mr. Swani in exchange for 4,000 warrants. For financial reporting purposes, we recognized the exchange of all Series C warrants for common stock at the book value of $7.6 million.

Conversion of Series B Preferred Stock.    In connection with the 2007 refinancing and recapitalization, we issued a total of 11,735,080 shares of common stock upon the conversion of all 607,087 outstanding shares of our Series B preferred stock, which were convertible into approximately 6,700,000 shares of common stock at a conversion price of $9.00 per share. In this transaction, we issued 11,660,331 shares to the WCAS Group, 942 shares to Mr. Almeida, 79,897 shares to Mr. McInerney and 2,605 shares to Mr. Swani upon the conversion of approximately 579,750, 49, 4,133 and 135 shares of Series B preferred stock, respectively, held by them. For financial reporting purposes, we valued the shares of common stock issued upon conversion of all Series B preferred stock at approximately $99.7 million, or $8.50 per share based on the closing price of our common stock on July 30, 2007 as reported on the OTC Bulletin Board.

Sale of Common Stock.    In connection with the 2007 refinancing and recapitalization, we received gross cash proceeds of $21 million from the sale of a total of 6,937,724 shares of common stock at a purchase price of $3.03 per share. In this transaction, we sold and issued 6,888,825 shares to the WCAS Group at a purchase price of $20,851,982, 808 shares to Mr. Almeida at a purchase price of $2,446, 62,020 shares to Mr. McInerney at a purchase price of $187,730 and 1,616 shares to Mr. Swani at a purchase price of $4,892.

Transactions With TCP and Other Related Persons

Immediately before the completion of the 2007 refinancing and recapitalization, Tennenbaum Capital Partners, LLC, or “TCP,” was the beneficial owner of more than 5% of our common stock based on its beneficial ownership of Series D warrants for the purchase our common stock or Series C preferred stock. The Series D warrants first became exercisable on June 30, 2007. Following the 2007 refinancing and recapitalization, in which, among other transactions, the Series D warrants were exchanged for common stock, TCP remains the beneficial owner of more that 5% of our common stock. For additional information about TCP’s beneficial ownership of our common stock, see “Security Ownership.” During 2007, 2008, 2009 and the three months ended March 31, 2010, TCP served as investment adviser to, or managing member of, or was otherwise affiliated with, the TCP fund holders, which during part of this period consisted of Special Value Bond Fund II, LLC and Special Value Absolute Return Fund, LLC, and other investment funds, including Special Value Continuation Partners, LP (which became a TCP fund holder in 2008), Special Value Expansion Fund, Special Value Opportunities Fund, Tennenbaum Opportunities Partnership and Tennenbaum Multi-Strategy Master Fund. Such other investment funds, which, together with the TCP fund holders, we refer to as the “TCP lenders,” participated in the transactions described below.

Michael E. Leitner, who is a Managing Partner of TCP, has served on our board of directors since August 2005. Philip M. Tseng, who is a Director of TCP, has served on our board of directors since February 2007. For additional information about Messrs. Leitner and Tseng, see “—Directors and Executive Officers” and “—Board of Directors” above.

Payment of First Lien Notes.    Some of the TCP lenders held in 2007 our first lien, senior secured notes due 2009, which we refer to as “first lien notes,” that we issued in connection with the refinancing we completed in July 2005. In connection with the 2007 refinancing and recapitalization, we paid all $236.2 million aggregate principal amount outstanding under the first lien notes, of which we paid $51.3 million to the TCP lenders, and a prepayment penalty of $7.1 million, of which we paid $1.6 million to the TCP lenders. The first lien notes accrued interest, payable quarterly, at an annual rate equal to LIBOR plus 8%, with the portion of any interest in excess of a 12% annual rate payable in-kind at our option, and accrued payment-in-kind interest, payable on a quarterly basis, at an annual rate of 0.5%. No scheduled principal payments were due on the first lien notes before the maturity date of July 26, 2009.

The TCP lenders received total interest payments on their first lien notes of approximately $3.4 million during 2007. The largest aggregate principal amount of the first lien notes collectively held by the TCP lenders was approximately $51.3 million in 2007.

Payment and Exchange of Third Lien Notes.    Some of the TCP lenders in 2007 held our third lien notes described above. The TCP lenders received total interest payments on their third lien notes of approximately $2.1 million during 2007. The largest aggregate principal amount of the third lien notes collectively held by the TCP lenders was approximately $25.1 million in 2007. In connection with the 2007 refinancing and recapitalization, we issued 8,259,193 shares of common stock in exchange for $25.0 million aggregate principal amount of third lien notes (consisting of $19.7 million net of debt discount) held by the TCP lenders, and paid in cash a prepayment penalty expense of 2% of the principal prepaid, or approximately $500,000. For financial reporting purposes, we valued the shares of common stock exchanged for such third lien notes at approximately $70.2 million, or $8.50 per share based on the closing price of our common stock on July 30, 2007 as reported on the OTC Bulletin Board.

Second Lien Credit Facility.    In connection with the 2007 refinancing and recapitalization, some of the TCP lenders provided us with a new $75 million second lien credit facility. The TCP lenders received total interest payments on this facility of $1.5 million for the three months ended March 31, 2010, $6.4 million during 2009, $8.4 million during 2008 and $4.1 million during 2007. The largest aggregate principal amount of the second lien credit facility collectively held by the TCP lenders was approximately $75 million in each of the three months ended March 31, 2010 and in 2009, 2008 and 2007.

The second lien credit facility was scheduled to mature on July 31, 2014. There were no scheduled principal payments before maturity under the second lien credit facility. Borrowings outstanding under the second lien credit facility bore interest, at our option, at an annual rate equal to either a specified base rate plus 6.50% or LIBOR plus 7.50%. For interest payments covering any interest period ending on or before July 31, 2009, we could have elected to pay interest under the facility either entirely in cash or as payment-in-kind interest by adding to the principal of outstanding borrowings an amount equal to the amount of interest accrued at an annual rate of up to 4.00% and by paying the balance of the accrued interest in cash.

First Lien Credit Facility.    Various of the TCP lenders acquired through syndication a portion of a first lien term loan facility due July 31, 2013 that we obtained in connection with the 2007 refinancing and recapitalization. The TCP lenders received total interest payments on this facility of $857,000 for the three months ended March 31, 2010, $4.2 million during 2009, $5.6 million during 2008 and $2.5 million during 2007. The largest aggregate principal amount of the first lien credit facility collectively held by the TCP lenders was approximately $79 million in the three months ended March 31, 2010 and in 2009 and approximately $70 million in each of 2008 and 2007.

The first lien term loan facility and the revolving credit facility were scheduled to mature on July 31, 2013 and on July 31, 2012, respectively. We were required to make scheduled quarterly principal payments of approximately $567,000 under the term loan facility. Borrowings outstanding under the first lien credit facility bore interest, at our option, at an annual rate equal to either a specified base rate plus 3.00% or LIBOR plus 4.00%. Borrowings under the revolving credit facility bore interest, at our option, at an annual rate equal to either a specified base rate plus a margin of 2.50% to 3.00% or LIBOR plus a margin of 3.50% to 4.00%. The applicable margin is determined based upon our consolidated leverage ratio at the specified measurement date.

2010 Refinancing and Termination of Credit Facilities.    On April 9, 2010, we completed the sale of the original notes in transactions not requiring registration under the Securities Act. Some of the TCP lenders have reported in a filing with the SEC that they purchased, in the aggregate, $50 million principal amount of the original notes sold in the offering. We applied the gross proceeds of approximately $318.0 million that we received from the sale of the original notes to repay $305.5 million aggregate amount of indebtedness, including all principal and accrued and unpaid interest, outstanding under the first lien and second lien senior secured credit facilities, which were terminated upon repayment. In connection with these transactions, the TCP lenders were repaid their pro rata portion of the loans outstanding under the facilities.

Series D Warrants.    In connection with the 2007 refinancing and recapitalization, we issued 4,242,717 shares of common stock to the TCP lenders in exchange for 6,820,293 outstanding Series D warrants held by them. Each Series D warrant entitled the holder to purchase one share of a new issue our Series C preferred stock and a portion of an additional share equal to the cumulative amount of payment-in-kind dividends that would have accrued with respect to one share from the warrant issue date of July 26, 2005 through the warrant exercise date if such share had been outstanding. Each share of Series C preferred stock was convertible into .4445 of one share of common stock. Each warrant also entitled the holder to purchase the number of shares of common stock into which the shares of Series C preferred stock otherwise issuable under the warrant would have been convertible as of the warrant exercise date. For financial reporting purposes, we recognized the exchange of all 9,000,000 Series D warrants for common stock at the book value of $13 million.

Transaction With H Partners, LP

On July 24, 2007, H Partners Capital, LLC, H Partners Management, LLC, H Partners, LP and Rehan Jaffer reported in a statement on Schedule 13G filed with the SEC that they beneficially owned more than 5% of our common stock. In connection with the 2007 refinancing and recapitalization, we sold to H Partners, LP 237,215 shares of a new issue of our 6% Series H convertible redeemable preferred stock at $100 per share for a total purchase price of $23.7 million.

Other Transactions

Transactions With KNOLOGY, Inc. and Subsidiaries.    We entered into the transactions with KNOLOGY, Inc. and its subsidiaries described below. Campbell B. Lanier, III has served as chairman and Donald W. Burton as a director of KNOLOGY. Mr. Lanier and Mr. Burton each was the beneficial owner of more than 5% of our Series A preferred stock until we redeemed and converted such preferred stock on July 31, 2007 in connection with the 2007 refinancing and recapitalization.

We sell capacity on our fiber optic network and provide long distance and carrier-switched long distance service to KNOLOGY and its subsidiaries. We also provide these companies with directory assistance and operator services. We recorded revenues for all of these services of approximately $2.8 million for 2007.

We purchased feature group access and other services from KNOLOGY and its subsidiaries totaling approximately $689,000 for 2007.

Transactions With J. Smith Lanier, II and Affiliates.    J. Smith Lanier, II was the beneficial owner of more than 5% of our Series A preferred stock until we redeemed and converted such preferred stock on July 31, 2007 in connection with the 2007 refinancing and recapitalization. Mr. Lanier also is the chairman and a significant stockholder of J. Smith Lanier & Co., an insurance placement company. J. Smith Lanier & Co. provides us with insurance brokerage services, including the negotiation and acquisition on our behalf of various insurance policies with third-party insurers. The gross premium for policies obtained by J. Smith Lanier & Co. on our behalf totaled $1.7 million for 2007, and included a payment in 2007 of $125,000 for risk management services provided by J. Smith Lanier & Co.

We provide retail services, including local and long distance telephone services and data and Internet services, to J. Smith Lanier & Co. Revenues attributable to J. Smith Lanier & Co. for our provision of these services totaled approximately $715,000 for 2007.

Transactions With CT Communications, Inc.    CT Communications, Inc. was the beneficial owner of more than 5% of our Series A preferred stock until we redeemed and converted such preferred stock on July 31, 2007 in connection with the 2007 refinancing and recapitalization. CT Communications purchases operator services from us. For these services, we billed CT Communications approximately $464,000 for 2007.

Review, Approval or Ratification of Transactions With Related Persons

Two committees of the board of directors are responsible for reviewing and approving our transactions with related persons. All of the transactions described above under “Transactions With Related Persons” were reviewed and approved by the applicable committee by pre-approval or ratification.

Audit Committee.    Under its charter, the audit committee has the responsibility for conducting an appropriate review of all transactions with related persons on an ongoing basis and to approve all such transactions. The charter specifies that the transactions subject to review and approval by the audit committee are those that would be required to be disclosed pursuant to Item 404 of the SEC’s Regulation S-K. Accordingly, the audit committee does not review and approve transactions involving the compensation of our executive officers and directors to the extent that such transactions are not required to be disclosed under Item 404. In exercising its authority under the charter, the audit committee generally will approve or ratify a transaction between us and a related person only if it determines that the transaction is on terms that are no less favorable to us than the terms we reasonably could have obtained on an arm’s-length basis with an unrelated person.

In addition to their duties and responsibilities set forth in the committee charter, the audit committee has specified approval rights under our governance agreement. The governance agreement provides that, except as contemplated by the BTI Telecom merger agreement or our certificate of incorporation or bylaws, any transactions between ITC^DeltaCom or any subsidiary of ITC^DeltaCom and the WCAS securityholders or any of their affiliates that are not subject to approval by the committee of independent directors, as described below, generally must be approved by the audit committee, unless the WCAS securityholders and their affiliates have no interest in any such transaction other than as beneficial owners of our common stock and are treated in the same manner as all other holders of the common stock.

Committee of Independent Directors.    In accordance with our governance agreement, the board of directors maintains a committee of independent directors, which has the responsibility to approve transactions between us and specified persons who may be deemed to be related persons. See “—Board of Directors—Composition of Board of Directors” for information about the director independence standards set forth in the governance agreement for service on the committee. The governance agreement provides that the following transactions must be approved by a determination of the committee:

•	any “squeeze-out transaction,” as defined in the governance agreement, or merger or other business combination between us and any affiliate of the WCAS securityholders;

•	any issuances of shares of capital stock by ITC^DeltaCom or any subsidiary of ITC^DeltaCom to the WCAS securityholders or any of their affiliates;

•	any sale of assets by ITC^DeltaCom or any subsidiary of ITC^DeltaCom to the WCAS securityholders or any of their affiliates;

•

any action by the WCAS securityholders or their affiliates to amend our certificate of incorporation or bylaws during the term of the governance agreement in a manner that would modify the rights of the parties under the governance agreement;

•

any enforcement or modification, amendment or waiver of any provision of the governance agreement, the BTI Telecom merger agreement or our registration rights agreement with the WCAS securityholders; and

•	any acquisition by the WCAS securityholders or their affiliates of our voting securities in excess of limits specified in the governance agreement.

In exercising its authority under the governance agreement, the committee of independent directors generally will take into account, among other factors that it deems appropriate, whether the transaction between us and the foregoing related persons is on terms that are no less favorable to us than the terms we reasonably could have obtained on an arm’s-length basis with an unrelated person.

SECURITY OWNERSHIP

The following tables present, as of March 31, 2010, information regarding beneficial ownership of our common stock. This information has been presented in accordance with SEC rules and is not necessarily indicative of beneficial ownership for any other purpose.

Under SEC rules, beneficial ownership of a class of capital stock as of any date includes any shares of such class as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power as of or within 60 days after such date through the exercise of any stock option, warrant or other right, without regard to whether such right expires before the end of such 60-day period or continues thereafter. If two or more persons share voting power or investment power with respect to specific securities, all of such persons may be deemed to be the beneficial owners of such securities. Information with respect to persons other than the holders listed in the tables below that share beneficial ownership with respect to the securities shown is presented following the applicable table. Except as otherwise indicated below and under applicable community property laws, based on the information available to us, we believe that the beneficial owners of the securities listed below have sole voting and investment power with respect to the shares shown.

As of March 31, 2010, there were 83,601,225 shares of common stock outstanding.

Principal Stockholders

The following table presents, as of March 31, 2010, information based upon our records and filings with the SEC regarding each person, other than a director, director nominee or executive officer of ITC^DeltaCom, known by us to be the beneficial owner of more than 5% of our common stock, which was the only class of our voting capital stock outstanding as of such date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)
WCAS Group	40,769,330	48.8
320 Park Avenue, Suite 2500
New York, New York 10022

Tennenbaum Capital Partners, LLC and others	12,634,284	15.1
2951 28th Street, Suite 1000
Santa Monica, California 90405

H Partners Management, LLC and others	8,100,000	9.7
888 Seventh Avenue, 29th Floor
New York, New York 10019

The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power as of or within 60 days after such date, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power as of or within 60 days after such date. Consequently, the denominator for calculating beneficial ownership percentages may be different for each beneficial owner.

The information concerning the WCAS Group is based upon our records and a statement on Schedule 13D/A filed with the SEC on August 10, 2007, which we refer to as the “WCAS Schedule 13D.” The members of the WCAS Group report in the WCAS Schedule 13D that each such member may be deemed to share with the other members of the WCAS Group voting and investment power with respect to all 40,769,330 shares of common stock shown. The reporting persons state that the following entities and individuals constitute the WCAS Group: Welsh, Carson, Anderson & Stowe VIII, L.P.; WCAS VIII Associates, L.L.C.; WCAS Capital Partners III, L.P.;

WCAS CP III Associates, L.L.C.; Patrick J. Welsh; Russell L. Carson; Bruce K. Anderson; Thomas E. McInerney; Robert A. Minicucci; Anthony J. de Nicola; Paul B. Queally; Jonathan M. Rather; D. Scott Mackesy; John D. Clark; and Sanjay Swani. The foregoing individuals are the managing members of WCAS VIII Associates, L.L.C., which is the sole general partner of Welsh, Carson, Anderson & Stowe VIII, L.P., and the managing members of WCAS CP III Associates, L.L.C., which is the sole general partner of WCAS Capital Partners III, L.P. The shares of common stock shown as beneficially owned by the WCAS Group include the following: 35,203,323 shares of common stock held of record by Welsh, Carson, Anderson & Stowe VIII, L.P.; 4,127,611 shares of common stock held of record by WCAS Capital Partners III, L.P.; and shares owned directly by some of the managing members identified above. Each managing member of WCAS VIII Associates, L.L.C. and WCAS CP III Associates, L.L.C. disclaims beneficial ownership of all securities other than those he owns directly or in which he possesses an indirect pro rata interest as a managing member of WCAS VIII Associates, L.L.C. or WCAS CP III Associates, L.L.C.

The information concerning Tennenbaum Capital Partners, LLC and others is based upon a statement on Schedule 13D/A filed with the SEC on April 16, 2010. The Schedule 13D/A states that Tennenbaum Capital Partners, LLC has sole voting and investment power with respect to all 12,634,284 shares of common stock shown as beneficially owned in that statement. All of the shares of common stock shown are held of record by Special Value Continuation Partners, LP, Special Value Absolute Return Fund, LLC or Tennenbaum Opportunities Partners V, LP. Tennenbaum Capital Partners, LLC manages all such funds.

The information concerning H Partners Management, LLC and others is based upon a statement on Schedule 13G/A filed with the SEC on February 16, 2010 by H Partners Capital, LLC, H Partners Management, LLC, H Partners, LP and Rehan Jaffer. The Schedule 13G/A states that H Partners Management, LLC and Rehan Jaffer share voting and investment power with respect to all 8,100,000 shares of common stock shown, and that H Partners Capital, LLC and H Partners, LP share voting and investment power with respect to 5,657,000 shares of common stock. Each reporting person disclaims any beneficial ownership of the shares except to the extent of such reporting person’s pecuniary interest in the shares.

Security Ownership by Directors and Executive Officers

The following table presents, as of March 31, 2010, information regarding the beneficial ownership of our common stock by the following persons:

•	each director;

•	our Chief Executive Officer and our other three executive officers for 2009; and

•	all of our directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)
John Almeida, Jr.	7,440	*
Randall E. Curran	1,827,059	2.2
John J. DeLucca	58,866	*
Richard E. Fish, Jr.	416,574	*
Clyde A. Heintzelman	67,994	*
Michael E. Leitner	—	—
Thomas E. McInerney	40,769,330	48.8
J. Thomas Mullis	103,022	*
Sara L. Plunkett	101,797	*
Sanjay Swani	40,769,330	48.8
Philip M. Tseng	—	—
All directors and executive officers as a group (11 persons)	43,352,082	51.4

*	Represents beneficial ownership of less than 1%.

The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power as of or within 60 days after such date, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power as of or within 60 days after such date. Consequently, the denominator for calculating beneficial ownership percentages may be different for each beneficial owner.

The shares of common stock shown as beneficially owned by Mr. Curran include 400,000 shares of common stock that Mr. Curran has the right to purchase as of or within 60 days after March 31, 2010 pursuant to the exercise of stock options and 194,485 shares of common stock subject to restricted stock units that have vested or will vest as of or within 60 days after March 31, 2010.

The shares of common stock shown as beneficially owned by Mr. DeLucca include 3,334 shares of common stock that Mr. DeLucca has the right to purchase as of or within 60 days after March 31, 2010 pursuant to the exercise of stock options.

The shares of common stock shown as beneficially owned by Mr. Fish include 103,431 shares of common stock subject to restricted stock units that have vested or will vest as of or within 60 days after March 31, 2010.

The shares of common stock shown as beneficially owned by Mr. McInerney include all shares of common stock beneficially owned by the other members of the WCAS Group and 318,959 shares of common stock that Mr. McInerney owns directly. As reported in the WCAS Schedule 13D, Mr. McInerney disclaims beneficial ownership of all securities other than those he owns directly or in which he possesses an indirect pro rata interest as a managing member of WCAS VIII Associates, L.L.C. and WCAS CP III Associates, L.L.C. For additional information concerning the nature of Mr. McInerney’s beneficial ownership of the common stock, see the information above under “Principal Stockholders” with respect to the security ownership of the WCAS Group. Mr. McInerney’s address is c/o Welsh, Carson, Anderson & Stowe, 320 Park Avenue, Suite 2500, New York, New York 10022.

The shares of common stock shown as beneficially owned by Mr. Mullis include 49,460 shares of common stock subject to restricted stock units that have vested or will vest as of or within 60 days after March 31, 2010.

The shares of common stock shown as beneficially owned by Ms. Plunkett consist of 11,112 shares that Ms. Plunkett has the right to purchase as of or within 60 days after March 1, 2010 pursuant to the exercise of stock options and 45,801 shares of common stock subject to restricted stock units that have vested or will vest as of or within 60 days after March 31, 2010.

The shares of common stock shown as beneficially owned by Mr. Swani include all shares of common stock beneficially owned by the other members of the WCAS Group and 9,653 shares of common stock that Mr. Swani owns directly. As reported in the WCAS Schedule 13D, Mr. Swani disclaims beneficial ownership of all securities other than those he owns directly or in which he possesses an indirect pro rata interest as a managing member of WCAS VIII Associates, L.L.C. and WCAS CP III Associates, L.L.C. For additional information concerning the nature of Mr. Swani’s beneficial ownership of the common stock, see the information above under “Principal Stockholders” with respect to the security ownership of the WCAS Group. Mr. Swani’s address is c/o Welsh, Carson, Anderson & Stowe, 320 Park Avenue, Suite 2500, New York, New York 10022.

The shares of common stock shown as beneficially owned by all directors and executive officers as a group include a total of 393,177 shares of common stock subject to restricted stock units that have vested or will vest as of or within 60 days after March 1, 2010 and a total of 414,446 shares of common stock that all directors and executive officers as a group have the right to purchase as of or within 60 days after March 31, 2010 pursuant to the exercise of stock options.

DESCRIPTION OF OTHER INDEBTEDNESS

We repaid all of the term loans and revolving loans outstanding under our senior secured credit facilities from the net proceeds of the offering of the original notes, as described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Indebtedness.” Concurrently with the closing of that offering, we terminated our senior secured credit facilities and entered into a new $30 million senior secured priority revolving credit facility described below.

The following summarizes the principal terms of the new revolving credit facility and the indebtedness that remained outstanding immediately after our debt repayment on April 9, 2010.

Senior Secured Priority Revolving Credit Facility

Under the revolving credit facility, up to $30 million principal amount of borrowings may be outstanding at any time. The facility loans may be borrowed, repaid and reborrowed from time to time during the term of the facility and will mature and be payable in full on April 9, 2015. We will be required to prepay amounts outstanding under the revolving credit facility with the net cash proceeds from certain sales and other dispositions of our assets.

We may use the proceeds of borrowings under the revolving credit facility for our general corporate purposes.

Amounts drawn under the revolving credit facility will bear interest at an annual rate calculated, at our option, on the basis of either (a) a base rate plus a margin of 3.5% or (b) an adjusted LIBO rate plus a margin of 4.5%. The interest rate on the revolving credit loans that are base-rate loans will fluctuate as the base rate fluctuates and, in the case of the adjusted LIBO-rate loans, the interest rate will be adjusted at the end of each applicable interest period. Interest on base-rate loans will be payable quarterly in arrears, while interest on adjusted LIBO-rate loans will be payable at the end of each applicable interest period, which may be one, two, three or six months, except that in the case of a six-month interest period, interest will be payable at the end of every three-month period.

ITC^DeltaCom, Inc. is the borrower under the revolving credit facility. All of ITC^DeltaCom, Inc.’s obligations under the facility are guaranteed by all its existing and future domestic subsidiaries and, subject to conditions, foreign subsidiaries. The obligations of the loan parties under the facilities are secured by first-priority liens on, and first-priority security interests in, substantially all of their assets, including a first-priority pledge of the capital stock of each direct or indirect subsidiary of ITC^DeltaCom, Inc. In the event of enforcement of the liens securing the notes and the related guarantees or a distribution in bankruptcy, the proceeds thereof will first be applied to repay obligations under the revolving credit facility.

The revolving credit facility contains negative covenants, including, among others, covenants limiting the ability of ITC^DeltaCom, Inc. and its subsidiaries to incur indebtedness, create liens, pay dividends and make distributions or other restricted payments, make investments, change their business, engage in transactions with affiliates, sell assets, and engage in mergers and acquisitions. In addition, the revolving credit facility contains affirmative covenants, including, among others, covenants requiring compliance with laws, maintenance of corporate existence, licenses, property and insurance, payment of taxes and performance of other material obligations, and the delivery of financial and other information.

We are required to comply with specified financial tests and to maintain certain financial ratios on a consolidated basis based on measures that include levels of indebtedness and earnings before interest, taxes, depreciation, amortization and other specified items. We generally are not required to be in compliance with these ratios if no loans are outstanding under the revolving credit facility and our obligations relating to letters of credit issued under the facility do not exceed $2 million.

Other Indebtedness

We had no non-credit facility indebtedness at March 31, 2010. Immediately after the closing of the offering of the original notes and our application of the net offering proceeds to repay all of the term loans and revolving loans outstanding under our senior secured credit facilities, we had no senior indebtedness outstanding, other than the original notes and the guarantees (excluding undrawn commitments).

DESCRIPTION OF THE EXCHANGE NOTES

The original notes were, and the exchange notes will be, issued under an indenture dated as of April 9, 2010 (the “Indenture”), among ITC^DeltaCom, Inc., the Guarantors parties thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”).

The following summary of certain provisions of the Indenture, the material Collateral Agreements and the First Lien Intercreditor Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of these agreements, including the definitions of certain terms in the Indenture, which provisions are made a part of the Indenture by reference to the Trust Indenture Act. Copies of the Indenture, the material Collateral Agreements and the First Lien Intercreditor Agreement have been included as exhibits to the registration statement of which this prospectus forms a part. Whenever particular defined terms of the Indenture not otherwise defined herein are referred to, such defined terms are incorporated herein by reference. For definitions of certain capitalized terms used in the following summary, see “—Certain Definitions.” In this description, the “Company” refers only to ITC^DeltaCom, Inc. and not to any of its Subsidiaries.

The Company issued $325,000,000 aggregate principal amount of original notes on April 9, 2010. The terms of the exchange notes offered in exchange for the original notes will be substantially identical to the terms of the original notes, except that the exchange notes are registered under the Securities Act, and the transfer restrictions, registration rights and related additional interest terms applicable to the original notes (as described under “The Exchange Offer—Purpose of the Exchange Offer—Registration Rights Agreement”) will not apply to the exchange notes. As a result, we refer to the exchange notes and the original notes collectively as “notes” for purposes of the following summary.

Summary Description of Exchange Notes and Guarantees

The exchange notes:

•	will be general senior obligations of the Company;

•

will be secured on a first-priority basis, equally and ratably with all existing and future obligations of the Company under any existing and future First Lien Obligations (including Credit Agreement Obligations), by the Collateral, subject to Permitted Liens, but in the event of enforcement of the lien securing the notes, any liabilities in respect of our $30 million senior secured priority revolving credit facility (the “New Revolving Credit Facility”) will be repaid prior to the repayment of the notes and any Additional First Lien Obligations secured on a pari passu basis with the notes;

•

will rank equally in right of payment with all existing and future Senior Indebtedness of the Company but, to the extent of the value of the Collateral, will be effectively senior to all of the Company’s unsecured Senior Indebtedness;

•	will be effectively subordinate to other existing and future First Lien Obligations to the extent of the value of assets not constituting Collateral that secures such other First Lien Obligations;

•	will be senior in right of payment to all existing and future Indebtedness of the Company that is subordinate in right of payment to the notes;

•	will be unconditionally guaranteed, jointly and severally, by each Subsidiary Guarantor; and

•	will be structurally subordinate to any existing and future Indebtedness and liabilities of Subsidiaries that are not Subsidiary Guarantors.

Each Subsidiary Guarantee of a Subsidiary Guarantor:

•	will be a general senior obligation of such Subsidiary Guarantor;

•

will be secured on a first-priority basis, equally and ratably with all existing and future obligations of such Subsidiary Guarantor under any existing and future First Lien Obligations (including Credit Agreement Obligations), by the Collateral, subject to Permitted Liens, but in the event of enforcement of the lien securing the notes, any liabilities in respect of the New Revolving Credit Facility will be repaid prior to the repayment of the notes and any Additional First Lien Obligations secured on a pari passu basis with the notes;

•

will rank equally in right of payment with all existing and future Senior Indebtedness of such Subsidiary Guarantor but, to the extent of the value of the Collateral, will be effectively senior to all of such Subsidiary Guarantor’s unsecured Senior Indebtedness; and

•	will be senior in right of payment to all existing and future Indebtedness of such Subsidiary Guarantor that is subordinate in right of payment to its Subsidiary Guarantee.

As of March 31, 2010, after giving pro forma effect, as of such date, to the closing of the offering of the original notes on April 9, 2010 and the use of the net proceeds to repay outstanding loans under the Company’s then-existing senior secured credit facilities (which were terminated upon repayment), the Company would have had no Senior Indebtedness outstanding other than the notes and the Guarantees (excluding undrawn commitments).

Principal, Maturity and Interest

The original notes were issued in an aggregate principal amount of $325,000,000. The notes are senior secured obligations of the Company. The notes will mature on April 1, 2016.

Interest on the notes accrues from the issue date of the original notes at a rate of 10.5% per annum. Interest on the notes is payable semi-annually (to holders of record at the close of business on March 15 or September 15 immediately preceding the interest payment date) on April 1 and October 1 of each year, beginning on October 1, 2010. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months. As described under “—Registration Rights” and “—Events of Default,” the Company may be required to pay additional interest under certain circumstances. All references in the Indenture, in any context, to any interest payable on or with respect to the notes shall be deemed to include any additional interest payable under such circumstances.

Principal of, premium, if any, and interest on the notes is payable, and the notes may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, The City of New York, or at the corporate trust office of the Trustee; provided, however, that, at the Company’s option, payment of interest may be made by check mailed to the holders at their addresses as they appear in the security register maintained for the notes.

The notes may be issued only in fully registered form, without coupons, in denominations of $2,000 of principal amount and any integral multiple of $1,000 in excess thereof. For additional information, see “—Book-Entry; Delivery and Form.” No service charge will be made for any registration of transfer or exchange of notes, but the Company may require payment of a fee to cover any transfer tax or other similar governmental charge payable in connection with a registration of transfer or exchange.

The Company may, subject to the covenants described below under the captions “—Certain Covenants—Incurrence of Indebtedness” and “—Certain Covenants—Limitation on Liens” and applicable law, issue additional notes (“Additional Notes”) under the Indenture. Any subsequent issue of Additional Notes will be secured, equally and ratably, with the notes. As a result, the issuance of Additional Notes will have the effect of diluting the security interest of the Collateral for the then outstanding notes. Any original notes that remain outstanding after the exchange offer, the exchange notes and any Additional Notes subsequently issued would be treated as a single series for all purposes under the Indenture and would be considered “notes” for purposes of the provisions of the Indenture summarized in this prospectus.

Guarantees

All Subsidiaries of the Company as of the Closing Date have guaranteed the Company’s obligations under the original notes. Because we may not have all governmental approvals necessary for all of our Restricted Subsidiaries to guarantee the notes prior to the consummation of this exchange offer, the Company has agreed to use commercially reasonable efforts to cause all of its Restricted Subsidiaries to obtain all material authorizations and consents of governmental authorities required in order for such Restricted Subsidiaries to guarantee the notes at the earliest practicable date. For purposes of this paragraph, the requirement to use “commercially reasonable efforts” shall not be deemed to require the Company to make material payments in excess of normal fees and costs to or at the direction of governmental authorities or to change the manner in which it conducts its business in any respect that the management of the Company shall determine in good faith to be adverse or materially burdensome. All Subsidiaries of the Company have guaranteed and will guarantee the Company’s obligations under the New Revolving Credit Facility.

All obligations of the Company under the Indenture (including, without limitation, the Company’s obligations to make payments of principal, interest and premium, if any) with respect to the notes are and will be guaranteed, jointly and severally, by each Subsidiary Guarantor for the ratable benefit of each holder of any outstanding note from time to time. The Subsidiary Guarantors will consist of our Domestic Restricted Subsidiaries, other than certain excluded Domestic Restricted Subsidiaries as described below, and any Foreign Restricted Subsidiary that guarantees any Indebtedness of the Company or any of its Domestic Restricted Subsidiaries. In addition, following any Parent Transaction, the notes will be guaranteed, jointly and severally, by any Parent that Guarantees any Indebtedness of the Company or any Domestic Restricted Subsidiary for the ratable benefit of each holder of any outstanding note from time to time. Under the Indenture, any amount received by the Trustee through the enforcement of any Subsidiary Guarantee or any Parent Guarantee will be applied to all outstanding obligations in respect of principal, interest and premium, if any, then owing on the notes.

If

(1)    the Company and its Restricted Subsidiaries have sold their ownership interest in a Subsidiary Guarantor such that it ceases to be a Subsidiary of any such entity, or

(2)    a Subsidiary Guarantor has sold all or substantially all its assets,

in each case, in a transaction that complies with the Indenture, then such Subsidiary Guarantor will be released from all of its obligations under its Subsidiary Guarantee and the Collateral Agreements. For additional information, see “—Certain Covenants—Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries” and “—Consolidation, Merger and Sale of Assets.”

If, at any time following the Closing Date, the Subsidiary Guarantors have paid or any Parent has paid, pursuant to enforcement by the Trustee of any Subsidiary Guarantees or any Parent Guarantee, as applicable, the aggregate principal amount of, and accrued and unpaid interest and premium (if any) under, the notes then outstanding and any other amounts due under the Indenture, then, at such time, all of the Subsidiary Guarantors will be discharged from their Subsidiary Guarantees and Parent will be discharged from its Parent Guarantee, as applicable, and from all other obligations under the Indenture and the Collateral Agreements.

The Indenture provides that the obligations of a Subsidiary Guarantor under its Subsidiary Guarantee and of any Parent under its Parent Guarantee will be limited to the maximum amount that will result in the obligations of such Subsidiary Guarantor or Parent under its Guarantee not to be deemed to constitute a fraudulent conveyance or fraudulent transfer under Federal or state law. For additional information, see “Risk Factors—Risks Related to Investing in the Exchange Notes—Federal and state fraudulent conveyance laws may permit a court to void the exchange notes and the guarantees, and, if that occurs, you may not receive any payments on the exchange notes or the guarantees.”

The following Subsidiaries are not required to guarantee the notes:

(1)    Subsidiaries, other than Subsidiaries existing on the Closing Date, for which proper regulatory approvals for the incurrence of obligations under Subsidiary Guarantees have not been or cannot be obtained or which otherwise under applicable law may not incur obligations under Subsidiary Guarantees;

(2)    at the Company’s option, Subsidiaries, in the aggregate, whose assets are, at any date of determination, less than 5% of the consolidated assets of the Company and its consolidated Subsidiaries as shown on the then most recent consolidated financial statements of the Company; and

(3)    any Receivables Subsidiary.

In addition, if the Company designates a Subsidiary Guarantor as an Unrestricted Subsidiary, which the Company may do under certain circumstances, the designated Subsidiary Guarantor will be released from all of its obligations under its Subsidiary Guarantee and the Collateral Agreements.

To the extent that Subsidiaries of the Company are not Subsidiary Guarantors, claims of creditors of such Subsidiaries, including trade creditors, and preferred stockholders, if any, of such Subsidiaries generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the Company, including holders of the notes. The notes, therefore, will be effectively subordinate in right of payment to the claims of creditors, including trade creditors, and preferred stockholders, if any, of Subsidiaries of the Company formed or acquired in the future that are not Subsidiary Guarantors.

Security

General

The notes and the Guarantees are and will be secured by perfected first-priority security interests in the Collateral, the benefit of which will be subject in an enforcement to the liens securing the New Revolving Credit Facility, and subject to Permitted Liens. The Collateral consists of substantially all of the property and assets of the Company and the Subsidiary Guarantors, subject to the exceptions described below.

The Collateral does not and will not include the following property and assets, which we refer to as the “Excluded Assets”:

(1)    any lease, license, contract, Instrument (as defined in the Security Agreement), Security (as defined in the Security Agreement), permit, property rights, franchise or agreement to which the Company or any Subsidiary Guarantor is a party or any of its rights or interests thereunder if and for so long as the grant of a security interest under the Security Agreement shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of the Company or any Subsidiary Guarantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, Instrument, Security, permit, property rights, franchise or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (“UCC”) (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code (as defined in the Security Agreement)) or principles of equity); provided, however, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, Instrument, Security, permit, property rights, franchise or agreement that does not result in any of the consequences specified in (i) or (ii) above;

(2)    any Equipment (as defined in the Security Agreement) owned by the Company or any Subsidiary Guarantor that is subject to a purchase money security interest (as defined in Section 9-103 of the UCC) or any item of property or assets subject to any security interest granted in connection with any Federal Stimulus Grant Funds;

(3)    outstanding voting equity or other ownership interests of a Foreign Restricted Subsidiary to the extent in excess of 65% of the voting power of all classes of equity or other ownership interests of such Foreign Restricted Subsidiary entitled to vote;

(4)    the Southern Assets;

(5)    any Trademark (as defined in the Security Agreement) applications filed in the United States Patent and Trademark Office on the basis of the Company’s or any Subsidiary Guarantor’s “intent-to-use” such Trademark, unless and until acceptable evidence of use of the Trademark has been filed with the United States Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. 1051, et seq.), to the extent that granting a security interest in such Trademark application prior to such filing would adversely affect the enforceability or validity of such Trademark application; and

(6)    except to secure the Credit Agreement Obligations, any capital stock or other securities of the Company’s Subsidiaries to the extent that the pledge of such securities results in the requirement to file separate financial statements of such Subsidiary with the SEC, but only to the extent necessary not to be subject to such requirement and only for so long as such requirement is in existence; provided that neither the Company nor any Subsidiary shall take any action in the form of a reorganization, merger or other restructuring a principal purpose of which is to provide for the release of the Lien on any securities pursuant to this clause (6).

In addition, with respect to clause (6) above, in the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary of the Company due to the fact that such Subsidiary’s capital stock or other securities secure the notes, then the securities of such Subsidiary will automatically be deemed not to be part of the Collateral securing the notes, but only to the extent necessary not to be subject to such requirement and only for so long as required not to be subject to such requirement. In such event, the Collateral Agreements may be amended or modified, without the consent of any holder of the notes, to the extent necessary to release the security interests in favor of the Collateral Agent on the securities that are so deemed to no longer constitute part of the Collateral for the notes. In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s capital stock or other securities to secure the notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the securities of such Subsidiary will automatically be deemed to be a part of the Collateral for the notes.

You may not have a security interest in all of the Collateral as of the closing of the exchange offer. For example, some or all of the instruments and other documents, such as account control agreements, required to provide a perfected security interest for the benefit of the holders of the notes in all of the Collateral may not be delivered prior to such date. We are required to use our commercially reasonable efforts to deliver such instruments and or other documents within 90 days following the Closing Date.

The Company and the Subsidiary Guarantors will be able to incur additional Indebtedness in the future which could share in the Collateral, including Additional First Lien Obligations secured by Permitted Liens. The amount of such additional Obligations is and will be limited by the covenant described under “—Certain Covenants—Limitation on Indebtedness” and the covenant described under “—Certain Covenants—Limitation on Liens.” Under certain circumstances, the amount of any such additional Obligations could be significant.

Subject to certain limitations and exceptions, if the Company or any Subsidiary Guarantor creates any additional security interest upon any property or asset that would constitute Collateral to secure any First Lien Obligations, it must concurrently grant a first-priority perfected security interest (subject to Permitted Liens) upon such property or asset as security for the notes.

Liens With Respect to the Collateral

Priority

The terms of the Collateral Agreements and the First Lien Intercreditor Agreement establish the relative priority among (1) the lenders under the New Revolving Credit Facility, (2) the Trustee and the holders of the notes with respect to the security interest in the Collateral that is created by the Collateral Agreements and secures the Notes Obligations and (3) the creditors extending credit to the Company or any Restricted Subsidiary under any Additional First Lien Obligations that are permitted to be incurred under the Indenture and as to which the Company or such Restricted Subsidiary, as applicable, may incur a Permitted Lien. The Collateral Agreements and the First Lien Intercreditor Agreement provide that all obligations under the notes, the Credit Agreement Obligations and any Additional First Lien Obligations are secured equally and ratably by a first-priority interest in the Collateral, but any liabilities in respect of the New Revolving Credit Facility will be repaid prior to the repayment of the notes and any Additional First Lien Obligations secured on a pari passu basis with the notes, as described under “Intercreditor Agreement.”

Security Documents

The Company, the Subsidiary Guarantors, the Trustee, the Administrative Agent and the Collateral Agent have entered into the Collateral Agreements establishing the terms of the security interests and Liens that secure the notes. These security interests secure the payment and performance when due of all of the Obligations of the Company under the notes, the Indenture and the Collateral Agreements. The Collateral Agreements and the Collateral are administered by the Collateral Agent for the benefit of all holders of First Lien Obligations (including the Credit Agreement Obligations, the Notes Obligations and any Additional First Lien Obligations).

Subject to the terms of the Collateral Agreements, the Company and the Subsidiary Guarantors have the right to remain in possession and retain exclusive control of the Collateral securing the notes (except as set forth in the Collateral Agreements), to freely operate the Collateral and to collect, invest and dispose of any income from the Collateral.

The lenders under the New Revolving Credit Facility and the Trustee have, and by accepting a note each holder thereof will be deemed to have:

•	irrevocably appointed the Collateral Agent to act as its agent under the Collateral Agreements and the First Lien Intercreditor Agreement; and

•

irrevocably authorized the Collateral Agent to (1) perform the duties and exercise the rights, powers and discretions that are specifically given to it under the Collateral Agreements, the First Lien Intercreditor Agreement or other documents to which it is a party, together with any other incidental rights, powers and discretions, and (2) execute each document expressed to be executed by the Collateral Agent on its behalf.

Intercreditor Agreement

The Trustee and the Collateral Agent have entered into a First Lien Intercreditor Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “First Lien Intercreditor Agreement”) with the Authorized Representative of the Credit Agreement Obligations with respect to the Collateral. The First Lien Intercreditor Agreement may be amended from time to time without the consent of the holders of the notes to add other parties holding First Lien Obligations permitted to be incurred under the Indenture, the Designated Credit Agreement and the First Lien Intercreditor Agreement. The Collateral Agent will initially be The Bank of New York Mellon Trust Company, N.A.

Under the First Lien Intercreditor Agreement, as described below, the Applicable Authorized Representatives has the right to direct foreclosures and take other actions with respect to the Shared Collateral, and the Authorized Representatives of other Series of First Lien Obligations have no right to take actions with respect to the Shared Collateral. The First Lien Intercreditor Agreement contains procedures with respect to the coordination of instructions from the Applicable Authorized Representatives with respect to the security interests in the Shared Collateral. If any First Lien Event of Default shall have occurred and be continuing, in the event of an insolvency proceeding, if payment of any obligations under the Credit Agreement is accelerated pursuant to applicable law or if the obligations of the Company under any Credit Agreement otherwise become due, the Collateral Agent shall act in relation to the Shared Collateral in accordance with the instructions of the Applicable Authorized Representatives. Any Person entitled to instruct the Collateral Agent to exercise any right or remedy with respect to the Shared Collateral may give or refrain from giving instructions to the Collateral Agent to exercise or refrain from exercising any right or remedy with respect to the Shared Collateral as it sees fit in accordance with the other provisions of the Collateral Agreements, provided that, on or prior to the occurrence of the Discharge of Credit Agreement Obligations, the consent of each Applicable Authorized Representative is required if any such instructions are given by any Applicable Authorized Representative and are not in accordance with the collateral enforcement principles set forth in the Collateral Agreements.

Subject to the next succeeding paragraph, before giving any instructions to the Collateral Agent to exercise any right or remedy with respect to the Shared Collateral, the Applicable Authorized Representatives, if more than one, will consult with one another and with the Collateral Agent in good faith, with a view to coordinating those instructions, for a period of up to 45 days or such shorter period as the Applicable Authorized Representatives may agree.

The Applicable Authorized Representatives shall not be obligated to consult in accordance with the immediately preceding paragraph if the Applicable Authorized Representatives determine in good faith (and give the Collateral Agent prior notice in writing) that to enter into such consultations and thereby delay the commencement of enforcement of the Shared Collateral could reasonably be expected to have a material adverse effect on their ability to enforce any of the Shared Collateral or on the realization of any proceeds of any enforcement of the Shared Collateral.

If the instructions given to the Collateral Agent by the Applicable Authorized Representatives conflict (or if one such party has not instructed the Collateral Agent), (1) the Collateral Agent shall promptly notify the Applicable Authorized Representatives and (2) following such notification, the Applicable Authorized Representatives shall consult with one another in good faith for at least 15 days (the “Consultation Period”) with a view to resolving the conflict in, or coordinate the giving of, any such instructions, provided that the Consultation Period shall end immediately if the Applicable Authorized Representatives determine in good faith (and give the Collateral Agent notice in writing) that such consultation and thereby the delay in the enforcement of the Shared Collateral could reasonably be expected to have a material adverse effect on their ability to enforce any of the Shared Collateral or on the realization of any proceeds of any enforcement of the Shared Collateral.

If, following the end of the Consultation Period, the Collateral Agent has received instructions from one or two, but not all, of the Applicable Authorized Representatives, the Collateral Agent shall act in accordance with the First Lien Intercreditor Agreement and in accordance with the instructions so received. If, following the end of the Consultation Period, the Collateral Agent has received no instructions from the Applicable Authorized Representatives, or has received inconsistent instructions from two or more of them, the Collateral Agent shall enforce the Shared Collateral in accordance with the collateral enforcement principles set forth in the Collateral Agreements. The Indenture and Collateral Agreements contain provisions which provide that the net proceeds from any sale, disposition or other realization of the Shared Collateral upon the enforcement of the security for the First Lien Obligations (including for these purposes distributions of cash, securities or other property on account of the value of the Shared Collateral in a bankruptcy case of the Company or any of the Subsidiary Guarantors) shall be applied to the Credit Agreement Obligations prior to any application to the obligations under the Notes Obligations and the other First Lien Obligations.

The Applicable Authorized Representatives shall have the sole right as described above to instruct the Collateral Agent to act or refrain from acting with respect to the Shared Collateral, the Collateral Agent shall not follow any instructions with respect to such Shared Collateral from any representative of any other First Lien Secured Party (other than the Applicable Authorized Representatives), and, subject to certain exceptions, no Authorized Representative of any other First Lien Secured Party (other than the Applicable Authorized Representatives) will commence, or will instruct the Collateral Agent to commence, any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, the Shared Collateral.

Notwithstanding the equal priority of the Liens, the Collateral Agent, acting on the instructions of the Applicable Authorized Representatives, may deal with the Shared Collateral as if such Applicable Authorized Representatives had a senior Lien on such Collateral. No representative of any other First Lien Secured Party (other than the Applicable Authorized Representatives) may contest, protest or object to any foreclosure proceeding or action brought by the Collateral Agent or any other exercise by the Collateral Agent of any rights and remedies relating to the Shared Collateral. The Applicable Authorized Representatives and each other Authorized Representative will agree that it will not accept any Lien on any Collateral for the benefit of the holders of the notes (other than funds deposited for the discharge or defeasance of the notes) other than pursuant to the First Lien Security Documents. Each of the First Lien Secured Parties also will agree that it will not contest or support any other person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the First Lien Secured Parties in all or any part of the Collateral, or the provisions of the First Lien Intercreditor Agreement.

If a First Lien Event of Default has occurred and is continuing and the Collateral Agent or any First Lien Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made with respect to any Shared Collateral in any bankruptcy case of the Company or any Subsidiary Guarantor or otherwise, the proceeds of any sale, collection or other liquidation or disposition of any such Shared Collateral received by the Collateral Agent or any other First Lien Secured Party, as applicable, and the proceeds of any such distribution (subject, in the case of any such distribution, to the following paragraph) to which the First Lien Obligations are entitled under any other intercreditor agreement will be applied first to satisfy the Credit Agreement Obligations in full and then applied among the other First Lien Obligations to the payment in full of the other First Lien Obligations on a ratable basis, after payment of all amounts owing to the Collateral Agent and any other representative of a First Lien Secured Party.

Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a First Lien Secured Party) has a Lien or security interest that is junior in priority to the security interest of any Series of First Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Additional First Lien Obligations (such third party, an “Intervening Creditor”), the value of any Shared Collateral or proceeds which are allocated to such Intervening Creditor will be deducted on a ratable basis solely from the Shared Collateral or proceeds to be distributed in respect of the Series of Additional First Lien Obligations with respect to which such Impairment exists.

None of the First Lien Secured Parties may institute any suit or assert in any bankruptcy, insolvency or other proceeding any claim against the Collateral Agent or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral. In addition, none of the First Lien Secured Parties may seek to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral. If any First Lien Secured Party obtains possession of any Shared Collateral or realizes any proceeds or payment in respect thereof, at any time prior to the discharge of each of the First Lien Obligations, then it must hold such Shared Collateral, proceeds or payment in trust for the other First Lien Secured Parties and promptly transfer such Shared Collateral, proceeds or payment to the Collateral Agent to be distributed in accordance with the First Lien Intercreditor Agreement.

If the Company or any Subsidiary Guarantor becomes subject to any bankruptcy case, the First Lien Intercreditor Agreement provides that if the Company or any Subsidiary Guarantor shall, as a debtor-in-possession, move for approval of financing (the “DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of Title 11 of the United States Code, as amended (the “Bankruptcy Code”), or the use of cash collateral under Section 363 of the Bankruptcy Code, each First Lien Secured Party will agree not to object to any such DIP Financing or to the Liens on the Shared Collateral securing such DIP Financing (the “DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the Authorized Representative of the Credit Agreement Obligations shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (1) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the First Lien Secured Parties that are DIP Lenders, each other First Lien Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the First Lien Secured Parties that are DIP Lenders (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) are subordinate thereto, and (2) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the First Lien Secured Parties that are DIP Lenders, each other First Lien Secured Party will confirm the priorities with respect to such Shared Collateral as set forth in the First Lien Intercreditor Agreement), in each case so long as:

(A)    the First Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the bankruptcy case;

(B)    the First Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any First Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the First Lien Secured Parties as set forth in the First Lien Intercreditor Agreement;

(C)    if any amount of such DIP Financing or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied pursuant to the First Lien Intercreditor Agreement; and

(D)    if any First Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to the First Lien Intercreditor Agreement;

provided that the First Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such Series or its representative that shall not constitute Shared Collateral; provided further that the First Lien Secured Parties receiving adequate protection shall not object to any other First Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First Lien Secured Parties in connection with a DIP Financing or use of cash collateral.

The First Lien Secured Parties acknowledge that the First Lien Obligations of any Series may, subject to the limitations set forth in the other First Lien Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in the First Lien Intercreditor Agreement defining the relative rights of the First Lien Secured Parties of any Series.

Release of Collateral

Under the First Lien Intercreditor Agreement, if at any time the Applicable Authorized Representatives foreclose upon or otherwise exercise remedies against any Shared Collateral, then (whether or not any insolvency or liquidation proceeding is pending at the time) the Liens in favor of the Collateral Agent for the benefit of the Trustee and the holders of the notes and each other Series of First Lien Secured Parties upon such Shared

Collateral will automatically be released and discharged. However, any proceeds of any Shared Collateral realized therefrom will be applied as described under “Intercreditor Agreement.”

The Company and the Subsidiary Guarantors will be entitled to the release of property and other assets constituting Collateral from the Liens securing the notes and the Notes Obligations under any one or more of the following circumstances:

(1)    to enable the Company or a Subsidiary Guarantor to consummate the sale, transfer or other disposition of such property or assets to the extent not prohibited under the covenant described under “—Certain Covenants—Limitation on Asset Sales”;

(2)    in the case of a Subsidiary Guarantor that is released from its Guarantee with respect to the notes pursuant to the terms of the Indenture, to effectuate the release of the property and assets of such Subsidiary Guarantor;

(3)    with the consent of the holders of at least 66 2/3% of the aggregate principal amount of the notes then outstanding and affected thereby; or

(4)    upon the election of the Company following the Suspension Date as described under “—Certain Covenants—Effectiveness of Covenants.”

The Liens on the Collateral securing the notes, the Subsidiary Guarantees and any Parent Guarantee also will be released upon (1) payment in full of the principal of, together with accrued and unpaid interest on, the notes and all other Obligations under the Indenture, the Subsidiary Guarantees, any Parent Guarantee and the Collateral Agreements that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid or (2) a legal defeasance or covenant defeasance under the Indenture as described below under “—Defeasance” or a discharge of the Indenture as described under “—Satisfaction and Discharge.”

To the extent necessary and for so long as required for such Subsidiary not to be subject to any requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act to file separate financial statements with the SEC (or any other governmental agency), the Capital Stock of any Subsidiary of the Company shall not be included in the Collateral with respect to the notes (as described under “—Security—General”) and shall not be subject to the Liens securing the notes and the Notes Obligations.

Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an Officer of the Company, except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert. Notwithstanding anything to the contrary herein, the Company and its Subsidiaries will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if they determine that, under the terms of that section or any SEC regulation or rule or any interpretation as to the meaning thereof by the SEC or its staff, including in “no action” or interpretive letters or exemptive orders (whether issued to the Company or to any other person), all or any portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released Collateral.

Without limiting the generality of the foregoing, certain no-action or interpretive letters and exemptive orders issued by the SEC or its staff to other issuers have permitted an indenture qualified under the Trust Indenture Act to contain provisions permitting the release of collateral from Liens under such indenture in the ordinary course of the issuer’s business without requiring the issuer to provide certificates and other documents under Section 314(d) of the Trust Indenture Act. The Company and the Subsidiary Guarantors may, subject to the provisions of the Indenture, among other things, without any release or consent by the Trustee or the Collateral Agent, conduct ordinary course activities with respect to the Collateral, including, without limitation:

•

selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Collateral Agreements that has become worn out, defective, obsolete or not used or useful in the business;

•	abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of the Indenture or any of the Collateral Agreements;

•	surrendering or modifying any franchise, license or permit subject to the Lien of the Collateral Agreements that it may own or under which it may be operating;

•	altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances;

•	granting a license of any intellectual property;

•	selling, transferring or otherwise disposing of inventory in the ordinary course of business;

•	collecting accounts receivable in the ordinary course of business as permitted by the Indenture;

•

making cash payments (including for the repayment of Indebtedness or interest) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by the Indenture and the Collateral Agreements; and

•	abandoning any intellectual property that is no longer used or useful in the Company’s business.

The Company must deliver an Officers’ Certificate to the Trustee and the Collateral Agent within 30 calendar days following the end of each six-month period beginning on May 15 and November 15 of each year, to the effect that all releases of Collateral during the preceding six-month period ended on May 1 and November 1, respectively, of such year in the ordinary course of business by the Company or any Guarantor were not prohibited by the Indenture.

Sufficiency of Collateral

The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the condition of the telecommunications industry, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the Collateral would also be dependent on numerous factors, including, but not limited to, the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By their nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time or in an orderly manner. In addition, in the event of a bankruptcy, the ability of the holders of notes to realize upon any of the Collateral may be subject to certain bankruptcy law limitations as described below.

Certain Bankruptcy Limitations

The right of the Trustee to repossess and dispose of the Collateral upon the occurrence of an Event of Default would be significantly impaired by any bankruptcy law in the event that a bankruptcy case were to be commenced by or against the Company or any Subsidiary Guarantor prior to the Trustee’s or the Collateral Agent’s having repossessed and disposed of the Collateral. Upon the commencement of a case for relief under the Bankruptcy Code, a secured creditor such as the Trustee or the Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security without bankruptcy court approval. In view of the broad equitable powers of a U.S. bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the Trustee or the Collateral Agent could repossess or dispose of the Collateral, the value of the Collateral at any time during a bankruptcy case or whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the Collateral. The Bankruptcy Code permits only the payment and/or accrual of post-petition interest, costs and attorneys’ fees to a secured creditor during a debtor’s bankruptcy case to the extent the value of such creditor’s interest in the Collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the Collateral.

Furthermore, in the event a domestic or foreign bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the notes, the holders of the notes would hold secured claims only to the extent of the value of the Collateral to which the holders of the notes are entitled, and unsecured claims with respect to such shortfall.

Optional Redemption

Prior to April 1, 2013, the Company may, at its option, in whole or in part, at any time or from time to time, redeem any of the notes upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to each holder’s last address as it appears in the security register, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the applicable date of redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. In addition, during any twelve-month period prior to April 1, 2013, the Company may, at its option, at any time and from time to time, redeem up to 10% of the aggregate principal amount of the notes upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to each holder’s last address as it appears in the security register, at a redemption price equal to 103% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

On and after April 1, 2013 and prior to maturity, the Company may, at its option, in whole or in part, at any time or from time to time, redeem any of the notes upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to each holder’s last address as it appears in the security register. The notes will be redeemable at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant regular record date that is on or prior to the redemption date to receive interest due on an interest payment date), if redeemed during the 12-month period commencing on April 1 of the following years:

Year	Redemption Price
2013	105.250%
2014	102.625%
2015 and thereafter	100.000%

In addition, prior to April 1, 2013, the Company may, at its option, at any time or from time to time, redeem up to 35% of the aggregate principal amount of the notes with the net proceeds from one or more equity offerings of the Company or, if there is a Parent Transaction, Parent (to the extent such net proceeds have been contributed to the Company) at a redemption price of 110.5% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption; provided, however, that:

•

notes representing at least 65% of the aggregate principal amount of the notes (including any Additional Notes) originally issued under the Indenture remain outstanding immediately after each such redemption; and

•	notice of each such redemption is mailed within 90 days after the closing of the related equity offering.

In the case of any partial redemption of the notes, the Trustee will select the notes for redemption:

•	in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed; or

•

if the notes are not listed, by lot or by such other method as the Trustee in its sole discretion deems to be fair and appropriate, except that no Note of $2,000 or less, in original principal amount, will be redeemed in part.

If any note is to be redeemed in part, the notice of redemption relating to that note will state the portion of the principal amount of the note to be redeemed. A new note in principal amount equal to the unredeemed portion of the note will be issued in the name of the holder upon cancellation of the original note.

No Sinking Fund

There will be no sinking fund payments for the notes.

Certain Covenants

Effectiveness of Covenants

Following the first day (the “Suspension Date”) on which:

(1)    the notes have an Investment Grade Rating from both of the Ratings Agencies, and

(2)    no Default has occurred and is continuing under the Indenture,

the Company and its Restricted Subsidiaries will not be subject to the provisions of the Indenture summarized under the headings below (collectively, the “Suspended Covenants”):

•	“—Limitation on Indebtedness”;

•	“—Limitation on Restricted Payments”;

•	“—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

•	“—Future Guarantors”;

•	“—Limitation on Transactions With Affiliates”; and

•	clause (3) of the first paragraph of “—Consolidation, Merger and Sale of Assets.”

In addition, upon the occurrence of a Suspension Date, the Company may elect to release any or all of the Collateral from the Liens securing the Notes Obligations.

If at any time the notes’ credit rating is downgraded from an Investment Grade Rating by any Rating Agency or if a Default or Event of Default occurs and is continuing, then (1) at such time (the “Reinstatement Date”) the Suspended Covenants will be reinstated as if such covenants had never been suspended and thereafter will be applicable pursuant to the terms of the Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the Indenture), unless and until the notes subsequently attain an Investment Grade Rating and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time as the notes maintain an Investment Grade Rating and no Default or Event of Default is in existence) and (2) any Collateral that was released from Liens securing the Notes Obligations, as well as any Collateral acquired since the Suspension Date, will be restored and pledged to secure the Notes Obligations in accordance with the Collateral Agreements and the Indenture; provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist or have occurred under the Indenture, the notes, the Subsidiary Guarantees or any Parent Guarantee with respect to the Suspended Covenants (and any election to release any or all of the Collateral from the Liens securing the Notes Obligations) based on, and none of the Company or any of its Restricted Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period, or any actions taken at any time pursuant to any contractual obligation arising prior to the Reinstatement Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants had remained in effect during such period. The period beginning on the Suspension Date and ending immediately prior to the Reinstatement Date is referred to as the “Suspension Period.”

On the Reinstatement Date, all Indebtedness Incurred during the Suspension Period will be classified as having been Incurred pursuant to the first paragraph of the “Limitation on Indebtedness” covenant or one of the clauses set forth in the second paragraph of the “Limitation on Indebtedness” covenant (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reinstatement Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reinstatement Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to the first or second paragraph of the “Limitation on Indebtedness,” covenant, such Indebtedness will be deemed to have been Existing Indebtedness. On the Reinstatement Date, all Liens Incurred during the Suspension Period pursuant to clause (1) of the definition of “Permitted Liens” will continue to be classified as having been Incurred pursuant to clause (1) of the definition of “Permitted Liens” (to the extent that such Liens would be permitted to be Incurred thereunder as of the Reinstatement Date and after giving effect to Liens Incurred prior to the Suspension Period and outstanding on the Reinstatement Date). To the extent such Liens would not be so permitted to be Incurred pursuant to clause (1) of the definition of “Permitted Liens” as of the Reinstatement Date, such Liens will be deemed to have existed on the Closing Date and to have been Incurred pursuant to clause (20) of the definition of “Permitted Liens.” Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under the “Limitation on Restricted Payments” covenant will be made as though the provisions of that covenant had been in effect since the Closing Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of the “Limitation on Restricted Payments” covenant.

During any period in which the Suspended Covenants are suspended, the Board of Directors of the Company may not designate any of the Company’s Restricted Subsidiaries as Unrestricted Subsidiaries pursuant to the Indenture.

There can be no assurance that the notes will ever achieve or maintain an Investment Grade Rating.

Limitation on Indebtedness

The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness (other than the notes issued on the Closing Date, and any notes exchanged therefor or for Additional Notes under the terms of the Indenture and the Registration Rights Agreement, and any other Existing Indebtedness); provided, however, that the Company and any Subsidiary Guarantor may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio of the Company would be greater than zero and less than 4.75:1.0.

Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

(1)    Indebtedness Incurred by the Company or a Subsidiary Guarantor under Credit Agreements outstanding at any time in an aggregate principal amount not to exceed $30.0 million, less the aggregate amount of all Net Cash Proceeds of Asset Sales applied to permanently repay any such Indebtedness pursuant to the covenant described below under “—Limitation on Asset Sales”;

(2)    Indebtedness owed:

(A)    to the Company; or

(B)    to any Restricted Subsidiary; provided, however, that any such Indebtedness of the Company or a Subsidiary Guarantor owing to a Restricted Subsidiary that is not a Subsidiary Guarantor is expressly subordinate in right of payment to the notes or the Subsidiary Guarantee, as the case may be; provided further that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company, another Restricted Subsidiary or the holder of a Lien permitted by the Indenture) will be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (2);

(3)    Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness Incurred under clause (1), (2), (4), (7) or (10) of this paragraph) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided, however, that Indebtedness the proceeds of which are used to refinance or refund the notes or Indebtedness that is pari passu in right of payment with, or subordinate in right of payment to, the notes shall only be permitted under this clause (3) if:

(A)    in case the notes or any Subsidiary Guarantees are refinanced in part or the Indebtedness to be refinanced is pari passu in right of payment with the notes or any Subsidiary Guarantees, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu in right of payment with, or subordinate in right of payment to, the remaining notes or such Subsidiary Guarantees, as applicable;

(B)    in case the Indebtedness to be refinanced is subordinate in right of payment to the notes or any Subsidiary Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the notes or such Subsidiary Guarantee, as applicable, at least to the extent that the Indebtedness to be refinanced is subordinate in right of payment to the notes or such Subsidiary Guarantee, as applicable; and

(C)    such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or funded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; provided further that in no event may the Company’s Indebtedness be refinanced by means of any Indebtedness of any of its Restricted Subsidiaries pursuant to this clause (3);

(4)    Indebtedness:

(A)    under Currency Agreements and Interest Rate Agreements; provided, however, that such agreements are:

(i)    designed to protect the Company or the Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and not for speculative purposes; and

(ii)    do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; or

(B)    arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any of the Company’s obligations or those of any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary, as applicable, in connection with such disposition;

(5)    Indebtedness of the Company and Guarantees thereof, to the extent the net proceeds thereof are promptly:

(A)    used to purchase notes tendered in an Offer to Purchase made as a result of a Change of Control; or

(B)    deposited to defease the notes as described below under “—Defeasance”;

(6)    Guarantees of the notes and Guarantees by the Company or any Restricted Subsidiary of Indebtedness of the Company or another Restricted Subsidiary that was permitted to be Incurred by another provision of this covenant; provided that if the Indebtedness being Guaranteed is subordinate in right of payment to the notes or a Subsidiary Guarantee, then such Guarantee shall be subordinate in right of payment to the notes or such Subsidiary Guarantee to the same extent as the Indebtedness Guaranteed; provided, further, that only the Company and Subsidiary Guarantors may Guarantee Indebtedness Incurred pursuant to the first paragraph of this covenant;

(7)    Indebtedness Incurred to finance or refinance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration and all transaction costs related to the foregoing) to acquire equipment, inventory or network assets (including acquisitions by way of Capitalized Lease Obligations and acquisitions of the Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the fair market value of the equipment, inventory or network assets so acquired, plus goodwill associated therewith) by the Company or a Restricted Subsidiary after the Closing Date, including Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness Incurred under this clause (7); provided, however, that the aggregate principal amount of such Indebtedness outstanding at any time may not exceed the greater of $15.0 million and 3.5% of Total Assets at the time of Incurrence;

(8)    Acquired Indebtedness; provided, however, that after giving effect to the Incurrence of such Indebtedness pursuant to this clause (8) and the related acquisition transaction, either (a) the Company would have been able to Incur $1.00 of Indebtedness under the first paragraph of this covenant or (b) the Company’s Consolidated Leverage Ratio would not be greater than such ratio immediately prior to such acquisition transaction;

(9)    Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to the Company or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings); and

(10)    Indebtedness (in addition to Indebtedness permitted under clauses (1) through (9) above) in an aggregate principal amount outstanding at any time not to exceed $35.0 million.

Notwithstanding any other provision of this “Limitation on Indebtedness” covenant, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this “Limitation on Indebtedness” covenant shall not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

For purposes of determining any particular amount of Indebtedness under this “Limitation on Indebtedness” covenant, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount of Indebtedness shall not be included.

For purposes of determining compliance with this “Limitation on Indebtedness” covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses; provided, however, that the Company need not classify such item of Indebtedness solely by reference to one provision permitting such Indebtedness, but instead may classify such item of Indebtedness in part by reference to one such provision and in part by reference to one or more other provisions of this covenant; provided further that Indebtedness under Credit Agreements outstanding on the Closing Date will be deemed to have been Incurred on such date in reliance on the exception provided by clause (1) of the second paragraph of this covenant and the Company shall not be permitted to reclassify all or any portion of such Indebtedness under Credit Agreements outstanding on the Closing Date.

Neither the Company nor any Subsidiary Guarantor will Incur any Indebtedness that pursuant to its terms is subordinate or junior in right of payment to any Indebtedness unless such Indebtedness is subordinate in right of payment to the notes or the relevant Subsidiary Guarantee, as applicable, to the same extent; provided that Indebtedness will not be considered subordinate or junior in right of payment to any other Indebtedness solely by virtue of being unsecured or secured to a greater or lesser extent or with greater or lower priority.

Limitation on Restricted Payments

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1)    declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (A) dividends or distributions payable solely in shares of the Company’s Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock (other than Disqualified Stock); and (B) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders) held by Persons other than the Company or any Restricted Subsidiary;

(2)    purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of:

(A)    the Company or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person; or

(B)    a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Company (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Company’s Capital Stock;

(3)    make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of any Indebtedness that is subordinate in right of payment to the notes or any Subsidiary Guarantee (other than Indebtedness Incurred under clause (2) of the second paragraph of the “Limitation on Indebtedness” covenant); or

(4)    make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (1) through (4) above being collectively called “Restricted Payments”) if, at the time of, and after giving effect to, the proposed Restricted Payment:

(A)    a Default or Event of Default shall have occurred and be continuing;

(B)    the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of the “Limitation on Indebtedness” covenant; or

(C)    the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a board resolution) made after the Closing Date shall exceed the sum of

(i)    the amount by which Consolidated EBITDA of the Company exceeds 200% of Consolidated Interest Expense of the Company, in each case determined on a cumulative basis during the period (taken as one accounting period) from the beginning of the fiscal quarter in which the Closing Date occurs and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the SEC or provided to the Trustee pursuant to the “SEC Reports and Reports to Holders” covenant; plus

(ii)    the aggregate Net Cash Proceeds and the fair market value of all non-cash proceeds received by the Company after the Closing Date from the issuance and sale of its Capital Stock (other than Disqualified Stock) permitted by the Indenture to a Person who is not a Subsidiary of the Company, including an issuance or sale of Indebtedness of the Company permitted by the Indenture for cash after the Closing Date upon the conversion of such Indebtedness into the Company’s Capital Stock (other than Disqualified Stock), or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the notes); plus

(iii)    an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary, or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated

Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investments”), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

The foregoing provision shall not be violated by reason of:

(1)    the payment of any dividend within 60 days after the date of declaration thereof if, at such date of declaration, such payment would comply with the foregoing paragraph;

(2)    the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinate in right of payment to the notes or any Subsidiary Guarantee, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (3) of the second paragraph of the “Limitation on Indebtedness” covenant;

(3)    the repurchase, redemption or other acquisition of the Company’s Capital Stock or that of an Unrestricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock);

(4)    the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of any Indebtedness which is subordinate in right of payment to the notes or any Subsidiary Guarantee in exchange for, or out of the proceeds of a substantially concurrent sale of, shares of Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock);

(5)    payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the Company’s property and assets;

(6)    Investments in any Person the primary business of which is related, ancillary or complementary to the Company’s business and that of the Restricted Subsidiaries on the date of such Investments; provided, however, that the aggregate amount of Investments made pursuant to this clause (6) does not exceed the sum of:

(A)    $10.0 million, plus

(B)    the net reduction in Investments made pursuant to this clause (6) resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds or non-cash proceeds from the sale of any such Investment (except in each case to the extent any such distributions, repayments or proceeds are included in the calculation of Adjusted Consolidated Net Income) or from such Person becoming a Restricted Subsidiary (valued in each case as provided in the definition of “Investments”), provided, however, that the net reduction in any Investment shall not exceed the amount of such Investment;

(7)    Investments acquired in exchange for Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock), except to the extent such Investments have been used to make Restricted Payments pursuant to clause (4)(C) (ii) of the first paragraph of this “Limitation on Restricted Payments” covenant;

(8)    payments of cash in lieu of fractional shares of the Company’s Capital Stock in an aggregate amount not to exceed $250,000;

(9)    Restricted Payments in addition to the Restricted Payments permitted by the other clauses of this paragraph, in an aggregate amount not to exceed $10.0 million;

(10)    the repurchase, redemption or other acquisition of the Company’s Capital Stock (or options, warrants or other rights to acquire such Capital Stock) or the payment of any dividend to Parent in order to fund the repurchase, redemption or other Capital Stock of Parent (or options, warrants or other rights to acquire such Capital Stock) from Persons who are or were formerly the directors, officers or employees of Parent, the Company or any of the Company’s Restricted Subsidiaries, provided, however, that (x) the only consideration paid by the Company or any Restricted Subsidiary in respect of such redemptions, repurchases or other acquisitions for value shall be cash, and (y) the aggregate amount paid by the Company or any Restricted Subsidiary in cash in respect of all such redemptions, repurchases or other acquisitions for value pursuant to this clause (10) shall not exceed $1.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years);

(11)    the purchase, redemption, retirement or other acquisition for value of Capital Stock of the Company (or options, warrants or other rights to acquire such Capital Stock) (A) in exchange for other Capital Stock of the Company (or options, warrants or other rights to acquire such Capital Stock), including in connection with a Benefit Plan Exchange Offer, (B) upon the conversion of Preferred Stock or the exercise, exchange or conversion of options, warrants or other rights to acquire Capital Stock of the Company, or (C) tendered to the Company by a holder of Capital Stock of the Company in settlement of indemnification or similar claims by the Company against such holder, so long as no cash or other consideration is paid to such holder in connection with such purchase, redemption or other acquisition for value (unless otherwise independently permitted under another provision of this “Limitation on Restricted Payments” covenant);

(12)    the declaration and payment of dividends to holders of Disqualified Stock of the Company issued in compliance with the covenant described under “—Limitation on Indebtedness” to the extent such dividends are included in the definition of “Consolidated Interest Expense”;

(13)    Permitted Payments to Parent;

(14)    the purchase, redemption, retirement or other acquisition for value of Capital Stock of the Company (or options, warrants or other rights to acquire such Capital Stock) tendered by the holder thereof in payment of withholding or other taxes relating to the vesting, delivery, exercise, exchange or conversion of options, restricted stock, restricted stock units, warrants or other rights relating to, or representing rights to acquire, Capital Stock of the Company; and

(15)    purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;

provided further, however, that, except in the case of clauses (1), (3), (4), (7), (11), (13), (14) and (15) of this paragraph, no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (2) or (15) thereof, an exchange of Capital Stock (or options, warrants or other rights to acquire Capital Stock) for Capital Stock (or options, warrants or other rights to acquire Capital Stock) or Indebtedness referred to in clause (3), (4), (11) or (14) thereof and an Investment referred to in clause (6) or (7) thereof), and the Net Cash Proceeds and the fair market value of non-cash proceeds from any issuance of Capital Stock referred to in clauses (3), (4), (6) and (7) thereof, shall be included in calculating whether the conditions of clause (C) of the first paragraph of this “Limitation on Restricted Payments” covenant have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of the Company’s Capital Stock or options, warrants or other rights to acquire such Capital Stock are used for the redemption, repurchase or other acquisition of the notes, or Indebtedness that is pari passu in right of payment with the notes, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this “Limitation on Restricted Payments” covenant only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction of any kind on the ability of any Restricted Subsidiary to:

(1)    pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary;

(2)    pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

(3)    make loans or advances to the Company or any Restricted Subsidiary; or

(4)    transfer any of its property or assets to the Company or any other Restricted Subsidiary.

The foregoing provisions shall not restrict any encumbrances or restrictions:

(1)    existing on the Closing Date or any other agreements in effect on the Closing Date, and any amendments, modifications, extensions, refinancings, renewals or replacements of such agreements; provided, however, that the encumbrances and restrictions in any such amendments, modifications, extensions, refinancings, renewals or replacements, taken as a whole, are not materially more restrictive (as determined by the Company) than those encumbrances or restrictions that are then in effect and that are being amended, modified, extended, refinanced, renewed or replaced;

(2)    existing under or by reason of applicable law or required by any regulatory authority having jurisdiction over the Company or any Restricted Subsidiary;

(3)    existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired, and any amendments, modifications, extensions, refinancings, renewals or replacements of such encumbrances or restrictions; provided, however, that the encumbrances and restrictions in any such amendments, modifications, extensions, renewals or replacements, taken as a whole, are not materially more restrictive (as determined by the Company) than those encumbrances or restrictions that are then in effect and that are being amended, modified, extended, refinanced, renewed or replaced;

(4)    in the case of clause (4) of the first paragraph of this “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant:

(A)    that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

(B)    existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any of the property or assets of the Company or a Restricted Subsidiary not otherwise prohibited by the Indenture; or

(C)    arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, reduce the value of the property or assets of the Company or a Restricted Subsidiary in any manner material to the Company or such Restricted Subsidiary;

(5)    with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary;

(6)    contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if:

(A)    the encumbrance or restriction either:

(i)    applies only in the event of a payment default or non-compliance with respect to a financial covenant contained in such Indebtedness or agreement; or

(ii)    is contained in a Credit Agreement;

(B)    the encumbrance or restriction is not materially more disadvantageous to the holders of the notes than is customary in comparable financings (as determined by the Company); and

(C)    the Company determines on the date of the Incurrence of such Indebtedness that any such encumbrance or restriction would not be expected to materially impair the Company’s ability to make principal or interest payments on the notes;

(7)    arising from customary provisions in joint venture agreements and other agreements entered into in the ordinary course of business;

(8)    pursuant to the notes and the Subsidiary Guarantees and any Exchange Notes and Subsidiary Guarantees exchanged therefor or for Additional Notes and the related Subsidiary Guarantees to be issued pursuant to the Indenture and the Registration Rights Agreement;

(9)    imposed on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(10)    imposed in connection with purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature specified in clause (4) above on the property so acquired;

(11)    contained in the terms of any Indebtedness of any Subsidiary Guarantor that is Incurred as permitted pursuant to the “Limitation on Indebtedness” covenant;

(12)    imposed in connection with any Investment not prohibited by the “Limitation on Restricted Payments” covenant and or in connection with any Permitted Investment; provided, however, that such restriction or encumbrance applies only to the Person that is the subject of such Investment or Permitted Investment, as applicable;

(13)    contained in the terms of any Secured Indebtedness otherwise permitted to be Incurred pursuant to the “Limitation on Indebtedness” and “Limitation on Liens” covenants that limit the right of the debtor to dispose of the assets securing such Secured Indebtedness; or

(14)    applicable to a Receivables Subsidiary and effected in connection with a Qualified Receivables Financing; provided, however, that such restriction or encumbrance applies only to such Receivables Subsidiary.

Nothing contained in this “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant shall prevent the Company or any Restricted Subsidiary from:

(1)    creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the “Limitation on Liens” covenant; or

(2)    restricting the sale or other disposition of the Company’s property or assets or the property or assets of any of its Restricted Subsidiaries that secure the Company’s Indebtedness or the Indebtedness of any of its Restricted Subsidiaries.

Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries

The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to acquire shares of such Capital Stock) except:

(1)    to the Company or a Wholly Owned Restricted Subsidiary;

(2)    issuances of director’s qualifying shares or sales to foreign nationals of shares of Capital Stock of Foreign Restricted Subsidiaries, to the extent required by applicable law;

(3)    if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the “Limitation on Restricted Payments” covenant if made on the date of such issuance or sale; and

(4)    issuances or sales of Common Stock of a Restricted Subsidiary, provided, however, that the Company or such Restricted Subsidiary applies the Net Cash Proceeds, if any, of any such sale in compliance with the “Limitation on Asset Sales” covenant.

Limitation on Transactions With Affiliates

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with a Related Person or any Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not such a Related Person or an Affiliate.

The foregoing limitation does not limit and shall not apply to:

(1)    transactions:

(A)    approved by a majority of the disinterested members of the Board of Directors of the Company or by a majority of the members of the audit committee or compensation committee of such Board of Directors constituted in accordance with the rules of a United States national securities exchange (or, if the Company’s securities are not listed on a United States national securities exchange, by a majority of the members of the audit committee or compensation committee of such Board of Directors constituted solely of disinterested members of such Board of Directors); or

(B)    for which the Company or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking firm, stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view:

(2)    any transaction solely between the Company and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries;

(3)    fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined, with respect to such officers and directors, in good faith by the Board of Directors of the Company;

(4)    any grant of stock options, restricted stock or other awards to employees and directors of the Company or any Restricted Subsidiary pursuant to stock incentive plans or other employee benefit plans approved by the Board of Directors of the Company;

(5)    any transactions pursuant to any agreement or arrangement as in effect as of the Closing Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto and any extension of the maturity thereof) and any replacement agreement or arrangement thereto so long as any such amendment or replacement agreement or arrangement is not more disadvantageous to the holders of the notes in any material respect than the original agreement as in effect on the Closing Date;

(6)    the issuance of Capital Stock of the Company (other than Disqualified Stock) and options, warrants or other rights to acquire Capital Stock of the Company (other than Disqualified Stock);

(7)    a Parent Transaction;

(8)    any Restricted Payments not prohibited by the “Limitation on Restricted Payments” covenant; or

(9)    sales of accounts receivable, or participations therein, in connection with any Qualified Receivables Financing.

Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this “Limitation on Transactions With Affiliates” covenant and not covered by clauses (2) through (9) of the foregoing paragraph, (a) the aggregate amount of which exceeds $2.5 million, but does not exceed $20.0 million, in value, must be determined to be fair in the manner provided for in clause (1)(A) or (1)(B) above and (b) the aggregate amount of which exceeds $20.0 million in value, must be determined to be fair in the manner provided for in clause (1)(B) above.

Limitation on Liens

The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character (including, without limitation, licenses), or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, except Permitted Liens.

Limitation on Sale-Leaseback Transactions

The Company will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby the Company or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Company or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

The foregoing restriction shall not apply to any sale-leaseback transaction if:

(1)    the Company or such Restricted Subsidiary would be entitled to (a) incur Indebtedness in an amount equal to the Attributable Debt with respect to transaction pursuant to the covenant described under “—Limitation on Indebtedness” and (b) create a Lien on such property securing such Attributable Debt pursuant to the “Limitation on Liens” covenant; and

(2)    the Company or such Restricted Subsidiary applies an amount not less than the net proceeds received from such sale in compliance with the “Limitation on Asset Sales” covenant.

Limitation on Asset Sales

The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless:

(1)    the consideration received by the Company or the Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of; and

(2)    at least 75% of the consideration received consists of cash or Temporary Cash Investments or the assumption of Indebtedness of the Company (other than Indebtedness that is subordinate in right of payment to the notes) or a Restricted Subsidiary (other than Indebtedness that is subordinate in right of payment to the Subsidiary Guarantee of such Restricted Subsidiary) and unconditional release of the Company or the Restricted Subsidiary from all liability on the Indebtedness assumed.

Within 12 months after the date of consummation of such Asset Sale, the Company shall or shall cause the relevant Restricted Subsidiary to:

(A)    apply an amount equal to the Net Cash Proceeds of such Asset Sale to repay Indebtedness constituting First Lien Obligations and permanently reduce the commitments in respect thereof; provided that (x) to the extent that the terms of First Lien Obligations other than the notes require that such First Lien Obligations are repaid with the Net Cash Proceeds of Asset Sales prior to repayment of other Indebtedness, the Company and its Restricted Subsidiaries shall be entitled to repay such other First Lien Obligations prior to repaying the notes and (y) subject to the foregoing clause (x), if the Company or any Restricted Subsidiary shall so reduce First Lien Obligations, the Company will equally and ratably reduce Obligations under the notes through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof) or by making an Offer to Purchase to all holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, on the pro rata principal amount of notes; or

(B)    invest an equal amount, or the amount of Net Cash Proceeds of such Asset Sale not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within such 12-month period, which investment shall be consummated within 12 months after the date of such agreement), in (i) property or assets (other than current assets) of a nature or type or that are used in a business similar or related to the nature or type of the property and assets of, or the business of, the Company and the Restricted Subsidiaries existing on the date of such investment (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a board resolution) (a “Related Business”) or (ii) the Capital Stock of a Person primarily engaged in a Related Business that becomes a Restricted Subsidiary as a result of such investment; and

(C)    apply such Net Cash Proceeds (to the extent not applied pursuant to clause (A) or (B)) as provided in the following paragraph of this “Limitation on Asset Sales” covenant.

The amount of such Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in the preceding sentence and not applied as so required by the end of such period shall constitute “Excess Proceeds.”

If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this “Limitation on Asset Sales” covenant totals at least $10.0 million, the Company must commence, not later than the fifteenth business day of such month, and consummate an Offer to Purchase from the holders on a pro rata basis an aggregate principal amount of notes and, to the extent permitted or required by the terms thereof, any other of the Company’s First Lien Obligations or other Senior Indebtedness secured by a Lien permitted under the Indenture (which Lien is not subordinate to the Lien of the notes with respect to the Collateral), equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the notes and such other First Lien Obligations or Senior Indebtedness, if applicable, on the relevant Payment Date, plus, in each case, accrued interest (if any) to, but excluding, the Payment Date. If any Excess Proceeds remain after consummation of an Offer to Purchase, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of notes and other First Lien Obligations and Senior Indebtedness tendered in response to such Offer to Purchase exceeds the amount of Excess Proceeds, the Trustee will select the notes and such other First Lien Obligations and Senior Indebtedness to be purchased on a pro rata basis. Upon completion of the Offer to Purchase, the amount of Excess Proceeds will be reset to zero.

Future Guarantors

The Indenture requires that the Company cause each Person that becomes a Domestic Restricted Subsidiary of the Company following the Closing Date (and is eligible to be a Subsidiary Guarantor) and any Foreign Restricted Subsidiary that Guarantees any Indebtedness of the Company or any Domestic Restricted Subsidiary of the Company to (1) execute and deliver to the Trustee a supplemental indenture pursuant to which such Domestic Restricted Subsidiary or Foreign Restricted Subsidiary will guarantee the payment and performance of the notes and (2) execute and deliver an amendment, supplement or other instrument in respect of the Collateral Agreements necessary to cause such Subsidiary to become a grantor thereunder and take all action required thereunder to perfect the Liens created thereunder, as well as to execute and deliver to the Trustee joinders to the First Lien Intercreditor Agreement, in each case at the time such Person becomes a Domestic Restricted Subsidiary or Guarantees any such Indebtedness, as applicable.

Following any Parent Transaction, any Parent that Guarantees any Indebtedness of the Company or any Domestic Restricted Subsidiary of the Company shall (1) execute and deliver to the Trustee a supplemental indenture pursuant to which such Parent will guarantee the payment and performance of the notes (a “Parent Guarantee”) and (2) execute and deliver an amendment, supplement or other instrument in respect of the Collateral Agreements necessary to cause such Parent to become a grantor thereunder and take all action required thereunder to perfect the Liens created thereunder, as well as to execute and deliver to the Trustee joinders to the First Lien Intercreditor Agreement, in each case at the time such Parent Guarantees any such Indebtedness, as applicable.

Repurchase of Notes Upon a Change of Control

The Company must commence, within 30 days after the occurrence of a Change of Control, and consummate an Offer to Purchase for all notes then outstanding, at a purchase price equal to 101% of the principal amount thereof on the relevant Payment Date, plus accrued interest (if any) to, but excluding, the Payment Date.

The Company cannot assure you that it will have sufficient funds available at the time of any Change of Control to make any payment on outstanding Indebtedness (including repurchases of the notes) required by the foregoing covenant (or that may be contained in agreements relating to the Company’s other Indebtedness which might be outstanding at such time).

The above covenant requiring the Company to repurchase the notes will, unless consents are obtained, require the Company to repay all Indebtedness then outstanding which by its terms would prohibit such note repurchase, either prior to or concurrently with such note repurchase.

Holders of the notes may not be entitled to require the Company to purchase their notes in certain circumstances involving a significant change in the composition of the Board of Directors of the Company, including in connection with a proxy contest where the Board of Directors of the Company does not approve a dissident slate of directors but approves them as continuing directors, even if the Board of Directors of the Company initially opposed the directors.

SEC Reports and Reports to Holders

Whether or not the Company is then required to file reports with the SEC under the Exchange Act, the Company will file with the SEC (unless the SEC will not accept or does not permit such a filing, in which case the Company will supply to the Trustee for forwarding to each holder, without cost to any holder), within the time periods specified in the SEC’s rules and regulations:

(1)    all quarterly and annual financial information with respect to the Company and its Subsidiaries that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms under the Exchange Act, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2)    all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports under the Exchange Act.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, or in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

In addition, the Company agrees that, for so long as any notes remain outstanding, if at any time it is not required to file with the SEC the reports and other information required by the preceding paragraphs, it will furnish to holders of notes and prospective investors in the notes, upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

For so long as the Company files the foregoing reports and other information with the SEC, the Company will be deemed to have furnished such reports and other information to the Trustee if the Company has filed such reports and other information with the SEC via the EDGAR filing system or any successor electronic filing system and such reports are publicly available.

Consolidation, Merger and Sale of Assets

(a)    The Company will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company, unless:

(1)    the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased the Company’s property and assets shall be a corporation, partnership or limited liability company organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, all of the Company’s obligations under the notes, the Indenture, the Collateral Agreements and the Registration Rights Agreement;

(2)    immediately after giving effect to such transaction, no Default or Event of Default will have occurred and be continuing;

(3)    immediately after giving effect to such transaction on a pro forma basis, the Company or any Person becoming the successor obligor of the notes, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of the “Limitation on Indebtedness” covenant; provided, however, that this clause (3) shall not apply to a consolidation, merger or sale of all or substantially all of the Company’s assets if immediately after giving effect to such transaction, on a pro forma basis, the Company or any Person becoming the successor obligor of the notes shall have a Consolidated Leverage Ratio equal to or less than the Consolidated Leverage Ratio of the Company immediately prior to such transaction; and

(4)    the Company delivers to the Trustee an Officers’ Certificate and opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture comply with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with;

provided that clause (3) above will not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a board resolution, the principal purpose of such transaction is to change the state of incorporation of the Company or to create a holding company pursuant to a Parent Transaction; provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations. In addition, clause (3) above will not apply to any consolidation, merger, sale, conveyance, transfer, lease or other disposition of assets between or among the Company and any Restricted Subsidiaries.

The Person formed by such consolidation or merger, or to which such sale, transfer, lease or other disposition is made, will succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture, but in the case of

(1)    a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of the Company), or

(2)    a lease,

the Company will not be released from any of the obligations or covenants under the Indenture, including with respect to the payment of the notes.

(b)    The Company will not permit any Subsidiary Guarantor to consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than the Company or another Subsidiary Guarantor) or permit any Person (other than another Subsidiary Guarantor) to merge with or into such Subsidiary Guarantor, unless:

(A)(1)    such Subsidiary Guarantor shall be the continuing Person, or the Person (if other than such Subsidiary Guarantor) formed by such consolidation or into which such Subsidiary Guarantor is merged or that acquired or leased such Subsidiary Guarantor’s property and assets shall be a corporation, partnership or limited liability company organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, all of such Subsidiary Guarantor’s obligations under the notes, the applicable Subsidiary Guarantee, the Indenture, the Collateral Agreements and the Registration Rights Agreement;

(2)    immediately after giving effect to such transaction, no Default or Event of Default will have occurred and be continuing; and

(3)    such Subsidiary Guarantor delivers to the Trustee an Officers’ Certificate and opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture comply with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; or

(B)    such transaction constitutes a sale or other disposition (including by way of consolidation or merger) of such Subsidiary Guarantor or the sale, conveyance, transfer, lease or other disposition of all or substantially all of such Subsidiary Guarantor’s property and assets (in each case other than with, into or to the Company or another Subsidiary Guarantor) otherwise permitted by the Indenture.

The Subsidiary Guarantee of such Subsidiary Guarantor shall be released to the extent set forth under “—Subsidiary Guarantees.”

Events of Default

The following events are defined as “Events of Default” in the Indenture:

(1)    default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

(2)    default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

(3)    default in the performance or breach of the provisions of the “Consolidation, Merger and Sale of Assets” covenant or the failure to make or consummate an Offer to Purchase in accordance with the “Limitation on Asset Sales” or “Repurchase of Notes Upon a Change of Control” covenant;

(4)    the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or any Collateral Agreement or under the notes (other than a default specified in clause (1), (2) or (3) above), and such default or breach continues for a period of 60 consecutive days after written notice by the Trustee to the Company or the holders of 25% or more in aggregate principal amount of the notes to the Company and the Trustee;

(5)    there occurs with respect to (i) any issue or issues of Indebtedness of the Company or any Restricted Subsidiary having an outstanding principal amount of $20.0 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created or (ii) any Credit Agreement Obligation (for so long as such Credit Agreement Obligation is a First Lien Obligation), (A) an event of default that has caused the holder thereof or any lender thereunder to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (B) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(6)    any final judgment or order (not covered by insurance) for the payment of money in excess of $20.0 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Restricted Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $20.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(7)    a court having jurisdiction in the premises enters a decree or order for

(A)    relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect;

(B)    appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary; or

(C)    the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(8)    the Company or any Significant Subsidiary

(A)    commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law;

(B)    consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary; or

(C)    effects any general assignment for the benefit of creditors;

(9) (A)    Subsidiary Guarantees provided by Subsidiary Guarantors that individually or together would constitute a Significant Subsidiary cease to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantees or the terms of the Indenture) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee, (B) any failure by any Parent to comply with the provisions under “—Certain Covenants—Future Guarantors” or (C) any Parent Guarantee provided by any Parent in accordance with the provisions under “—Certain Covenants—Future Guarantors” ceases to be in full force and effect (other than in accordance with the terms of such Parent Guarantee or the terms of the Indenture) or any Parent denies or disaffirms its obligations under its Parent Guarantee; or

(10)    any Collateral Agreement with respect to a material portion of the Collateral shall cease to be in full force and effect other than in accordance with the terms of such Collateral Agreement or the First Lien Intercreditor Agreement, or shall cease to give the Collateral Agent for the benefit of the holders of notes the Liens, rights, powers and privileges purported to be created thereby in any material portion of the Collateral.

If an Event of Default (other than an Event of Default specified in clause (7) or (8) above that occurs with respect to the Company) occurs and is continuing under the Indenture, the Trustee or holders of at least 25% in aggregate principal amount of the notes then outstanding by written notice to the Company (and to the Trustee if such notice is given by the holders), may, and the Trustee at the request of such holders shall, declare the principal amount of, premium, if any, and accrued interest on the notes to be immediately due and payable. Upon a declaration of acceleration, such principal amount, premium, if any, and accrued interest shall be immediately due and payable.

Notwithstanding the foregoing, to the extent elected by the Company, the sole remedy for an Event of Default relating to the failure to comply with “—Certain Covenants—SEC Reports and Reports to Holders” and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, will for the first 120 days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest on the notes at an annual rate equal to 0.50% of the principal amount of the notes. This additional interest will be paid semi-annually in arrears, with the first semi-annual payment due on the first interest payment date following the date on which the additional interest begins to accrue on any notes. The additional interest will accrue on all outstanding notes from and including the date on which such Event of Default first occurs to, but excluding, the 120th day thereafter (or such earlier date on which such Event of Default shall have been cured or waived). On such 120th day (or earlier, if such Event of Default shall have been cured or waived prior to such 120th day), such special interest will cease to accrue and, if such Event of Default has not been cured or waived prior to such 120th day, the notes will be subject to acceleration as provided above. In the event the Company does not elect to pay additional interest upon an Event of Default in accordance with this paragraph, the notes will be subject to acceleration as provided above. If the Company elects to pay such additional interest, it will notify the Trustee and paying agent of such election on or before the close of business on the date on which such Event of Default first occurs.

In the event of a declaration of acceleration because an Event of Default set forth in clause (5) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to such clause (5) shall be remedied or cured by the Company or the relevant Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.

If an Event of Default specified in clause (7) or (8) above occurs with respect to the Company, the principal amount of, premium, if any, and accrued interest on the notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

The holders of at least a majority in principal amount of the outstanding notes, by written notice to the Company and to the Trustee, may waive all past Defaults and rescind and annul a declaration of acceleration and its consequences if (1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived and (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see “—Modification and Waiver.”

The holders of at least a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee pursuant to the Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of holders of notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such notes.

A holder may not pursue any remedy with respect to the Indenture or the notes unless:

(1)    the holder gives the Trustee written notice of a continuing Event of Default;

(2)    the holders of at least 25% in aggregate principal amount of outstanding notes make a written request to the Trustee to pursue the remedy;

(3)    such holder or holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4)    the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)    during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding notes do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any holder of a note to receive payment of the principal amount of, premium, if any, or interest on, such note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the notes, which right shall not be impaired or affected without the consent of the holder.

The Indenture will require certain of the Company’s officers to certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of the Company and the Restricted Subsidiaries and their performance under the Indenture and that the Company and the Restricted Subsidiaries have fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Company will also be obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the Indenture.

Defeasance

Defeasance and Discharge

The Indenture provides that the Obligors will be deemed to have paid and will be discharged from any and all obligations in respect of the outstanding notes, and the provisions of the Indenture, the Collateral Agreements and the First Lien Intercreditor Agreement will no longer be in effect with respect to the notes (except for, among other matters, certain obligations to register the transfer or exchange of the notes, to replace stolen, lost or mutilated notes, to maintain paying agencies and to hold monies for payment in trust) if, among other things:

(1)    the Company has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the notes;

(2)    the Company has delivered to the Trustee

(A)    either (i) an opinion of counsel to the effect that holders of notes will not recognize income, gain or loss for Federal income tax purposes as a result of the Company’s exercise of its option under this “defeasance” provision and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which opinion of counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable Federal income tax law after the Closing Date such that a ruling is no longer required or (ii) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned opinion of counsel; and

(B)    an opinion of counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and that, after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

(3)    immediately after giving effect to such deposit, on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit (other than any Default or Event of Default resulting from the borrowing of funds to be applied to make the deposit referred to in clause (1) above and the granting of Liens in connection therewith), and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; and

(4)    if at such time the notes are listed on a national securities exchange, the Company has delivered to the Trustee an opinion of counsel to the effect that the notes will not be delisted as a result of such deposit, defeasance and discharge.

Defeasance of Certain Covenants and Certain Events of Default

The Indenture will further provide that the provisions of the Indenture will no longer be in effect with respect to clause (3) under “—Consolidation, Merger and Sale of Assets” and all the covenants described herein under “—Certain Covenants,” and clause (3) under “—Events of Default” with respect to such clause (3) under “—Consolidation, Merger and Sale of Assets,” clause (4) under “—Events of Default” with respect to such other covenants and clauses (5), (6), (9) and (10) under “—Events of Default” shall be deemed not to be Events of Default upon, among other things, the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the notes, the satisfaction of the provisions described in clauses (2)(B), (3) and (4) under “—Defeasance—Defeasance and Discharge” and the delivery by the Company to the Trustee of an opinion of counsel to the effect that, among other things, the holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

Defeasance and Certain Other Events of Default

In the event the Company exercises its option to omit compliance with certain covenants and provisions of the Indenture as described in the immediately preceding paragraph and the notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on such notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on such notes at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable for such payments.

Satisfaction and Discharge

The Indenture and the Collateral Agreements will be discharged and will cease to be of further effect when:

(1)    either:

(a)    all notes that have been authenticated and delivered (other than destroyed, lost or stolen notes that have been replaced, notes that are paid and notes for whose payment money or securities have theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation and the Company or any other Obligor has paid all sums payable under the Indenture; or

(b)    all notes mature within one year or are to be called for redemption within one year and the Company or any other Obligor has irrevocably deposited with the Trustee, as trust funds in trust solely for the benefit of the holders, money or U.S. Government Obligations sufficient, without consideration of any reinvestment of interest, to pay the principal of, premium, if any, and accrued interest on the notes to the date of maturity or redemption and all other sums payable under the Indenture;

(2)    no Default or Event of Default shall have occurred and be continuing on the date of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, the Indenture (other than any Default or Event of Default resulting from the borrowing of funds to be applied to make the deposit referred to in clause (1) above and the granting of Liens in connection therewith) or any other instrument to which the Company or any other Obligor is a party or by which the Company or any other Obligor is bound; and

(3)    the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the notes at maturity or the redemption date, as applicable.

In addition, the Company must deliver an Officers’ Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Modification and Waiver

With the Consent of Holders

Amendments of the Indenture, the Collateral Agreements, the First Lien Intercreditor Agreement and the notes may be made by the Company, the Guarantors and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the notes then outstanding, and the holders of not less than a majority in aggregate principal amount of the notes then outstanding, by written notice to the Trustee, may waive future compliance by the Company and the Guarantors with any provision of the Indenture, the Collateral Agreements, the First Lien Intercreditor Agreement or the notes; provided, however, that no such amendment or waiver may, without the consent of each affected holder of notes (with respect to any notes held by a non-consenting holder):

(1)    change the Stated Maturity of the principal of, or any installment of interest on, any Note or alter the provisions with respect to the redemption of the notes described above under “—Optional Redemption”); provided, however, that any amendment of or waiver of compliance with the “Limitation on Asset Sales” or the “Repurchase of Notes Upon a Change of Control” covenants shall not be deemed to change the Stated Maturity of the principal of, or any installment of interest on, any Note;

(2)    reduce the principal amount of, or interest or premium, if any, on any Note;

(3)    change the place or currency of payment of principal of, or interest or premium, if any, on any Note;

(4)    impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note, any Subsidiary Guarantee or any Parent Guarantee;

(5)    reduce the percentage of outstanding notes, the consent of whose holders is necessary to amend the Indenture or the notes, waive future compliance with any provision of the Indenture or the notes or waive past Defaults;

(6)    waive a default in the payment of principal of, or interest or premium, if any, on the notes; or

(7)    release any Subsidiary Guarantee or any Parent Guarantee other than pursuant to the terms of the Indenture.

In addition, without the consent of at least 66 2/3% in aggregate principal amount of notes then outstanding, an amendment, supplement or waiver may not:

(1)    release all or substantially all of the Collateral; or

(2)    modify the First Lien Intercreditor Agreement in any manner materially adverse to the holders of the notes;

in each case other than in accordance with the Indenture, the Collateral Agreements and the First Lien Intercreditor Agreement.

The Indenture governing the notes provides that in determining whether the Holders of the requisite principal amount of the outstanding notes have given any request, demand, authorization, direction, notice, consent or waiver thereunder, subject to the Trust Indenture Act, notes owned by the TCP Group shall be entitled to vote and shall be deemed to be outstanding under the Indenture so long as the TCP Group does not beneficially own more than 30% of the outstanding Common Stock of the Company as of any date of determination under such provisions of the Indenture.

Without the Consent of Holders

The Company, when authorized by a resolution of its Board of Directors (as evidenced by a board resolution), and the Trustee may amend or supplement the Indenture, the Collateral Agreements, the First Lien Intercreditor Agreement or the notes without notice to or the consent of any holder:

(1)    to cure any ambiguity, defect or inconsistency in the Indenture, the Collateral Agreements, the First Lien Intercreditor Agreement or the notes;

(2)    to provide for the assumption of the Company’s or a Subsidiary Guarantor’s obligations to holders of notes and Guarantees if and to the extent required in the case of a merger or consolidation or sale or all or substantially all of the Company’s or such Subsidiary Guarantor’s assets, as applicable;

(3)    to comply with any requirements of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

(4)     to evidence and provide for the acceptance of appointment under the Indenture by a successor trustee;

(5)    to provide for uncertificated notes in addition to or in place of certificated notes;

(6)    to add one or more additional Guarantees or grantors under the Collateral Agreements;

(7)    to grant Liens securing the notes;

(8)    to conform the terms of the Indenture, the Collateral Agreements or the First Lien Intercreditor Agreement to the terms set forth under “Description of the Notes” in the Final Offering Circular;

(9)    to provide for the issuance of Additional Notes;

(10)    to add Additional First Lien Secured Parties to any Collateral Agreement or the First Lien Intercreditor Agreement;

(11)    to release Collateral as permitted by the Indenture, the Collateral Agreements or the First Lien Intercreditor Agreement; or

(12)    to make any change that does not materially and adversely affect the rights of any holder.

No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees

The Indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on the notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Guarantor in the Indenture, or in any of the notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or against any past, present or future stockholder, other equityholder, officer, director, employee or controlling Person, as such, of either the Company or any Guarantor or of any of their respective successors. Each holder, by accepting the notes, waives and releases all such liability.

Trustee

The Indenture provides that, except during the continuance of a Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the Indenture as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The Indenture and the provisions of the Trust Indenture Act incorporated by reference into the Indenture contain limitations on the rights of the Trustee, if it should become a creditor of an Obligor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions with the Company or the Company’s affiliates; provided that, if it acquires any conflicting interest, it must eliminate such conflict or resign.

Book-Entry; Delivery and Form

The exchange notes will initially be represented by one or more global notes in registered form without interest coupons attached.

Global notes will be exchanged with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Except as set forth below, global notes may be transferred only to another nominee of DTC or to a successor of DTC or its nominee, in whole and not in part. Except in the limited circumstances described below under “—Exchange of Global Notes for Certificated Notes,” beneficial interests in global notes may not be exchanged for notes in certificated form and owners of beneficial interests in global notes will not be entitled to receive physical delivery of notes in certificated form.

Depositary Procedures

The following description of the operations and procedures of DTC, Euroclear System S.A./N.V., or “Euroclear,” as operator of the Euroclear System, and Clearstream Banking, société anonyme, or “Clearstream,” is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations, or “participants,” and to facilitate the clearance and settlement of transactions in those securities between the participants through electronic book-entry changes in accounts of the participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies, which are referred to as “indirect participants,” that clear though or maintain a direct or indirect custodial relationship with a participant. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

DTC has also advised us that, pursuant to procedures established by it:

(1)	upon deposit of the global notes, DTC will credit the accounts of participants with portions of the principal amount of the global notes; and

(2)	ownership of these interests in global notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the global notes).

All interests in a global note may be subject to the procedures and requirements of DTC. Interests in a global note held through Euroclear or Clearstream also may be subject to the procedures and requirements of those systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to persons that are subject to those requirements will be limited to that extent. Because DTC may act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of a person having beneficial interests in a global note to pledge those interests to persons that do not participate in the DTC system, or otherwise take actions in respect of those interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in registered, certificated form, and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

Payments in respect of the principal of and premium, interest and special interest, if any, on a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, we and the Trustee will treat the persons in whose names notes, including global notes, are registered as the owners of such notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the Trustee nor any agent of us or the Trustee has or will have any responsibility or liability for:

(1)	any aspect or accuracy of DTC’s records or any participant’s or indirect participant’s records relating to, or payments made on account of, beneficial ownership interests in global notes, or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in global notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including payments of principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date in amounts proportionate to their respective ownership interests in the relevant security as shown on DTC’s records. Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the Trustee or us. Neither we nor the Trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of any notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the notes for all purposes.

DTC has advised us that it will take any action permitted to be taken by a holder of the notes only at the direction of one or more participants to whose account DTC has credited the interests in the global notes and only in respect of the portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. If there has occurred and is continuing an Event of Default under the notes, DTC reserves the right to exchange the applicable global notes for notes in registered, certificated form, and to distribute such certificated forms of notes to its participants.

Exchange of Global Notes for Certificated Notes

A global note is exchangeable for definitive notes in registered, certificated form if:

•

DTC (a) notifies us that it is unwilling or unable to continue as depositary for the applicable global notes and we thereupon fail to appoint a successor depositary within 90 days or (b) has ceased to be a clearing agency registered under the Exchange Act;

•	we, at our option, notify the Trustee in writing that we elect to cause the issuance of the notes in certificated form; or

•	there has occurred and is continuing an Event of Default with respect to the notes.

In addition, beneficial interests in a global note may be exchanged for certificated notes upon prior written notice given to the Trustee by DTC on behalf of its direct or indirect participants in accordance with the Indenture.

In all cases, certificated notes delivered in exchange for any global note or beneficial interests in a global note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of its direct or indirect participants (in accordance with DTC’s customary procedures).

Same Day Settlement and Payment

Except for trades involving only Euroclear and Clearstream participants, interests in the global notes will trade in DTC’s same-day funds settlement system and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and the participants. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary. Such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of interests in global notes among participants, they are under no obligation to perform or to continue to perform those procedures, and may discontinue or change those procedures at any time. Neither we, the Trustee nor any agent of us or the Trustee will have any responsibility for the performance by DTC, Euroclear, Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the Indenture, the Collateral Agreements and the First Lien Intercreditor Agreement. Reference is made to the Indenture, the Collateral Agreements and the First Lien Intercreditor Agreement for the definition of any other capitalized term used herein for which no definition is provided.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by the Company or a Restricted Subsidiary and not Incurred in connection with, or in anticipation of, such Person becoming a Restricted

Subsidiary or such Asset Acquisition; provided, however, that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

“Additional First Lien Obligations” has the meaning specified in the First Lien Intercreditor Agreement.

“Additional First Lien Secured Party” means the holder of any Additional First Lien Obligations and any Authorized Representative with respect thereto.

“ Adjusted Consolidated Net Income” means, for any period, aggregate net income (or loss) of any Person and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided, however, that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

(1)    the net income (or loss) of any other Person that is not a Restricted Subsidiary, except (A) with respect to net income, to the extent of the amount of dividends or other distributions actually paid to such Person or any of its Restricted Subsidiaries by such other Person during such period and (B) with respect to net losses, to the extent of the amount of Investments made by such Person or any of its Restricted Subsidiaries in such other Person during such period;

(2)    solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the “Limitation on Restricted Payments” covenant (and in such case, except to the extent includable pursuant to clause (1) above), the net income (or loss) of any other Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with such Person or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such other Person are acquired by such Person or any of its Restricted Subsidiaries;

(3)    the net income of any Restricted Subsidiary (other than a Subsidiary Guarantor) to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

(4)    any gains or losses (on an after-tax basis) attributable to Asset Sales;

(5)    solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the “Limitation on Restricted Payments” covenant, any amount paid or accrued as dividends (other than dividends to the extent paid or payable in shares of Capital Stock (other than Disqualified Stock) of such Person) on Preferred Stock of such Person or any Restricted Subsidiary owned by Persons other than such Person and any of its Restricted Subsidiaries;

(6)    all extraordinary gains and losses; and

(7)    any compensation expense paid or payable solely with Capital Stock (other than Disqualified Stock) of such Person or any options, warrants or other rights to acquire Capital Stock (other than Disqualified Stock).

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Authorized Representative(s)” means, with respect to any Shared Collateral, (i) until the Discharge of Credit Agreement Obligations, the Authorized Representatives of the Credit Agreement Obligations, the Notes Obligations and, in the event that any Additional First Lien Secured Party holds

Additional First Lien Obligations in excess of $200 million, the Authorized Representative of such Additional First Lien Obligations (the “Designated Representative”) and (ii) from and after the Discharge of Credit Agreement Obligations, the Authorized Representative of the Notes Obligations and the Designated Representative.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:

(1)    1.0% of the then outstanding principal amount of the Note; and

(2)    the excess of:

(a)    the present value at such redemption date of (i) the redemption price of the Note at April 1, 2013 (such redemption price being set forth in the table appearing above under “—Optional Redemption”) plus (ii) all required interest payments due on the Note, through April 1, 2013 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)    the then outstanding principal amount of the Note.

“Asset Acquisition” means:

(1)    an investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any Restricted Subsidiary; provided, however, that such Person’s primary business is related, ancillary or complementary to the Company’s businesses and those of the Restricted Subsidiaries on the date of such investment; or

(2)    an acquisition by the Company or any Restricted Subsidiary of the property and assets of any Person other than the Company or any Restricted Subsidiary that constitute substantially all of a division or line of business of such Person; provided, however, that the property and assets acquired are related, ancillary or complementary to the Company’s businesses and those of the Restricted Subsidiaries on the date of such acquisition.

“Asset Disposition” means the sale or other disposition by the Company or any Restricted Subsidiary (other than to the Company or another Restricted Subsidiary) of:

(1)    all or substantially all of the Capital Stock of any Restricted Subsidiary; or

(2)    all or substantially all of the assets that constitute a division or line of business of the Company or any of the other Restricted Subsidiaries.

“Asset Sale” means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any Restricted Subsidiary to any Person other than the Company or any of its Restricted Subsidiaries of:

(1)    all or any of the Capital Stock of any Restricted Subsidiary;

(2)    all or substantially all of the property and assets of an operating unit or business of the Company or any Restricted Subsidiary; or

(3)    any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Company or any Restricted Subsidiary outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the Indenture applicable to mergers, consolidations and sales of all or substantially all of the assets of the Company; provided, however, that “Asset Sale” shall not include:

(A)    sales or other dispositions of inventory, receivables and other current assets;

(B)    sales, transfers or other dispositions of assets constituting a Restricted Payment permitted to be made under the “Limitation on Restricted Payments” covenant;

(C)    sales, transfers or other dispositions of assets with a fair market value not in excess of $10.0 million in any transaction or series of related transactions; or

(D)    sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would constitute property, assets or securities of the kind described in clause (B) of the second paragraph of the “Limitation on Asset Sales” covenant.

“Attributable Debt” means Indebtedness deemed to be Incurred in respect of a sale-leaseback transaction, which will be, at the date of determination, the present value (discounted at the actual rate of interest implicit in such transaction, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such sale-leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Authorized Representative” means (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the administrative agent under the Designated Credit Agreement, (ii) in the case of the Notes Obligations or the holders of notes, the Trustee and (iii) in the case of any Series of Additional First Lien Obligations or Additional First Lien Secured Parties that become subject to the First Lien Intercreditor Agreement, the Authorized Representative named for such Series in the applicable joinder agreement.

“Average Life” means, at any date of determination with respect to any Indebtedness, the quotient obtained by dividing

(1)    the sum of the products of (A) the number of years from such date of determination to the dates of each successive scheduled principal payment of such Indebtedness and (B) the amount of such principal payment by

(2)    the sum of all such principal payments.

“Benefit Plan Exchange Offer” means any transaction in which the Company acquires and/or retires Equity Plan Securities in exchange for other Equity Plan Securities.

“Board Designees” means individuals designated for appointment or election or nomination for election to the Board of Directors of the Company pursuant to the Governance Agreement.

“Board of Directors” means the Board of Directors of the Company or the Board of Directors, the Board of Managers or other governing body of any Restricted Subsidiary, as applicable.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

“Capitalized Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” means the discounted present value of the rental obligations under a Capitalized Lease.

“Change of Control” means such time as:

(1)    a “Person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Existing Stockholders, has become the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Company’s Voting Stock, on a Fully Diluted Basis;

(2)    individuals who on the Closing Date constitute the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination by such Board of Directors for election by the stockholders of the Company was approved by a vote of at least a majority of the members of such Board of Directors then in office who either were members of such Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of such Board of Directors then in office;

(3)    the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, other than any such transaction in which the holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction;

(4)    any direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any “Person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act);

(5)    the adoption by the Company’s stockholders of a plan or proposal for the liquidation, winding up or dissolution of the Company; or

(6)    after the occurrence of a Parent Transaction, the first day on which Parent ceases to be the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of 100% of the outstanding Capital Stock of the Company.

For purposes of clause (2) above, all Board Designees shall be deemed to be members of the Board of Directors of the Company whose election or nomination for election to such Board of Directors was approved in the manner set forth in such clause (2).

“Closing Date” means the date on which the notes are originally issued.

“Closing Date Credit Agreement” means the credit facilities existing or authorized under the Credit Agreement, dated the Closing Date, among the Company, the Lenders party thereto from time to time, Credit Suisse AG, Cayman Islands branch, as Administrative Agent, and Credit Suisse Securities (USA) LLC, as Sole Bookrunner and Sole Lead Arranger.

“Collateral” has the meaning specified in the Security Agreement and any other property, whether now owned or hereafter acquired, upon which a Lien securing the Notes Obligations is granted or purported to be granted under any Collateral Agreement.

“Collateral Agent” means The Bank of New York Mellon Trust Company, N.A., in its capacity as collateral agent for the First Lien Secured Parties, together with its successors and permitted assigns under the Designated Credit Agreement, the Indenture and the First Lien Documents exercising substantially the same rights and powers.

“Collateral Agreements” mean the Security Agreement, the other First Lien Security Documents (as defined in the First Lien Intercreditor Agreement) and each other agreement entered into in favor of the Collateral Agent for the purpose of securing any Series of First Lien Obligations.

“Common Stock” means, with respect to any Person, such Person’s equity other than Preferred Stock of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such common stock, including any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) thereof.

“Consolidated EBITDA” means, for any period and with respect to any Person, Adjusted Consolidated Net Income of such Person for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income:

(A)    Consolidated Interest Expense;

(B)    consolidated income tax expense for such period (including state single business unitary and similar taxes imposed in lieu of income taxes);

(C)    depreciation expense;

(D)    amortization expense; and

(E)    all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income;

in each case as determined on a consolidated basis for such Person and its Restricted Subsidiaries in conformity with GAAP.

“Consolidated Interest Expense” means, for any period and with respect to any Person, the aggregate amount of interest in respect of Indebtedness, including, without limitation, (i) amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing; (iii) the net costs associated with Interest Rate Agreements; (iv) interest on Indebtedness that is Guaranteed or secured by such Person or any of its Restricted Subsidiaries; (v) the interest component of rentals in respect of Capitalized Lease Obligations; and (vi) dividends on Disqualified Stock, in each case that is paid, accrued or scheduled to be paid or to be accrued by such Person and its Restricted Subsidiaries during such period, excluding, however, in calculating Consolidated EBITDA, any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof), in each case as determined on a consolidated basis for such Person and its Restricted Subsidiaries in conformity with GAAP.

“Consolidated Leverage Ratio” means, on any Transaction Date and with respect to any Person, the ratio of:

(1)    the aggregate principal amount of Indebtedness of such Person and its Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date to:

(2)    the aggregate amount of Consolidated EBITDA for such Person and its Restricted Subsidiaries for the then most recent four fiscal quarters for which such Person’s financial statements have been filed with the SEC or provided to the Trustee pursuant to the “SEC Reports and Reports to Holders” covenant (such four fiscal quarter period being the “Four Quarter Period”); provided, that in making the foregoing calculation:

(A)    pro forma effect shall be given to any Indebtedness to be Incurred or repaid on the Transaction Date;

(B)    pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur from the beginning of the Four Quarter Period through the Transaction Date (the “Reference Period”), as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

(C)    pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any

Person that has become a Restricted Subsidiary or has been merged with or into such Person or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period;

provided that to the extent that clause (B) or (C) of this definition requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is available. For purposes of this definition, whenever pro forma effect is to be given to an Asset Disposition or Asset Acquisition, the pro forma calculations shall be made in compliance with Article 11 of Regulation S-X under the Securities Act, as determined in good faith by a responsible financial officer of the Company as set forth in an Officers’ Certificate.

“Credit Agreements” means (i) the Closing Date Credit Agreement and (ii) any and all other credit agreements, vendor financings, or similar facilities or other evidences of indebtedness of the Company and any Restricted Subsidiary for the Incurrence of Indebtedness, including letters of credit, bankers acceptances and any related notes, Guarantees, collateral and security documents, indentures, instruments and agreements executed in connection therewith, in each case as the same may be amended, extended, renewed, restated, replaced, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness Incurred to refinance or otherwise replace, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under any such Credit Agreement or a successor Credit Agreement.

“Credit Agreement Obligations” means the “Bank Obligations” as defined in the Designated Credit Agreement.

“Credit Agreement Secured Parties” has the meaning specified in the First Lien Intercreditor Agreement.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Designated Credit Agreement” means the agreement designated as the “Credit Agreement” for purposes of the First Lien Intercreditor Agreement in accordance with the terms thereof, and initially shall be the Closing Date Credit Agreement.

“Discharge of Credit Agreement Obligations” has the meaning specified in the First Lien Intercreditor Agreement.

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is:

(1)    required to be redeemed prior to the Stated Maturity of the notes;

(2)    redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the notes; or

(3)    convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or into or for Indebtedness having a scheduled maturity prior to the Stated Maturity of the notes;

provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale,” “change of control” or similar event occurring prior to the Stated Maturity of the notes shall not constitute Disqualified Stock if the provisions relating to such “asset sale,” “change of control” or similar event applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in the “Limitation on Asset Sales” and “Repurchase of Notes Upon a Change of Control” covenants described above and such Capital Stock, or the agreements or instruments governing the repurchase or redemption rights thereof, specifically provide that such Person will not repurchase or redeem any such Capital Stock pursuant to such provision prior to the Company’s repurchase of such notes as are required to be repurchased pursuant to the “Limitation on Asset Sales” and “Repurchase of Notes Upon a Change of Control” covenants described above.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary other than (i) a Foreign Restricted Subsidiary or (ii) a Subsidiary of a Foreign Restricted Subsidiary.

“Equity Plan” means any stock option, restricted stock, stock incentive, employee stock purchase, deferred compensation, profit sharing, defined benefit, defined contribution or other benefit plan of the Company or any of its Subsidiaries and the related award agreements under each such plan.

“Equity Plan Securities” means any Capital Stock of the Company and options, warrants and other rights to acquire Capital Stock of the Company awarded, granted, sold or issued pursuant to any Equity Plan.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Excluded Assets” has the meaning set forth under “—Security—General.”

“Existing Indebtedness” means the Indebtedness of the Company and its Subsidiaries in existence on the Closing Date.

“Existing Stockholders” means all and any of (i) the members of the WCAS Group and any Affiliates of such members and (ii) the members of the TCP Group and any Affiliates of such members.

“fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

“Federal Stimulus Grant Funds” means any proceeds awarded to the Company or any of its Wholly Owned Subsidiaries by the United States Department of Commerce or any other federal governmental agency pursuant to the American Recovery and Reinvestment Act of 2009 or other similar legislation.

“Final Offering Circular” means that certain offering circular, dated March 25, 2010, of the Company used in connection with the offering of the notes issued and sold on the Closing Date.

“First Lien Documents” means the credit, guarantee and security documents governing the First Lien Obligations, including, without limitation, the Indenture, the Credit Agreements and the Collateral Agreements.

“First Lien Event of Default” means an “Event of Default” (or similar defined term) under and as defined in the Designated Credit Agreement, the Indenture or any other First Lien Documents governing First Lien Obligations.

“First Lien Obligations” means, collectively, (i) all Credit Agreement Obligations, (ii) the notes Obligations and (iii) each Series of Additional First Lien Obligations.

“First Lien Secured Parties” means (i) the Credit Agreement Secured Parties, (ii) the holders of the notes and the Trustee and (iii) the Additional First Lien Secured Parties with respect to each Series of Additional First Lien Obligations.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“Fully Diluted Basis” means, as of any date of determination, the sum of (x) the number of shares of Voting Stock outstanding as of such date of determination plus (y) the number of shares of Voting Stock issuable upon the exercise, conversion or exchange of all then-outstanding warrants, options, convertible Capital Stock or indebtedness, exchangeable Capital Stock or indebtedness, or other rights exercisable for or convertible or exchangeable into, directly or indirectly, shares of Voting Stock, whether at the time of issue or upon the passage of time or upon the occurrence of some future event, and whether or not in the money as of such date of determination.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in (i) the “Accounting Standards Codification” of the Financial Accounting Standards Board, (ii) such other statements and pronouncements by such other entity as approved by a significant segment of the accounting profession and (iii) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in SEC staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations contained or referred to in the Indenture shall be computed in conformity with GAAP.

“Governance Agreement” means the Amended and Restated Governance Agreement, dated as of July 26, 2005, as amended from time to time, among the Company and the security holders of the Company listed in the signature pages thereto.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)    to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)    entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

The term “Guarantee” used as a verb has a corresponding meaning.

“Impairment” means, with respect to any Series of First Lien Obligations, (i) any determination by a court of competent jurisdiction that (x) any of the First Lien Obligations of such Series are unenforceable under applicable law or are subordinate to any other obligations (other than another Series of First Lien Obligations), (y) any of the First Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First Lien Obligations) on a basis ranking prior to the security interest of such Series of First Lien Obligations but junior to the security interest of any other Series of First Lien Obligations or (ii) the existence of any Collateral for any other Series of First Lien Obligations that is not Shared Collateral.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an “Incurrence” of Acquired Indebtedness; provided, however, that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1)    the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2)    the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)    all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in clause (1) or (2) above or clause (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement);

(4)    all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

(5)    all Capitalized Lease Obligations of such Person;

(6)    all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness;

(7)    all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person;

(8)    to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements; and

(9)    the maximum fixed redemption or repurchase price of Disqualified Stock, exclusive of accrued dividends, of such Person at the time of determination.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations as described above, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with GAAP.

Notwithstanding the foregoing, the following will not constitute Indebtedness:

(A)    any obligation in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, security or performance cash deposits, performance bonds, completion bonds, bid bonds, appeal bonds and surety bonds or other similar bonds or obligations, in each case incurred in the ordinary course of business, and any Guarantees or letters of credit functioning as or supporting any of the foregoing;

(B)    any obligation consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business;

(C)    cash management or similar treasury or custodial arrangements;

(D)    any indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or cash equivalents (in an amount sufficient to satisfy all obligations relating thereto at maturity or redemption, as applicable, including all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and in accordance with the other applicable terms of the instrument governing such indebtedness;

(E)    any obligation arising from the honoring by a bank or other financial institution or a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such obligation is extinguished within five business days after its incurrence;

(F)    money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness, so long as such money is held to secure the payment of such interest; and

(G)    any liability for Federal, state, local or other taxes.

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the Company’s balance sheet or those of any Restricted Subsidiary) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include:

(1)    the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; and

(2)    the fair market value of the Capital Stock (or any other Investment) held by the Company or any Restricted Subsidiary, of (or in) any Person that has ceased to be a Restricted Subsidiary, including, without limitation, by reason of any transaction permitted by clause (3) of the “Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries” covenant; provided that the fair market value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary shall not exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made less the net reduction of such Investments.

For purposes of the definition of “Unrestricted Subsidiary” and the “Limitation on Restricted Payments” covenant described above:

(1)    “Investment” shall include the fair market value of the assets (net of liabilities (other than liabilities to the Company or any Restricted Subsidiary)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary;

(2)    the fair market value of the assets (net of liabilities (other than liabilities to the Company or any Restricted Subsidiary)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments; and

(3)    any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, in each case, with a stable or better outlook; provided that a change in outlook shall not by itself cause the Company to lose its Investment Grade Rating.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

“Moody’s” means Moody’s Investors Service Inc. and its successors.

“Net Cash Proceeds” means,

(1)    with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of

(A)    brokerage commissions and other fees and expenses (including fees and expenses of counsel, accountants, consultants and investment bankers) related to such Asset Sale,

(B)    provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole,

(C)    payments made to repay Senior Indebtedness (other than First Lien Obligations) or any other obligation outstanding at the time of such Asset Sale that either (i) is secured by a Lien on the property or assets sold or (ii) is required to be paid as a result of such sale, and

(D)    appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP; and

(2)    with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorneys’ fees, accountants’ fees, underwriters’ or initial purchasers’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Notes Obligations” means Obligations in respect of the notes, the Subsidiary Guarantees, any Parent Guarantee or the Indenture.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, Federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Obligor” means a Person obligated as an issuer or guarantor of the notes.

“Offer to Purchase” means an offer to purchase notes by the Company from the holders commenced by mailing a notice to the Trustee and each holder stating:

(1)    the covenant pursuant to which the offer is being made and that all notes validly tendered will be accepted for payment on a pro rata basis;

(2)    the purchase price and the date of purchase (which shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Payment Date”);

(3)    that any note not tendered will continue to accrue interest pursuant to its terms;

(4)    that, unless the Company defaults in the payment of the purchase price, any note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

(5)    that holders electing to have a note purchased pursuant to the Offer to Purchase will be required to surrender the note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the business day immediately preceding the Payment Date;

(6)    that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third business day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such holder, the principal amount of notes delivered for purchase and a statement that such holder is withdrawing his election to have such notes purchased;

(7)    that holders whose notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered; provided, however, that each note purchased and each new note issued shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof; and

(8)    in the event of an Offer to Purchase as a result of the occurrence of a Change of Control exclusively, the circumstances and relevant facts regarding such Change of Control, including information with respect to pro forma historical income, cash flow and capitalization, after giving effect to such Change of Control.

On the Payment Date, the Company shall:

(A)    accept for payment on a pro rata basis notes or portions thereof tendered pursuant to an Offer to Purchase;

(B)    deposit with the Paying Agent money sufficient to pay the purchase price of all notes or portions thereof so accepted; and

(C)    deliver, or cause to be delivered, to the Trustee all notes or portions thereof so accepted together with an Officers’ Certificate specifying the notes or portions thereof accepted for payment by the Company.

The Paying Agent shall promptly mail to the holders of notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided, however, that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase notes pursuant to an Offer to Purchase.

“Parent” means any Person that as a result of and after a Parent Transaction is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of 100% of the outstanding Capital Stock of the Company.

“Parent Guarantee” means a Guarantee on the terms set forth in the Indenture by any Parent of the Company’s obligations under the notes.

“Parent Transaction” means a transaction, whether by merger, contribution, capitalization or otherwise, pursuant to which the Company becomes a Wholly Owned Subsidiary of Parent; provided that (i) all of the Restricted Subsidiaries of the Company immediately prior to such transaction (other than any Restricted

Subsidiary participating in such transaction that ceases to exist upon the consummation of such transaction) shall remain Restricted Subsidiaries of the Company immediately after such transaction and (ii) the “beneficial owners” (as defined in Rule 13d-3 under the Exchange Act) of the Capital Stock of the Company immediately prior to such transaction shall be the “beneficial owners” (as defined in Rule 13d-3 under the Exchange Act) of the Capital Stock of Parent in substantially the same proportion immediately after such transaction.

“Permitted Investment” means:

(1)    an Investment in the Company or a Restricted Subsidiary of the Company or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into, or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person’s primary business is related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the date of such Investment;

(2)    Temporary Cash Investments;

(3)    payroll, travel, moving and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

(4)    Capital Stock, obligations or securities received in settlement of Indebtedness or other obligations Incurred in the ordinary course of business, upon foreclosure of a Lien created in the ordinary course of business or in satisfaction of litigation, arbitration or other disputes, including in connection with a bankruptcy proceeding;

(5)    Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits;

(6)    Interest Rate Agreements and Currency Agreements meeting the requirements specified in clause 4(A) of the second paragraph of the “Limitation on Indebtedness” covenant;

(7)    loans or advances to the Company’s officers or employees or those of any Restricted Subsidiary that do not in the aggregate exceed $1.0 million at any time outstanding;

(8)    any receipt of non-cash consideration from an Asset Sale that was made in compliance with the “Limitation on Asset Sales” covenant;

(9)    any Investment existing on the Closing Date or made pursuant to a legally binding commitment in existence on the Closing Date; and

(10)    any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness.

“Permitted Liens” means:

(1) (A)    Other than during a Suspension Period only, Liens securing an aggregate principal amount of Senior Indebtedness not to exceed the greater of (x) the sum of (i) the aggregate principal amount of Senior Indebtedness permitted to be Incurred pursuant to clause (1) of the second paragraph of the “Limitation on Indebtedness” covenant and (ii) the aggregate principal amount of notes issued on the Closing Date and (y) the maximum principal amount of Indebtedness that, after giving effect to the Incurrence of such Indebtedness and the application of the proceeds therefrom, would not cause the Secured Indebtedness Leverage Ratio of the Company to exceed 3.25:1.0, and Liens securing other obligations under the documents governing such Senior Indebtedness not constituting Indebtedness and (B) during a Suspension Period only, (i) Liens securing Indebtedness in an amount that does not exceed 5% of Total Assets at any one time outstanding and (ii) Liens securing the Notes Obligations (to the extent the Company has not elected to release such Liens);

(2)    Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(3)    statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(4)    Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(5)    Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers’ acceptances, surety, performance and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

(6)    easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the business of the Company and the Restricted Subsidiaries, taken as a whole;

(7)    Liens (including extensions and renewals thereof) upon real or personal property acquired after the Closing Date, provided, however, that:

(A)    such Lien is created solely for the purpose of securing (i) Indebtedness Incurred in accordance with the “Limitation on Indebtedness” covenant described above or (ii) any Federal Stimulus Grant Funds, in each case to finance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration and all transaction costs related to the foregoing) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within 180 days after the latest of the acquisition, the completion of construction or the commencement of full operation of such property,

(B)    the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost, and

(C)    any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

(8)    licenses, sublicenses, leases or subleases granted to others that do not materially interfere with the business of the Company and the Restricted Subsidiaries, taken as a whole;

(9)    Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or the Restricted Subsidiaries relating to such property or assets;

(10)    any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

(11)    Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(12)    Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired;

(13)    Liens in favor of the Company or any Restricted Subsidiary;

(14)    Liens arising from the rendering of a judgment or order against the Company or any Restricted Subsidiary that does not give rise to an Event of Default;

(15)    Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(16)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(17)    Liens securing Indebtedness under Interest Rate Agreements and Currency Agreements meeting the requirements specified in clause 4(A) of the second paragraph of the “Limitation on Indebtedness” covenant;

(18)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(19)    Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” Incurred in connection with a Qualified Receivables Financing;

(20)    Liens existing on the Closing Date (other than Liens securing First Lien Obligations);

(21)    Liens securing Indebtedness which is Incurred to refinance Secured Indebtedness which is permitted to be Incurred under clause (3) or (7) of the second paragraph of the “Limitation on Indebtedness” covenant; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced; and

(22)    Liens securing Indebtedness or other Obligations in a maximum aggregate amount of $3.0 million outstanding at any time.

“Permitted Payments to Parent” means (i) for so long as the Company is a member of a group filing a consolidated or combined tax return with Parent, payments to Parent in respect of an allocable portion of the tax liabilities of such group that is attributable to the Company and its Subsidiaries (“Tax Payments”) and (ii) any general administrative expenses incurred by Parent (including, without limitation, administrative expenses incurred in connection with the operation of Parent, the filing of required documents pursuant to the Exchange Act and the offering of the notes). The Tax Payments shall not exceed the lesser of (x) the amount of the relevant tax (including any penalties and interest) that the Company would owe if the Company were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of the Company and such Subsidiaries from other taxable years and (y) the net amount of the relevant tax that Parent actually owes to the appropriate taxing authority. Any Tax Payments received from the Company shall be paid over to the appropriate taxing authority within 30 days of Parent’s receipt of such Tax Payments or refunded to the Company.

“Person” means, an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” means, with respect to any Person, Capital Stock issued by such Person that is entitled to preference or priority over one or more series or classes of other Capital Stock issued by such Person upon any distribution of such Person’s property and assets, whether by dividend or upon liquidation.

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

(1)    the Board of Directors of the Company shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and the Receivables Subsidiary;

(2)    all sales of accounts receivable and related assets to the Receivables Subsidiary are made at fair market value; and

(3)    the financing terms, covenants, termination events and other provisions thereof are at market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Company or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure First Lien Obligations shall not be deemed a Qualified Receivables Financing.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors of the Company) which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and all other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (i) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Interest Rate Agreements entered into by the Company or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by, or any other event relating to, the seller.

“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary of the Company (or another Person formed for the purposes of engaging in Qualified Receivables Financing with the Company in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary and:

(a)    no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Subsidiary of the Company (excluding guarantees of obligations (other than the principal of and interest on Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any other Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(b)    with which neither the Company nor any other Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company; and

(c)    to which neither the Company nor any other Subsidiary of the Company has any obligation to maintain or preserve such Person’s financial condition or cause such Person to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Related Person” means, as applied to any Person, any other Person directly or indirectly owning

(1)    10% or more of the outstanding Common Stock of such Person (or, in the case of a Person that is not a corporation, 10% or more of the outstanding equity interest in such Person), or

(2)    10% or more of the combined outstanding voting power of the Voting Stock of such Person, and all Affiliates of any such other Person.

“Restricted Subsidiary” means any of the Company’s Subsidiaries other than an Unrestricted Subsidiary.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Secured Indebtedness Leverage Ratio” means, on any Transaction Date and with respect to any Person, the ratio of:

(1)    the aggregate principal amount of Secured Indebtedness of such Person and its Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date to:

(2)    the aggregate amount of Consolidated EBITDA for such Person and its Restricted Subsidiaries for the then most recent Four Quarter Period;

and otherwise calculated in accordance with the definition of Consolidated Leverage Ratio.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement, dated as of the Closing Date, by and among the Company, the subsidiary grantors named therein, the Collateral Agent, the administrative agent under the Closing Date Credit Agreement, as Authorized Representative for the lenders under the Credit Agreement Obligations, and the Trustee, as Authorized Representative for the holders of notes, as the same may be further amended, restated, supplemented or otherwise modified from time to time.

“Senior Indebtedness” means:

(1)    with respect to the Company, the notes and any Indebtedness which ranks pari passu in right of payment with the notes; and

(2)    with respect to any Subsidiary Guarantor, its Subsidiary Guarantee and any Indebtedness which ranks pari passu in right of payment with such Subsidiary Guarantee.

“Series” means (a) with respect to the First Lien Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the holders of notes and the Trustee (each in their capacity as such) and

(iii) the Additional First Lien Secured Parties that become subject to the First Lien Intercreditor Agreement after the date of the Indenture that are represented by a common Authorized Representative (in its capacity as such for such Additional First Lien Secured Parties) and (b) with respect to any First Lien Obligations, each of (i) the Credit Agreement Obligations, (ii) the Notes Obligations and (iii) the Additional First Lien Obligations Incurred pursuant to any applicable agreement, which pursuant to any joinder agreement are to be represented under the First Lien Intercreditor Agreement by a common Authorized Representative (in its capacity as such for such Additional First Lien Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of First Lien Obligations (or their respective Authorized Representatives or the Collateral Agent on behalf of such holders) hold a valid and perfected security interest at such time. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First Lien Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

“Significant Subsidiary” means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries,

(1)    for the Company’s most recent fiscal year, accounted for more than 10% of the consolidated revenue of the Company and its Restricted Subsidiaries; or

(2)    as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries;

all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

“Southern” means Southern Telecom Inc., Alabama Power Company, Georgia Power Company, Gulf Power Company, Mississippi Power Company, Savannah Electric and Power Company, Southern Electric Generating Company and Southern Company Services, Inc.

“Southern Assets” means the fiber optic cable and related rights and assets acquired by Interstate FiberNet, Inc. for installation on the electric transmission and distribution lines, structures, poles, conduits and rights-of- way owned or controlled by Southern pursuant to the Southern Company Agreement and any and all real and personal property, fixtures, equipment and rights associated therewith, including power sources and electronic and optronic equipment. The Southern Assets are used in connection with the operation of approximately 2,200 route miles of ITC^DeltaCom’s fiber optic network.

“Southern Company Agreement” means the Revised and Restated Fiber Optic Facilities and Services Agreement, dated as of June 9, 1995 (as amended, supplemented, renewed, replaced, or otherwise modified from time to time), among Southern Development and Investment Group, Inc. (now Southern Company Energy Solutions, Inc.), on behalf of itself and as agent for Alabama Power Company, Georgia Power Company, Gulf Power Company, Mississippi Power Company, Savannah Electric and Power Company, Southern Electric Generating Company and Southern Company Services, Inc., and Interstate FiberNet, Inc., as successor to MPX Systems, Inc.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, and its successors.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means,

(1)    with respect to the notes or other Indebtedness, the date specified in such notes or other Indebtedness as the fixed date on which the final installment of principal of such notes or other Indebtedness is due and payable; and

(2)    with respect to any scheduled installment of principal of or interest on any notes or other Indebtedness, the date specified in such notes or other Indebtedness as the fixed date on which such installment is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and/or one or more other Subsidiaries of such Person.

“Subsidiary Guarantee” means a Guarantee on the terms set forth in the Indenture by a Subsidiary Guarantor of the Company’s obligations under the notes.

“Subsidiary Guarantor” means each Domestic Restricted Subsidiary of the Company and any other Person that becomes a Subsidiary Guarantor pursuant to the “Future Guarantors” covenant; provided, however, that the following Subsidiaries shall not be Subsidiary Guarantors:

(1)    Subsidiaries, other than Subsidiaries existing as of the Closing Date, for which proper regulatory approvals for the incurrence of obligations under Subsidiary Guarantees have not been or cannot be obtained or which otherwise under applicable law may not incur obligations under Subsidiary Guarantees;

(2)    at the Company’s option, Subsidiaries, in the aggregate, whose assets are less than 5% of the consolidated assets of the Company and its consolidated Subsidiaries as shown on the most recent consolidated financial statements of the Company; and

(3)    any Receivables Subsidiary.

“TCP Group” means, collectively, (i) Tennenbaum Capital Partners, LLC (“TCP”), (ii) investment funds advised or managed by TCP, including, without limitation, Special Value Continuation Partners, L.P., Special Value Absolute Return Fund, LLC and Tennenbaum Opportunities Partners V, LP, and (iii) each of the Persons that executes the Governance Agreement as a “TCP Securityholder.”

“Temporary Cash Investment” means any of the following:

(1)    direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof;

(2)    time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $500 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act);

(3)    repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4)    commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any Investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P;

(5)    securities with maturities of one year or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or Moody’s;

(6)    corporate debt securities with maturities of eighteen months or less from the date of acquisition and with a rating at the time as of which any Investment therein is made of “A3” (or higher) according to Moody’s or “A–” (or higher) according to S&P;

(7)    securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank organized under the laws of the United States of America or any state thereof and having a combined capital and surplus of not less than $500 million; and

(8)    money market funds sponsored by a registered broker-dealer or mutual fund distributor at least 95% of the assets of which are invested in the investments and securities described in clauses (1) through (7) above.

“Total Assets” means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company.

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

“Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to April 1, 2013; provided, however, that if the period from the redemption date to April 1, 2013 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to April 1, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Unrestricted Subsidiary” means

(1)    any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

(2)    any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary) of the Company to be an Unrestricted Subsidiary unless such Subsidiary owns any of the Capital Stock of the Company or owns or holds any Lien on any property of the Company or any Restricted Subsidiary of the Company; provided, however, that

(A)    any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by the Company or such Restricted Subsidiary at the time of such designation;

(B)    either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the “Limitation on Restricted Payments” covenant; and

(C)    if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under the “Limitation on Indebtedness” and “Limitation on Restricted Payments” covenants.

The Board of Directors of the Company may designate any Unrestricted Subsidiary of the Company to be a Restricted Subsidiary; provided, however, that

(i)    no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and

(ii)    all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the Indenture.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of such U.S. Government Obligation or the specific payment of interest on or principal of such U.S. Government Obligation evidenced by such depository receipt.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“WCAS Group” means, collectively, (i) Welsh, Carson, Anderson & Stowe VIII, L.P., WCAS VIII Associates, L.L.C., WCAS Capital Partners III, L.P. and WCAS CP III Associates, L.L.C., (ii) investment funds managed or advised by any of the Persons referred to in clause (i) above or any of the Affiliates of such Persons and (iii) each of the trusts and other Persons that executes the Governance Agreement as a “WCAS Securityholder.”

“Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person or any combination thereof.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

The exchange offer is designed to provide holders of original notes with an opportunity to acquire exchange notes which, unlike the original notes, generally will be freely transferable at all times, subject to any restrictions on transfer imposed by state securities laws, so long as the holder is (1) acquiring the exchange notes in the ordinary course of its business, (2) has no arrangement or understanding with any person to participate in a distribution of the exchange notes and (3) is not our affiliate within the meaning of the Securities Act.

The following summary of certain provisions of the form of the letter of transmittal used in the exchange offer does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the form of the letter of transmittal, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Issuance and Resale of Original Notes.    The outstanding original 10.5% Senior Secured Notes due 2016 in the aggregate principal amount of $325,000,000 were issued and sold by ITC^DeltaCom on April 9, 2010, the issue date, to Credit Suisse Securities (USA) LLC, as initial purchaser, pursuant to a purchase agreement dated March 25, 2010. ITC^DeltaCom issued and sold the original notes in a transaction not registered under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act. The concurrent resale of the original notes by the initial purchaser to investors was effected in transactions not requiring registration under the Securities Act pursuant to Rule 144A and Regulation S thereunder.

The original notes may not be offered for resale, resold or otherwise transferred other than pursuant to a registration statement filed pursuant to the Securities Act or unless an exemption from the registration requirements of the Securities Act is available or such registration requirements otherwise are not applicable to such resale or other transfer. Pursuant to Rule 144 under the Securities Act, the original notes generally may be resold without restriction in the public market commencing six months after the issue date by a holder who is not, and has not been for the preceding three months, our affiliate if ITC^DeltaCom is current in the filing of its Exchange Act reports at the time of sale. After one year, no restrictions apply to public resales of the original notes by such persons, including the requirement that ITC^DeltaCom be current in its public reporting under the Exchange Act. Other exemptions also may be available under other provisions of the federal securities laws for the resale of the original notes.

Registration Rights Agreement.    In connection with the original issuance and sale of the original notes, we entered into a registration rights agreement dated as of April 9, 2010 with the initial purchaser of the original notes (the “Registration Rights Agreement”), pursuant to which we agreed to file with the SEC a registration statement covering the exchange by us of the exchange notes for the original notes. The Registration Rights Agreement obligates us and the subsidiary guarantors to file with the SEC an exchange offer registration statement on an appropriate form under the Securities Act with respect to an offer to the holders of the original notes to exchange their original notes for the exchange notes. The Registration Rights Agreement provides that unless the exchange offer would not be permitted by applicable law or SEC policy, we and the subsidiary guarantors will:

•	use our commercially reasonable efforts to file the exchange offer registration statement with the SEC;

•	use our commercially reasonable efforts to have the exchange offer registration statement declared effective by the SEC on or prior to 180 days after the issue date for the original notes; and

•

upon the effectiveness of the exchange offer registration statement, commence the exchange offer and use our commercially reasonable efforts to cause the exchange offer to be remain open not less than 30 days (or longer if required by applicable law) after the date we provide notice of the exchange offer to holders of the original notes.

We and the subsidiary guarantors have filed the registration statement of which this prospectus forms a part, and are conducting the exchange offer, in compliance with these requirements.

In accordance with the Registration Rights Agreement, each holder of original notes, including each broker-dealer that holds original notes, is required to make specified representations and comply with the undertakings summarized below under the caption “Terms of the Exchange Offer—Resales of Exchange Notes.” Among other requirements, each broker-dealer that receives exchange notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. For additional information, see “Plan of Distribution.”

If for any of the reasons specified in the Registration Rights Agreement we and the subsidiary guarantors become obligated to file with the SEC a shelf registration statement covering resales of notes by the holders, we will be required, subject to certain exceptions, to file the shelf registration statement on or prior to the 90th day after such filing obligation arises and to use our commercially reasonable efforts to cause the shelf registration statement to be declared effective by the SEC on or prior to the 180th day after the issue date for the original notes (or, if later or in other specified circumstances, on or prior to the 90th day after such shelf registration statement is required to be filed). In such an event, we generally will be obligated to use our commercially reasonable efforts to keep such shelf registration statement continuously effective, supplemented and amended until the second anniversary of the issue date for the original notes or such shorter period that will terminate when all notes covered by the shelf registration statement have been disposed of in accordance therewith. A holder of notes that sells its notes pursuant to the shelf registration statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such holder (including certain indemnification and contribution obligations).

Pursuant to the Registration Rights Agreement, we will be required to pay additional interest if a registration default exists. A registration default will exist if:

(1) we fail to (a) cause the exchange offer registration statement to be declared effective by the SEC within the 180-day period set forth above or to complete the exchange offer within 40 days after the end of such period or (b) if required, file the shelf registration statement with respect to the resale of the notes within the number of days set forth above, or cause any such shelf registration statement to be declared effective within the number of days set forth above; or

(2) the applicable registration statement is declared effective but thereafter ceases to be effective or fails to be usable for its intended purpose, subject to specified exceptions.

Additional interest will accrue on the principal amount of the original notes (in addition to the stated interest on the original notes) from the date on which any of the registration defaults described above has occurred to, but excluding, the date in which all registration defaults have been cured, for a period ending on the earliest date on which all of the notes, subject to certain exceptions, are no longer subject to any restrictions or transfer under the Securities Act, but in no event earlier than two years after the issue date for the original notes. Additional interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of a registration default and will increase by 0.25% per annum at the end of each subsequent 90-day period while a registration default is continuing (for a period ending on the earliest date on which all of the notes, subject to certain exceptions, are no longer subject to any restrictions or transfer under the Securities Act, but in no event earlier than two years after the issue date for the original notes), up to a maximum rate of additional interest of 1.00% per annum.

We have agreed to pay all expenses incident to the exchange offer (other than commissions and concessions of any brokers or dealers) and to indemnify the holders of the notes against certain liabilities, including liabilities under the Securities Act.

This summary of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Registration Rights

Agreement, which is included as an exhibit to the registration statement of which this prospectus forms a part.

Terms of the Exchange Offer

General.    Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, which together constitute the exchange offer, we will accept any and all original notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. Subject to the minimum denomination requirements of the exchange notes, the exchange notes are being offered in exchange for a like principal amount of original notes. Original notes may be exchanged only in denominations of $2,000 principal amount or any integral multiple of $1,000 in excess thereof. As of the date of this prospectus, $325,000,000 aggregate principal amount of original notes were outstanding.

The terms of the exchange notes will be substantially identical to the terms of the original notes, except that the exchange notes are registered under the Securities Act, and the transfer restrictions, registration rights and related additional interest terms applicable to the original notes (as described above under the caption “Purpose of the Exchange Offer—Registration Rights Agreement”) will not apply to the exchange notes. The exchange notes will evidence the same indebtedness as the original notes and will be entitled to the benefits of the indenture. The exchange notes will be treated as a single class under the indenture with any original notes that remain outstanding.

Holders may tender some or all of their original notes pursuant to the exchange offer, except that if any original notes are tendered for exchange in part, the untendered amount of such original notes must be in denominations of $2,000 principal amount or any integral multiple of $1,000 in excess thereof. The exchange offer is not conditioned upon any minimum aggregate principal amount of original notes being tendered for exchange.

Holders of original notes do not have any appraisal or dissenters’ rights under the Delaware General Corporation Law in connection with the exchange offer.

Resales of Exchange Notes.    Based on interpretations by the staff of the SEC as set forth in no-action letters issued to third parties with respect to other transactions, the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery requirements of the Securities Act by holders who satisfy the conditions described in the following paragraph. If a holder does not satisfy such conditions, in the absence of an exemption, it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale or other transfer of the exchange notes. If a holder fails to comply with these requirements, it may incur liabilities under the Securities Act, and we will not indemnify the holder for such liabilities.

Each holder of original notes that wishes to exchange such original notes for exchange notes in the exchange offer will be required to make certain representations to us, including representations that:

•	any exchange notes to be received by it will be acquired in the ordinary course of its business;

•	it has no arrangements or understandings with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes to be received in the exchange offer;

•

it is not our affiliate as defined in Rule 405 under the Securities Act or, if it is our affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and

•	it is not prohibited by any law or policy of the SEC from participating in the exchange offer.

In addition, if the holder is not a broker-dealer, it will be required to represent to us that it is not engaged in, and does not intend to engage in, a distribution of exchange notes.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal for the exchange notes states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer or for such shorter period during which broker-dealers are required by law to deliver such a prospectus, we will make this prospectus available to any broker-dealer for use in connection with any such resale. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act. For additional information, see “Plan of Distribution.”

Each broker-dealer that acquired original notes for its own account as a result of market-making activities or other trading activities, by tendering such original notes, will agree that, upon receipt of notice from us of the occurrence of any event or the discovery of any fact that makes any statement included in this prospectus untrue in any material respect or that causes this prospectus to omit to state a material fact necessary to make the statements included therein, in the light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such broker-dealer will suspend the sale of exchange notes pursuant to this prospectus until we have amended or supplemented the prospectus to correct such misstatement or omission and have furnished copies of the amended or supplemented prospectus to such broker-dealer or have given notice that the sale of the exchange notes may be resumed. If we give such a notice to suspend the sale of the exchange notes, we will extend the 180-day period referred to above during which such broker-dealers are entitled to use this prospectus in connection with the resale of exchange notes by the number of days during the period from and including the date on which we gave such notice to and including the date on which such broker-dealer received copies of the supplemented or amended prospectus necessary to permit resales of the exchange notes, or to and including the date on which we gave notice that the sale of exchange notes may be resumed.

A broker-dealer that intends to use this prospectus in connection with resales of exchange notes must so notify us on or prior to the expiration date. The notice may be given in the space provided for this notice in the letter of transmittal or may be delivered to the exchange agent at the address set forth below under the caption “Exchange Agent.”

Expiration Date; Extension; Termination

Unless extended by us, the exchange offer will expire at 5:00 p.m., New York City time, on                     , 2010, which time and date we refer to as the “expiration date.” We reserve the right to extend the exchange offer at our discretion, in which event the term “expiration date” will mean the time and date on which the exchange offer as so extended will expire. If we extend the exchange offer, we will issue a press release or other public announcement of the extension as soon as reasonably practicable, but in any event no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right to extend or terminate the exchange offer and not accept for exchange any original notes if any of the events set forth below under the caption “Conditions to the Exchange Offer” occurs and is not waived by us, by giving oral or written notice of such extension or termination to the exchange agent. The rights reserved by us in this paragraph are in addition to our rights set forth below under the caption “Conditions to the Exchange Offer.”

Procedures for Tendering

The tender to us of original notes by a holder pursuant to one of the procedures set forth below and the acceptance thereof by us will constitute a binding agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

Except as set forth below, a holder that wishes to tender original notes for exchange must transmit, on or prior to the expiration date, a properly completed and duly executed letter of transmittal, or an “agent’s message” in lieu of a letter of transmittal, and all other documents required by the letter of transmittal to the exchange agent at the address set forth below under the caption “Exchange Agent.” In addition, either:

•	the exchange agent must receive certificates for such original notes along with the letter of transmittal; or

•

the exchange agent must receive, on or prior to the expiration date, a timely confirmation of a book-entry transfer, which we refer to as a “book-entry confirmation,” of such original notes into the exchange agent’s account at DTC pursuant to the book-entry transfer procedure described below under the caption “Book-Entry Transfer”; or

•	the holder must comply with the guaranteed delivery procedures described below.

Letters of transmittal, certificates for original notes and other documents should be sent to the exchange agent and not to us.

The term “agent’s message” means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from the tendering participant that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

The method of delivery of original notes, the letter of transmittal and other required documents to the exchange agent is at the option and sole risk of the holder, and delivery will be deemed made only when these items are actually received by the exchange agent. If delivery is to be made other than by hand or facsimile transmission, registered mail with return receipt requested, properly insured, or overnight delivery service is recommended. In all cases, sufficient time should be allowed to ensure timely delivery to the exchange agent.

Signatures on a letter of transmittal must be guaranteed unless the original notes tendered pursuant thereto are tendered (1) by a registered holder of original notes that has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal or (2) for the account of any firm that is an “eligible institution.” An eligible institution includes, among others, a commercial bank, broker, dealer, credit union and national securities exchange. In all other cases, an eligible institution must guarantee signatures on a letter of transmittal.

If the letter of transmittal is signed by a person other than a registered holder of any original notes tendered therewith, the certificates for such original notes must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name of the registered holder appears on the original notes, and such signatures must be guaranteed by an eligible institution.

If the letter of transmittal or any certificates for original notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to us of their authority to act in such a capacity.

Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. For additional information, see “Plan of Distribution.”

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered original notes will be resolved by us, and our determination of such questions will be final and binding on all parties. We reserve the absolute right to reject any or all tenders that are not in proper form or the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any irregularities or conditions in any tender of particular original notes, whether or not we waive similar irregularities or conditions in tenders of other original notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Neither we or our affiliates or assigns nor the exchange agent or any other person will be under any duty to give notification of any irregularities in tenders or will incur any liability for any failure to give such notification. Tenders of original notes will not be deemed to have been made until all irregularities have been cured or waived. Any original notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be promptly returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal.

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the original notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s book-entry transfer facility systems may make book-entry delivery of original notes by causing DTC to transfer those original notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Although delivery of original notes may be effected through book-entry transfer into the exchange agent’s account at DTC, an agent’s message or a duly executed letter of transmittal, including all other documents required by such letter of transmittal, must in any case be transmitted to and received by the exchange agent at the address set forth below under the caption “Exchange Agent” on or prior to the expiration date, or the guaranteed delivery procedures described below must be complied with.

Delivery of documents to DTC in accordance with DTC’s procedures does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedures

Holders who wish to tender their original notes and (1) whose original notes are not immediately available or (2) who cannot deliver their original notes, the letter of transmittal or any other required documents to the exchange agent on or prior to the expiration date, or comply with the procedures for book-entry transfer, may effect a tender if:

•	the tender is made by or through an eligible institution;

•	a properly completed and duly executed notice of guaranteed delivery, substantially in the form made available by us, is received by the exchange agent on or prior to the expiration date; and

•

the certificates (or a book-entry confirmation) representing all tendered original notes, in proper form for transfer, together with a letter of transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an agent’s message in lieu thereof, and any other documents required by the letter of transmittal are received by the exchange agent within three business days after the expiration date.

The notice of guaranteed delivery may be delivered by hand or transmitted by facsimile, overnight courier or mail to the exchange agent, and must include a guarantee by an eligible institution in the form set forth in such notice of guaranteed delivery. For original notes to be properly tendered pursuant to the guaranteed delivery procedure, the exchange agent must receive a notice of guaranteed delivery on or prior to the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any original notes and may terminate the exchange offer (whether or not any original notes have been accepted for exchange) or may waive any conditions to or amend the exchange offer, if any of the following conditions has occurred or exists or has not been satisfied:

•

there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission:

(1)	seeking to restrain or prohibit the making or completion of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result of the exchange offer or any such transaction; or

(2)	resulting in a material delay in our ability to accept for exchange or exchange some or all of the original notes in the exchange offer; or

(3)	any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any governmental authority, domestic or foreign; or

•

any action has been taken, proposed or threatened by any governmental authority, domestic or foreign, that in our reasonable judgment might directly or indirectly result in any of the consequences referred to in clause (1), (2) or (3) above or, in our reasonable judgment, might result in the holders of exchange notes having obligations with respect to resales and transfers of exchange notes which are greater than those described in the interpretations by the staff of the SEC discussed above, or would otherwise make it inadvisable to proceed with the exchange offer; or

•	there has occurred:

(1)	any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market; or

(2)	any limitation by a governmental authority which may adversely affect our ability to complete the transactions contemplated by the exchange offer; or

(3)	a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit; or

(4)	a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the preceding events existing at the time of the commencement of the exchange offer, a material acceleration or worsening of these calamities; or

•

any change, or any development involving a prospective change has occurred or been threatened, in our business, financial condition, operations or prospects and those of our subsidiaries taken as a whole that is or may be adverse to us, or we have become aware of facts that have or may have an adverse impact on the value of the original notes or the exchange notes, which, in our reasonable judgment, in any case makes it inadvisable to proceed with the exchange offer or with acceptance for exchange or exchange of some or all of the original notes; or

•

there has occurred a change in the interpretations by the staff of the SEC which permits the exchange notes issued pursuant to the exchange offer in exchange for original notes to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is our affiliate within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such exchange notes are acquired in the ordinary course of such holders’ business and such holders have no arrangement or understanding with any person to participate in the distribution of such exchange notes; or

•	any law, statute, rule or regulation has been adopted or enacted which, in our reasonable judgment, would be expected to impair our ability to proceed with the exchange offer; or

•

a stop order has been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement of which this prospectus forms a part, or proceedings have been initiated or, to our knowledge, threatened for that purpose, or any governmental approval has not been obtained, which approval we shall, in our reasonable discretion, deem necessary for the consummation of the exchange offer as contemplated hereby; or

•

we have received an opinion of counsel experienced in such matters to the effect that there exists any actual or threatened legal impediment (including a default or prospective default under an agreement, indenture or other instrument or obligation to which we are a party or by which we are bound) to the consummation of the transactions contemplated by the exchange offer.

If we determine, in our sole discretion, that any of the foregoing events or conditions has occurred or exists or has not been satisfied, we may, subject to applicable law, terminate the exchange offer (whether or not any original notes have been accepted for exchange) or may waive any such condition or otherwise amend the terms of the exchange offer in any respect. If any such waiver or amendment constitutes a material change to the exchange offer, we will promptly disclose such waiver or amendment by means of a prospectus supplement or amendment that will be distributed to the registered holders of the original notes and will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions, or we may waive them, in whole or in part, in our sole discretion, subject to applicable law. Any determination made by us concerning an event, development or circumstance described or referred to above will be final and binding on all parties.

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes

Upon the terms and subject to the conditions of the exchange offer, we will accept all original notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on                     , 2010 (or any later date to which we extend the exchange offer). We will issue exchange notes in exchange for such original notes promptly following the expiration date.

Subject to the conditions set forth above under the caption “Conditions to the Exchange Offer,” issuance of exchange notes in exchange for original notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of certificates for original notes or a book-entry confirmation of a book-entry transfer of original notes into the exchange agent’s account at DTC, a completed letter of transmittal, or, in the case of a book-entry transfer, an agent’s message in lieu of the letter of transmittal, and any other documents required by the letter of transmittal. Accordingly, the time of delivery of exchange notes will depend upon when certificates for original notes, book-entry confirmations with respect to original notes and other required documents are received by the exchange agent, and such delivery might not be made to all tendering holders at the same time.

Subject to the terms and conditions of the exchange offer, we will be deemed to have accepted for exchange, and thereby to have exchanged, original notes validly tendered and not withdrawn as, if and when we give oral or written notice to the exchange agent of our acceptance of such original notes for exchange pursuant to the exchange offer. The exchange agent will act as agent for us for the purpose of receiving tenders of original notes, letters of transmittal and related documents, and as agent for tendering holders for the purpose of receiving original notes, letters of transmittal and related documents and transmitting exchange notes that will not be held in global form by DTC or a nominee of DTC to validly tendered holders. Such exchange will be made promptly after the expiration date. If for any reason whatsoever, acceptance for exchange or the exchange of any original notes tendered pursuant to the exchange offer is delayed (whether before or after our acceptance for exchange of original notes) or we extend the exchange offer or are unable to accept for exchange or exchange any original notes tendered pursuant to the exchange offer, then, without prejudice to our rights set forth herein, the exchange agent may, nevertheless, on our behalf and subject to Rule 14e-l under the Exchange Act, retain tendered original notes and such original notes may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under the caption “Withdrawal Rights.”

Pursuant to the letter of transmittal or an agent’s message in lieu thereof, a holder of tendered original notes will represent and warrant to us that it has full power and authority to tender, exchange, sell, assign and transfer such original notes, that we will acquire good, marketable and unencumbered title to such original notes, free and clear of all liens, restrictions, charges and encumbrances, and that such original notes are not subject to any adverse claims or proxies. The holder also will warrant and agree with us that, upon request, it will execute and deliver any additional documents deemed by us or the exchange agent to be necessary or desirable to complete the exchange, assignment and transfer of the original notes tendered pursuant to the exchange offer.

Any original notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or in the case of original notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry transfer procedures described above, such original notes will be credited to an account maintained with DTC for the original notes) promptly after withdrawal, rejection of tender or termination or expiration of the exchange offer.

Withdrawal Rights

Tenders of original notes may be withdrawn at any time prior to the expiration of the exchange offer. Any original notes that are properly withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer.

For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at the address, or in the case of eligible institutions, at the facsimile number, set forth below under the caption “Exchange Agent” before 5:00 p.m., New York City time, on                     , 2010 (or any later date to which we extend the exchange offer). Any notice of withdrawal must specify the name of the person that tendered the original notes to be withdrawn, identify the original notes to be withdrawn (including the principal amount of the original notes), and (where certificates for original notes have been transmitted) specify the name in which such original notes are registered, if different from that of the withdrawing holder. If certificates for original notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder also must submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless such holder is an eligible institution. If original notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn original notes and otherwise comply with the procedures of such facility.

All questions as to the validity, form and eligibility (including time of receipt) of withdrawal notices will be determined by us, in our sole discretion, and our determination will be final and binding on all parties. Neither we or our affiliates or assigns nor the exchange agent or any other person will be under any duty to give notification of any irregularities in any notice of withdrawal or will incur any liability for any failure to give such notification.

Properly withdrawn original notes may be retendered by following one of the procedures described above under the caption “Procedures for Tendering” at any time on or prior to the expiration date.

Exchange Agent

We have appointed The Bank of New York Mellon Trust Company, N.A. as the exchange agent for the exchange offer. You should direct all executed letters of transmittal and other required documents to the exchange agent at the address indicated below. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Registered or Certified Mail, or

Hand Delivery or Overnight Delivery:

The Bank of New York Mellon

Corporate Trust Operations – Reorganization Unit

101 Barclay Street – 7 East

New York, New York 10286

Attn:    Enrique Lopez

By Facsimile Transmission:

(Eligible Institutions Only)

(212) 298-1915

To Confirm by Telephone:

(212) 815-8394

If you deliver the letter of transmittal and other required documents to an address other than any address indicated above or transmit instructions by facsimile to a facsimile number other than any facsimile number indicated above, your delivery or transmission will not constitute a valid delivery of the letter of transmittal or such other documents.

Payment of Expenses

We have not retained any dealer-manager or similar agent in connection with the exchange offer. We will not make any payment to brokers, dealers or others for soliciting acceptances of the exchange offer. However, we will pay the reasonable and customary fees and reasonable out-of-pocket expenses to the exchange agent for its services. We also will pay the cash expenses to be incurred in connection with the exchange offer, including accounting, legal, printing and other related fees and expenses.

Tendering holders will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original notes pursuant to the exchange offer. If exchange notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the original notes tendered, or if a transfer tax is imposed for any reason other than the exchange of original notes in connection with the exchange offer, the amount of any such transfer tax, whether imposed on the registered holder or any other person, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the original notes, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized.

Consequences of Failure to Exchange

Any original notes not exchanged in the exchange offer will remain entitled to the rights and subject to the limitations contained in the indenture. Following the exchange offer, however, all outstanding original notes will continue to be subject to the same restrictions on transfer, and we will have no obligation to register outstanding original notes under the Securities Act or to pay contingent increases in interest based on our original registration obligation. Until termination of the transfer restrictions applicable to such original notes under the Securities Act and applicable state securities laws, such original notes generally may be resold or otherwise transferred only:

•	to us or our subsidiaries;

•	pursuant to an effective registration statement under the Securities Act;

•	to a qualified institutional buyer in compliance with Rule 144A under the Securities Act;

•	pursuant to offers or sales to non-U.S. Persons that occur outside the United States within the meaning of Regulation S under the Securities Act;

•

to an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the original notes (the form of which letter may be obtained from the Trustee) and, if the aggregate principal amount of such original notes at the time of transfer is less than $250,000, an opinion of counsel acceptable to us that such transfer is in compliance with the Securities Act; or

•	pursuant to another available exemption from the registration requirements of the Securities Act.

The liquidity of the original notes could be adversely affected by the exchange offer.

ERISA CONSIDERATIONS

The notes may be purchased and held by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or “ERISA,” or by an individual retirement account or other plan subject to Section 4975 of the Internal Revenue Code of 1986, or the “Code.” A fiduciary of an employee benefit plan subject to ERISA must determine that the purchase and holding of a note is consistent with its fiduciary duties under ERISA. The fiduciary of an ERISA plan, as well as any other prospective investor subject to Section 4975 of the Code or any similar law, also must determine that its purchase and holding of notes does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code or any similar law. Each purchaser and transferee of a note who is subject to Section 406 of ERISA and/or Section 4975 of the Code or any similar law, which we refer to as a “Plan Investor,” will be deemed to have represented by its acquisition and holding of the note that its acquisition and holding of the note does not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any similar law. The sale of any notes to any Plan Investor is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plan Investors generally or any particular Plan Investor, or that such an investment is appropriate for Plan Investors generally or any particular Plan Investor.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of material U.S. federal income tax considerations of participation in the exchange offer and of the ownership and disposition of the exchange notes. This summary is based upon provisions of the Internal Revenue Code of 1986, or the “Code,” applicable regulations, administrative rulings and judicial decisions in effect as of the date of this prospectus, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service, or the “IRS,” so as to result in U.S. federal income tax consequences different from those discussed below. Except where noted, this summary deals only with original notes and exchange notes held as a capital asset by a beneficial owner who purchased the original notes on original issuance at the first price at which a substantial portion of the original notes were sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers, which we refer to as the “issue price.” This summary does not address all aspects of U.S. federal income taxes and does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:

•

tax consequences to dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies and traders in securities that elect to use a mark-to-market method of accounting for their securities;

•	tax consequences to persons holding notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	tax consequences to U.S. holders, as defined below, whose “functional currency” is not the U.S. dollar;

•	tax consequences to entities treated as partnerships for U.S. federal income tax purposes and investors therein;

•	tax consequences to certain former citizens or residents of the United States;

•	alternative minimum tax consequences, if any;

•	any state, local or foreign tax consequences; and

•	estate or gift taxes.

If an entity that is treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner or member generally will depend upon the status of the partner or member and the activities of the entity. If you are a partner or member in such an entity holding the notes, you should consult your tax advisors.

If you are considering participating in the exchange offer, you should consult your tax advisors concerning the U.S. federal income tax consequences to you in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

In this discussion, we use the term “U.S. holder” to refer to a beneficial owner of notes that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

We use the term “non-U.S. holder” to describe a beneficial owner of notes that is neither a U.S. holder nor a partnership or other entity that is treated as a partnership for U.S. federal income tax purposes. Non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Exchange of Original Notes for Exchange Notes

The exchange of original notes for exchange notes pursuant to the exchange offer will not constitute a taxable event to holders. Rather, the exchange notes will be treated as a continuation of the original notes for U.S. federal income tax purposes, and are referred to together with the original notes as “notes” in this summary of U.S. federal income tax consequences. Consequently, no gain or loss will be recognized by a holder upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the original note, and the initial basis of the exchange note will be the same as the basis of the original note immediately before the exchange.

Consequences to U.S. Holders

Payment of Interest

Stated interest on a note generally will be taxable to a U.S. holder as ordinary income at the time it is received or accrued in accordance with the U.S. holder’s usual method of accounting for tax purposes.

Original Issue Discount

The original notes were issued with original issue discount, or “OID,” for U.S. federal income tax purposes as a result of their issuance at an issue price equal to 97.857% of their stated principal amount. The exchange notes, as a continuation of the original notes, will be treated as having been issued with OID. As a result, a U.S. holder will be subject to special tax accounting rules, as described below. U.S. holders should be aware that they generally must include OID in gross income in advance of the receipt of cash attributable to that income.

A note with an “issue price” that is less than its stated redemption price at maturity (the sum of all payments to be made on the note other than payments of stated interest) will generally be issued with OID in an amount equal to that difference if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The “issue price” of a note will be the first price at which a substantial amount of the notes is sold to investors, excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers.

The stated interest payments on the notes are treated as described above under “—Payment of Interest.”

A U.S. holder generally must include OID in gross income in advance of the receipt of some or all of the related cash payments using the “constant yield method” described in the following paragraphs.

The amount of OID that a U.S. holder must include in income is the sum of the “daily portions” of OID with respect to the note for each day during the taxable year or portion of the taxable year in which such holder held that note. The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for a note may be of any length and may vary in length over the term of the note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of:

•

the note’s “adjusted issue price” at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

•	the sum of all stated interest allocable to the accrual period.

OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of a note at the beginning of any accrual period is equal to its issue price increased by the OID that has accrued for each prior accrual period. Under these rules, a U.S. holder will have to include in income increasingly greater amounts of OID in successive accrual periods.

U.S. holders may elect to treat all interest on any note as OID and calculate the amount includible in gross income under the constant yield method described above. The election is to be made for the taxable year in which such holder acquired the note and may not be revoked without the consent of the IRS. U.S. holders should consult with their own tax advisors about this election.

Effect of Early Redemption Rights

We may redeem all or part of the notes at any time on or after April 1, 2013 by, in some cases, paying the specified premium, as discussed under “Description of the Exchange Notes—Optional Redemption.” During any 12-month period prior to April 1, 2013, we also may redeem up to 10% of the aggregate principal amount of the notes at a redemption price equal to 103% of the aggregate principal amount of the notes, as discussed under “Description of Exchange Notes—Optional Redemption.” U.S. Treasury regulations regarding notes issued with OID contain special rules for determining the maturity date and the stated redemption price at maturity of a debt instrument where the issuer of such debt instrument has an unconditional option to make payments under such debt instrument under an alternative payment schedule. Under such rules, it is assumed that the issuer of such debt instrument will exercise an option to redeem a debt instrument if such exercise will lower the yield to maturity of such debt instrument. Since the terms of our option to redeem the notes as described in this paragraph by, in some cases, paying a specified premium would not lower the yield to maturity of the notes, we will disregard this optional redemption provision in determining the amount or timing of any OID inclusions thereon.

We may redeem all or part of the notes at any time prior to April 1, 2013 at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium, as discussed under “Description of the Exchange Notes—Optional Redemption.” We believe that as of the issue date of the original notes, the likelihood of our right to redeem the notes prior to April 1, 2013 being exercised was for this purpose remote. We also may redeem up to 35% of the aggregate principal amount of the notes prior to April 1, 2013 at a premium with the proceeds of one or more equity offerings, as discussed under “Description of the Exchange Notes—Optional Redemption.” We believe that as of the issue date of the original notes, the likelihood of our right to redeem up to 35% of the aggregate principal amount of the notes on or before April 1, 2013 with the proceeds of one or more equity offerings being exercised was for this purpose remote. Similarly, you may require us to redeem your notes in the event of a Change of Control, as discussed under “Description of the Exchange Notes—Certain Covenants—Repurchase of Notes Upon a Change of Control.” Under the U.S. Treasury regulations regarding notes issued with OID, if based on all the facts and circumstances as of the date on which the original notes are issued there is a remote likelihood that a contingent redemption option will be exercised, it is assumed that such redemption will not occur. We believe that, as of the issue date of the original notes, the likelihood of the occurrence of any of these contingencies was for this purpose remote. In each case, our determination is not binding on the IRS, and if the IRS were to challenge this determination, you may be required to accrue income on the notes that you own in excess of stated interest, and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of such notes before the resolution of the contingency. In the event that any of these contingencies were to occur, the occurrence of such a contingency would affect the amount and timing of the income that you recognize. U.S. Holders are urged to consult their own tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences of such application.

Additional Interest

If we fail to meet specified obligations under the indenture governing the notes, we may be required to pay additional interest in the manner described under “Description of the Exchange Notes—Events of Default.” In general, when the amount or timing of any additional payments on a debt instrument is contingent, the debt instrument could be subject to special rules that apply to contingent payment debt instruments. Although it is not free from doubt, we intend to take the position for U.S. federal income tax purposes that the possibility of such payments should not cause the notes to be subject to the special rules applicable to contingent payment debt instruments and, accordingly, that any such payments of interest should be taxable to you as ordinary interest income when received or accrued, in accordance with your usual method of tax accounting. This position is based in part on our belief that, as of the date of issuance of the original notes, the possibility that such additional payments will be made was remote within the meaning of applicable U.S. Treasury regulations. Except as otherwise specifically discussed herein, the remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

Sale, Redemption or Other Taxable Disposition of Notes

A U.S. holder generally will recognize gain or loss upon the sale, redemption or other taxable disposition of a note equal to the difference between the amount realized (less accrued interest, which will be taxable as such) upon the sale, redemption or other taxable disposition and the U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note generally will be equal to the amount that such U.S. holder paid for the note increased by any previously accrued OID. Any gain or loss recognized on a taxable disposition of the note will be capital gain or loss. If, at the time of the sale, redemption or other taxable disposition of the note, a U.S. holder is treated as holding the note for more than one year, this capital gain or loss will be long-term capital gain or loss. Otherwise, this capital gain or loss will be short-term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gain generally will be eligible for reduced rates of taxation. Unless extended, the current maximum U.S. federal income tax rate of 15% will be increased to 20% for dispositions occurring during the taxable years beginning on or after January 1, 2011. A U.S. holder’s ability to deduct capital losses may be limited.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to interest (including OID) on the notes and the proceeds of a sale of a note paid to a U.S. holder unless the U.S. holder is an exempt recipient (such as a corporation). Backup withholding will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability if the required information is furnished in a timely manner to the IRS.

Medicare Tax on Unearned Income

Recently enacted legislation requires certain U.S. holders that are individuals, estates or trusts to pay an additional 3.8% tax on, among other things, interest on and gains from the sale or other disposition of notes for taxable years beginning after December 31, 2012. U.S. holders that are individuals, estates or trusts should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of the notes.

Consequences to Non-U.S. Holders

Payments of Interest

The 30% U.S. federal withholding tax will not apply to any payment of interest (which, for purposes of this discussion, includes OID) to a non-U.S. holder provided that:

•

interest paid on the note is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is not attributable to a U.S. permanent establishment);

•

the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of section 871(h)(3) of the Code;

•	the non-U.S. holder is not a bank whose receipt of interest on a note is described in section 881(c)(3)(A) of the Code;

•	the non-U.S. holder is not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership; and

•

(1) the non-U.S. holder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN or other applicable form) or (2) the non-U.S. holder holds the notes through certain foreign intermediaries or certain foreign partnerships, and the non-U.S. holder and the foreign intermediary or foreign partnership satisfies the certification requirements of applicable U.S. Treasury regulations.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides us with a properly executed (1) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States. If a non-U.S. holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment, then, although the non-U.S. holder will be exempt from the 30% withholding tax (provided the requirement to deliver an IRS Form W-8ECI, as discussed above, is satisfied), the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or a lesser rate as may be specified under an applicable income tax treaty) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

Sale, Redemption or Other Taxable Disposition of Notes

Gain realized by a non-U.S. holder on the sale, certain redemptions or other taxable disposition of a note, except with respect to accrued stated interest, the treatment of which is described above, will not be subject to U.S. federal income tax unless:

(1)	that gain is effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income treaty, is attributable to a U.S. permanent establishment); or

(2)	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

If a non-U.S. holder is described in clause (1) above, it will be subject to tax on the net gain derived from the sale, redemption, conversion or other taxable disposition in the same manner as if the non-U.S. holder were a U.S. holder, except as otherwise provided by an applicable tax treaty. In addition, if a non-U.S. holder is a foreign corporation that falls under clause (1) above, it may be subject to the branch profits tax equal to 30% (or a lesser rate as may be specified under an applicable income tax treaty). If a non-U.S. holder is an individual described in clause (2) above, such holder will be subject to a flat 30% tax on the gain derived from the sale, redemption, conversion or other taxable disposition, which may be offset by U.S. source capital losses, even though such holder is not considered a resident of the United States.

Information Reporting and Backup Withholding

Generally, we must report annually to the IRS and to non-U.S. holders the amount of interest (including OID) paid to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest and withholding also may be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty.

In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest (including OID) that we make, provided the statement described above in the last bullet point under “—Consequences to Non-U.S. Holders—Payments of Interest” has been received and we do not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient. In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a note within the United States or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received, and we do not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, that is not an exempt recipient, or the non-U.S. holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability if the required information is furnished in a timely manner to the IRS.

Discharge

If we were to obtain a discharge of the indenture governing the notes with respect to all of the notes then outstanding, as described above in clause (1)(b) under “Description of the Exchange Notes—Satisfaction and Discharge,” such a discharge generally would be deemed to constitute a taxable exchange of the notes outstanding for other property. In such a case, you would be required to recognize capital gain or loss in connection with such a deemed exchange, which generally will be U.S. source. In addition, after such a deemed exchange, you also might be required to recognize income from the property deemed to have been received in such an exchange over the life of the transaction in a manner or amount that is different than if the discharge had not occurred. Holders should consult their tax advisors as to the specific consequences arising from a discharge in their particular situations.

PLAN OF DISTRIBUTION

Based on interpretations by the staff of the SEC in no-action letters issued to third parties with respect to other transactions, we believe that the exchange notes will be freely transferable by holders other than our affiliates after the exchange offer without further registration under the Securities Act if the holder of the exchange notes represents to us in the exchange offer that it is acquiring the exchange notes in the ordinary course of its business and that is has no arrangements or understandings with any person to participate in the distribution of the exchange notes, except that broker-dealers receiving exchange notes in the exchange offer will have a prospectus delivery requirement with respect to resales of such exchange notes. The SEC has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to exchange notes (other than a resale of an unsold allotment from the original sale of the original notes) with this prospectus as described below.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer or for such shorter period during which broker-dealers are required by law to deliver such a prospectus, which we refer to as the “Delivery Period,” we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                     , 2010, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal for the exchange offer states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

During the Delivery Period, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act. For additional information, see “The Exchange Offer – Terms of the Exchange Offer.”

LEGAL MATTERS

The validity of the exchange notes and guarantees offered by this prospectus will be passed upon for us by Hogan Lovells US LLP, Washington, D.C. Certain matters of Alabama law relating to the validity of the guarantees will be passed upon for us by J. Thomas Mullis, Esq., Senior Vice President–Legal and Regulatory of ITC^DeltaCom, Inc., and certain matters of North Carolina law relating to the validity of the guarantees will be passed upon for us by Bailey & Dixon, LLP, Raleigh, North Carolina, as set forth in and limited by their respective opinions filed as exhibits to the registration statement of which this prospectus forms a part.

EXPERTS

The financial statements and schedule of ITC^DeltaCom, Inc. and subsidiaries as of December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 included in this prospectus or elsewhere in the registration statement of which this prospectus forms a part have been so included in reliance upon the reports of BDO Seidman, LLP, an independent registered public accounting firm, given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

ITC^DeltaCom, Inc. and the subsidiary guarantors of the notes have filed a registration statement on Form S-4 under the Securities Act with the SEC to register the offering of the exchange notes and guarantees. This prospectus forms a part of that registration statement. As permitted by SEC rules, this prospectus does not contain all the information you can find in ITC^DeltaCom’s registration statement or the exhibits to the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy reports and other information that we have filed with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information concerning the public reference room. ITC^DeltaCom’s SEC filings are also available to the public from commercial document retrieval services and at the Internet web site maintained by the SEC at www.sec.gov.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

ITC^DeltaCom, Inc.

Huntsville, Alabama

We have audited the accompanying consolidated balance sheets of ITC^DeltaCom, Inc. as of December 31, 2009 and 2008 and the related consolidated statements of operations and comprehensive loss, stockholders’ deficit, and cash flows for each of the three years in the period ended December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ITC^DeltaCom, Inc. at December 31, 2009 and 2008, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), ITC^DeltaCom, Inc.’s internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and our report dated March 22, 2010 expressed an unqualified opinion thereon.

/s/ BDO Seidman, LLP

Atlanta, Georgia

March 22, 2010, except Note 13(b) as to which the date is June 10, 2010

ITC^DELTACOM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	December 31,
	2009	2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$67,786	$56,683
Short-term investments (Note 4)	1,706	3,278
Restricted cash	957	955
Accounts receivable, less allowance for doubtful accounts of $3,631 and $4,549 in 2009 and 2008, respectively	42,835	51,348
Inventory	2,995	3,288
Prepaid expenses and other	5,563	5,532

Total current assets	121,842	121,084

INVESTMENTS HELD FOR SALE (Note 4)	—	1,345

PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation of $350,881 and $289,347 in 2009 and 2008, respectively (Note 5)	201,549	210,747

OTHER LONG-TERM ASSETS:
Goodwill (Note 6)	35,109	35,109
Other intangible assets, net of accumulated amortization of $18,204 and $15,665 in 2009 and 2008, respectively (Note 6)	2,268	4,807
Other long-term assets	7,726	9,569

Total other long-term assets	45,103	49,485

Total assets	$368,494	$382,661

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable:
Trade	$23,067	$25,815
Construction	2,857	1,797
Accrued interest	580	315
Accrued compensation	9,310	9,323
Unearned revenue (Note 2)	20,578	21,768
Other current liabilities	20,465	20,235
Interest rate swap agreement (Note 7)	—	5,610
Current portion of long-term debt and capital lease obligations (Note 7)	4,614	2,319

Total current liabilities	81,471	87,182

LONG-TERM LIABILITIES:
Other long-term liabilities	1,688	792
Long-term debt and capital lease obligations (Note 7)	302,059	307,088

Total long-term liabilities	303,747	307,880

COMMITMENTS AND CONTINGENCIES (Notes 1, 7 and 10)
STOCKHOLDERS’ DEFICIT:
Common stock, par value $0.01; 350,000,000 shares authorized; 81,674,270 and 80,867,040 shares issued and outstanding in 2009 and 2008, respectively (Note 9)	816	808
Additional paid-in capital	728,700	727,666
Accumulated deficit	(746,240)	(735,265)
Accumulated other comprehensive loss (Note 2)	—	(5,610)

Total stockholders’ deficit	(16,724)	(12,401)

Total liabilities and stockholders’ deficit	$368,494	$382,661

See accompanying notes to consolidated financial statements.

ITC^DELTACOM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share data)

	Year Ended December 31,
	2009	2008	2007
OPERATING REVENUES:
Integrated communications services	$394,156	$413,981	$399,135
Wholesale services	59,401	65,798	70,590
Equipment sales and related services	15,767	18,084	22,423

TOTAL OPERATING REVENUES	469,324	497,863	492,148

COSTS AND EXPENSES:
Cost of services and equipment, excluding depreciation and amortization	212,630	232,899	232,192
Selling, operations and administration expense	171,579	183,123	192,085
Depreciation and amortization	69,064	73,514	74,166

Total operating expenses	453,273	489,536	498,443

OPERATING INCOME (LOSS)	16,051	8,327	(6,295)

OTHER (EXPENSE) INCOME:
Interest expense	(27,441)	(32,538)	(50,598)
Interest income	46	1,233	2,293
Prepayment penalties on debt extinguished (Note 7)	—	—	(8,208)
Debt issuance cost write-off (Note 7)	—	—	(7,298)
Loss on extinguishment of debt (Note 7)	—	—	(105,269)
Cost of unused equity commitment (Note 7)	—	—	(1,620)
Other income (expense)	369	81	(31)

Total other expense, net	(27,026)	(31,224)	(170,731)

LOSS BEFORE INCOME TAXES	(10,975)	(22,897)	(177,026)
INCOME TAXES (Note 8)	—	—	—

NET LOSS	(10,975)	(22,897)	(177,026)
PREFERRED STOCK DIVIDENDS AND ACCRETION	—	(7,073)	(39,306)
CHARGE DUE TO PREFERRED STOCK REDEMPTION AND CONVERSION (Note 9)	—	—	(44,250)

NET LOSS APPLICABLE TO COMMON STOCKHOLDERS	$(10,975)	$(29,970)	$(260,582)

BASIC AND DILUTED NET LOSS PER SHARE APPLICABLE TO COMMON STOCKHOLDERS	$(0.14)	$(0.38)	$(6.68)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (Note 9)	81,091,458	79,892,779	39,001,228

COMPREHENSIVE LOSS:
NET LOSS	$(10,975)	$(22,897)	$(177,026)
OTHER COMPREHENSIVE LOSS:
Change in unrealized gains (losses) on derivative instrument designated as cash flow hedging instrument, net of tax (Note 7)	5,610	(1,369)	(4,241)

COMPREHENSIVE LOSS	$(5,365)	$(24,266)	$(181,267)

See accompanying notes to consolidated financial statements.

ITC^DELTACOM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(In thousands, except share data)

	Common Stock		Additional Paid-in Capital	Warrants Outstanding	Deficit	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity (Deficit)
	Shares	Amount
BALANCE, December 31, 2006	18,766,942	$187	$288,025	$27,492	$(406,743)	$—	$(91,039)
Recapitalization of July 31, 2007 (Notes 7 and 9):
Sales of common stock	6,937,724	69	56,560		(37,970)		18,659
Conversion of Series A, Series B and Series D warrants into common stock	10,506,995	105	25,265	(25,370)			—
Redemption and conversion of Series A preferred stock into common stock	1,747,929	18	14,840		(5,500)		9,358
Conversion of Series B preferred stock into common stock	11,735,080	118	99,631		(38,751)		60,998
Common stock issued for extinguishment of debt	17,275,791	173	146,672				146,845
Recognition and amortization of beneficial conversion feature discount on Series H preferred stock			41,221		(34,351)		6,870
Common stock options and units exercised	143,707	1	124				125
Deferred compensation			10,482				10,482
Accretion of differences between carrying value and redemption value of Series A and Series B preferred stock before retirement (Note 9)					(517)		(517)
Stock dividends declared and accrued on Series A and Series B preferred stock					(3,401)		(3,401)
Cash dividends declared and accrued on Series H preferred stock (Note 9)					(1,037)		(1,037)
Expiration of Series A warrants (Note 9)			2,122	(2,122)			—
Net loss					(177,026)		(177,026)
Other comprehensive loss						(4,241)	(4,241)

BALANCE, December 31, 2007	67,114,168	671	684,942	—	(705,296)	(4,241)	(23,924)
Rights offering of common stock (Note 9)	9,928,779	99	29,398				29,497
Conversion of Series H preferred stock into common stock (Note 9)	3,675,306	37	11,100				11,137
Deferred compensation			2,227				2,227
Amortization of beneficial conversion feature discount on Series H preferred stock					(6,870)		(6,870)
Common stock units exercised	148,787	1	(1)				—
Cash dividends declared and accrued on Series H preferred stock (Note 9)					(202)		(202)
Net loss					(22,897)		(22,897)
Other comprehensive loss						(1,369)	(1,369)

BALANCE, December 31, 2008	80,867,040	808	727,666	—	(735,265)	(5,610)	(12,401)
Deferred compensation			2,969				2,969
Change in classification of common stock units to liability (Note 9)			(1,783)				(1,783)
Common stock units exercised	807,230	8	(8)				—
Stock withheld for payment of taxes			(144)				(144)
Net loss					(10,975)		(10,975)
Other comprehensive income						5,610	5,610

BALANCE, December 31, 2009	81,674,270	$816	$728,700	$—	$(746,240)	$—	$(16,724)

See accompanying notes to consolidated financial statements.

ITC^DELTACOM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2009	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(10,975)	$(22,897)	$(177,026)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	69,064	73,514	74,166
Bad debt expense	5,255	4,055	3,723
Amortization of debt issuance costs and debt discount	2,419	2,441	5,940
Write off of debt issuance costs	—	—	7,298
Non-cash loss on extinguishment of debt	—	—	105,269
Prepayment penalty paid in common stock	—	—	235
Interest paid in common stock	—	—	332
Interest paid in kind	—	—	3,948
Net (gain) loss on sale of fixed and intangible assets	(427)	(81)	72
Stock based compensation	2,969	2,227	9,169
Changes in current operating assets and liabilities:
Accounts receivable, net	3,388	710	(787)
Other current assets	262	(147)	1,943
Accounts payable	(2,206)	(20)	(6,036)
Accrued interest	265	232	(9,782)
Unearned revenue	(1,190)	201	946
Accrued compensation and other current liabilities	78	2,425	3,753

Total adjustments	79,877	85,557	200,189

Net cash provided by operating activities	68,902	62,660	23,163

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(57,739)	(61,952)	(47,888)
Change in accounts payable-construction	1,060	(2,824)	(1,158)
Change in restricted cash, net	(2)	461	(408)
Proceeds from sale of fixed and intangible assets	435	1,284	—
Redesignation of cash equivalent to short-term investments (Note 4)	—	(25,416)	—
Sales of short-term investments (Note 4)	3,322	20,040	—
Payments for accrued restructuring and merger costs	(1,179)	(1,280)	(1,329)
Other	(552)	170	38

Net cash used in investing activities	(54,655)	(69,517)	(50,745)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from rights offering of common stock, net of issuance cost	—	29,949	(358)
Proceeds from sale of common stock, net of issuance costs	—	—	20,580
Proceeds from issuance of Series H preferred stock, net of issuance costs	—	—	39,301
Proceeds from issuance of long-term debt, net of issuance costs	—	8,500	290,656
Repayment of long-term debt, capital lease and other long-term obligations	(3,144)	(2,330)	(321,734)
Redemption of Series A preferred stock	—	—	(11,001)
Redemption of Series H preferred stock	—	(30,084)	—

Net cash provided by (used in) financing activities	(3,144)	6,035	17,444

CHANGE IN CASH AND CASH EQUIVALENTS	11,103	(822)	(10,138)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	56,683	57,505	67,643

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$67,786	$56,683	$57,505

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Cash paid for interest	$24,757	$29,793	$50,161
NONCASH INVESTING AND FINANCING ACTIVITIES:
Preferred stock dividends and accretion	$—	$7,073	$39,306
Common stock issued for conversion of preferred stock	$—	$11,137	$114,605
Common stock issued for extinguishment of long-term debt	$—	$—	$146,277
Equipment purchased through capital leases	$—	$—	$1,443

See accompanying notes to consolidated financial statements.

ITC^DELTACOM, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Nature of Business and Basis of Presentation

Nature of Business

ITC^DeltaCom, Inc. (“ITC^DeltaCom” and, together with its wholly-owned subsidiaries, the “Company”) provides integrated communications services in the southeastern United States. The Company delivers a comprehensive suite of high-quality data and voice communications services, including high-speed or broadband data communications (which consist of Ethernet and Internet access connectivity), local exchange, long-distance and conference calling, and mobile data and voice services. The Company also sells customer premises equipment to the Company’s business customers. The Company offers these services primarily over its advanced fiber optic network. Its fiber optic network provides it with significant transmission capacity that it uses for its our own data and voice traffic and selectively sell to other communications providers on a wholesale basis.

Regulation

The Company is subject to certain regulations and requirements of the Federal Communications Commission (the “FCC”) and various state public service commissions.

Segment Disclosure

The Company operates in one segment.

Basis of Presentation

The accompanying consolidated financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. The consolidated financial statements include the accounts of ITC^DeltaCom and its subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

2.	Summary of Significant Accounting Policies

Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The most critical estimates and assumptions are made in determining the allowance for doubtful accounts, recoverability of long-lived assets, useful lives of long-lived assets, accruals for estimated liabilities that are probable and estimatable, expected results of disputed vendor charges for cost of services, restructuring liabilities, valuation allowances associated with deferred tax assets, and anticipated results of litigation and claims. Actual results could differ from these estimates.

Cash and Cash Equivalents

The Company considers all short-term highly liquid investments with an original maturity date of three months or less to be cash equivalents. Of the Company’s cash and cash equivalents as of December 31, 2009, approximately $17.4 million of cash and cash equivalents were deposited in operating cash funds in one financial institution which are insured by the Federal Deposit Insurance Corporation up to $250,000. Approximately $23.3 million of the Company’s cash and cash equivalents as of December 31, 2009 were deposited in an operating cash fund in another financial institution which is insured by the Federal Deposit Insurance Corporation up to the balance in the account. Approximately $27.1 million of the Company’s cash and cash equivalents as of December 31, 2009 consisted of U.S. Treasury money market funds held in the Company’s accounts at two financial institutions. The Company classifies any cash or investments that collateralize outstanding letters of credit or certain operating or performance obligations of the Company as restricted cash. Restricted cash is classified as current or noncurrent in the accompanying consolidated balance sheets according to the duration of the restriction and the purpose for which the restriction exists.

Allowance for Doubtful Accounts

The Company records an allowance for doubtful accounts based on specifically identified amounts that it believes to be uncollectible. The Company also records an additional allowance based on certain percentages of its aged receivables, which are determined based on its experience and assessment of the general financial conditions affecting its customer base. If the Company’s actual collections experience changes, revisions to its allowance may be required. The Company has a large number of customers with individually small amounts due at any given balance sheet date. Any unanticipated change in the creditworthiness of any such customer or other matters affecting the collectibility of amounts due from such customers would not have a material effect on the Company’s results of operations in the period in which such changes or events occur. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance sheet credit exposure related to its customers.

Inventory

Inventory consists primarily of customer premises equipment held for resale and is valued at the lower of cost or market, using the first-in, first-out method.

Long-Lived Assets

As events or circumstances change that could affect the recoverability of the carrying value of its long-lived assets (consisting of property, plant and equipment and finite-lived intangible assets), the Company conducts a comprehensive review of the carrying value of its long-lived assets to determine if the carrying amounts of such assets are recoverable. Recoverability of assets to be held and used is measured by comparing the carrying amount of an asset to the future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized to the extent that the carrying amount of the asset exceeds the fair value of the asset. Historically, for purposes of its impairment review, the Company determined its retail group and its wholesale group as two separate asset groups with identifiable cash flows. Its retail group consists of those assets and liabilities associated with servicing the Company’s retail customer base, and its wholesale group consists of those assets and liabilities associated with servicing the Company’s wholesale customer base. Management’s estimate of the future cash flows attributable to its long-lived assets and the fair value of its businesses involve significant uncertainty. Those estimates are based on management’s assumptions concerning future results, growth trends and industry conditions. The Company may base these estimates on the projected discounted cash flow method using a discount rate it determines to be commensurate with the risk inherent in its current business model, or on other methods. Assets to be disposed of are reported at the lower of the asset’s carrying amount or fair value, less the cost to sell. The Company concluded that its long-lived assets associated with its two separate asset groups were not impaired as of December 31, 2009, December 31, 2008 and December 31, 2007. Management will continue to assess the Company’s assets for impairment as events occur or as industry conditions warrant.

Property, Plant and Equipment

Property, plant and equipment are stated at the Company’s cost basis, which is estimated market value in accordance with “fresh start reporting” for assets acquired prior to October 29, 2002, at cost for assets acquired subsequent thereto and reduced for impairments recognized in prior years. Depreciation begins when property, plant and equipment are placed in service. The cost to maintain, repair and replace minor items of property, plant and equipment is charged to selling, operations and administration expense as the cost is incurred. Depreciation and amortization of property, plant and equipment is provided using the straight-line method over the estimated useful lives, except that amortization of customer installation and acquisition costs is provided using actual weighted average initial contract terms of customer contracts, as follows:

Years
Buildings and towers	33 to 40
Fiber optic network	12 to 20
Furniture, fixtures and office equipment	5 to 10
Transmission equipment, electronics and other	2 to 10
Vehicles	3 to 5
Computer hardware and software	3 to 5

Months
Customer acquisition costs	31 to 36

The Company capitalizes costs associated with the design, deployment and expansion of its network and operating support systems, including internally and externally developed software. Capitalized external software costs include the actual costs to purchase software from vendors. Capitalized internal software costs include personnel costs directly associated with development, enhancement and implementation of software. Applicable interest charges incurred during the construction of new facilities are capitalized as elements of cost and are depreciated over the assets’ estimated useful lives. No interest was capitalized for any of the three years in the period ended December 31, 2009.

Customer Acquisition Costs

The Company capitalizes customer installation and acquisition costs. Customer installation costs represent nonrecurring fees paid to other telecommunications carriers for services performed by the carriers when the Company orders facilities in connection with new customers acquired by the Company. Customer acquisition costs include internal personnel costs directly associated with the provisioning of new customer orders. Such customer acquisition costs represent incremental direct costs incurred by the Company that would not have been incurred absent a new customer contract. Effective with the three months ended December 31, 2007, in accordance with Accounting Standards Codification (“ASC”) Subtopic 310-20, “Receivables Nonrefundable Fees and Other Costs,” customer installation and acquisition costs are amortized over the actual weighted average initial contract terms of contracts initiated each month. Unamortized customer installation costs associated with contract terminations during the initial contract term are written off as incurred. Prior to the three months ended December 31, 2007, customer installation and acquisition costs were amortized using a life which approximated the weighted average initial contract terms as adjusted for contract terminations. This change in accounting estimate did not have a material effect in the three months and year ended December 31, 2007 on operating income (loss), net loss, property, plant and equipment, total assets or accumulated deficit and is not expected to have a material effect in future periods.

Intangible Assets

The Company accounts for goodwill and other intangible assets under the provisions of ASC Topic 350, “Intangibles—Goodwill and Other,” which provides that goodwill and other separately recognized intangible assets with indefinite lives are not amortized, but are subject to an assessment for impairment at least on an annual basis. See Note 6 for information regarding the Company’s intangible assets.

Goodwill represents the excess of the purchase price over the fair value of the net assets acquired in business combinations accounted for as purchases. The Company evaluates goodwill on an annual basis and whenever events or circumstances indicate that goodwill might be impaired. The Company determines impairment by comparing the net assets of each reporting unit to the fair value of such net assets. The Company has identified, as two reporting units, its retail group, which consists of those assets and liabilities associated with servicing the Company’s retail customer base, and its wholesale group, which consists of those assets and liabilities associated with servicing the Company’s wholesale customer base. If a unit’s net assets exceed its fair value, an implied fair value of goodwill must be determined by assigning the unit’s fair value to each asset and liability of the unit. The excess of the fair value of the reporting unit over the amounts assigned to its assets and liabilities is the implied fair value of goodwill. An impairment loss is measured by the difference between the unit’s goodwill carrying value and the implied fair value.

The Company evaluates the recoverability of indefinite-lived intangible assets on an annual basis and whenever events or circumstances indicate that these assets might be impaired. The Company determines impairment by comparing an asset’s carrying value to estimates of fair value using the best information available, which requires the use of estimates, judgments and projections. In the event impairment exists, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the asset.

Definite-life intangibles include the value associated with customer bases acquired. The Company evaluates the recoverability of definite-life intangible assets when events or circumstances indicate that these assets might be impaired. The Company determines impairment by comparing an asset’s carrying value to estimates of the sum of the future cash flows expected to result from the Company’s asset, undiscounted and without interest charges. If the carrying amount is less than the recoverable amount, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the asset. Definite-life intangibles are amortized over their useful lives of 5 to 8 years.

Debt Issuance Costs

Other long-term assets primarily consist of debt issuance costs that are amortized using the effective interest rate method over the lives of the related debt.

Unearned Revenue

Unearned revenue includes the liability for advance billings to customers for use of the Company’s fiber optic network and for recurring monthly charges for local and data services.

Unbilled Revenue

The Company records revenue for long distance services provided, but not yet billed, to customers. Approximately $4 million and $4.3 million in unbilled revenue is included in accounts receivable in the accompanying consolidated balance sheets at December 31, 2009 and 2008, respectively.

Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred taxes are determined based on the difference between the financial and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. A valuation allowance has been recorded against deferred tax assets, as the Company is unable to conclude under relevant accounting standards that it is more likely than not that deferred tax assets will be realizable.

Revenue Recognition

The Company recognizes operating revenues as services are rendered to customers in accordance ASC Topic 605, “Revenue Recognition.” The Company generates recurring revenues from its offering of local exchange services, long distance and conference calling services, high-speed or broadband data communications services, Internet services, which include Internet access, mobile voice and data services and the sale of transmission capacity (which is an access service) to other telecommunications carriers. Revenues from these services, which generally consist of recurring monthly charges for such services, are recognized as the services are provided. Advance billings and cash received in advance of services performed are recorded as deferred revenue.

The Company generates nonrecurring revenues from the sale of telephone systems, other equipment, and services. Revenues from these sources are recognized upon installation or as services are performed. Nonrecurring revenues, such as the sale of telephone systems, may be part of multiple element arrangements. For example, the Company may provide for the sale of equipment and installation of that equipment or, alternatively, may sell these products separately without installation. The Company identifies the sale of and installation of equipment as separate elements in the earnings process, and if a separate element (installation) is essential to the functionality of another element (equipment sale), the Company recognizes revenue for a delivered element only when the remaining elements in the arrangement are delivered. These nonrecurring revenues as a percentage of total revenues were approximately 3% in the year ended December 31, 2009, 4% in the year ended December 31, 2008, and 5% in the year ended December 31, 2007.

In accordance with the guidance provided in ASC Topic 605, the Company recognizes some revenue net as an agent and other revenue gross as a principal. For each revenue source, the Company has analyzed the features of the applicable arrangements and the presence or absence of indicators of net versus gross reporting in those arrangements. The Company has agreements for such arrangements, as discussed below.

The Company sells broadband transport capacity to its customers on facilities owned by utilities under marketing and management agreements with the utilities. As compensation for these services, the Company receives a percentage of the gross revenue generated by the traffic of these customers on the facilities of the utilities. Revenue equal to this margin is recognized as services are provided. For these services, the Company recorded revenues of $2 million, $2.5 million and $2.9 million for the years ended December 31, 2009, 2008 and 2007, respectively.

Taxes Collected from Customers and Remitted to Governmental Authorities

The Company currently records all taxes billed to its customers and remitted to governmental authorities, including Universal Service Fund contributions and sales, use and excise taxes, on a net basis in the consolidated statements of operations.

Cost of Services

Cost of services includes direct expenses associated with providing services to the Company’s customers and the cost of equipment sold. These costs include the cost of leasing facilities from incumbent local exchange carriers and other telecommunications providers that provide the Company access connections to the Company’s customers, to certain components of the Company’s network facilities, and between the Company’s various facilities. The Company utilizes other carriers to provide services where the Company does not have facilities. The Company utilizes a number of different carriers to terminate its long distance calls outside the southern United States. These costs are expensed as incurred. Certain of these expenses are billed in advance and certain expenses are billed in arrears. The Company is required to accrue for expected expenses irrespective of whether these expenses have been billed. The Company utilizes internal management information to support the required accruals. Experience indicates that the invoices that are received from other telecommunications providers are often subject to significant billing disputes. The Company typically accrues for all invoiced amounts unless there are contractual, tariff or operational data that clearly indicate support for the billing dispute. Experience also has shown that these disputes can require a significant amount of time to resolve given the complexities and regulatory issues affecting the vendor relationships. The Company maintains reserves for any anticipated exposure associated with these billing disputes. The reserves are reviewed on a monthly basis, but are subject to changes in estimates and management judgment as new information becomes available. Given the length of time the Company has historically required to resolve these disputes, disputes may be resolved or require adjustment in future periods and relate to costs invoiced, accrued or paid in prior periods. The Company believes its reserves are adequate.

Advertising Costs

The Company charges the costs of advertising to expense as incurred. Advertising expense for the years ended December 31, 2009, 2008 and 2007 was $1.8 million, $1.7 million and $1.7 million, respectively.

Fair Value of Financial Instruments

The Company’s financial instruments are cash and cash equivalents, short-term investments, restricted cash equivalents, investments held for sale, liability for option share-based compensation award, liability for restricted stock compensation award, long-term debt and an interest rate swap agreement. See Note 3 for a discussion of the methods and assumptions used to determine classification and fair values of financial instruments.

Earnings (Loss) per Share

The Company computes net loss per share in accordance with the provisions of ASC Topic 260, “Earnings Per Share.” Under the provisions of ASC Topic 260, basic and diluted earnings per share (“EPS”) are computed by dividing net income available to common stockholders by the weighted average number of shares of common stock and common stock equivalents outstanding during the period. Basic EPS excludes the effect of potentially dilutive securities, while diluted EPS reflects the potential dilution that would occur if securities or other contracts to issue common stock were exercised for, converted into or otherwise resulted in the issuance of common stock. Common stock equivalents consist of common stock issuable under the assumed exercise of stock options, restricted stock awards and warrants (until their conversion or expiration), computed based on the treasury stock method, and the assumed conversion of the Company’s issued and outstanding preferred stock (until its redemption or conversion). Common stock equivalents are not included in diluted EPS calculations to the extent their inclusion would be anti-dilutive.

Stock-Based Compensation

The Company recognizes the compensation cost associated with equity instruments based on grant-date fair value of the award. The fair value of stock options is estimated using the Black-Scholes option pricing model. The cost of equity awards granted to employees is recognized over the period on a straight-line basis during which an employee is required to provide service in exchange for the award, which is the vesting periods of the award. Generally, the restricted stock units and stock options awarded are classified as equity. The Company has awarded equity instruments, including certain restricted stock units and stock options, that it has classified as a liability.

Derivatives

The Company accounted for its receive-floating, pay-fixed interest rate swap agreement that is designated as a cash flow hedge of the variability in the cash flow resulting from interest rate risk in accordance with ASC Topic 815, “Derivatives and Hedging.” ASC Topic 815 requires that the derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value, and that changes in the derivative’s fair value be recognized currently in earnings unless specific hedge accounting criteria are met. The Company is required to document, designate and assess the effectiveness of transactions that receive hedge accounting treatment. The Company’s interest rate swap agreement, which terminated as of September 30, 2009, qualified as a cash flow hedge under ASC Topic 815. The critical terms of the hedging instrument matched the terms of the hedged transactions, so that the notional amount, payment dates, benchmark rate and repricing dates of the interest rate swap instrument match the same terms of the interest-bearing liability. The Company assessed the effectiveness of the swap prospectively and retrospectively each quarter using the cumulative dollar offset method. The Company uses the change in variable cash flows method to measure hedge effectiveness. The hedge was determined to be highly effective as of September 30, 2007 and all reporting periods ending thereafter through September 30, 2009. The Company recognized (1) the swap at its fair value as an asset or liability in its balance sheet and marked the swap to fair value through other comprehensive income, (2) floating-rate interest expense in earnings, (3) the offsetting effect of the interest swap in earnings and (4) hedge ineffectiveness immediately in earnings. The fair value of the interest rate swap was a $5.6 million liability at December 31, 2008 and is included in current liabilities at that date in the accompanying consolidated balance sheets. Change in unrealized gains (losses) on this derivative instrument designated as a cash flow hedging instrument, net of tax, of $5.6 million, $(1.4) million and $(4.2) million are included in other comprehensive loss in the accompanying consolidated statements of operations and comprehensive loss for the years ended December 31, 2009, 2008 and 2007, respectively.

Recent Accounting Pronouncements

Fair Value Measurements

The fair value measurement and disclosure guidance of the Financial Accounting Standards Board (the “FASB”) for all nonrecurring fair value measurements of nonfinancial assets and liabilities became effective for the Company as of January 1, 2009. See Note 3 for further information. Adoption of this guidance effective January 1, 2009 for nonfinancial assets and liabilities other than those that are recognized or disclosed at fair value in the financial statements on a recurring basis did not have a material effect on the Company’s results of operations or financial position.

In April 2009, the FASB issued authoritative guidance clarifying that fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants under current market conditions. This new guidance requires an evaluation of whether there has been a significant decrease in the volume and level of activity for the asset or liability in relation to normal market activity for the asset or liability. If such a decrease has occurred, transactions or quoted prices may not be indicative of fair value and an adjustment may need to be made to those prices to estimate fair value. Additionally, an entity must consider whether the observed transaction was orderly (i.e. not distressed or forced). If the transaction was orderly, the obtained price can be considered to constitute a relevant observable input for determining fair value. If the transaction is not orderly, other valuation techniques must be used when estimating fair value. This guidance was adopted by the Company for the period ended June 30, 2009. The adoption of this guidance did not have a material effect on the Company’s results of operations or financial position.

In August 2009, the FASB issued authoritative guidance clarifying the measurement of the fair value of a liability in circumstances when a quoted price in an active market for an identical liability is not available. The guidance emphasizes that entities should maximize the use of observable inputs in the absence of quoted prices when measuring the fair value of liabilities. This guidance became effective for the Company as of October 1, 2009 and did not have a material effect on its results of operations or financial position.

Fair Value of Financial Instruments Disclosures

In April 2009, the FASB issued revised authoritative guidance requiring disclosures about fair value of financial instruments, currently provided annually, to be included in interim financial statements. This guidance was adopted by the Company for the period ended June 30, 2009. Since this guidance provides only disclosure requirements, the adoption of this standard did not have an effect on the Company’s results of operations or financial position.

Noncontrolling Interests in Consolidated Financial Statements

In December 2007, the FASB issued authoritative guidance which establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. This guidance requires recognition of a noncontrolling interest as equity in the consolidated financial statements and separate from the parent’s equity. Net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement. Changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest. This guidance requires a parent to recognize a gain or loss in net income when a subsidiary is deconsolidated. Such gain or loss will be measured using the fair value of the noncontrolling equity investment on the deconsolidation date. The Company adopted the guidance effective as of January 1, 2009. Adoption of this guidance did not have a material effect on the Company’s results of operations or financial position.

Derivative Instrument and Hedging Activity Disclosures

In March 2008, the FASB amended and expanded the disclosure requirements related to derivative instruments and hedging activities by requiring enhanced disclosures about how and why an entity uses derivative instruments, how an entity accounts for derivative instruments and related hedged items and how derivative instruments and related hedged items affect an entity’s financial position, financial performance and cash flows. The revised guidance requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments and disclosures about credit-risk-related contingent features in derivative agreements. This guidance was effective for the Company as of January 1, 2009. Since this guidance provides only disclosure requirements, the adoption of this standard did not have an effect on the Company’s results of operations or financial position.

Determination of the Useful Life of Intangible Assets

In April 2008, the FASB issued guidance that amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under authoritative literature, thereby resulting in improved consistency in accounting treatment of useful lives of recognized intangible assets. The Company adopted this guidance effective as of January 1, 2009. Adoption of this guidance did not have a material effect on the Company’s results of operations or financial position.

Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities

In June 2008, the FASB issued guidance that provides that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method. Upon adoption, a company is required to retrospectively adjust its earnings per share data (including any amounts related to interim periods, summaries of earnings, and selected financial data) to conform with the provisions of this guidance. The Company adopted this guidance effective as of January 1, 2009. Adoption of this guidance did not have a material effect on the Company’s results of operations or financial position.

Subsequent Events

In May 2009, the FASB issued authoritative guidance which sets forth general standards of accounting for, and disclosure of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued. The Company is required to evaluate subsequent events through the date the financial statements are issued. This guidance was effective for the Company for the period ended June 30, 2009. This guidance did not have a material effect on the Company’s results of operations or financial position.

Accounting Standards Codification

In June 2009, the FASB issued authoritative guidance which replaced the previous hierarchy of GAAP and establishes the Accounting Standards Codification as the single source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities. SEC rules and interpretive releases are also sources of authoritative GAAP for SEC registrants. This guidance modifies the GAAP hierarchy to include only two levels of GAAP: authoritative and nonauthoritative. The FASB will issue Accounting Standards Updates, which will serve only to update the ASC, provide background information about the guidance and provide the bases for conclusions on the changes in the ASC. This guidance was effective for the Company as of September 30, 2009. This guidance did not have a material effect on the Company’s results of operations or financial position.

Revenue Arrangements With Multiple Deliverables

In October 2009, the FASB issued authoritative guidance that amends existing guidance for identifying separate deliverables in a revenue-generating transaction where multiple deliverables exist, and provides guidance for allocating and recognizing revenue based on those separate deliverables. The guidance is expected to result in more multiple-deliverable arrangements being separable than under current guidance. This guidance is effective for the Company beginning on January 1, 2011 and is required to be applied prospectively to new or significantly modified revenue arrangements. The Company does not expect that adoption of the guidance will have a material effect on its results of operations or financial position.

3.	Fair Value Measurements

ASC Topic 820, “Fair Value Measurements and Disclosures,” defines fair value, establishes guidelines for measuring fair value and expands disclosures regarding fair value measurements. The Company adopted ASC Topic 820 for financial and non-financial instruments in 2008 and 2009, respectively. Fair value is defined as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Fair value is a market-based measurement that is determined based on assumptions that market participants would use in pricing an asset or liability. A three-tier value hierarchy is used to prioritize the inputs in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs for which little or no market data exist, therefore requiring an entity to develop its own assumptions. Observable market data should be used when available.

Assets and liabilities measured at fair value are based on one or more of three valuation techniques which are: market approach, defined as prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities; cost approach, defined as the amount that would be required to replace the service capacity of an asset (replacement cost); and income approach, defined as techniques to convert future amounts to a single present amount based on market expectations (including present value techniques, option-pricing and excess earnings models).

The following tables show the assets and liabilities measured at fair value that are included in the accompanying consolidated balance sheets as of December 31, 2009 and 2008 and the fair value hierarchy level (in thousands):

Assets and Liabilities Measured at Fair Value on a Recurring Basis:

	December 31, 2009
	Carrying Value	Level 1	Level 2	Level 3
Assets
Cash and cash equivalents(1)	$67,786	$67,786	$—	$—
Short-term investments(1)	1,706	—	—	1,706
Restricted cash equivalents(1)	957	957	—	—

	December 31, 2008
	Carrying Value	Level 1	Level 2	Level 3
Assets
Cash and cash equivalents(1)	$56,683	$56,683	$—	$—
Short-term investments(1)	3,278	—	—	3,278
Restricted cash equivalents(1)	955	955	—	—
Investments held for sale(1)	1,345			1,345
Liabilities
Derivative financial instrument(2)	5,610	—	5,610	—

(1)

The Company records its cash and cash equivalents at estimated fair value. The Company classified its investment in shares of the Primary Fund of The Reserve Fund (Note 4) as Level 3 of the fair value hierarchy due to the inherent subjectivity and significant judgment related to the fair value of the shares of the Primary Fund and its underlying securities. The Company assessed the fair value of the underlying collateral for the Primary Fund through evaluation of the liquidation value of assets held by the Primary Fund.

(2)

Prior to its termination on September 30, 2009, the Company also applied fair value accounting to its derivative financial instrument in accordance with ASC Topic 815, “Derivatives and Hedging.” The value of the interest rate swap agreement was determined using a pricing model with observable market inputs taking into account credit risk.

Assets Measured at Fair Value on a Recurring Basis Using Significant Unobservable Inputs (Level 3) (in thousands):

	Short-term investments	Investments held for sale
Balance at December 31, 2007	$—	$—
Transfers to Level 3	24,071	1,345
Change in fair value included in earnings (losses)	(753)	—
Sales	(20,040)	—

Balance at December 31, 2008	3,278	1,345
Transfers to Level 3	—	—
Change in fair value included in earnings (losses)	405	—
Sales	(1,977)	(1,345)

Balance at December 31, 2009	$1,706	$—

Earnings (losses) on Level 3 assets are included in earnings for the years ended December 31, 2009 and 2008, as shown above, and are recorded in the accompanying consolidated statements of operations and comprehensive loss in other income (loss).

Fair Value of Debt (in thousands):

	December 31, 2009	December 31, 2008
Carrying amount	$306,673	$309,407
Fair value	290,062	227,195

There is no quoted market value for loans outstanding under the Company’s first lien credit facility or second lien credit facility. Based on market conditions, management estimated the fair value of the Company’s debt to be 94% of face value at December 31, 2009 and 73% of face value at December 31, 2008.

4.	Investments

The Company’s short-term investments at December 31, 2009 and 2008, and investments held for sale at December 31, 2008, consisted of an investment in the Primary Fund of The Reserve Fund, a registered money market fund that was substantially liquidated as of December 31, 2009. On September 16, 2008, which was the date on which withdrawals from the Primary Fund were suspended, the Company had invested $25.4 million at cost in the Primary Fund. Through December 31, 2008, the Company received cash payments from the Primary Fund totaling $20 million and recognized a pro rata share of estimated losses totaling $753,000 in connection with the Company’s investment. During 2009, through October 2, 2009, the Company received cash payments from the Primary Fund totaling $3.3 million. On November 25, 2009, the United States District Court for the Southern District of New York issued an order sought by the SEC to provide for a pro rata distribution of the remaining assets of the Primary Fund, which together with prior distributions, represented at least 98.75% of the Primary Fund’s assets as of September 16, 2008. As a result of this court order and the Company’s subsequent receipt of a cash payment of $1.7 million on January 29, 2010, the Company recognized in December 2009, a $405,000 recovery of its previously recognized losses, excluding its pro rata share of the loss in the approximate amount of $348,000 attributable to securities of Lehman Brothers formerly held by the Primary Fund.

5.	Property, Plant and Equipment

Balances of major classes of property, plant and equipment and the related accumulated depreciation as of December 31, 2009 and 2008 were as follows (in thousands):

	December 31,
	2009	2008
Land	$2,505	$2,505
Buildings and towers	30,137	30,086
Furniture, fixtures and office equipment	39,054	32,940
Vehicles	1,522	856
Fiber optic network	92,812	87,884
Transmission equipment, electronics and other	385,089	344,989

	551,119	499,260
Less accumulated depreciation	(350,881)	(289,347)

	200,238	209,913
Assets under construction	1,311	834

Property, plant and equipment, net	$201,549	$210,747

The cost and accumulated depreciation of property, plant and equipment has been reduced for impairments recognized in prior years. Depreciation expense was $66.5 million, $71 million, and $71.6 million for the years ended December 31, 2009, 2008 and 2007, respectively.

6.	Intangible Assets

Intangible assets and the related accumulated amortization as of December 31, 2009 and 2008 were as follows (in thousands):

	December 31,
	2009	2008
Goodwill	$35,109	$35,109

Other intangible assets:
Customer base	$20,316	$20,316
Trade name	156	156

	20,472	20,472
Less accumulated amortization	(18,204)	(15,665)

Intangible assets, net	$2,268	$4,807

The book value of goodwill was $35.1 million at December 31, 2009 and December 31, 2008. Goodwill is related to the acquisition of BTI Telecom Corp. (“BTI”) in the year ended December 31, 2003. The Company has identified its trade names as indefinite-life intangibles.

Amortization expense for customer base intangible assets was $2.5 million in each of the years ended December 31, 2009, 2008 and 2007. Amortization expense is estimated to be $2.1 million for the year ending December 31, 2010 and $0 for the year ending December 31, 2011.

The Company did not incur an asset impairment loss in any of the years ended December 31, 2007, December 31, 2008 or December 31, 2009.

7.	Long-Term Obligations, Lease Obligations and Derivative Financial Instruments

Long-Term Debt

Long-term obligations and capital lease obligations, net of discount, at December 31, 2009 and 2008 consisted of the following (in thousands):

	December 31,
	2009	2008
First lien term loan facility due July 31, 2013, net of unamortized discount of $1,402 in 2009 and $1,812 in 2008	$223,173	$225,888
Second lien credit facility due July 31, 2014	75,000	75,000
Revolving credit facility due July 31, 2012	8,500	8,500
Capital lease obligations at varying interest rates, maturing through July 2009	—	19

Total	306,673	309,407
Less current maturities	(4,614)	(2,319)

Total	$302,059	$307,088

Maturities of long-term debt obligations at December 31, 2009 are as follows:

2010	$4,614
2011	2,268
2012	10,768
2013	215,425
2014	75,000
Thereafter	—

Total	$308,075

On July 31, 2007, the Company completed refinancing and recapitalization transactions (the “2007 refinancing and recapitalization”) described below and in Note 9 that refinanced or retired substantially all of the Company’s then outstanding debt and restructured other components of the Company’s capital structure.

The Company’s first lien credit facility includes the first lien term loan facility due July 31, 2013 and a $10 million revolving credit facility due July 31, 2012. The Company drew down $5 million principal amount of borrowings in September 2008 and $3.5 million principal amount of borrowings in October 2008 under the revolving credit facility. The Company had utilized approximately $900,000 of the revolving credit facility as of December 31, 2009 to secure letters of credit issued primarily to secure performance obligations. Approximately $600,000 of the facility remained available and unutilized at December 31, 2009.

Scheduled quarterly principal payments of $575,000 under the first lien term loan facility began in the three months ended March 31, 2008. The Company may prepay borrowings outstanding under the first lien credit facility without premium or penalty. The first lien credit facility requires a prepayment of principal equal to 50% of the excess cash flow, as defined in the facility, within 100 days after the end of each applicable fiscal year. In March 2009, the prepayment made from excess cash flow for the year ended December 31, 2008 was $833,000. As of December 31, 2009, the prepayment required from excess cash flow for the year ended December 31, 2009 was approximately $2.3 million, which amount is included in the accompanying consolidated balance sheet in current maturities of long-term debt. As a result of the foregoing prepayments of principal under the first lien term loan facility, the required scheduled quarterly principal payments for the year ending December 31, 2010 and later have been adjusted to approximately $567,000.

Borrowings outstanding under the first lien credit facility bear interest, at the Company’s option, at an annual rate equal to either (1) a specified base rate plus 3.00% or (2) the specified London interbank offered rate (“LIBOR”) plus 4.00%. As of December 31, 2009, the annual interest rate on borrowings outstanding under the first lien credit facility was 4.25%. Borrowings under the revolving credit facility bear interest, at the Company’s option, at an annual rate equal to either (a) a specified base rate plus a margin of 2.50% to 3.00% or (b) LIBOR plus a margin of 3.50% to 4.00%. The applicable margin is determined based upon the Company’s consolidated leverage ratio at the specified measurement date. As of December 31, 2009, the annual interest rate on borrowings outstanding under the revolving credit facility was 4.25%. The Company may elect, subject to pro forma compliance with specified financial covenants and other conditions, to solicit the lenders under the first lien credit facility to increase commitments for borrowings under the first lien credit facility by an aggregate principal amount of up to $25 million.

The obligations under the first lien credit facility are secured by a first priority security interest in, and a first priority lien on, substantially all of the assets of ITC^DeltaCom and its subsidiaries. The first lien credit facility agreement contains customary affirmative and negative covenants, including covenants restricting the ability of ITC^DeltaCom and its subsidiaries, subject to negotiated exceptions, to incur additional indebtedness and additional liens on their assets, engage in mergers or acquisitions or dispose of their assets, pay certain dividends or make other distributions, make investments, and engage in transactions with affiliated persons. The agreement requires the Company to comply with financial covenants limiting its annual capital expenditures and specifying (as defined for the purposes of the agreement), for each measurement period, the maximum ratio of its total consolidated indebtedness to its consolidated EBITDA, the minimum ratio of its consolidated EBITDA to its consolidated interest expense and the maximum ratio of its first lien consolidated indebtedness to its consolidated EBITDA.

The second lien credit facility will mature on July 31, 2014. There will be no scheduled principal payments before maturity under the facility. Borrowings outstanding under the second lien credit facility bear interest, at the Company’s option, at an annual rate equal to either (1) a specified base rate plus 6.50% or (2) LIBOR plus 7.50%. As of December 31, 2009, the annual interest rate on borrowings outstanding under the second lien credit facility was 7.75%.

The obligations under the second lien credit facility are secured by a second priority security interest in, and a second priority lien on, substantially all of the assets of ITC^DeltaCom and its subsidiaries. The second lien credit facility agreement contains substantially the same affirmative and negative covenants as the first lien credit facility agreement. In addition, the second lien credit facility agreement requires the Company to comply with financial covenants limiting its annual capital expenditures and specifying (as defined for the purposes of the agreement) the maximum ratio of its total consolidated indebtedness to its consolidated EBITDA for each measurement period.

On July 31, 2007, ITC^DeltaCom’s wholly-owned subsidiary, Interstate FiberNet, Inc. (“IFN”), as the borrower, and ITC^DeltaCom and ITC^DeltaCom’s other subsidiaries, as guarantors, entered into the foregoing first lien credit facility in an aggregate principal amount of $240 million, consisting of a $230 million term loan facility and a $10 million revolving credit facility, and the foregoing second lien credit facility in an aggregate principal amount of $75 million. IFN drew the full amounts available under the first lien term loan facility and the second lien credit facility on July 31, 2007 and applied the proceeds of such borrowings as set forth below. The Company has accounted for the repayment of all of the long-term debt identified below as extinguishments of debt in accordance with ASC Topic 860, “Financial Assets and Liabilities—Sales, Transfers, and Extinguishments.” The Company extinguished by payment all obligations under its first lien, senior secured notes due 2009, all obligations under its second lien credit facility due 2009, all obligations under its third lien, senior secured notes due 2009 not exchanged for ITC^DeltaCom’s common stock, all obligations outstanding under vendor notes, $1.4 million of capital leases, and obligations outstanding under its 10 1 /2% senior unsecured notes due September 2007. In connection with these transactions, the Company recognized in its financial statements for the year ended December 31, 2007 prepayment penalty expense of approximately $7.2 million and a loss on extinguishment of debt of $914,000 from the write-off of unamortized debt discount.

As part of the 2007 refinancing and recapitalization, ITC^DeltaCom and IFN entered into agreements with holders of $51.7 million aggregate principal amount of the third lien notes, pursuant to which ITC^DeltaCom issued a total of 17,275,791 shares of common stock in exchange for such notes. Approximately $22.9 million in principal amount of such notes were held by investment funds and other persons affiliated with Welsh, Carson, Anderson & Stowe, which is a private equity firm (the “Welsh Carson securityholders”). Both before and after the transactions, the Welsh Carson securityholders, as a group, beneficially owned ITC^DeltaCom capital stock representing a majority of ITC^DeltaCom’s voting power. A portion of the third lien notes were held by private investment funds (the “TCP funds”) managed by Tennenbaum Capital Partners LLC (“TCP”). At the time of the refinancing and recapitalization, the TCP funds did not own any capital stock of the Company and, accordingly, were not stockholders of the Company.

The Company accounted for the repayment of the notes as extinguishments of debt and valued the shares of common stock exchanged for such notes at $8.50 per share based on the closing sale price of the Company’s common stock on July 30, 2007 as reported on the OTC Bulletin Board. In connection with these transactions, the Company recognized in its financial statements for the year ended December 31, 2007 loss on extinguishment of debt of:

•

$46.1 million from the issuance of 7,757,524 shares of common stock valued at $65.9 million in exchange for $22.9 million aggregate principal amount of third lien notes (consisting of $19.3 million net of debt discount) held by the Welsh Carson securityholders, prepayment penalty expense of 2% of the principal prepaid, or approximately $223,000 paid in cash and $235,000 paid in common stock, and accrued interest of $332,000 paid in common stock;

•

$50.5 million from the issuance of 8,259,193 shares of common stock valued at $70.2 million in exchange for $25.0 million aggregate principal amount of third lien notes (consisting of $19.7 million net of debt discount) held by TCP funds, and prepayment penalty expense of 2% of the principal prepaid, or approximately $500,000 paid in cash;

•

$7.7 million from the issuance of 1,259,074 shares of common stock valued at $10.7 million in exchange for $3.815 million aggregate principal amount of third lien notes (consisting of $3.0 million net of debt discount) held by other note holders, and prepayment penalty expense of 2% of the principal prepaid, or approximately $76,000 paid in cash; and

•	$914,000 from the repayment in cash of $4.3 million aggregate principal amount of third lien notes (consisting of $3.4 million net of debt discount) held by other note holders.

The Company wrote off a total of approximately $7.3 million of debt issuance cost associated with the extinguished debt in the year ended December 31, 2007.

As of December 31, 2009, the Company had approximately $306.7 million of total long-term indebtedness, net of unamortized discount, including the current portion, which had an overall weighted average annual interest rate of 5.1%.

As of December 31, 2009, 2008 and 2007, the Company was in compliance with all of its financial covenants under each of its credit facilities and other debt obligations then in effect.

Interest expense for the years ended December 31, 2009, 2008 and 2007 included $410,000, $414,000 and $2.5 million, respectively, of amortized debt discount.

Derivative Financial Instrument

For a period of two years which terminated September 30, 2009, under terms of the first lien and second lien credit facility agreements, the Company agreed to hedge at least 50% of the aggregate principal amount of borrowings outstanding under the facilities, so that such borrowings would be effectively subject to a fixed or maximum interest rate. Borrowings outstanding under each facility accrue interest equal to either a specified base rate or LIBOR plus a specified margin. The Company has elected to pay interest based on a variable three-month LIBOR rate. The Company’s objective was to hedge the variability in the cash flows of the interest payments on $210 million principal amount, or approximately 70%, of its variable-rate debt. On August 24, 2007, the Company entered into a receive-floating, pay-fixed interest rate swap agreement that was designated as a cash flow hedge of the variability in the cash flow resulting from interest rate risk under the variable three-month LIBOR rates designated in the credit facility agreements. The swap, which terminated on September 30, 2009, was on a notional amount of $210 million and fixed the LIBOR portion of the interest rate on $210 million of floating-rate debt at an annual rate of 4.955% for a period of 24 months. The effective date of the transaction was September 28, 2007. The swap settled on the last day of each quarter through September 30, 2009.

The Company accounted for its interest rate swap agreement that was designated as a cash flow hedge of the variability in the cash flow resulting from interest rate risk in accordance with ASC Topic 815, “Derivatives and Hedging,” ASC Topic 815 requires that the derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value, and that changes in the derivative’s fair value be recognized currently in earnings unless specific hedge accounting criteria are met. The Company was required by ASC Topic 815 to document, designate and assess the effectiveness of transactions that receive hedge accounting treatment. The Company’s interest rate swap agreement qualified as a cash flow hedge under ASC Topic 815. The critical terms of the hedging instrument matched the terms of the hedged transactions, so that the notional amount, payment dates, benchmark rate and repricing dates of the interest rate swap instrument matched the same terms of the interest-bearing liability. The Company assessed the effectiveness of the swap prospectively and retrospectively each quarter using the cumulative dollar offset method. The Company used the change in variable cash flows method to measure hedge effectiveness. The hedge was determined to be highly effective until its termination at September 30, 2009. The Company recognized (1) the swap at its fair value as an asset or liability in its balance sheet and marked the swap to fair value through other comprehensive income (loss), (2) floating-rate interest expense in earnings, (3) the offsetting effect of the interest swap in earnings and (4) hedge ineffectiveness immediately in earnings. The fair value of the interest rate swap was a $5.6 million liability at December 31, 2008, and is included in current liabilities in the accompanying consolidated balance sheets. Changes in unrealized gains (losses) of $5.6 million, $(1.4) million and $(4.2) million for the years ended December 31, 2009, 2008 and 2007, respectively, are included in “other comprehensive income (loss)” in the accompanying consolidated statements of operations and comprehensive loss.

Lease Obligations

The Company has entered into various operating leases for facilities and equipment used in its operations. The Company had no capital leases as of December 31, 2009. Aggregate future minimum rental commitments under non-cancelable operating leases with original or remaining periods in excess of one year as of December 31, 2009 were as follows (in thousands):

Operating Leases
2010	$14,411
2011	11,061
2012	8,903
2013	5,262
2014	3,200
Thereafter	5,741

$48,578

Rent expense charged to operations for the years ended December 31, 2009, 2008 and 2007 was $20.2 million, $22.3 million, and $19.9 million, respectively.

8.	Income Taxes

Details of the income tax (benefit) expense for the years ended December 31, 2009, 2008 and 2007 are as follows (in thousands):

	Year Ended December 31,
	2009	2008	2007
Current:
Federal	$—	$—	$—
State	—	—	—

Total current	—	—	—

Deferred:
Federal	(2,716)	(8,483)	(25,533)
State	(320)	(998)	(2,995)
Increase in valuation allowance	3,036	9,481	28,528

Total deferred	—	—	—

Total income tax (benefit) expense	$—	$—	$—

The tax effects of temporary differences between the carrying amounts of assets and liabilities in the consolidated financial statements and their respective tax bases, which give rise to deferred tax assets and liabilities, as of December 31, 2009 and 2008 are as follows (in thousands):

	2009	2008
Deferred tax assets:
Net operating loss carryforwards	$354,762	$348,395
Property impairment	80,249	80,249
Accounts receivable reserve	702	1,051
Other	14,085	13,097

	449,798	442,792

Deferred tax liabilities:
Property	(101,545)	(98,091)
Other	(8,613)	(8,097)

	(110,158)	(106,188)

Net deferred tax assets	339,640	336,604
Valuation allowance	(339,640)	(336,604)

Net deferred income tax liabilities	$—	$—

At December 31, 2009, the Company had net operating loss carryforwards of approximately $934 million, including net operating loss carryforwards of approximately $213 million incurred by BTI prior to the date of its acquisition by the Company. These acquired net operating losses created additional deferred tax assets of $77 million, which are included in the foregoing table. At December 31, 2008, the Company had net operating loss carryforwards of approximately $917 million. The Company has established a valuation allowance for the net deferred tax assets associated with these net operating losses. The total net change in the year ended December 31, 2009 in the valuation allowance was $3 million. The Company will reduce the valuation allowance when, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will be realized. Provisions of the Internal Revenue Code limit an entity’s ability to utilize net operating loss carryforwards in the case of certain events, including significant changes in ownership interests. During the year ended December 31, 2002, the Company experienced an ownership change as defined in

Section 382 of the Internal Revenue Code. The Company’s ability to utilize pre-ownership change losses totaling approximately $152 million and pre-merger losses of BTI totaling approximately $213 million against future taxable income will be limited. The loss carryforwards expire in the years ending December 31, 2019 through December 31, 2029.

A reconciliation of the federal statutory income tax rate to the effective income tax rate for the periods presented is as follows:

	Year Ended December 31,
	2009	2008	2007
Federal statutory rate	(34)%	(34)%	(34)%
State income taxes, net of federal benefit	(4)	(4)	(4)
Permanent differences	9	(3)	20
Increase in valuation allowance	29	41	18

Effective income tax rate	0%	0%	0%

Generally, the losses resulting from the extinguishment of debt through issuance of equity reported in the accompanying consolidated statements of operations and comprehensive loss are non-deductible and are included in permanent differences in the rate reconciliation above for the year ended December 31, 2007.

On January 1, 2007, the Company adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”) (included in ASC Topic 740), and applied FIN 48 to all open tax positions upon initial adoption. The Company recognized no cumulative effect as an adjustment to tax liabilities and opening balance of accumulated deficit upon adoption of FIN 48. The Company had recorded no liability for unrecognized tax benefits at December 31, 2009 and December 31, 2008. The Company’s policy is to classify interest and penalties related to unrecognized tax benefits in income tax expense. As of December 31, 2009, the Company had no accrued interest and penalties related to unrecognized tax benefits.

ITC^DeltaCom and its subsidiaries file U.S. federal income tax returns, and income tax returns in various state jurisdictions. ITC^DeltaCom and its subsidiaries are no longer subject to U.S. federal and state income tax examinations by tax authorities for tax years before 2006, except in a limited number of state jurisdictions in which the operations of ITC^DeltaCom and its subsidiaries individually and collectively are not significant for tax years prior to 2006.

9.	Equity Interests

2007 Recapitalization

On July 31, 2007, ITC^DeltaCom completed transactions in which it eliminated all series of its previously authorized preferred stock and substantially all related stock warrants principally in exchange for common stock, and raised additional funds from sales of its capital stock. Immediately after the completion of the transactions, ITC^DeltaCom’s outstanding capital stock consisted of approximately 66,970,000 shares of common stock and 412,215 shares of a new issue of preferred stock convertible into a maximum of 13,603,095 shares of common stock.

Prior to the recapitalization on July 31, 2007, ITC^DeltaCom’s outstanding capital stock and convertible securities consisted of:

•	approximately 18,770,000 shares of common stock;

•

approximately 201,882 shares of 8% Series A convertible redeemable preferred stock (the “Series A preferred stock”) issued on October 29, 2002, which at July 31, 2007 were convertible into a total of approximately 1,200,000 shares of ITC^DeltaCom’s common stock at a conversion price of $17.15 per share of common stock;

•

approximately 607,087 shares of 8% Series B convertible redeemable preferred stock (the “Series B preferred stock”), of which 350,000 shares were issued on October 6, 2003 and 150,000 shares were issued on November 11, 2004, which at July 31, 2007 were convertible into a total of approximately 6,700,000 shares of ITC^DeltaCom’s common stock at a conversion price of $9.00 per share of common stock;

•

approximately 1,020,000 Series A warrants to purchase approximately 340,000 shares of common stock issued on October 29, 2002, which at July 31, 2007 had an exercise price of $15.35 per share of common stock;

•

3,000,000 Series B warrants to purchase approximately 1,000,000 shares of common stock, issued on October 6, 2003 to the Welsh Carson securityholders in connection with the sale of the Series B preferred stock on that date, which at July 31, 2007 had an exercise price of $25.50 per share of common stock;

•

20,000,000 Series C warrants to purchase approximately 6,600,000 shares of common stock, issued on March 29, 2005 to the Welsh Carson securityholders in connection with a restructuring of the Company’s indebtedness completed in March 2005, which at July 31, 2007 had an exercise price of $1.80 per share of common stock; and

•

9,703,505 Series D warrants first exercisable on June 30, 2007, of which 9,000,000 warrants were issued on July 26, 2005 to TCP funds in connection with their third lien note purchase on that date, which at July 31, 2007 had an exercise price determined to be $.01 based on the Company’s consolidated EBITDA (as defined for purposes of such warrants). Each Series D warrant entitled the holder to purchase one share of a new issue of the ITC^DeltaCom’s 8% Series C convertible redeemable preferred stock (the “Series C preferred stock”) and a portion of an additional share equal to the cumulative amount of payment-in-kind dividends that would have accrued with respect to one share from the warrant issue date through the warrant exercise date if such share had been outstanding. Each share of Series C preferred stock was convertible into .4445 of one share of common stock (subject to antidilution adjustments) and also permitted the holder of the warrant to purchase the number of shares of common stock into which the shares of Series C preferred stock otherwise issuable under the warrant would have been convertible as of the warrant exercise date.

On July 31, 2007, ITC^DeltaCom entered into agreements with various holders of the Series A preferred stock, Series B preferred stock, Series B warrants, Series C warrants and Series D warrants, pursuant to which ITC^DeltaCom issued a total of 23,990,004 shares of common stock upon the conversion or exchange of those securities on that date. In accounting for these transactions, the Company valued the shares of common stock issued for the conversion and redemption of preferred stock, as further described below, at $8.50 per share based on the closing sale price of the common stock on July 30, 2007, as reported on the OTC Bulletin Board. Pursuant to the agreements, the Company:

•

recognized a charge to its common stockholders of approximately $5.5 million in the accompanying consolidated statements of operations and comprehensive loss for the year ended December 31, 2007, as the result of the issuance of 1,747,929 shares of common stock valued at $14.9 million upon the conversion of 50% of the 201,882 outstanding shares of Series A preferred stock and the redemption for $11.0 million of cash of the remaining 50% of the outstanding shares of Series A preferred stock;

•

recognized a charge to its common stockholders of approximately $38.8 million in the accompanying consolidated statements of operations and comprehensive loss for the year ended December 31, 2007, as the result of the issuance of 11,735,080 shares of common stock valued at $99.7 million upon the conversion of all 607,087 outstanding shares of Series B preferred stock by the Welsh Carson securityholders;

•

recognized the exchange at book value of $4.8 million of all 3,000,000 outstanding Series B warrants for 5,789 shares of common stock, of which 5,306 shares were issued to Welsh Carson securityholders and 483 shares were issued to an unrelated party;

•	recognized the exchange at book value of $7.6 million of all 20,000,000 outstanding Series C warrants for 4,902,557 shares of common stock issued to Welsh Carson securityholders; and

•

recognized the exchange at book value of $13 million of 9,000,000 Series D warrants for 5,598,649 shares of common stock, of which 4,242,717 shares were issued to TCP funds in exchange for 6,820,293 outstanding Series D warrants held by such funds.

On July 31, 2007, in connection with the 2007 refinancing and recapitalization described above and in Note 7, the Company received total gross proceeds of $62.2 million from the following sales of ITC^DeltaCom’s capital stock for cash, including:

•

gross proceeds of $21 million received from the sale of 6,937,724 shares of common stock to Welsh Carson securityholders, for which the Company recognized a charge to its retained deficit for a special distribution to its stockholders of $38 million, which represented the excess of the trading value of $8.50 per share over the purchase price of $3.03 per share for the shares sold; and

•

gross proceeds of $41.2 million from the sale of 412,215 shares of a new issue of ITC^DeltaCom’s 6% Series H convertible redeemable preferred stock (the “Series H preferred stock”) to institutional investors at a purchase price of $100 per share and at an aggregate purchase price of $41.2 million.

The Company recognized a beneficial conversion feature discount on the Series H preferred stock at its intrinsic value, which was the fair value of the common stock of $7.40 per share at July 16, 2007, the commitment date for the Series H preferred stock investment, less the effective conversion price of $3.03 per share, or $4.37 per share, but limited to the $41.2 million of proceeds received from the sale. The Company recognized the $41.2 million beneficial conversion feature as an increase in paid in capital in the accompanying consolidated balance sheets. The beneficial conversion discount was accreted to the January 29, 2008 date of redemption and conversion, and recognized as a charge to common stockholders.

On January 29, 2008, ITC^DeltaCom sold 9,928,779 shares of its common stock for $3.03 per share and received gross proceeds of approximately $30.1 million pursuant to the exercise of non-transferable rights distributed to ITC^DeltaCom’s stockholders in connection with a rights offering of its common stock. ITC^DeltaCom used all of the proceeds of the rights offering to redeem a total of 300,842 shares of its Series H preferred stock on January 29, 2008. In connection with the consummation of the rights offering, ITC^DeltaCom issued on the same date to the three institutional holders of the Series H preferred stock a total of 3,675,306 shares of common stock valued at $3.03 per share, or approximately $11.1 million in total, upon the conversion of a total of 111,373 unredeemed shares of Series H preferred stock owned by such holders. The Company recorded this conversion and redemption as a reduction of approximately $11.1 million of the outstanding book value of the Series H preferred stock and an increase in common stock par value and additional paid-in capital of approximately $11.1 million. The Company recognized the accretion of the beneficial conversion discount as a charge to common stockholders in the amount of $34.3 million for the year ended December 31, 2007 and $6.9 million for the year ended December 31, 2008 included in the accompanying consolidated statements of operations and comprehensive loss.

Prior to fixing the terms of the 2007 recapitalization, the Company solicited proposals for the sale of the common stock from investment banking institutions. The Company negotiated a firm commitment from one of the institutions to purchase common stock at a price of $3.03 per share and paid a nonrefundable commitment fee of $1.6 million. Upon securing a commitment for sale of the Series H preferred stock, the Company terminated the commitment with the investment banking institution and recognized the termination expense in the consolidated statements of operations and comprehensive loss for the three months ended September 30, 2007.

Convertible Redeemable Preferred Stock

Dividends accrued on the Series A preferred stock and the Series B preferred stock at an annual rate of 8% until the redemption or conversion of such preferred stock on July 31, 2007. Under its certificate of incorporation, ITC^DeltaCom had the option, instead of paying cash dividends on either series of preferred stock, to pay dividends on such series in additional shares of that series. From its initial issuance of the Series A preferred stock on October 29, 2002 and initial issuance of the Series B preferred stock on October 6, 2003, ITC^DeltaCom paid all accrued dividends on the Series A and Series B preferred stock solely in the form of payment-in-kind dividends through the quarterly dividend period ended June 30, 2006. Solely for purposes of calculating the dividend amount, in accordance with the terms of the preferred stock, each share of preferred stock issued as a payment-in-kind dividend was valued at its liquidation preference of $100. In addition, the Company accreted through the redemption date of each series of preferred stock the discount arising when shares of such series were issued.

Effective for the quarterly dividend period ended September 30, 2006, ITC^DeltaCom suspended indefinitely the quarterly payment of dividends on its Series A preferred stock and Series B preferred stock to comply with provisions of the Delaware General Corporation Law that condition payment of dividends on compliance with specified financial tests. Because ITC^DeltaCom did not comply with such financial tests, it did not pay dividends on the outstanding shares of the Series A or Series B preferred stock for the quarterly dividend periods ended from and including September 30, 2006 through June 30, 2007. The total cumulative amount of such dividends that were accrued and unpaid as of the July 31, 2007 date of redemption and conversion of such preferred stock was $1.8 million on the Series A preferred stock and $5.5 million on the Series B preferred stock.

The Series H preferred stock ranked senior to the common stock and each other class of capital stock with respect to dividend rights and distributions upon the liquidation, dissolution or winding up of ITC^DeltaCom. Each share of Series H preferred stock had a stated liquidation preference of $100 and was entitled to receive cash dividends at an annual rate of 6% from the date of issue. ITC^DeltaCom was obligated to pay an amount equal to accrued cash dividends with respect to such shares when redeemed by ITC^DeltaCom or converted into common stock by January 31, 2008.

Stock Incentive Plans

The Company maintains two stock-based employee compensation plans, consisting of the ITC^DeltaCom, Inc. Amended and Restated Stock Incentive Plan (the “Stock Incentive Plan”) and the ITC^DeltaCom, Inc. Amended and Restated Executive Stock Incentive Plan.

The Compensation Committee of ITC^DeltaCom’s Board of Directors administers the Stock Incentive Plan and approves the recipients of grants under the plan and the terms of any awards. Awards under the Stock Incentive Plan may be made in the form of stock options, restricted stock, stock units, unrestricted stock, stock appreciation rights, performance awards, annual incentive awards and any combination of the foregoing. At December 31, 2009, 4,072,656 shares of common stock remained available for grant under the Stock Incentive Plan. On February 6, 2008, the Board of Directors, upon the recommendation of the Compensation Committee, approved amendments to the Stock Incentive Plan that increased by 3,300,000 shares to 6,305,334 shares the total number of shares of common stock that may be issued under the Stock Incentive Plan and fixed the termination date of the Stock Incentive Plan, as amended, as the tenth anniversary of the amendment date. On August 5, 2009, the Board of Directors, upon the recommendation of the Compensation Committee, approved amendments to the Stock Incentive Plan that increased by 5,000,000 shares to 11,305,334 shares the total number of shares of common stock that may be issued under the Stock Incentive Plan. Option vesting schedules generally range from 25% of the shares subject to the option over a four-year vesting period to one-third of the shares subject to the option over a three-year vesting period. A limited number of shares are subject to vesting over a two-year period. The option price for any option may not be less than 100% of the fair market value of the stock covered by the option on the date of grant.

The sole stock awards issuable pursuant to the ITC^DeltaCom, Inc. Amended and Restated Executive Stock Incentive Plan are the awards described below under “Equity Grants.” The only participants in this plan, which is administered by ITC^DeltaCom’s Board of Directors, are the Company’s three senior officers who have received such awards.

Equity Grants

In February 2005, as an inducement material to their entering into employment with the Company, the Company agreed to grant to three newly hired senior officers a total of 7.25% of each class or series of ITC^DeltaCom’s equity securities, calculated on a fully diluted basis. The equity securities subject to the original grants consisted of units for ITC^DeltaCom’s common stock, Series A preferred stock and Series B preferred stock as of March 29, 2005 and, in addition, Series D warrants as of July 26, 2005. Until such awards were amended as of July 31, 2007 and December 31, 2007 as discussed below, of each class of securities, 60% of the securities vested ratably over three years on each anniversary of the officer’s initial employment date and 40% of the securities were subject to vesting based on future achievement of performance objectives. Stock-based compensation expense equal to the $4.4 million fair market value of the units for the common stock, Series A preferred stock and Series B preferred stock as of March 29, 2005 was being recognized for 60% of each class of securities over the three-year vesting period which began in the three months ended March 31, 2005 and, until such awards were amended as of December 31, 2007, for 40% of each class of securities based on the Company’s best estimate of expected performance results adjusted for subsequent changes in results over the term of the agreements. Stock-based compensation expense equal to the $1.1 million fair market value of the Series D warrants as of July 26, 2005 was being recognized for 60% of the Series D warrants over the three-year vesting period and, until such awards were amended as of December 31, 2007, for 40% of the Series D warrants based on the Company’s best estimate of expected performance results adjusted for subsequent changes in results over the term of the agreements.

The Company did not recognize any stock-based compensation expense in the years ended December 31, 2007, 2008 and 2009 in connection with the performance-based awards based upon its estimate of expected performance results adjusted for actual results in those years and projected future performance results, because achievement of the performance objectives was not considered probable.

Effective on July 31, 2007, to adjust the compensatory equity awards granted in the year ended December 31, 2005 to the three senior officers for the 2007 refinancing and recapitalization, ITC^DeltaCom’s Board of Directors approved amendments to outstanding stock unit awards for a total of 14,017 shares of Series A preferred stock and 42,138 shares of Series B preferred stock and outstanding awards of 703,505 Series D warrants to convert those awards into grants of common stock units for a total of 1,575,171 shares of common stock. The vesting provisions applicable to the foregoing common stock units are the same as the vesting provisions of the awards that were amended. Common stock units for approximately 945,000 shares represent the 60% of the amended awards that vest over a period of three years, which began in the three months ended March 31, 2005. Accordingly, the Company accounted for the amendments to the outstanding stock unit awards as a modification of the stock incentives in the year ended December 31, 2007. The Company determined the incremental compensation cost as the difference in the fair value of the awards immediately after the 2007 refinancing and recapitalization compared to the fair value of the awards immediately before the 2007 refinancing and recapitalization, and recognized $2.4 million of the compensation cost attributable to the portion of the units vested as of the 2007 refinancing and recapitalization date of July 31, 2007 in selling, operations and administration expense in the accompanying consolidated statements of operations and comprehensive loss for the year ended December 31, 2007. As of July 31, 2007, in connection with the modification, the Company began recognizing additional compensation cost of approximately $84,000 monthly over the remaining vesting period of the stock units, which was approximately seven months.

On December 21, 2007, the Board of Directors approved amendments to the vesting provisions of stock units for approximately 715,000 shares of common stock which provided that such stock units would vest as of

December 31, 2007. Before the amendments, such awards had been subject to vesting based on the Company’s attainment of at least $90 million of earnings before interest, taxes, depreciation, amortization, and other specified items during a period of four consecutive quarters, and represented one-half of the 40% of the securities that had been subject to performance-based achievement. Following the amendments, approximately 715,000 shares of common stock are subject to future vesting based on the Company’s attainment of at least $105 million of earnings before interest, taxes, depreciation, amortization, and other specified items during a period of four consecutive quarters during the remaining term of the agreements, which are automatically extended for successive one-year periods in February of each year unless otherwise terminated. At the date of such amendments to the vesting provisions, achievement of that performance objective was not expected to be satisfied. The Company accounted for such amendments as a modification of the awards. When the original performance vesting condition is not probable of achievement at the date of modification, the cumulative compensation cost related to the modified award if vesting occurs is the award’s fair value at the date of the modification. The Company determined the fair value of the awards at December 31, 2007 based on the closing sale price of the common stock as reported on the OTC Bulletin Board to be approximately $3.6 million, which it recognized in selling, operations and administration expense in the accompanying consolidated statements of operations and comprehensive loss for the year ended December 31, 2007.

Stock-Based Compensation Accounting Policy

The Company recognizes the compensation cost associated with equity instruments based on grant-date fair value of the award. The fair value of stock options is estimated using a Black-Scholes option pricing model. The cost of equity awards granted to employees is recognized over the period on a straight-line basis during which an employee is required to provide service in exchange for the award, which is the vesting periods of the awards. Generally, the restricted stock units and stock options awarded are classified as equity. The Company has awarded to certain officers of the Company equity instruments, including certain restricted stock units and stock options, that it classified as a liability in the three months ended December 31, 2009. The Company withheld an amount of shares upon the exercise of options and delivery of shares subject to the restricted stock units to these officers to satisfy the employer’s statutory tax withholding requirements in an amount greater than the minimum statutory requirement, which causes liability classification for such awards to the officers. Accordingly, the Company recognized a share-based liability equal to the portion of the awards attributed to past service at the award’s fair value on December 31, 2009, reclassifying the amount previously recognized in equity to a liability, and recognized an additional $473,000 as non-cash compensation cost. As of December 31, 2009, the total liability recorded in the accompanying consolidated balance sheet for option share-based compensation awards was $569,000 and the total liability recorded for restricted stock unit compensation awards was $1.2 million.

Restricted Stock Units

Restricted stock units awarded under the Stock Incentive Plan were granted to the recipients at no cost. The fair value of restricted stock units awarded was calculated using the closing value of the common stock on the grant date and is being amortized over the restriction lapse periods of the awards. As of December 31, 2009, the total compensation cost related to nonvested restricted stock units not yet recognized was $2.7 million, and the weighted average period over which this cost will be recognized is 1.7 years. The grant date fair value of restricted stock units granted in the years ended December 31, 2009, 2008 and 2007 was approximately $1.5 million, $4.9 million and $596,000, respectively. Restrictions on transfer lapse over two-year to four-year periods. The table below summarizes activity in restricted stock units for each year in the three-year period ended December 31, 2009.

	Shares	Weighted Average Grant Date Fair Value
Nonvested as of December 31, 2006	1,034,881	$2.49
Restricted stock units granted	112,500	$5.30
Lapse of restrictions	(373,759)	$2.99
Forfeited	(19,958)	$3.45

Nonvested as of December 31,2007	753,664	$2.66
Restricted stock units granted	1,572,072	$3.10
Lapse of restrictions	(371,715)	$2.58
Forfeited	(129,674)	$2.81

Nonvested as of December 31, 2008	1,824,347	$3.00
Restricted stock units granted	1,886,256	$0.78
Lapse of restrictions	(866,712)	$2.70
Forfeited	(173,192)	$1.94

Nonvested as of December 31, 2009	2,670,699	$1.60

Stock Options

Valuation Assumptions

The Company selected a Black-Scholes valuation model as the method for determining the fair value of its equity awards and uses the modified prospective transition method, which requires that compensation cost be recognized in the financial statements for all awards granted after the date of adoption of SFAS 123R (included in ASC Topic 718) as well as for existing awards for which the requisite service has not been rendered as of the date of adoption. The Company recognizes compensation cost on a straight-line basis over the vesting periods of the awards. See Note 1.

There were no stock option awards granted under the Stock Incentive Plan during the years ended December 31, 2008 and December 31, 2007.

In August 2009, the Company granted nonqualified stock options with an exercise price of $1.25 per option to purchase 1,600,000 shares of common stock to a senior officer that vest up to 25% following each of calendar years 2009 through 2012 based on achievement of the performance objectives specified for that calendar year by the terms of the grant. Any portions of the options that do not vest following any calendar year due to failure to achieve the performance objectives specified for that calendar year will vest following a subsequent calendar year in which the performance objective is achieved. Otherwise, in any event, if the officer continues in employment with the Company, the options will vest on the six-year anniversary of the grant date with respect to any shares for which the options have not previously vested. The grant date fair value of the options equal to the

$1.3 million total value was determined based on a Black-Scholes valuation model. These options are included in the options determined by the Company to require liability classification at December 31, 2009. The Company determined the fair value of the options at December 31, 2009 to be $2.1 million based on a Black-Scholes valuation model. Based on the Company’s best estimate of expected performance results and the revaluation of the options at December 31, 2009, stock-based compensation expense of $515,000 was recognized in 2009 related to these options. The Company also granted to the senior officer at the same date nonqualified stock options with an exercise price of $1.25, to purchase 400,000 shares of common stock that vest ratably over four years on the related anniversaries of the grant date. The grant date fair value of the options equal to $320,000 was determined based on a Black-Scholes valuation model. These options are also included in the options determined by the Company to require liability classification at December 31, 2009. The Company determined the fair value of the options at December 31, 2009 to be $514,000 based on a Black-Scholes valuation model. Stock-based compensation expense of $54,000 was recognized in the year ended December 31, 2009 related to these options. The fair value of each option grant was estimated on the date of grant and at December 31, 2009 using the following assumptions: 3.21% risk free interest rate; 0.00% expected dividend yield; 0.00% forfeitures; 6.0 years expected lives; and 70% volatility. The rate of estimated forfeitures was based on the expectation for the position of the grant recipient.

The table below summarizes stock option activity for each year in the three-year period ended December 31, 2009:

	Shares	Weighted Average Exercise Price Per Option
Outstanding at December 31, 2006	657,652	$12.43
Granted	—	—
Exercised	(29,167)	$4.30
Forfeited	(92,532)	$13.12

Outstanding at December 31, 2007	535,953	$12.74
Granted	—	—
Exercised	—	—
Forfeited	(160,591)	$13.02

Outstanding at December 31, 2008	375,362	$12.62
Granted	2,000,000	$1.25
Exercised	—	—
Forfeited	(9,596)	$14.90

Outstanding at December 31, 2009	2,365,766	$3.00

The table below sets forth for stock options, the exercise price range, number of shares, weighted average exercise price and remaining contractual lives by groups of similar price and grant date at December 31, 2009:

Range of Exercise Prices	Outstanding as of Dec. 31, 2009	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Exercisable as of Dec. 31, 2009	Weighted Average Exercise Price
$1.25	2,000,000	9.6	$1.25	400,000	$1.25
$1.68	50,668	5.4	$1.68	50,668	$1.68
$5.46-$7.80	95,988	2.8	$7.57	95,988	$7.57
$11.10-$13.86	37,770	4.0	$12.16	37,770	$12.16
$15.84-$21.27	181,340	3.1	$18.33	181,340	$18.33

At December 31, 2009, options to purchase 765,766 shares of the common stock with a weighted average exercise price of $6.65 per share were exercisable by employees of the Company. At December 31, 2009, the aggregate intrinsic value of vested exercisable stock options was $249,000.

The Company recognized stock-based compensation in the total amount of $ 3.0 million, $2.2 million and $9.2 million for the years ended December 31, 2009, December 31, 2008 and December 31, 2007, respectively, including compensation related to stock option awards, to restricted stock units granted in the current and prior years, and through March 31, 2009, to equity securities granted to three officers in the year ended December 31, 2005, and to modification in the year ended December 31, 2007 of awards granted to such senior officers.

10.	Commitments and Contingencies

Purchase Commitments

At December 31, 2009, the Company had entered into agreements with vendors to purchase approximately $6.2 million of equipment and services during the year ending December 31, 2010 related to the improvement and installation of switches, other network equipment and certain services.

Regulatory Proceedings

The Company is a party to numerous regulatory proceedings affecting the segments of the communications industry in which it operates, including regulatory proceedings before various state public utility commissions and the FCC, particularly in connection with actions by AT&T Inc., and other incumbent local telephone companies. The Company anticipates that these companies will continue to pursue arbitration, litigation, regulations and legislation in states within the Company’s primary eight-state market to reduce both wholesale and retail regulatory oversight and state regulation over their rates and operations. These companies also are actively pursuing major changes in the federal communications laws through litigation and legislation that would adversely affect competitive carriers, including the Company. The Company may not succeed in its challenges to these or other similar actions that would prevent or deter it from successfully competing with the incumbent carriers.

The Company is subject to audits by various federal, state and local regulatory agencies related to a variety of regulatory fees, income, operating and telecommunication taxes and is engaged in such audits in the ordinary course of its business. The Company believes that its recorded liabilities at December 31, 2009 related to the expected results of such proceedings are appropriate.

Legal Proceedings

In the normal course of business, the Company is subject to various litigation. Management does not believe that there are any legal proceedings pending against the Company, other than those described below, that, if determined in a manner adverse to the Company, likely could have a material adverse effect on the Company’s financial position or results of operations.

Proceedings Affecting Rights-of-Way. To maintain its fiber optic network, the Company has obtained easements, rights-of-way, franchises and licenses from various third parties, including actual and potential competitors, local governments, private real property owners and others. The Company may not be able to continue to use or have access to all of its existing easements, rights-of-way, franchises and licenses or to renew or replace them after they expire. Since 2001, numerous third parties have initiated legal proceedings in a number of states challenging some of the Company’s licenses to use the rights-of-way of others, including its licenses to use the rights-of-way of Georgia Power Company (“Georgia Power”), Gulf Power Company (“Gulf Power”) and Mississippi Power Company (“Mississippi Power”). The plaintiffs’ lawsuits claim that the Company may not use some or all of the fiber optic communications lines on the rights of way that cross the plaintiffs’ properties and that such actions exceed the easements or other property rights held by the Company or its co-defendants, Georgia Power, Gulf Power and Mississippi Power. The plaintiffs assert claims for, among other things, trespass and unjust enrichment and seek compensatory and punitive damages and injunctive relief. The Company believes that it has complied with applicable laws and that the plaintiffs’ claims are without merit. The lawsuits relating to the easement rights in Georgia were resolved in 2006 in favor of the Company and Georgia Power. To date, the

Company, together with its co-defendants, Gulf Power and Mississippi Power, as applicable, has entered into agreements with plaintiffs in substantial number of the actions pending against the Company to clarify the easement rights in Florida and Mississippi. These agreements have been approved by the Circuit Court of Gadsden County, Florida and the Circuit Courts of Harrison County and Jasper County, Mississippi (First Judicial Circuit), and dismissals of the related cases have occurred or are in progress. These agreements, and the payment of settlement amounts thereunder, did not have a material adverse effect on the Company’s financial position or results of operations. As of December 31, 2009, pending proceedings or disputes, not settled or otherwise resolved, affected approximately 40 route miles of the Company’s network. If some of these or similar future challenges are successful, or if the Company otherwise is unsuccessful in maintaining or renewing its rights to use its network easements, rights-of-way, franchises and licenses, the Company may be compelled to abandon significant portions of its network, which would require it to incur additional expenditures and to pay substantial monetary damages.

In August 2001, the Company filed suit in the Superior Court of Troup County, Georgia, against Southern Telecom, Inc., Alabama Power Company, Georgia Power, Mississippi Power, Gulf Power and related entities from which the Company has obtained by agreement use of rights-of-way for its fiber optic telecommunications networks. The Company seeks a declaratory judgment that the defendants are legally required to use their best efforts to defend the Company against any claims that the Company does not have the right to use the rights-of-way granted to these entities and to defend, indemnify and hold the Company harmless against all such claims. The Company filed for summary judgment in December 2001, and the defendants subsequently filed a motion for summary judgment. The defendants also have filed a counterclaim requesting, among other relief, that the Company reimburse them for the cost of perfecting the applicable rights-of-way. In September 2004, the court issued an order denying the Company’s motion and the defendants’ motion for summary judgment and staying the proceeding pending a final determination of the property owner proceedings that form the basis for the Company’s claims. In January 2005 the Georgia Court of Appeals denied the Company’s appeal of this order on procedural grounds. The proceeding remains stayed pending developments in the various proceedings described above or previously resolved affecting the rights-of-way of Mississippi Power, Gulf Power and Georgia Power used by the Company. An adverse outcome on the counterclaim, or an adverse outcome against the Company in one or more of the rights-of-way lawsuits, individually or in the aggregate, could have a material adverse effect on the Company’s financial condition or results of operations.

11.	Employee Benefit Plans

Employees of the Company participate in the Company’s 401(k) defined contribution plan. The Company offered matching of employee contributions at a rate of 50% on the first 4% of employee contributions for the years ended December 31, 2009, 2008 and 2007. Total matching contributions made to the Company’s plan and charged to expense by the Company for the years ended December 31, 2009, 2008 and 2007, were $779,000, $771,000 and $834,000, respectively. No discretionary contributions were made for any of the years ended December 31, 2009, 2008 or 2007.

12.	Related Party Transactions

The following is a summary of certain transactions during the years ended December 31, 2009, 2008 and 2007 among the Company and its directors, executive officers, beneficial owners of more than 5% of its common stock, Series A preferred stock or Series B preferred stock, and certain entities with which the foregoing persons are affiliated or associated.

Transactions With the Welsh, Carson, Anderson & Stowe Group and the Welsh Carson Securityholders

The members from time to time of the Welsh, Carson, Anderson & Stowe Group have collectively constituted the Company’s largest common stockholder since October 29, 2002 and the largest Series B preferred stockholder from the initial issuance of the Series B preferred stock on October 6, 2003 through the conversion of the Series B preferred stock on July 31, 2007 in connection with the 2007 refinancing and recapitalization. The current members of the Welsh, Carson, Anderson & Stowe Group are investment funds and other persons affiliated with Welsh, Carson, Anderson & Stowe, which is a private equity investment firm. The current members of the Welsh, Carson, Anderson & Stowe Group, together with certain former affiliates and former and current employees of Welsh, Carson, Anderson & Stowe, constitute the Welsh Carson securityholders referred to elsewhere in these notes to consolidated financial statements. Various of the Welsh Carson securityholders and members of the Welsh, Carson, Anderson & Stowe Group have served as directors of the Company since October 6, 2003.

In connection with refinancing transactions it completed in July 2005 (the “2005 refinancing”), the Company issued $20.8 million in principal amount of third lien notes to the Welsh Carson securityholders in exchange for $20 million principal amount of notes plus capitalized interest evidencing a subordinated secured loan the Welsh Carson securityholders had extended to the Company in March 2005. For the year ended December 31, 2007, the Welsh Carson securityholders, including four of the Company’s directors, received total interest payments, including interest paid in kind, of approximately $2.3 million on their third lien notes.

On July 31, 2007, in connection with the 2007 refinancing and recapitalization, ITC^DeltaCom issued common stock to the Welsh Carson securityholders in exchange for third lien notes, Series B warrants and Series C warrants and upon the conversion of Series B preferred stock held by the Welsh Carson securityholders, and sold shares of common stock to the Welsh Carson securityholders for cash. See Notes 7 and 9 for information about these transactions.

Transactions With Affiliates of TCP

Pursuant to their governance agreement with the Company, which they entered into in July 2005 in connection with their purchase of first lien notes and third lien notes in the 2005 refinancing, investment funds (the “TCP funds”) managed by or otherwise affiliated with Tennenbaum Capital Partners, LLC (“TCP”) have designated two representatives to ITC^DeltaCom’s Board of Directors. For the year ended December 31, 2007, TCP funds received total interest payments, including interest paid in kind, of $3.4 million on their first lien notes that were repaid on July 31, 2007 and total interest payments, including interest paid in kind, of $2.1 million on their third lien notes that were repaid on July 31, 2007. In connection with the 2007 refinancing and recapitalization, the Company paid to the TCP funds $51.3 million principal amount of first lien notes and a prepayment penalty of $1.6 million.

On July 31, 2007, in connection with the 2007 refinancing and recapitalization, ITC^DeltaCom issued common stock to TCP funds in exchange for third lien notes and Series D warrants held by such TCP funds. See Notes 7 and 9 for information about these transactions.

On July 31, 2007, in connection with the 2007 refinancing and recapitalization, TCP funds provided the $75 million second lien credit facility. For the years ended December 31, 2009, 2008 and 2007, the TCP funds received total interest payments of $6.4 million, $8.4 million and $4.1 million, respectively, on this facility. TCP funds also acquired a portion of the first lien term loan facility due July 31, 2013 through syndication. For the years ended December 31, 2009, 2008 and 2007, the TCP funds received total interest payments of $4.2 million, $5.6 million and $2.5 million, respectively, on this facility. As of December 31, 2009, the TCP funds had extended a total of $78.3 million principal amount of loans under the first lien term loan facility.

Transactions With H Partners, LP

On July 24, 2007, H Partners Capital, LLC, H Partners Management, LLC, H Partners, LP and Rehan Jaffer reported in a statement filed with the Securities and Exchange Commission that they beneficially owned more than 5% of the Company’s common stock. In connection with the 2007 refinancing and recapitalization, the Company sold to H Partners, LP 237,215 shares of a new issue of its Series H preferred stock at $100 per share for a total purchase price of $23.7 million.

Transactions With Knology, Inc. and Subsidiaries

The Company entered into the transactions with Knology, Inc. (“Knology”) and its subsidiaries described below. Two of the Company’s directors for a portion of 2005, Campbell B. Lanier, III and Donald W. Burton, each have reported beneficial ownership of more than 5% of the outstanding common stock of Knology since at least 2003. Messrs. Lanier and Burton beneficially owned more than 5% of the outstanding shares of the Company’s Series A preferred stock since the Series A preferred stock was first issued in October 2002 until the redemption and conversion of the Series A preferred stock on July 31, 2007 in connection with the 2007 refinancing and recapitalization. Mr. Lanier has served as Chairman and Mr. Burton as a director of Knology. As of July 31, 2007, Messrs. Lanier and Burton were no longer holders of more than 5% of any class of the Company’s voting capital stock.

The Company sold capacity on its fiber optic network to Knology and its subsidiaries and provided Knology and its subsidiaries with long distance and carrier-switched long distance service, as well as with director assistance and operator services. The Company also provided directory assistance and operator services to Knology and some of its subsidiaries. The Company recorded revenues of approximately $2.8 million for all of these services for the year ended December 31, 2007.

The Company purchased feature group access and other services from Knology and its subsidiaries totaling approximately $689,000 for the year ended December 31, 2007.

Transactions With Affiliates of J. Smith Lanier, II

J. Smith Lanier, II was the beneficial owner of more than 5% of the Series A preferred stock until the redemption and conversion of the Series A preferred stock on July 31, 2007 in connection with the 2007 refinancing and recapitalization. Mr. Lanier also is the Chairman and a significant stockholder of J. Smith Lanier & Co., an insurance placement company.

J. Smith Lanier & Co. provided the Company with insurance brokerage services, including the negotiation and acquisition on behalf of the Company of various insurance policies with third-party insurers. The gross premium for policies obtained by J. Smith Lanier & Co. on behalf of the Company totaled $1.7 million for the year ended December 31, 2007, and included a payment of $125,000 in the year ended December 31, 2007 for risk management services provided by J. Smith Lanier & Co.

The Company provided retail services, including local and long distance telephone services and data and Internet services, to J. Smith Lanier & Co. Revenues attributable to J. Smith Lanier & Co. for the Company’s provision of these services totaled approximately $715,000 for the year ended December 31, 2007.

Transactions With Affiliates of Campbell B. Lanier, III

ITC Holding Company, LLC, is a single-member limited liability company managed and wholly owned by Campbell B. Lanier, III. The Company paid a total of approximately $21,000 for the year ended December 31, 2007, to ITC Holding Company, LLC for the use of business conference facilities. The Company recorded revenues of approximately $2,000 in the year ended December 31, 2007 for telecommunications services that it furnished to ITC Holding Company, LLC.

Other Transactions

CT Communications, Inc., which was the beneficial owner of more than 5% of the Series A preferred stock from December 2004 until the redemption and conversion of the Series A preferred stock on July 31, 2007 in connection with the 2007 refinancing and recapitalization, purchased operator services from the Company. The Company billed CT Communications, Inc. or its subsidiary $464,000 for these services for the year ended December 31, 2007.

13.	Subsequent Events

(a) Stimulus Funding

On March 2, 2010, the Company received notice that it has been awarded $9.4 million in federal stimulus funding under the American Recovery and Reinvestment Act through the Broadband Technology Opportunity program. The grant will fund a 544-mile fiber optic network expansion in Eastern Tennessee to provide middle mile broadband services to community anchor institutions and last mile service providers in speeds up to 10Gbps. The new network will enable broadband access and allow local Internet providers to connect to the Company’s network for intercity transport. In connection with the grant, the Company is required to provide matching funds of approximately $1 million in cash and $1.3 million of in-kind funds represented by dark fiber optics. The Company expects that the grant will be subject to federal compliance regulations usually associated with federal grants as well as certain conditions that are unique to the grant. The grant is contingent upon official acceptance of all of these conditions no later than April 1, 2010, unless extended.

(b) Senior Secured Notes

On April 9, 2010, ITC^DeltaCom and its wholly-owned subsidiaries closed an offering of $325 million aggregate principal amount of 10.5% senior secured notes due in 2016 (the “notes”) and a $30 million five-year senior secured revolving credit facility. The Company sold the notes in transactions not subject to the registration requirements of the Securities Act of 1933 (the “Securities Act”). The Company sold the notes at an offering price of 97.857% of the principal amount of the notes. The Company applied the gross proceeds of approximately $318 million it received from the sale of the notes to repay $305.5 million aggregate amount of indebtedness, including all principal plus accrued and unpaid interest, outstanding under its then-existing first lien and second lien senior secured credit facilities and its former revolving credit facility, which were terminated. The notes accrue interest at a rate of 10.5% per year from April 9, 2010. Interest on the notes is payable semi-annually in cash in arrears on April 1 and October 1 of each year, commencing on October 1, 2010. The notes will mature on April 1, 2016.

The Company may redeem some or all of the notes, at any time before April 1, 2013, at a redemption price equal to 100% of their principal amount plus a “make-whole” premium. The Company may redeem some or all of the notes at any time on or after April 1, 2013, at specified redemption prices declining from 105.250% to 100% of their principal amount. In addition, before April 1, 2013, the Company may redeem up to 35% of the aggregate principal amount of the notes at a redemption price equal to 110.5% of their principal amount with the net proceeds of certain equity offerings. During any 12-month period before April 1, 2013, the Company may redeem up to 10% of the aggregate principal amount of the notes at a redemption price equal to 103% of their principal amount. If (1) the Company sells certain of its assets and does not either (a) apply the net sale proceeds to repay indebtedness under the Company’s senior secured revolving credit facility, the notes, or other indebtedness secured on a first-priority basis or (b) reinvest the net sale proceeds in its business, or (2) ITC^DeltaCom experiences a change of control, the Company may be required to offer to purchase notes from holders at 100% of their principal amount, in the case of a sale of assets, or 101% of their principal amount, in the case of a change of control. The Company would be required to pay accrued and unpaid interest, if any, on the notes redeemed or purchased in each of the foregoing events of redemption or purchase.

The notes are ITC^DeltaCom’s general senior obligations and rank equally in right of payment with all of ITC^DeltaCom’s existing and future senior indebtedness. The notes are secured on a first-priority basis, along with ITC^DeltaCom’s obligations under its senior secured revolving credit facility and any future pari passu secured obligations, subject to specified exceptions and permitted liens, by substantially all of the assets of ITC^DeltaCom and its subsidiaries that are deemed to be restricted subsidiaries under the indenture governing the notes. Currently all ITC^DeltaCom subsidiaries are deemed to be restricted subsidiaries. The notes are guaranteed on a senior secured basis by each of ITC^DeltaCom’s restricted subsidiaries on the initial issue date of the notes and will be guaranteed on a senior secured basis by each future domestic restricted subsidiary, other than certain excluded subsidiaries, and by any foreign restricted subsidiary that guarantees any indebtedness of

ITC^DeltaCom or any domestic restricted subsidiary. The guarantees are the subsidiary guarantors’ general senior obligations and rank equally in right of payment with all of the subsidiary guarantors’ existing and future senior indebtedness.

The subsidiary guarantors are wholly owned, directly or indirectly, by ITC^DeltaCom, Inc. and have, jointly and severally, fully and unconditionally guaranteed, to each holder of the notes, the full and prompt performance of ITC^DeltaCom’s obligations under the notes and the indenture governing the notes, including the payment of principal (or premium, if any) and interest on the notes, on an equal and ratable basis. Further, ITC^DeltaCom has no independent assets or operations, and there are no significant restrictions on the ability of its consolidated subsidiaries to transfer funds to ITC^DeltaCom in the form of cash dividends, loans or advances. ITC^DeltaCom’s assets are comprised solely of cash representing less than 1% of consolidated assets and investments it has made in its consolidated subsidiaries, and its operations are comprised solely of changes in its investment in subsidiaries and interest associated with the senior indebtedness. Based on these facts, and in accordance with SEC Regulation S-X Rule 3-10, “Financial statements of guarantors and issuers of guaranteed securities registered or being registered,” ITC^DeltaCom will not be required to provide condensed consolidating financial information for the subsidiary guarantors.

The indenture governing the notes contains covenants that, among other things, limit ITC^DeltaCom’s ability, and the ability of ITC^DeltaCom’s restricted subsidiaries, to incur additional indebtedness, create liens, pay dividends on, redeem or repurchase ITC^DeltaCom’s capital stock, make investments or repay subordinated indebtedness, engage in sale-leaseback transactions, enter into transactions with affiliates, sell assets, create restrictions on dividend and other payments to ITC^DeltaCom from its subsidiaries, issue or sell stock of subsidiaries, and engage in mergers and consolidations. All of the covenants are subject to a number of important qualifications and exceptions under the indenture.

Registration Rights Agreement

In connection with the sale of the notes, ITC^DeltaCom entered into a registration rights agreement among ITC^DeltaCom, the subsidiary guarantors of the notes and the initial purchaser of the notes, pursuant to which the Company agreed to use commercially reasonable efforts to file, and cause to be declared effective, a registration statement with the SEC to exchange the notes for a new issue of substantially identical notes in an exchange registered under the Securities Act or, if required, to file, and cause to be declared effective, a shelf registration statement to cover resales of the notes under specified circumstances.

Upon the occurrence of any registration default under the registration rights agreement, the Company will be required in specified circumstances to pay additional interest to the holders of the notes from the date on which any such registration default occurs to the date on which all registration defaults have been cured, for a period generally ending on the earliest date on which all of the notes are no longer subject to any restrictions on transfer under the Securities Act, but in no event earlier than two years after the initial issue date of the notes. The maximum amount of additional interest payable in such event may not exceed 1.0% per annum of the principal amount of the notes. A registration default will occur if (1) ITC^DeltaCom fails either to (a) cause the exchange offer registration statement referred to above to be declared effective or to consummate the exchange offer within the periods specified in the registration rights agreement or (b) if required, cause any shelf registration statement with respect to resales of the notes to be declared effective within the period specified in the registration rights agreement or (2) the applicable registration statement is declared effective but thereafter ceases to be effective or usable, subject to specified exceptions, in connection with resales of the notes.

Revolving Credit Facility

Under the revolving credit facility, up to $30 million principal amount of borrowings may be outstanding at any time. The facility loans may be borrowed, repaid and reborrowed from time to time during the term of the facility and will mature and be payable in full on April 9, 2015. The Company will be required to prepay amounts outstanding under the revolving credit facility with the net cash proceeds from certain sales and other dispositions of its assets.

14.	Quarterly Financial Data (Unaudited)

The following table has been prepared from the financial records of the Company, without audit, and reflects all adjustments that are, in the opinion of management, necessary for a fair presentation of the results of operations for the interim periods presented (in thousands, except per share amounts). The sum of the per share amounts may not equal the annual amounts because of changes in the weighted average number of shares outstanding during the year.

2009	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Operating revenues	$121,975	$118,603	$116,399	$112,347
Operating income	4,909	4,943	5,284	915
Net loss applicable to common stockholders	(2,596)	(2,746)	(2,117)	(3,516)
Basic and diluted net loss per common share	(0.03)	(0.03)	(0.03)	(0.04)

2008	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Operating revenues	$124,783	$125,548	$124,717	$122,815
Operating income (loss)	1,845	2,324	2,360	1,798
Net loss applicable to common stockholders	(12,938)	(4,848)	(5,336)	(6,848)
Basic and diluted net loss per common share	(0.17)	(0.06)	(0.07)	(0.08)

2007	First Quarter	Second Quarter	Third Quarter(1)	Fourth Quarter(2)
Operating revenues	$121,834	$123,572	$124,762	$121,980
Operating income (loss)	(640)	498	(2,238)	(3,915)
Net loss applicable to common stockholders	(17,268)	(16,510)	(193,926)	(32,878)
Basic and diluted net loss per common share	(0.92)	(0.88)	(3.82)	(0.49)

(1)

In the third quarter of the year ended December 31, 2007, ITC^DeltaCom recorded $8.2 million of prepayment penalties on debt extinguished, $7.3 million debt issuance cost write-off, $105.3 million loss on extinguishment of debt, and $1.6 million cost of unused equity commitment, all of which were recorded in connection with the 2007 refinancing and recapitalization. In the third quarter of the year ended December 31, 2007, ITC^DeltaCom also recorded $2.4 million of stock-based compensation expense in connection with a modification of stock-based incentives. See Notes 7 and 9.

(2)

In the fourth quarter of the year ended December 31, 2007, ITC^DeltaCom recorded $3.6 million of stock-based compensation expense in connection with a modification of stock-based incentives. See Note 9.

ITC^DELTACOM, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	March 31, 2010	December 31, 2009
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$73,874	$67,786
Short-term investments (Note 4)	—	1,706
Restricted cash	957	957
Accounts receivable, less allowance for doubtful accounts of $3,491 and $3,631 in 2010 and 2009, respectively	40,805	42,835
Inventory	3,559	2,995
Prepaid expenses and other	7,078	5,563

Total current assets	126,273	121,842

PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation of $363,456 and $350,881 in 2010 and 2009, respectively	202,733	201,549

OTHER LONG-TERM ASSETS:
Goodwill	35,109	35,109
Other intangible assets, net of accumulated amortization of $18,839 and $18,204 in 2010 and 2009, respectively	1,633	2,268
Other long-term assets	7,747	7,726

Total other long-term assets	44,489	45,103

Total assets	$373,495	$368,494

The accompanying notes are an integral part of these condensed consolidated balance sheets.

ITC^DELTACOM, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	March 31, 2010	December 31, 2009
	(Unaudited)
LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable:
Trade	$29,689	$23,067
Construction	7,022	2,857
Accrued interest	673	580
Accrued compensation	4,225	9,310
Unearned revenue	19,981	20,578
Other current liabilities	20,159	20,465
Current portion of long-term debt (Note 5)	4,614	4,614

Total current liabilities	86,363	81,471

LONG-TERM LIABILITIES:
Other long-term liabilities (Note 8)	1,530	1,688
Long-term debt (Note 5)	301,588	302,059

Total long-term liabilities	303,118	303,747

COMMITMENTS AND CONTINGENCIES (Note 9)
STOCKHOLDERS’ DEFICIT:
Common stock, par value $0.01; 350,000,000 shares authorized; 83,601,225, and 81,674,270 shares issued and outstanding in 2010 and 2009, respectively	836	816
Additional paid-in capital	727,029	728,700
Accumulated deficit	(743,851)	(746,240)

Total stockholders’ deficit	(15,986)	(16,724)

Total liabilities and stockholders’ deficit	$373,495	$368,494

The accompanying notes are an integral part of these condensed consolidated balance sheets.

ITC^DELTACOM, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2010	2009
OPERATING REVENUES:
Integrated communications services	$93,118	$102,076
Wholesale services	14,289	15,618
Equipment sales and related services	3,733	4,281

TOTAL OPERATING REVENUES	111,140	121,975

COSTS AND EXPENSES:
Cost of services and equipment, excluding depreciation and amortization	49,144	56,477
Selling, operations and administration expense	40,100	43,670
Depreciation and amortization	14,822	16,919

Total operating expenses	104,066	117,066

OPERATING INCOME	7,074	4,909

OTHER (EXPENSE) INCOME:
Interest expense	(4,842)	(7,539)
Interest income	5	15
Other income	152	19

Total other expense, net	(4,685)	(7,505)

INCOME (LOSS) BEFORE INCOME TAXES	2,389	(2,596)

INCOME TAX EXPENSE (Note 6)	—	—

NET INCOME (LOSS)	$2,389	$(2,596)

BASIC NET INCOME (LOSS) PER COMMON SHARE	$0.03	$(0.03)

DILUTED NET INCOME (LOSS) PER COMMON SHARE	$0.03	$(0.03)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (Note 8):
BASIC	81,776,504	80,867,040

DILUTED	86,856,698	80,867,040

COMPREHENSIVE INCOME (LOSS):
NET INCOME (LOSS)	$2,389	$(2,596)
OTHER COMPREHENSIVE INCOME (LOSS):
Change in unrealized gains (losses) on derivative instrument designated as cash flow hedging instrument, net of tax (Note 5)	—	1,807

COMPREHENSIVE INCOME (LOSS)	$2,389	$(789)

The accompanying notes are an integral part of these condensed consolidated statements.

ITC^DELTACOM, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In thousands)

	Three Months Ended March 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$2,389	$(2,596)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	14,822	16,919
Provision for uncollectible accounts	925	1,680
Stock-based compensation	934	529
Amortization of debt issuance costs and debt discount	601	607
Net gain on sale of fixed assets	(173)	(22)
Changes in current operating assets and liabilities:
Accounts receivable, net	1,106	1,618
Inventory	(565)	390
Prepaid expenses	(1,514)	(708)
Accounts payable	6,832	4,750
Accrued interest	93	63
Unearned revenue	(598)	(333)
Accrued compensation and other accrued liabilities	(5,813)	(5,626)

Total adjustments	16,650	19,867

Net cash provided by operating activities	19,039	17,271

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(15,381)	(10,096)
Change in accounts payable—construction	4,164	1,767
Proceeds from sale of short-term investments (Note 4)	1,706	1,686
Proceeds from sale of fixed assets	183	153
Payment for accrued restructuring and merger costs	(375)	(293)
Other	(563)	(9)

Cash used in investing activities	(10,266)	(6,792)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt and capital lease obligations	(573)	(1,414)
Taxes paid on vested restricted shares (Note 7)	(2,112)	—

Cash used in financing activities	(2,685)	(1,414)

CHANGE IN CASH AND CASH EQUIVALENTS	6,088	9,065

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	67,786	56,683

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$73,874	$65,748

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Cash paid for interest	$4,147	$6,869

The accompanying notes are an integral part of these condensed consolidated statements.

ITC^DELTACOM, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(UNAUDITED)

(In thousands, except share data)

	Common Stock		Additional Paid-in Capital	Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount
BALANCE, December 31, 2009	81,674,270	$816	$728,700	$(746,240)	$(16,724)
Deferred compensation			461		461
Common stock units exercised	1,926,955	20	(20)		—
Common stock withheld for payment of taxes (Note 7)			(2,112)		(2,112)
Net income				2,389	2,389

BALANCE, March 31, 2010	83,601,225	$836	$727,029	$(743,851)	$(15,986)

The accompanying notes are an integral part of these condensed consolidated statements.

ITC^DELTACOM, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Nature of Business and Basis of Presentation

Nature of Business

ITC^DeltaCom, Inc. (“ITC^DeltaCom” and, together with its wholly-owned subsidiaries, the “Company”) provides integrated communications services in the southeastern United States. The Company delivers a comprehensive suite of high-quality data and voice communications services, including high-speed or broadband data communications (which consist of Ethernet and Internet access connectivity), local exchange, long-distance and conference calling, and mobile data and voice services. The Company also sells customer premises equipment to the Company’s business customers. The Company offers these services primarily over its advanced fiber optic network. Its fiber optic network provides it with significant transmission capacity that it uses for its own data and voice traffic and selectively sells to other communications providers on a wholesale basis.

Regulation

The Company is subject to certain regulations and requirements of the Federal Communications Commission (the “FCC”) and state public service commissions in its service areas.

Segment Disclosure

The Company operates in one segment.

Basis of Presentation

The accompanying condensed consolidated financial statements are unaudited and have been prepared by the Company’s management in accordance with generally accepted accounting principles in the United States for interim financial information and the rules and regulations of the Securities and Exchange Commission (the “SEC”) for interim financial statements. The Company’s accounting policies are consistent, in all material respects, with those applied in preparing the Company’s audited consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2009 (the “2009 Form 10-K”), as filed with the SEC. In the opinion of management, these interim financial statements reflect all adjustments, including normal recurring adjustments management considers necessary for the fair presentation of the Company’s financial position, operating results and cash flows for the interim periods presented. The condensed consolidated balance sheet as of December 31, 2009 has been derived from the audited consolidated balance sheet as of that date. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes included in the 2009 Form 10-K.

The accompanying condensed consolidated financial statements present results for the three months ended March 31, 2010. These results are not necessarily indicative of the results that may be achieved for the year ending December 31, 2010 or any other period.

Basis of Consolidation

The accompanying condensed consolidated financial statements include the accounts of ITC^DeltaCom and its subsidiaries. All significant intercompany transactions and balances have been eliminated.

2.	Recent Accounting Pronouncements

Fair Value Measurements and Disclosures

The Financial Accounting Standards Board (“FASB”) has issued Accounting Standards Update (“ASU”) 2010-06, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value

Measurements, to require some new disclosures and clarify some existing disclosure requirements. Included are requirements to disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers, and to present separately information about purchases, sales, issuances and settlements in the reconciliation for fair value measurements using significant unobservable inputs. In addition, ASU 2010-06 clarifies that, with respect to the existing disclosures, a reporting entity should:

•	use judgment in determining the appropriate classes of assets and liabilities for purposes of reporting fair value measurement for each class of assets and liabilities; and

•	provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements.

ASU 2010-06 is effective for the Company beginning on January 1, 2010, except for the disclosures about purchases, sales issuances, and settlements in the roll forward of activity in Level 3 fair value measurements, which are effective for the Company for fiscal periods beginning on and after January 1, 2011.

Subsequent Events Disclosures

The FASB issued ASU 2010-09, Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements, effective upon issuance on February 24, 2010 (except for certain provisions not applicable to the Company). The amendments in ASU 2010-09 remove the requirement for a reporting entity to disclose a date through which subsequent events have been evaluated in both issued and revised financial statements. These amendments are intended to remove potential conflicts with the SEC’s disclosure requirements. The amendments in the ASU also require an entity that is a conduit bond obligor for conduit debt securities that are traded in a public market to evaluate subsequent events through the date of issuance of its financial statements and to disclose such date.

A description of other recent accounting pronouncements applicable to the Company is set forth in Note 2 to the consolidated financial statements included in the 2009 Form 10-K.

3.	Fair Value Measurements

ASC Topic 820, “Fair Value Measurements and Disclosures,” defines fair value, establishes guidelines for measuring fair value and expands disclosures regarding fair value measurements. Fair value is defined as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Fair value is a market-based measurement that is determined based on assumptions that market participants would use in pricing an asset or liability. A three-tier value hierarchy is used to prioritize the inputs in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs for which little or no market data exist, therefore requiring an entity to develop its own assumptions. Observable market data should be used when available.

Assets and liabilities measured at fair value are based on one or more of three valuation techniques which are: market approach, defined as prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities; cost approach, defined as the amount that would be required to replace the service capacity of an asset (replacement cost); and income approach, defined as techniques to convert future amounts to a single present amount based on market expectations (including present value techniques, option-pricing and excess earnings models).

The following tables show the assets and liabilities measured at fair value that are included in the accompanying consolidated balance sheets as of March 31, 2010 and December 31, 2009 and the fair value hierarchy level (in thousands):

Assets and Liabilities Measured at Fair Value on a Recurring Basis:

	December 31, 2009
	Carrying Value	Level 1	Level 2	Level 3
Assets
Short-term investments(1)	$1,706	$—	$—	$1,706

(1)	The Company classified its investment in shares of the Primary Fund of The Reserve Fund (Note 4) as Level 3 of the fair value hierarchy due to the inherent subjectivity and significant judgment related to the fair value of the shares of the Primary Fund and its underlying securities. The Company assessed the fair value of the underlying collateral for the Primary Fund through evaluation of the liquidation value of assets held by the Primary Fund.

Assets Measured at Fair Value on a Recurring Basis Using Significant Unobservable Inputs (Level 3) (in thousands):

	Short-term investments
	March 31, 2010	March 31, 2009
Balance at beginning of period	$1,706	$3,278
Transfers to Level 3	—	—
Change in fair value included in earnings (losses)	—	—
Sales	(1,706)	(1,686)

Balance at end of period	$—	$1,592

Fair Value of Debt (in thousands):

	March 31, 2010	December 31, 2009
Carrying amount	$306,202	$306,673
Fair value	268,090	290,062

There is no quoted market value for loans outstanding under the Company’s first lien credit facility or second lien credit facility. Based on market conditions, management estimated the fair value of the Company’s loans outstanding under these facilities to be approximately 88% of face value at March 31, 2010 and approximately 94% of face value at December 31, 2009.

4.	Investments

The Company’s short-term investments at December 31, 2009 consisted of an investment in the Primary Fund of The Reserve Fund, a registered money market fund that was substantially liquidated as of December 31, 2009. On September 16, 2008, which was the date on which withdrawals from the Primary Fund were suspended, the Company had invested $25.4 million at cost in the Primary Fund. As a result of its receipt of a cash payment of $1.7 million on January 29, 2010, the Company recovered the book value of its investment at that date.

5.	Long-Term Debt and Derivative Financial Instruments

Long-Term Debt

Long-term obligations, net of discount, at March 31, 2010 and December 31, 2009 consisted of the following (in thousands):

	March 31, 2010	December 31, 2009
First lien term loan facility due July 31, 2013, net of unamortized discount of $1,301 in 2010 and $1,709 in 2009	$222,702	$223,173
Second lien credit facility due July 31, 2014	75,000	75,000
Revolving credit facility due July 31, 2012	8,500	8,500

Total	306,202	306,673
Less current maturities	(4,614)	(4,614)

Total	$301,588	$302,059

As described in Note 10, on April 9, 2010, ITC^DeltaCom and its wholly-owned subsidiaries closed an offering of $325 million aggregate principal amount of 10.5% senior secured notes due in 2016 and a $30 million five-year senior secured revolving credit facility. The Company applied the proceeds of the note issuance to refinance all of the Company’s outstanding debt. The new revolving credit facility was undrawn at closing.

Borrowings under the first lien credit facility outstanding at March 31, 2010 and repaid on April 9, 2010 accrued interest, at the Company’s option, at an annual rate equal to either (1) a specified base rate plus 3.00% or (2) the specified London interbank offered rate (“LIBOR”) plus 4.00%. As of March 31, 2010, the annual interest rate on borrowings outstanding under the first lien credit facility was 4.2%. Borrowings under the second lien credit facility outstanding at March 31, 2010 and repaid on April 9, 2010 accrued interest, at the Company’s option, at an annual rate equal to either (1) a specified base rate plus 6.50% or (2) LIBOR plus 7.50%. As of March 31, 2010, the annual interest rate on borrowings outstanding under the second lien credit facility was 7.7%. The Company had utilized approximately $900,000 of the revolving credit facility outstanding as of March 31, 2010 and repaid on April 9, 2010 to secure letters of credit issued primarily to secure performance obligations. As of April 9, 2010, the Company had utilized approximately $900,000 of the new $30 million senior secured revolving credit facility to secure the letters of credit. Approximately $29.1 million of the facility remained available and unutilized at April 9, 2010.

The first lien credit facility repaid on April 9, 2010 required a prepayment of principal equal to 50% of the excess cash flow, as defined in the facility, within 100 days after the end of each fiscal year. As of December 31, 2009 and March 31, 2010, the prepayment required from excess cash flow for the year ended December 31, 2009 was approximately $2.3 million, which amount is included in the accompanying condensed consolidated balance sheets in current maturities of long-term debt.

As of March 31, 2010, the Company had approximately $306.2 million of total long-term indebtedness, net of unamortized discount, including the current portion, which had an overall weighted average annual interest rate of 5.1%, including the effect of debt discount described below, and excluding deferred financing costs.

As of March 31, 2010 and December 31, 2009, the Company was in compliance with all of the financial covenants under its credit facilities.

Interest cost for the three months ended March 31, 2010 and 2009 included $102,000 and $103,000, respectively, of amortized debt discount.

Derivative Financial Instrument

For a period of two years which terminated September 30, 2009, under terms of the first lien and second lien credit facilities that were repaid on April 9, 2010, the Company agreed to hedge at least 50% of the aggregate principal amount of borrowings outstanding under the facilities, so that such borrowings would be effectively subject to a fixed or maximum interest rate. The Company’s objective was to hedge the variability in the cash flows of the interest payments on $210 million principal amount, or approximately 70%, of its variable-rate debt, which accrued interest based on a variable three-month LIBOR rate. On August 24, 2007, the Company entered into a receive-floating, pay-fixed interest rate swap agreement that fixed the LIBOR portion of the interest rate at an annual rate of 4.955% on $210 million principal amount of debt. The swap agreement was designated as a cash flow hedge of the variability in the cash flow resulting from interest rate risk under the variable three-month LIBOR rates designated in the credit facility agreements.

The Company accounted for its interest rate swap agreement that was designated as a cash flow hedge of the variability in the cash flow resulting from interest rate risk in accordance with ASC Topic 815, “Derivatives and Hedging,” ASC Topic 815 requires that the derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value, and that changes in the derivative’s fair value be recognized currently in earnings unless specific hedge accounting criteria are met. The Company was required by ASC Topic 815 to document, designate and assess the effectiveness of transactions that receive hedge accounting treatment. The Company’s interest rate swap agreement qualified as a cash flow hedge under ASC Topic 815. The critical terms of the hedging instrument matched the terms of the hedged transactions, so that the notional amount, payment dates, benchmark rate and repricing dates of the interest rate swap instrument matched the same terms of the interest-bearing liability. The Company assessed the effectiveness of the swap prospectively and retrospectively each quarter using the cumulative dollar offset method. The Company used the change in variable cash flows method to measure hedge effectiveness. The hedge was determined to be highly effective until its termination at September 30, 2009. The Company recognized (1) the swap at its fair value as an asset or liability in its balance sheet and marked the swap to fair value through other comprehensive income (loss), (2) floating-rate interest expense in earnings, (3) the offsetting effect of the interest swap in earnings and (4) hedge ineffectiveness immediately in earnings. Changes in unrealized gains (losses) of $1.8 million for the three months ended March 31, 2009 are included in “other comprehensive income (loss)” in the accompanying consolidated statements of operations and comprehensive income (loss).

6.	Income Taxes

Income tax expense for the three months ended March 31, 2010 and 2009 is based on the Company’s estimate of the effective tax rate expected to be applicable for the respective full year. Income taxes are not accrued for the first three months of the current year because a loss is anticipated for the year, resulting in a zero effective tax rate for the year, and tax benefits from the loss for the year are not expected to be recognizable as a deferred tax asset.

7.	Stock-Based Compensation

The Company maintains two stock-based employee compensation plans, consisting of the ITC^DeltaCom, Inc. Amended and Restated Stock Incentive Plan (the “Stock Incentive Plan”) and the ITC^DeltaCom, Inc. Amended and Restated Executive Stock Incentive Plan. The Compensation Committee of ITC^DeltaCom’s Board of Directors administers the Stock Incentive Plan and approves the recipients of grants under the plan and the terms of any awards. Awards under the Stock Incentive Plan may be made in the form of stock options, restricted stock, stock units, unrestricted stock, stock appreciation rights, performance awards, annual incentive awards and any combination of the foregoing. On February 6, 2008, the Board of Directors, upon the recommendation of the Compensation Committee, approved amendments to the Stock Incentive Plan that increased by 3,300,000 shares to 6,305,334 shares the total number of shares of common stock that may be issued under the Stock Incentive Plan and fixed the termination date of the Stock Incentive Plan, as amended, as the tenth anniversary of the amendment date. On August 5, 2009, the Board of Directors, upon the recommendation of the Compensation Committee, approved amendments to the Stock Incentive Plan that increased by 5,000,000 shares to 11,305,334 shares the total number of shares of common stock that may be issued under the Stock Incentive Plan. Option vesting schedules generally range from 25% of the shares subject to the option over a four-year vesting period to one-third of the shares subject to the option over a three-year vesting period. A limited number of shares are subject to vesting over a two-year period. The option price for any option may not be less than 100% of the fair market value of the stock covered by the option on the date of grant.

The only participants in the Amended and Restated Executive Stock Incentive Plan, which is administered by ITC^DeltaCom’s Board of Directors, are three senior officers of the Company who have received awards under the plan. A description of the awards is set forth in Note 9 to the consolidated financial statements included in the 2009 Form 10-K.

As more fully set forth in Note 9 to the consolidated financial statements included in the 2009 Form 10-K, the Company awarded to certain officers of the Company equity instruments, including restricted stock units and stock options under the Stock Incentive Plan, that it classified as a liability in the three months ended December 31, 2009. Included in the grants of restricted stock units set forth below for the three months ended March 31, 2010, December 31, 2009 and March 31, 2009 were restricted stock units for approximately 1,038,000, 73,000 and 459,000 shares of common stock, respectively, with a fair value of approximately $2,003,000, $108,000 and $289,000, respectively, on the grant date. Recognition of share-based compensation cost for those shares is based on liability accounting treatment. Also as more fully set forth in Note 9 to the consolidated financial statements included in the 2009 Form 10-K, in 2009, the Company granted nonqualified stock options to purchase 1,600,000 shares of common stock to a senior officer that are subject to performance-based vesting over four years. If the officer continues in employment with the Company, any of these options that have not previously vested will vest on the six-year anniversary of the grant date. The Company also granted to the senior officer nonqualified stock options to purchase 400,000 shares of common stock that vest ratably over four years. All of the foregoing options granted to such senior officer are included in the options determined by the Company to require liability classification. As of March 31, 2010 and December 31, 2009, the total liability recorded in the accompanying condensed consolidated balance sheets for option share-based compensation awards was approximately $749,000 and $596,000, respectively, and the total liability recorded for restricted stock unit compensation awards was approximately $1.5 million and $1.2 million, respectively.

On March 31, 2010, in connection with the deferred delivery of approximately 2,900,000 shares of common stock subject to restricted stock units granted in 2005, the Company delivered approximately 1,800,000 shares of common stock to three senior officers and withheld approximately 1,100,000 shares of common stock to satisfy the employer’s statutory tax withholding requirements. The Company valued the shares at $1.95 per share based on the closing sale price of the Company’s common stock on March 30, 2010 as reported on the OTC Bulletin Board and paid approximately $2.1 million of withholding tax, which was charged to additional paid-in-capital in the accompanying condensed consolidated balance sheet.

The Company granted restricted stock units for shares of common stock as follows:

Three Months Ended	Approximate Number of Shares	Approximate Fair Value of the Awards
March 31, 2010	2,725,000	$5,260,000
December 31, 2009	230,000	$342,000
September 30, 2009	120,000	$150,000
June 30, 2009	45,000	$41,000
March 31, 2009	1,491,000	$939,000

The Company will recognize the fair value of the awards in expense over the service periods of the grants. The fair value of the awards was determined based on the closing price of ITC^DeltaCom’s common stock on the grant date as reported on the OTC Bulletin Board.

The Company recognized stock-based compensation in the total amount of $934,000 and $529,000 in the three months ended March 31, 2010 and 2009, respectively, including compensation related to stock option awards and restricted stock units granted in the current and prior years. As of March 31, 2010, the total compensation cost related to nonvested restricted stock units not yet recognized was $7.3 million.

8.	Earnings (Loss) Per Share

Basic earnings (loss) per share is computed as net income available to common stockholders divided by the weighted average basic shares outstanding. The outstanding shares used to calculate the weighted average basic shares for the three months ended March 31, 2010 and 2009 excludes 5,100,000 and 2,900,000, respectively, of potential common shares from share-based compensation awards for restricted stock units and stock options, as these awards were issued but were not vested and, therefore, not considered outstanding for purposes of computing basic earnings per share at the balance sheet dates. The outstanding shares used to calculate the weighted average diluted shares for the three months ended March 31, 2010 include 5,100,000 of potential common shares from share-based compensation awards exercisable for common shares. Diluted earnings (loss) per share is determined as the lowest earnings or highest loss per incremental share in the sequence of potential common shares from the most dilutive to the least dilutive. When a loss is reported, diluted earnings per share cannot be adjusted for the dilutive impact of potential common shares from share-based compensation awards because the effect would be anti-dilutive. Therefore, for the three months ended March 31, 2009, restricted stock units and stock options for 2,900,000 common shares were not included in computing diluted earnings per share because their effects were anti-dilutive.

9.	Commitments and Contingencies

Purchase Commitments

At March 31, 2010, the Company had entered into agreements with vendors to purchase approximately $9.3 million of equipment and services during the year ending December 31, 2010 related to the improvement and installation of switches, other network equipment and certain services.

Legal Proceedings

In the normal course of its business, the Company is a party or otherwise subject to litigation and various other legal proceedings, including proceedings in which third parties have challenged some of the Company’s significant licenses to use the rights-of-way of others and other proceedings described in Note 10 to the Company’s audited consolidated financial statements included in the 2009 Form 10-K. Other than such proceedings, there are no legal proceedings pending against the Company that, if resolved adversely to the Company, management believes would have a material adverse effect on the Company’s financial position, results of operations or liquidity.

Regulatory Proceedings and Customer-based Taxation

The Company is a party or is subject to numerous state and federal regulatory proceedings affecting the segments of the communications industry in which it operates, including regulatory proceedings in connection with actions by the former regional Bell operating companies, their successors and affiliates. The Company anticipates that these companies will continue to pursue changes to communications law and policy through arbitration, litigation, regulations and legislation within our primary eight-state market in order to reduce regulatory oversight and state regulation over their rates and operations and in other ways that could adversely affect competitive carriers, like the Company. Moreover, the decisions made by the agencies interpreting and implementing various federal and state regulations and other administrative decisions are frequently challenged through both the regulatory process and the courts. These challenges often are not resolved for a period of years and occasionally have retroactive impacts that could be either beneficial or adverse to the Company’s operations.

Throughout its service territory, the Company is required to bill and to remit taxes, fees and other charges (collectively referred to as “taxes”) on behalf of government entities at the city, county, state and federal levels (“taxing authorities”). Each taxing authority may have unique rules concerning the services that are subject to each tax and how those services should be taxed, the application of which involves judgment. Taxing authorities periodically perform audits to verify compliance with their rules and may include all periods remaining open under applicable statutes or codes, which can span as many as five years. If the Company is unable to substantiate its position or is otherwise found to be non-compliant, non-compliance could potentially have a significant financial impact on the Company.

Given the regulatory environment in which it operates, the Company is at risk of non-compliance with various laws and regulations, which could result in the loss of its operating authority, fines and assessments. The Company routinely evaluates the potential impact of matters undergoing challenges and matters involving compliance with laws and regulations to assess the reasonableness of its actions and to determine whether sufficient information exists to warrant disclosure and/or accrual. However, estimating the range of possible outcomes and the probabilities of the possible outcomes in a dynamic regulatory environment is subject to significant uncertainties.

10.	Subsequent Events

On April 9, 2010, ITC^DeltaCom and its wholly-owned subsidiaries closed an offering of $325 million aggregate principal amount of 10.5% senior secured notes due in 2016 (the “notes”) and a $30 million five-year senior secured revolving credit facility. The Company sold the notes in transactions not subject to the registration requirements of the Securities Act of 1933 (the “Securities Act”). The Company sold the notes at an offering price of 97.857% of the principal amount of the notes. The Company applied the gross proceeds of approximately $318 million it received from the sale of the notes to repay $305.5 million aggregate amount of indebtedness, including all principal plus accrued and unpaid interest, outstanding under its first lien and second lien senior secured credit facilities and its former revolving credit facility, which were terminated. The Company has used or expects to use approximately $9.5 million of the offering proceeds to pay offering fees and expenses and to use the remainder of the offering proceeds for general corporate purposes. In the three months ending June 30, 2010, the Company expects to recognize the write-off in its condensed consolidated statements of operations and comprehensive income (loss), of deferred financing costs and unamortized debt discount totaling approximately $7.9 million in connection with the credit facilities outstanding at March 31, 2010 and repaid on April 9, 2010.

Senior Secured Notes

The notes accrue interest at a rate of 10.5% per year from April 9, 2010. Interest on the notes is payable semi-annually in cash in arrears on April 1 and October 1 of each year, commencing on October 1, 2010. The notes will mature on April 1, 2016.

The Company may redeem some or all of the notes, at any time before April 1, 2013, at a redemption price equal to 100% of their principal amount plus a “make-whole” premium. The Company may redeem some or all of the notes at any time on or after April 1, 2013, at specified redemption prices declining from 105.250% to 100% of their principal amount. In addition, before April 1, 2013, the Company may redeem up to 35% of the aggregate principal amount of the notes at a redemption price equal to 110.5% of their principal amount with the net proceeds of certain equity offerings. During any 12-month period before April 1, 2013, the Company may redeem up to 10% of the aggregate principal amount of the notes at a redemption price equal to 103% of their principal amount. If (1) the Company sells certain of its assets and does not either (a) apply the net sale proceeds to repay indebtedness under the Company’s senior secured revolving credit facility, the notes, or other indebtedness secured on a first-priority basis or (b) reinvest the net sale proceeds in its business, or (2) ITC^DeltaCom experiences a change of control, the Company may be required to offer to purchase notes from holders at 100% of their principal amount, in the case of a sale of assets, or 101% of their principal amount, in the case of a change of control. The Company would be required to pay accrued and unpaid interest, if any, on the notes redeemed or purchased in each of the foregoing events of redemption or purchase.

The notes are ITC^DeltaCom’s general senior obligations and rank equally in right of payment with all of ITC^DeltaCom’s existing and future senior indebtedness. The notes are secured on a first-priority basis, along with ITC^DeltaCom’s obligations under its senior secured revolving credit facility and any future pari passu secured obligations, subject to specified exceptions and permitted liens, by substantially all of the assets of ITC^DeltaCom and its subsidiaries that are deemed to be restricted subsidiaries under the indenture governing the notes. Currently all ITC^DeltaCom subsidiaries are deemed to be restricted subsidiaries. The notes are guaranteed on a senior secured basis by each of ITC^DeltaCom’s restricted subsidiaries on the initial issue date of the notes and will be guaranteed on a senior secured basis by each future domestic restricted subsidiary, other than certain excluded subsidiaries, and by any foreign restricted subsidiary that guarantees any indebtedness of ITC^DeltaCom or any domestic restricted subsidiary. The guarantees are the subsidiary guarantors’ general senior obligations and rank equally in right of payment with all of the subsidiary guarantors’ existing and future senior indebtedness.

The subsidiary guarantors are wholly owned, directly or indirectly, by ITC^DeltaCom, Inc. and have, jointly and severally, fully and unconditionally guaranteed, to each holder of the notes, the full and prompt performance of ITC^DeltaCom’s obligations under the notes and the indenture governing the notes, including the payment of principal (or premium, if any) and interest on the notes, on an equal and ratable basis. Further, ITC^DeltaCom has no independent assets or operations, and there are no significant restrictions on the ability of its consolidated subsidiaries to transfer funds to ITC^DeltaCom in the form of cash dividends, loans or advances. ITC^DeltaCom’s assets are comprised solely of cash representing less than 1% of consolidated assets and investments it has made in its consolidated subsidiaries, and its operations are comprised solely of changes in its investment in subsidiaries and interest associated with the senior indebtedness. Based on these facts, and in accordance with SEC Regulation S-X Rule 3-10, “Financial statements of guarantors and issuers of guaranteed securities registered or being registered,” ITC^DeltaCom will not be required to provide condensed consolidating financial information for the subsidiary guarantors.

The indenture governing the notes contains covenants that, among other things, limit ITC^DeltaCom’s ability, and the ability of ITC^DeltaCom’s restricted subsidiaries, to incur additional indebtedness, create liens, pay dividends on, redeem or repurchase ITC^DeltaCom’s capital stock, make investments or repay subordinated indebtedness, engage in sale-leaseback transactions, enter into transactions with affiliates, sell assets, create restrictions on dividend and other payments to ITC^DeltaCom from its subsidiaries, issue or sell stock of subsidiaries, and engage in mergers and consolidations. All of the covenants are subject to a number of important qualifications and exceptions under the indenture.

Registration Rights Agreement

In connection with the sale of the notes, ITC^DeltaCom entered into a registration rights agreement among ITC^DeltaCom, the subsidiary guarantors of the notes and the initial purchaser of the notes, pursuant to which the Company agreed to use commercially reasonable efforts to file, and cause to be declared effective, a registration statement with the SEC to exchange the notes for a new issue of substantially identical notes in an exchange registered under the Securities Act or, if required, to file, and cause to be declared effective, a shelf registration statement to cover resales of the notes under specified circumstances.

Upon the occurrence of any registration default under the registration rights agreement, the Company will be required in specified circumstances to pay additional interest to the holders of the notes from the date on which any such registration default occurs to the date on which all registration defaults have been cured, for a period generally ending on the earliest date on which all of the notes are no longer subject to any restrictions on transfer under the Securities Act, but in no event earlier than two years after the initial issue date of the notes. The maximum amount of additional interest payable in such event may not exceed 1.0% per annum of the principal amount of the notes. A registration default will occur if (1) ITC^DeltaCom fails either to (a) cause the exchange offer registration statement referred to above to be declared effective or to consummate the exchange offer within the periods specified in the registration rights agreement or (b) if required, cause any shelf registration statement with respect to resales of the notes to be declared effective within the period specified in the registration rights agreement or (2) the applicable registration statement is declared effective but thereafter ceases to be effective or usable, subject to specified exceptions, in connection with resales of the notes.

Revolving Credit Facility

Under the revolving credit facility, up to $30 million principal amount of borrowings may be outstanding at any time. The facility loans may be borrowed, repaid and reborrowed from time to time during the term of the facility and will mature and be payable in full on April 9, 2015. The Company will be required to prepay amounts outstanding under the revolving credit facility with the net cash proceeds from certain sales and other dispositions of its assets.

The Company may use the proceeds of borrowings under the revolving credit facility for its general corporate purposes.

Amounts drawn under the revolving credit facility will bear interest at an annual rate calculated, at the Company’s option, on the basis of either (1) a base rate plus a margin of 3.5% or (2) an adjusted LIBO rate plus a margin of 4.5%. The interest rate on the revolving credit loans that are base-rate loans will fluctuate as the base rate fluctuates and, in the case of the adjusted LIBO-rate loans, the interest rate will be adjusted at the end of each applicable interest period. Interest on base-rate loans will be payable quarterly in arrears, while interest on adjusted LIBO-rate loans will be payable at the end of each applicable interest period, which may be one, two, three or six months, except that in the case of a six-month interest period, interest will be payable at the end of every three-month period.

ITC^DeltaCom is the borrower under the revolving credit facility. All of ITC^DeltaCom’s obligations under the facility are or will be guaranteed by all its existing and future domestic subsidiaries and, subject to conditions, foreign subsidiaries. The obligations of the loan parties under the facilities are secured by first-priority liens on, and first-priority security interests in, substantially all of their assets, including a first-priority pledge of the capital stock of each direct or indirect subsidiary of the Company. In the event of enforcement of the liens securing the notes and the related guarantees or a distribution in bankruptcy, the proceeds thereof will first be applied to repay obligations under the revolving credit facility.

The revolving credit facility contains negative covenants, including, among others, covenants limiting the ability of ITC^DeltaCom and its subsidiaries to incur indebtedness, create liens, pay dividends and make distributions or other restricted payments, make investments, change their business, engage in transactions with affiliates, sell assets, and engage in mergers and acquisitions. In addition, the revolving credit facility contains affirmative covenants, including, among others, covenants requiring compliance with laws, maintenance of corporate existence, licenses, property and insurance, payment of taxes and performance of other material obligations, and the delivery of financial and other information.

The Company will be required to comply with specified financial tests and to maintain certain financial ratios on a consolidated basis based on measures that include levels of indebtedness and earnings before interest, taxes, depreciation, amortization and other specified items. The Company generally is not required to be in compliance with these ratios if no loans are outstanding under the revolving credit facility and if its obligations relating to letters of credit issued under the facility do not exceed $2 million.

We have not authorized any dealer or salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not constitute an offer to sell or buy any securities in any jurisdiction where it is unlawful. The information in this prospectus is current only as of the date of this prospectus unless the information specifically indicates that another date applies.

Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Until                     , 2010 (90 days after the date of delivery of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

ITC^DeltaCom, Inc.

Offer To Exchange Up To

$325,000,000

10.5% Senior Secured Notes due 2016

which have been registered under the Securities Act of 1933

for any and all outstanding

10.5% Senior Secured Notes due 2016

                    , 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

The following summarizes certain arrangements by which controlling persons, directors and officers of ITC^DeltaCom, Inc. (“ITC^DeltaCom”) and its subsidiaries (ITC^DeltaCom and each subsidiary, a “Registrant”) are indemnified against liability which they may incur in their capacities as such.

ITC^DeltaCom, Inc. and Delaware Co-Registrant

Delaware General Corporation Law.    Section 145(a) of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the Delaware General Corporation Law provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the Delaware General Corporation Law states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(f) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

Section 145(j) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Certificate of Incorporation.    The certificate of incorporation of each Delaware corporate Registrant provides that, to the fullest extent permitted by the Delaware General Corporation Law, such Registrant’s directors will not be personally liable to such Registrant or its stockholders for monetary damages resulting from a breach of their fiduciary duties as directors. Nothing contained in such provision, however, will eliminate or limit the liability of directors (1) for any breach of the director’s duty of loyalty to such Registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the Delaware General Corporation Law or (4) for any transaction from which the director derived an improper personal benefit.

Bylaws.    The bylaws of each Delaware corporate Registrant provide for the indemnification of the officers and directors of such Registrant to the fullest extent permitted by the Delaware General Corporation Law. The bylaws provide that each person who was or is made or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal administrative or investigative, by reason of the fact that such person is or was a director or officer of such Registrant or, while a director or officer of such Registrant, is or was serving at the request of such Registrant as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit or other entity, shall be indemnified and held harmless by such Registrant to the fullest extent authorized by the Delaware General Corporation Law against all liability and loss suffered and all expenses reasonably incurred, including reasonable attorneys’ fees, by such person in connection therewith.

Insurance.    ITC^DeltaCom maintains directors and officers liability insurance, which covers directors and officers of ITC^DeltaCom against certain claims or liabilities arising out of the performance of their duties.

Other Co-Registrants

Alabama Co-Registrants.    Sections 10-2B-8.50 through 10-2B-8.58 of the Code of Alabama contain specific provisions relating to indemnification of directors and officers of Alabama corporations. In general, the statutes provide that (1) a corporation must indemnify a director or officer who is successful in his defense, on the merits or otherwise, of a proceeding to which he is a party because of his status as such, notwithstanding that he was not successful on any other claim, issue or matter in such proceeding and (2) a corporation may indemnify a director or officer if he is not successful in such defense, if it is determined as provided by statute that the director or officer meets a certain standard of conduct, provided that a corporation may not indemnify a director or officer when a director or officer is liable to the corporation or is adjudged liable on the basis that personal benefit was improperly received by him. A director of a corporation who is a party to a proceeding also may apply to the courts for indemnification, and the court may order indemnification under certain circumstances set forth in the statute. A corporation may provide indemnification in addition to that provided by statute, subject to certain conditions, in its articles of incorporation or bylaws or by contract or resolution.

The bylaws of each Alabama corporate Registrant provide that any person who at any time serves or has served as a director or officer of the corporation shall have a right to be indemnified by the corporation to the fullest extent permitted by law against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered in connection with a proceeding against such person.

North Carolina Co-Registrants.    Sections 55-8-50 through 55-8-58 of the revised North Carolina Business Corporation Act (the “NCBCA”) contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statutes provide that (1) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation and (2) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided by statute that the director or officer meets a certain standard of conduct, provided that when a director or officer is liable to the corporation or is adjudged liable on the basis that personal benefit was improperly received by him, the corporation may not indemnify him. A director or officer of a corporation who is a party to a proceeding also may apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute. A corporation may provide indemnification in addition to that provided by statute, subject to certain conditions, in its articles of incorporation or bylaws or by contract or resolution.

The bylaws of BTI Telecom Corp. provide that any person who at any time serves or has served as a director or officer of the corporation shall have a right to be indemnified by the corporation to the fullest extent permitted by law against (1) reasonable expenses, including attorneys’ fees, incurred in connection with any threatened, pending or completed action, suit or proceeding, and (2) reasonable payments made by him in satisfaction of any judgment, money decree, fine, penalty or reasonable settlement.

Section 55-2-02 of the NCBCA provides that a North Carolina corporation may include in its articles of incorporation a provision limiting or eliminating the personal liability of any director arising out of an action whether by or in the right of the corporation or otherwise for monetary damages for breach of any duty as a director. No such provision shall be effective with respect to (1) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of the corporation, (2) any liability under Section 55-8-33 of the NCBCA (relating to liability for unlawful distributions), (3) any transaction from which the director derived an improper personal benefit, or (4) acts or omissions occurring prior to the date the provisions became effective.

The articles of incorporation of BTI Telecom Corp. provide for the elimination of the personal liability of each director of the company to the fullest extent permitted by North Carolina law.

Virginia Co-Registrant.    Section 13.1-697 of the Virginia Stock Corporation Act (the “VSCA”) provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director or officer against liability incurred in the proceeding if he conducted himself in good faith and he believed, in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, in all other cases, that his conduct was at least not opposed to its best interests, and in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Under the VSCA a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. Unless limited by a corporation’s articles of incorporation, the VSCA states that a corporation shall indemnify a director or officer who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Item 21.	Exhibits and Financial Statement Schedules

(a)    Exhibits

The exhibits to this registration statement are listed on the exhibit index, which appears elsewhere in this registration statement and is incorporated in this Item 21 by reference.

(b)    Financial Statement Schedules

The following consolidated financial statement schedule and related report of ITC^DeltaCom, Inc. are filed herewith:

Schedule II—Valuation and Qualifying Accounts of ITC^DeltaCom, Inc. is included below. All other schedules have been omitted as they are not required under the related instructions, are inapplicable, or because the information required is included in the applicable consolidated financial statements or related notes thereto.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

ITC^DeltaCom, Inc.

Huntsville, Alabama

The audits referred to in our report dated March 22, 2010 (except Note 13(b) as to which the date is June 10, 2010) relating to the consolidated financial statements of ITC^DeltaCom, Inc., which is contained elsewhere in this registration statement or Form S-4, also included the audit of the financial statement schedule included below. This financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement schedule based upon our audits.

In our opinion such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ BDO Seidman, LLP

Atlanta, Georgia

March 22, 2010

ITC^DELTACOM, INC. AND SUBSIDIARIES

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS

(In thousands)

		Additions
Description:	Balance at Beginning of Period	Charged to Income	Charged to Other Accounts	Deduction		Balance at End of Period
Allowance for doubtful accounts
Year Ended December 31, 2007	$4,772	$3,723	$—	$3,738	(1)	$4,757
Year Ended December 31, 2008	4,757	4,055	—	4,263	(1)	4,549
Year Ended December 31, 2009	4,549	5,255	—	6,173	(1)	3,631

Valuation allowance for deferred tax assets
Year Ended December 31, 2007	$298,595	$28,528	$—	$—		$327,123
Year Ended December 31, 2008	327,123	9,481	—	—		336,604
Year Ended December 31, 2009	336,604	3,036	—	—		339,640

Restructuring reserves
Year Ended December 31, 2007	$4,350	$—	$—	$1,328	(2)	$3,022
Year Ended December 31, 2008	3,022	—	—	1,303	(2)	1,719
Year Ended December 31, 2009	1,719	—	—	1,179	(2)	540

(1)	Represents the write-off of accounts considered to be uncollectible, less recovery of amounts previously written off.
(2)	Represents payments.

Item 22.	Undertakings

(a)    The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) (1)    The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2)    The undersigned Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)    The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)    The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntsville, State of Alabama, on June 10, 2010.

ITC^DeltaCom, Inc.

By:	/S/ RANDALL E. CURRAN
Randall E. Curran Chief Executive Officer (Duly Authorized Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randall E. Curran, Richard E. Fish, Jr. and J. Thomas Mullis, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement or any registration statement relating to this Registration Statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 10, 2010.

Signature	Title

/S/ RANDALL E. CURRAN Randall E. Curran	Chief Executive Officer and Director (Principal Executive Officer)

/S/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/S/ JOHN ALMEIDA, JR. John Almeida, Jr.	Director

/S/ JOHN J. DELUCCA John J. DeLucca	Director

/S/ CLYDE A. HEINTZELMAN Clyde A. Heintzelman	Director

/S/ MICHAEL E. LEITNER Michael E. Leitner	Director

/S/ THOMAS E. MCINERNEY Thomas E. McInerney	Director

/S/ SANJAY SWANI Sanjay Swani	Director

/S/ PHILIP M. TSENG Philip M. Tseng	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntsville, State of Alabama, on June 10, 2010.

Interstate FiberNet, Inc.

By:	/S/ RANDALL E. CURRAN
Randall E. Curran Chief Executive Officer (Duly Authorized Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randall E. Curran, Richard E. Fish, Jr. and J. Thomas Mullis, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement or any registration statement relating to this Registration Statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 10, 2010.

Signature	Title

/S/ RANDALL E. CURRAN Randall E. Curran	Chief Executive Officer and Director (Principal Executive Officer)

/S/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/S/ CLYDE A. HEINTZELMAN Clyde A. Heintzelman	Director

/S/ SANJAY SWANI Sanjay Swani	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntsville, State of Alabama, on June 10, 2010.

DeltaCom, Inc.

By:	/S/ RANDALL E. CURRAN
Randall E. Curran Chief Executive Officer (Duly Authorized Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randall E. Curran, Richard E. Fish, Jr. and J. Thomas Mullis, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement or any registration statement relating to this Registration Statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 10, 2010.

Signature	Title

/S/ RANDALL E. CURRAN Randall E. Curran	Chief Executive Officer and Director (Principal Executive Officer)

/S/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/S/ CLYDE A. HEINTZELMAN Clyde A. Heintzelman	Director

/S/ SANJAY SWANI Sanjay Swani	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntsville, State of Alabama, on June 10, 2010.

DeltaCom Information Systems, Inc.

By:	/S/ RANDALL E. CURRAN
Randall E. Curran Chief Executive Officer (Duly Authorized Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randall E. Curran, Richard E. Fish, Jr. and J. Thomas Mullis, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement or any registration statement relating to this Registration Statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 10, 2010.

Signature	Title

/S/ RANDALL E. CURRAN Randall E. Curran	Chief Executive Officer and Director (Principal Executive Officer)

/S/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/S/ CLYDE A. HEINTZELMAN Clyde A. Heintzelman	Director

/S/ SANJAY SWANI Sanjay Swani	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntsville, State of Alabama, on June 10, 2010.

BTI Telecom Corp.

By:	/S/ RANDALL E. CURRAN
Randall E. Curran Chief Executive Officer (Duly Authorized Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randall E. Curran, Richard E. Fish, Jr. and J. Thomas Mullis, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement or any registration statement relating to this Registration Statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 10, 2010.

Signature	Title

/S/ RANDALL E. CURRAN Randall E. Curran	Chief Executive Officer and Director (Principal Executive Officer)

/S/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/S/ CLYDE A. HEINTZELMAN Clyde A. Heintzelman	Director

/S/ SANJAY SWANI Sanjay Swani	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntsville, State of Alabama, on June 10, 2010.

Business Telecom, Inc.

By:	/S/ RANDALL E. CURRAN
Randall E. Curran Chief Executive Officer (Duly Authorized Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randall E. Curran, Richard E. Fish, Jr. and J. Thomas Mullis, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement or any registration statement relating to this Registration Statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 10, 2010.

Signature	Title

/S/ RANDALL E. CURRAN Randall E. Curran	Chief Executive Officer and Director (Principal Executive Officer)

/S/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/S/ CLYDE A. HEINTZELMAN Clyde A. Heintzelman	Director

/S/ SANJAY SWANI Sanjay Swani	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntsville, State of Alabama, on June 10, 2010.

Business Telecom of Virginia, Inc.

By:	/S/ RANDALL E. CURRAN
Randall E. Curran Chief Executive Officer (Duly Authorized Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randall E. Curran, Richard E. Fish, Jr. and J. Thomas Mullis, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement or any registration statement relating to this Registration Statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 10, 2010.

Signature	Title

/S/ RANDALL E. CURRAN Randall E. Curran	Chief Executive Officer and Director (Principal Executive Officer)

/S/ RICHARD E. FISH, JR. Richard E. Fish, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/S/ CLYDE A. HEINTZELMAN Clyde A. Heintzelman	Director

/S/ SANJAY SWANI Sanjay Swani	Director

EXHIBIT INDEX

Exhibit Number	Exhibit Description

3.1	Restated Certificate of Incorporation of ITC^DeltaCom, Inc. Filed as Exhibit 3.1.1 to the Quarterly Report on Form 10-Q of ITC^DeltaCom, Inc. for the quarter ended March 31, 2008 and incorporated herein by reference.

3.2	Amended and Restated Bylaws of ITC^DeltaCom, Inc. Filed as Exhibit 3.2 to the Current Report on Form 8-K of ITC^DeltaCom, Inc. filed on August 1, 2005 (the “August 1, 2005 Form 8-K”) and incorporated herein by reference.

*3.3	Amended Certificate of Incorporation of Interstate FiberNet, Inc.

*3.4	Bylaws of Interstate FiberNet, Inc.

*3.5	Amended Articles of Incorporation of DeltaCom, Inc.

*3.6	Bylaws of DeltaCom, Inc.

*3.7	Articles of Incorporation of DeltaCom Information Systems, Inc.

*3.8	Amended and Restated Bylaws of DeltaCom Information Systems, Inc.

*3.9	Amended Articles of Incorporation of Business Telecom, Inc.

*3.10	Restated Bylaws of Business Telecom, Inc.

*3.11	Amended and Restated Articles of Incorporation of BTI Telecom Corp.

*3.12	Bylaws of BTI Telecom Corp.

*3.13	Articles of Incorporation of Business Telecom of Virginia, Inc.

*3.14	Amended Bylaws of Business Telecom of Virginia, Inc.

4.1	Indenture, dated as of April 9, 2010, among ITC^DeltaCom, Inc., the Guarantors parties thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee, including the form of Global Note thereunder. Filed as Exhibit 4.1 to the Current Report on Form 8-K of ITC^DeltaCom, Inc. filed on April 14, 2010 (the “April 2010 Form 8-K”) and incorporated herein by reference.

4.2	First Lien Intercreditor Agreement, dated as of April 9, 2010, among ITC^DeltaCom, Inc., the subsidiaries of ITC^DeltaCom, Inc., as the other Grantors, The Bank of New York Mellon Trust Company, N.A., as Collateral Agent, Credit Suisse AG, Cayman Islands Branch, as Authorized Representative under the Credit Agreement, The Bank of New York Mellon Trust Company, N.A., as Authorized Representative under the Indenture, and each additional Authorized Representative from time to time party thereto. Filed as Exhibit 4.2 to the April 2010 Form 8-K and incorporated herein by reference.

4.3	Security Agreement, dated as of April 9, 2010, among ITC^DeltaCom, Inc., the subsidiaries of ITC^DeltaCom, Inc. from time to time party thereto and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent for the First Lien Secured Parties referred to therein. Filed as Exhibit 4.3 to the April 2010 Form 8-K and incorporated herein by reference.

4.4	Registration Rights Agreement, dated April 9, 2010, among ITC^DeltaCom, Inc., the Guarantors parties thereto and Credit Suisse Securities (USA) LLC. Filed as Exhibit 4.4 to the April 2010 Form 8-K and incorporated herein by reference.

*4.5	Copyright Security Agreement, dated as of April 9, 2010, between Interstate FiberNet, Inc. and The Bank of New York Mellon Trust Company, N.A.

Exhibit Number	Exhibit Description

*4.6	Trademark Security Agreement, dated as of April 9, 2010, among ITC^DeltaCom, Inc., DeltaCom, Inc., Business Telecom, Inc. and The Bank of New York Mellon Trust Company, N.A.

**5.1	Opinion of Hogan Lovells US LLP with respect to validity of securities.

**5.2	Opinion of J. Thomas Mullis, Esq. with respect to validity of securities.

**5.3	Opinion of Bailey & Dixon, LLP with respect to validity of securities.

10.1.1	Revised and Restated Fiber Optic Facilities and Services Agreement, dated as of June 9, 1995, among Southern Development and Investment Group, Inc., on behalf of itself and as agent for Alabama Power Company, Georgia Power Company, Gulf Power Company, Mississippi Power Company, Savannah Electric and Power Company, Southern Electric Generating Company and Southern Company Services, Inc., and MPX Systems, Inc., which was assigned in part by MPX Systems, Inc. to Gulf States FiberNet pursuant to an Assignment dated as of July 25, 1995. Filed as Exhibit 10.15 to Registration Statement on Form S-4 of ITC^DeltaCom, Inc., as amended (File No. 333-31361) (the “1997 Form S-4”), and incorporated herein by reference.

10.1.2	Release, Waiver, and Assumption Agreement, dated as of December 31, 1997, between Southern Development Investment Group, Inc., on behalf of itself and as agent for Alabama Power Company, Georgia Power Company, Gulf Power Company, Mississippi Power Company, Savannah Electric and Power Company, Southern Electric Generating Company and Southern Company Services, Inc., and Interstate FiberNet, Inc. and Gulf States Transmission Systems, Inc. Filed as Exhibit 10.15.1 to Annual Report on Form 10-K of ITC^DeltaCom, Inc. for the year ended December 31, 1997 and incorporated herein by reference.

10.1.3	Amendment to the Revised and Restated Fiber Optic Facilities and Services Agreement, dated as of January 1, 1998, by and among Southern Company Energy Solutions, Inc. (f/k/a Southern Development Group, Inc.), on behalf of itself and as agent for Alabama Power Company, Georgia Power Company, Gulf Power Company, Mississippi Power Company, Savannah Electric and Power Company, Southern Electric Generating Company and Southern Company Services, Inc., and Interstate FiberNet, Inc. Filed as Exhibit 10.15.2 to Quarterly Report on Form 10-Q of ITC^DeltaCom, Inc. for the quarter ended September 30, 1998 and incorporated herein by reference.

10.1.4	First Amendment to Revised and Restated Fiber Optic Facilities and Services Agreement, dated as of July 24, 1995, between Southern Development and Investment Group, Inc., on behalf of itself and as agent for others, and MPX Systems, Inc. Filed as Exhibit 10.16 to the 1997 Form S-4 and incorporated herein by reference.

10.1.5	Partial Assignment and Assumption of Revised and Restated Fiber Optic Facilities and Services Agreement, dated July 25, 1995, between MPX Systems, Inc. and Gulf States FiberNet. Filed as Exhibit 10.17 to the 1997 Form S-4 and incorporated herein by reference.

†10.1.6	Amendment to Revised and Restated Fiber Optic Facilities and Services Agreement, dated July 15, 1997, by and among Southern Development and Investment Group, Inc., on behalf of itself and its agent for Alabama Power Company, Georgia Power Company, Gulf Power Company, Mississippi Power Company, Savannah Electric and Power Company, Southern Electric Generating Company and Southern Company Services, Inc. (collectively “SES”), ITC Transmission Systems, Inc. (as managing partner of Interstate FiberNet, Inc.) and Gulf States Transmission Systems, Inc. Filed as Exhibit 10.17.1 to Amendment No. 1 to the 1997 Form S-4 and incorporated herein by reference.

10.1.7	Consent for Assignment of Interest, dated February 20, 1997, among SCANA Communications, Inc., Gulf States FiberNet, Gulf States Transmission Systems, Inc. and Southern Development and Investment Groups, Inc. Filed as Exhibit 10.18 to the 1997 Form S-4 and incorporated herein by reference.

Exhibit Number	Exhibit Description

10.1.8	Second Partial Assignment and Assumption of Revised and Restated Fiber Optic Facilities and Services Agreement, dated March 27, 1997, between SCANA Communications, Inc. and ITC Holding Company, Inc. Filed as Exhibit 10.19 to the 1997 Form S-4 and incorporated herein by reference.

†10.1.9	Amendment, effective as of August 1, 2000, between Southern Telecom, Inc., on behalf of itself and as agent for the other parties specified therein, and Interstate FiberNet, Inc., to the Revised and Restated Fiber Optic Facilities and Services Agreement made as of June 9, 1995. Filed as Exhibit 10.1 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 and incorporated herein by reference.

10.2	Interconnection Agreement, dated February 9, 2001, by and between BellSouth Telecommunications, Inc. and ITC^DeltaCom Communications, Inc. d/b/a/ ITC^DeltaCom (Florida). Filed as Exhibit 10.48 to the Annual Report on Form 10-K of ITC^DeltaCom for the year ended December 31, 2000 (the “2000 Form 10-K”) and incorporated herein by reference.

10.3	Interconnection Agreement, dated as of November 20, 2006, by and between BellSouth Telecommunications, Inc. and DeltaCom, Inc. (North Carolina). Filed as Exhibit 10.3 to the Annual Report on Form 10-K of ITC^DeltaCom for the year ended December 31, 2006 and incorporated herein by reference.

10.4	Interconnection Agreement, effective as of July 1, 1999, by and between ITC^DeltaCom Communications, Inc. and BellSouth Telecommunications, Inc. (Alabama). Filed as Exhibit 10.50 to the 2000 Form 10-K and incorporated herein by reference.

10.5	Interconnection Agreement, effective as of August 9, 2004, by and between BellSouth Telecommunications, Inc. and ITC^DeltaCom Communications, Inc. d/b/a ITC^DeltaCom d/b/a Grapevine (Georgia). Filed as Exhibit 10.11 to Quarterly Report on Form 10-Q of ITC^DeltaCom, Inc. for the quarter ended September 30, 2004 and incorporated herein by reference.

†10.6.1	IRU Agreement, dated October 31, 1997, between QWEST Communications Corporation and Business Telecom, Inc. Filed as Exhibit 10.9 to Annual Report on Form 10-K of BTI Telecom Corp. for the year ended December 31, 1997 and incorporated herein by reference.

10.6.2	First Amendment to IRU Agreement, entered into on April 19, 1999, between Qwest Communications Corporation and Business Telecom, Inc. Filed as Exhibit 10.12 to Registration Statement on Form S-1 of BTI Telecom Corp. (File No. 333-83101) and incorporated herein by reference.

†10.6.3	Amendment No. 2 to IRU Agreement, dated as of August 25, 2003, between QWEST Communications Corporation and Business Telecom, Inc. Filed as Exhibit 10.7.3 to the Annual Report on Form 10-K of ITC^DeltaCom, Inc. for the year ended December 31, 2003 and incorporated herein by reference.

10.7	Form of Indemnity Agreement between ITC^DeltaCom, Inc. and certain of its Directors and Officers. Filed as Exhibit 10.93 to Amendment No. 3 to Registration Statement on Form S-1 of ITC^DeltaCom, Inc. (File No. 333-36683) and incorporated herein by reference.

10.8	Description of Non-Employee Director Compensation. Filed as Exhibit 10.19 to the 2009 Form 10-K and incorporated herein by reference.

10.9	ITC^DeltaCom, Inc. Amended and Restated Executive Stock Incentive Plan. Filed as Exhibit 10.19 to the August 6, 2007 Form 8-K and incorporated herein by reference.

Exhibit Number	Exhibit Description

10.10.1	Amended and Restated Governance Agreement, dated as of July 26, 2005, among ITC^DeltaCom, Inc. and the Securityholders of ITC^DeltaCom, Inc. listed on the signature pages thereof. Filed as Exhibit 10.5 to the August 1, 2005 Form 8-K and incorporated herein by reference.

10.10.2	Amendment No. 1 to Amended and Restated Governance Agreement, dated as of July 31, 2007, among ITC^DeltaCom, Inc. and the persons listed under the headings “WCAS Securityholders” and “TCP Securityholders” on the signature pages thereof. Filed as Exhibit 10.16 to the August 6, 2007 Form 8-K and incorporated herein by reference.

10.10.3	Amendment No. 2 to Amended and Restated Governance Agreement, dated as of May 13, 2008, among ITC^DeltaCom, Inc. and the persons listed under the headings “WCAS Securityholders” and “TCP Securityholders” on the signature pages thereof. Filed as Exhibit 10.1 to Quarterly Report on Form 10-Q of ITC^DeltaCom, Inc. for the quarter ended June 30, 2008 (the “June 30, 2008 Form 10-Q”) and incorporated herein by reference.

10.10.4	Amendment No. 3 to Amended and Restated Governance Agreement, dated as of January 1, 2010, among ITC^DeltaCom, Inc. and the persons listed under the headings “WCAS Securityholders” and “TCP Securityholders” on the signature pages thereof. Filed as Exhibit 10.10.4 to the Annual Report on Form 10-K of ITC^DeltaCom, Inc. for the year ended December 31, 2009 (the “2009 Form 10-K”) and incorporated herein by reference.

10.11.1	Registration Rights Agreement, dated as of October 6, 2003, among ITC^DeltaCom, Inc. and the WCAS Securityholders set forth on the signature pages thereof. Filed as Exhibit 10.2 to the Current Report on Form 8-K of ITC^DeltaCom, Inc., filed on October 21, 2003 and incorporated herein by reference.

10.11.2	Amendment No. 2 to Registration Rights Agreement, dated as of July 26, 2005, among ITC^DeltaCom, Inc. and the WCAS Securityholders listed on the signature pages thereof. Filed as Exhibit 10.2 to Quarterly Report on Form 10-Q of ITC^DeltaCom, Inc. for the quarter ended September 30, 2005 and incorporated herein by reference.

10.11.3	Amendment No. 3 to Registration Rights Agreement, dated as of July 31, 2007, among ITC^DeltaCom, Inc. and the persons listed under the heading “WCAS Securityholders” on the signature pages thereof. Filed as Exhibit 10.17 to the August 6, 2007 Form 8-K and incorporated herein by reference.

10.11.4	Amendment No. 4 to Registration Rights Agreement, dated as of May 13, 2008, among ITC^DeltaCom, Inc. and the persons listed under the heading “WCAS Securityholders” on the signature pages thereof. Filed as Exhibit 10.3 to the June 30, 2008 Form 10-Q and incorporated herein by reference.

*10.11.5	Amendment No. 5 to Registration Rights Agreement, dated as of April 9, 2010, among ITC^DeltaCom, Inc. and the persons listed under the heading “WCAS Securityholders” on the signature pages thereof.

10.12.1	Registration Rights Agreement, dated as of July 26, 2005, among ITC^DeltaCom, Inc. and the TCP Securityholders listed on the signature pages thereof. Filed as Exhibit 10.6 to the August 1, 2005 Form 8-K and incorporated herein by reference.

10.12.2	Amendment No. 1 to Registration Rights Agreement, dated as of July 31, 2007, among ITC^DeltaCom, Inc. and the persons listed under the heading “TCP Securityholders” on the signature pages thereof. Filed as Exhibit 10.18 to the August 6, 2007 Form 8-K and incorporated herein by reference.

Exhibit Number	Exhibit Description

10.12.3	Amendment No. 2 to Registration Rights Agreement, dated as of May 13, 2008, among ITC^DeltaCom, Inc. and the persons listed under the heading “TCP Securityholders” on the signature pages thereof. Filed as Exhibit 10.2 to the June 30, 2008 Form 10-Q and incorporated herein by reference.

*10.12.4	Amendment No. 3 to Registration Rights Agreement, dated as of April 9, 2010, among ITC^DeltaCom, Inc. and the persons listed under the heading “TCP Securityholders” on the signature pages thereof.

10.13.1	ITC^DeltaCom, Inc. Amended and Restated Stock Incentive Plan. Filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q of ITC^DeltaCom, Inc. for the quarter ended September 30, 2009 and incorporated herein by reference.

10.13.2	Form of ITC^DeltaCom, Inc. Amended and Restated Stock Incentive Plan Nonqualified Stock Option Agreement. Filed as Exhibit 4.2 to Registration Statement on Form S-8 of ITC^DeltaCom, Inc. (File No. 333-111329) (the “2003 Form S-8”) and incorporated herein by reference.

10.13.3	Form of ITC^DeltaCom, Inc. Amended and Restated Stock Incentive Plan Incentive Stock Option Agreement. Filed as Exhibit 4.3 to the 2003 Form S-8 and incorporated herein by reference.

10.13.4	Form of ITC^DeltaCom, Inc. Amended and Restated Stock Incentive Plan Stock Unit Agreement. Filed as Exhibit 4.4 to the 2003 Form S-8 and incorporated herein by reference.

10.13.5	Form of ITC^DeltaCom, Inc. Amended and Restated Stock Incentive Plan Stock Unit Agreement, as amended. Filed as Exhibit 10.13.5 to the 2007 Form 10-K and incorporated herein by reference.

10.14.1	Employment Agreement, dated as of February 3, 2005, by and between ITC^DeltaCom, Inc. and Randall E. Curran. Filed as Exhibit 10.12 to the Quarterly Report on Form 10-Q of ITC^DeltaCom, Inc. for the quarter ended March 31, 2005 (the “March 31, 2005 Form 10-Q”) and incorporated herein by reference.

10.14.2	Amendment No. 1 to Employment Agreement, dated as of December 20, 2005, by and between ITC^DeltaCom, Inc. and Randall E. Curran. Filed as Exhibit 10.17.2 to the Annual Report on Form 10-K of ITC^DeltaCom, Inc. for the year ended December 31, 2005 (the “2005 Form 10-K”) and incorporated herein by reference.

10.15.1	Employment Agreement, dated as of February 21, 2005, by and between ITC^DeltaCom, Inc. and Richard E. Fish, Jr. Filed as Exhibit 10.13 to the March 31, 2005 Form 10-Q and incorporated herein by reference.

10.15.2	Amendment No. 1 to Employment Agreement, dated as of December 20, 2005, by and between ITC^DeltaCom, Inc. and Richard E. Fish, Jr. Filed as Exhibit 10.18.2 to the 2005 Form 10-K and incorporated herein by reference.

10.16.1	Employment Agreement, dated as of February 28, 2005, by and between ITC^DeltaCom, Inc. and James P. O’Brien. Filed as Exhibit 10.14 to the March 31, 2005 Form 10-Q and incorporated herein by reference.

10.16.2	Amendment No. 1 to Employment Agreement, dated as of December 20, 2005, by and between ITC^DeltaCom, Inc. and James P. O’Brien. Filed as Exhibit 10.19.2 to the 2005 Form 10-K and incorporated herein by reference.

Exhibit Number	Exhibit Description

10.17.1	Form of Common Stock Unit Agreement (as amended and restated) under ITC^DeltaCom, Inc. Amended and Restated Executive Stock Incentive Plan between ITC^DeltaCom, Inc. and each of Randall E. Curran, Richard E. Fish, Jr., and James P. O’Brien. Filed as Exhibit 10.17.1 to the 2007 Form 10-K and incorporated herein by reference.

10.17.2	Form of Common Stock Unit Agreement (Series A Preferred Stock Unit Agreement, as amended) under ITC^DeltaCom, Inc. Amended and Restated Executive Stock Incentive Plan between ITC^DeltaCom, Inc. and each of Randall E. Curran, Richard E. Fish, Jr., and James P. O’Brien. Filed as Exhibit 10.17.2 to the 2007 Form 10-K and incorporated herein by reference.

10.17.3	Form of Common Stock Unit Agreement (Series B Preferred Stock Unit Agreement, as amended) under ITC^DeltaCom, Inc. Amended and Restated Executive Stock Incentive Plan between ITC^DeltaCom, Inc. and each of Randall E. Curran, Richard E. Fish, Jr., and James P. O’Brien. Filed as Exhibit 10.17.3 to the 2007 Form 10-K and incorporated herein by reference.

10.17.4	Form of Common Stock Unit Agreement (Deferred Compensation Agreement, as amended) under ITC^DeltaCom, Inc. Amended and Restated Executive Stock Incentive Plan between ITC^DeltaCom, Inc. and each of Randall E. Curran, Richard E. Fish, Jr., and James P. O’Brien. Filed as Exhibit 10.17.4 to the 2007 Form 10-K and incorporated herein by reference.

10.18	Executive Employment and Retention Agreement, dated as of August 13, 2004, between ITC^DeltaCom, Inc. and J. Thomas Mullis. Filed as Exhibit 10.10.1 to Quarterly Report on Form 10-Q of ITC^DeltaCom, Inc. for the quarter ended September 30, 2004 and incorporated herein by reference.

*12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.

21	Subsidiaries of ITC^DeltaCom, Inc. Filed as Exhibit 21 to the 2007 Form 10-K and incorporated herein by reference.

*23.1	Consent of BDO Seidman LLP, Independent Registered Public Accounting Firm.

**23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

**23.3	Consent of J. Thomas Mullis, Esq. (included in Exhibit 5.2).

**23.4	Consent of Bailey & Dixon, LLP (included in Exhibit 5.3).

*24	Powers of Attorney (included on signature pages filed herewith).

*25	Statement of Eligibility of the Trustee on Form T-1 under the Trust Indenture Act.

**99.1	Form of Letter of Transmittal.

**99.2	Form of Notice of Guaranteed Delivery.

**99.3	Form of Letter to Brokers, Dealers and Other Nominees.

**99.4	Form of Letter to Clients of Brokers, Dealers and Other Nominees.

*	Filed herewith.
**	To be filed by amendment.
†	Confidential treatment has been granted for this exhibit. The copy included as an exhibit omits the information subject to the confidential treatment request. The omitted information has been separately filed with the Securities and Exchange Commission.